   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 2002
                                                 REGISTRATION NO. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                             GREIF BROS. CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                     3412                    31-4388903
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)     Classification Code)     Identification No.)

                            (continued on next page)

                                             Gary R. Martz, Esq.
                                             Senior Vice President,
                                             General Counsel and Secretary
                                             Greif Bros. Corporation
425 Winter Road                              425 Winter Road
Delaware, Ohio 43015                         Delaware, Ohio 43015
(740) 549-6000                               (740) 549-6000
(Address, including zip code,                (Name, address, including zip code,
and telephone number, including              and telephone number, including
area code, of registrant's principal         area code, of agent for service of
executive offices)                           process)

                                   Copies to:
                            Joseph P. Boeckman, Esq.
                              Baker & Hostetler LLP
                        65 East State Street, Suite 2100
                              Columbus, Ohio 43215
               Telephone: (614) 462-4737 Facsimile (614) 462-2616

                                ----------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

                                ----------------

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
                                                                         Proposed         Proposed
                                                                          Maximum         Maximum
                                                          Amount         Offering        Aggregate        Amount of
              Title of Each Class of                      To be          Price Per     Offering Price   Registration
            Securities to be Registered                 Registered       Security           (1)              Fee
-----------------------------------------------------------------------------------------------------------------------
8 7/8% Senior Subordinated Notes due 2012............. $250,000,000        100%         $250,000,000     $23,000.00
-----------------------------------------------------------------------------------------------------------------------
Guarantees of 8 7/8% Senior Subordinated Notes due
2012 (2).............................................. $250,000,000         --               --              (3)
-----------------------------------------------------------------------------------------------------------------------

(1) Represents the maximum principal amount at maturity of 8 7/8% Senior Subordinated Notes due 2012 that may be issued pursuant to the exchange offer described in this registration statement. The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933.
(2) The guarantors are wholly-owned subsidiaries of Greif Bros. Corporation and have guaranteed the notes being registered.
(3) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

(cover page, continued)

                                              ADDITIONAL REGISTRANTS
                                        AMERICAN FLANGE & MANUFACTURING CO., INC.
                                  (Exact name of registrant as specified in its charter)
            DELAWARE                                    3412                                 13-0431355
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)

                                                  BARZON CORPORATION
                                  (Exact name of registrant as specified in its charter)
            DELAWARE                                    3412                                 31-1669482
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)

                                               GREAT LAKES CORRUGATED CORP.
                                  (Exact name of registrant as specified in its charter)
              OHIO                                      2650                                 34-1396481
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)
                                              GREIF BROS. CORP. OF OHIO, INC.
                                  (Exact name of registrant as specified in its charter)
            DELAWARE                                    3412                                 04-3085566
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)

                                               GREIF BROS. SERVICE CORP.
                                  (Exact name of registrant as specified in its charter)
            DELAWARE                                    3412                                 31-1652230
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)

                                                 GREIF CONTAINERS, INC.
                                  (Exact name of registrant as specified in its charter)
            DELAWARE                                    3412                                 36-3268123
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)

                                                 GREIF U.S. HOLDINGS, INC.
                                  (Exact name of registrant as specified in its charter)
            NEVADA                                      3412                                 31-1753837
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)

                                                  SIRCO SYSTEMS, LLC
                                  (Exact name of registrant as specified in its charter)
            DELAWARE                                    3412                                 63-1173694
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)

                                                      SOTERRA LLC
                                  (Exact name of registrant as specified in its charter)
            DELAWARE                                    0811                                 31-1667714
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)

                                                  TAINER TRANSPORT, INC.
                                  (Exact name of registrant as specified in its charter)
            DELAWARE                                    4212                                 31-1298401
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)

                                                       TREND-PAK, INC.
                                  (Exact name of registrant as specified in its charter)
              OHIO                                      2650                                 34-1478745
(State or other jurisdiction of     (Primary Standard Industrial Classification Code)        (I.R.S. Employer Identification No.)
incorporation or organization)

The information in this prospectus is not complete and may be changed. We may not offer these securities for exchange until the prospectus is delivered in final form. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                                    Subject to Completion, dated
                                                              September 26, 2002
PROSPECTUS

                              Offer To Exchange All

                        8 7/8% Senior Subordinated Notes
                                    Due 2012

                                       of

                         Greif Bros. Corporation [Logo]

                    THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM
             NEW YORK CITY TIME, ON _________, 2002, UNLESS EXTENDED

TERMS OF THE EXCHANGE OFFER:

..    We are offering to exchange $250,000,000 aggregate principal amount of registered 8 7/8% Senior Subordinated Notes for all of the original unregistered 8 7/8% Senior Subordinated Notes due 2012 that were originally issued on July 31, 2002.

..    The terms of the exchange notes will be substantially identical to the original notes, except for transfer restrictions and registration rights relating to the original notes.

..    You may withdraw tendered outstanding original notes at any time prior to the expiration of the exchange offer.

..    The exchange of outstanding original notes will not be a taxable exchange for U.S. federal income tax purposes.

..    We will not receive any proceeds from the exchange offer.

..    There is no existing market for the exchange notes to be issued, and we do not intend to apply for their listing on any securities exchange or arrange for them to be quoted on any quotation system.

         See the section entitled "Description of Notes" that begins on page 68 for more information about the notes to be issued in this exchange offer.

         Each broker-dealer that receives exchange notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, we will make this prospectus available to any broker-dealer for use in connection with any such resales. See "Plan of Distribution."

         This investment involves risks. See the section entitled "Risk Factors" that begins on page 14 for a discussion of the risks that you should consider prior to tendering your outstanding original notes in the exchange.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   This prospectus is dated __________, 2002.

                     IMPORTANT TERMS USED IN THIS PROSPECTUS

         Unless the context indicates or otherwise requires, the terms "Greif," "our Company," "we," "us" and "our" as used in this prospectus refer to Greif Bros. Corporation and its consolidated subsidiaries.

                        REFERENCE TO ADDITIONAL MATERIAL

         This prospectus incorporates important business and financial information about Greif that is not included or delivered with this prospectus. Such information is available without charge by written or verbal request to John K. Dieker, Vice President and Corporate Controller, Greif Bros. Corporation, 425 Winter Road, Delaware, Ohio 43015, telephone number (740) 549-6000. If you would like to request copies of these documents, please do so by ___________, 2002, in order to receive them before the expiration of the Exchange Offer.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         We have filed the following documents with the Securities and Exchange Commission (the "SEC") which are incorporated into this prospectus by reference:

         .    Greif's Current Report on Form 8-K dated August 28, 2002.

         . Greif's Quarterly Report on Form 10-Q for the quarter ended July 31, 2002.

         All documents subsequently filed by Greif pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of the offering of the exchange notes offered by this prospectus shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of filing of such document. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You may obtain a copy of our filings with the SEC at no cost, by writing or telephoning us at Greif Bros. Corporation, 425 Winter Road, Delaware, Ohio 43015, telephone number (740) 549-6000.

         When we refer to this prospectus, we mean not only this prospectus but also any documents which are incorporated or deemed to be incorporated in this prospectus by reference. You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is used to offer and sell the exchange notes referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "project," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in forward-looking statements have a reasonable basis, we can give no assurance that these expectations will prove to have been correct. Forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus, including, without limitation, the factors set forth below and in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

     Factors that could cause actual results to differ materially from our expectations include the following:

     . changing trends and demands in the industries in which we compete, including industry over-capacity;

     . general economic and business conditions, including a prolonged or substantial economic downturn;

     .    increases in our leverage;

     .    interest rate increases;

     . political instability in those foreign countries where we manufacture and sell our products;

     .    foreign currency fluctuations and devaluations;

     . our ability to implement our business and growth strategies and to maintain and enhance our competitive strengths;

     .    our ability to obtain financing for general corporate purposes;

     .    intense industry competition;

     .    availability of key personnel;

     . availability and costs of raw materials for the manufacture of our products, particularly steel and resin; and

     . increases in the cost of compliance with laws and regulations, including environmental laws and regulations.

                               PROSPECTUS SUMMARY

      The following summary highlights some of the information from this prospectus and does not contain all the information that is important to you. Before deciding to participate in the exchange offer, you should read the entire prospectus, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes. Some statements in this Prospectus Summary are forward-looking statements. See "Disclosure Regarding Forward-Looking Statements."

                                   The Company

General

      We are a leading global producer of industrial shipping containers with manufacturing facilities located in 41 countries. We offer a comprehensive line of industrial shipping container products, such as steel, fibre and plastic drums, intermediate bulk containers, closure systems for industrial shipping containers, and polycarbonate water bottles, which we complement with a variety of value-added services. Our global presence and full range of products uniquely position this business to offer our customers a single source for their packaging needs and to be responsive to global market changes. We also produce containerboard and value-added corrugated products for niche markets in the United States and Canada. We own timberland in the southeastern United States which we cut and sell to third parties, as well as manage to maximize long-term value. Our customers range from Fortune 500 companies to medium and small-sized companies in a cross section of industries. Our manufacturing facilities are strategically located near many of our customers, reducing transportation costs.

      For the twelve months ended July 31, 2002, we had consolidated net sales of $1.64 billion and Adjusted EBITDA (as defined on page 13) of $202.3 million, including the results of our unrestricted timber subsidiary. During this same period, we generated approximately 39% of our consolidated net sales from markets outside North America. For the twelve months ended July 31, 2002, our Industrial Shipping Containers segment represented 77% of consolidated net sales, our Containerboard & Corrugated Products segment represented 20% of consolidated net sales and our Timber segment represented 3% of consolidated net sales.

Industrial Shipping Containers

      Our acquisition of Van Leer Industrial Packaging in March 2001 transformed us into a global provider with a full range of industrial shipping container products and services. The successful integration of this business allowed us to realize significant synergies by improving operating efficiencies from the consolidation of facilities and personnel, achieving economies of scale in purchasing, sales and marketing efforts, and enhancing manufacturing flexibility.

      Based on our internal estimates, we believe that we have the following market positions for our industrial shipping container products:

                                                          Market Position
                                                          ---------------
           Product                                   United States      Global
           -------                                   -------------      ------
           Steel drums ...........................        #1              #1
           Fibre drums ...........................        #1              #1
           Closure systems .......................        #1              #1
           Plastic drums .........................        #2              #3
           Intermediate bulk containers ..........        #3              #4

      We seek to provide complete packaging solutions to our customers by offering a comprehensive range of products and services on a global basis. Our full range of shipping container products and numerous manufacturing facilities uniquely position us to offer our customers a single source for their packaging needs, respond to global market changes, and capitalize on faster growing markets such as Eastern Europe and Asia. With increasing customer demand for container life-cycle management, we also offer packaging services that include cleaning, recycling, disposal, trip leasing, filling, warehousing, outgoing logistics, onsite packaging and vendor management. We sell our products globally to customers in industries such as chemicals, paints and pigments, food and beverage, petroleum, industrial coatings, agricultural, pharmaceutical and mineral, among others.

     Our Industrial Shipping Containers segment generated net sales of $1,268.9 million and EBITDA of $123.3 million for the twelve months ended July 31, 2002.

Containerboard & Corrugated Products

     We concentrate on providing value-added, higher-margin corrugated products to niche markets complemented by a comprehensive range of packaging services, in comparison to many large paper companies which focus on high-volume, commodity production. We are also a regional producer of containerboard and corrugated sheets. Our highly integrated operations help stabilize the results of this business. In fiscal 2001, our corrugated sheet, multiwall and fibre drum operations, including our CorrChoice, Inc. joint venture, consumed an amount of containerboard equal to approximately 70% of the containerboard tons produced by our two mills. We believe the cost positions of our containerboard mills are among the lowest in North America.

     We sell our containerboard, corrugated sheets and other corrugated products and multiwall bags to customers in North America in the packaging, automotive, food, and building products industries, among others. We also have an approximate 63% ownership interest in CorrChoice, Inc., an unconsolidated joint venture which manufactures corrugated sheets. Our corrugated container products are used to ship such diverse products as home appliances, small machinery, grocery products, building products, automotive components and books and furniture. Our industrial and consumer multiwall bags are used to ship a wide range of industrial and consumer products primarily for the agricultural, chemical, building products and food industries.

     Our Containerboard & Corrugated Products segment generated net sales of $333.9 million and EBITDA of $53.3 million for the twelve months ended July 31, 2002.

Timber

     As of July 31, 2002, we owned approximately 272,500 acres of timberland in the southeastern United States. We manage our timber properties to generate maximum revenue and earnings for the long term. We focus on optimizing our annual yields by maintaining consistent cutting schedules and enhancing future growth through intensive management and regeneration. Because we believe pine timberland will provide the best long-term sustainable yields, in recent years we have entered into transactions to sell substantially all of our hardwood timberlands and subsequently acquire pine timberlands.

     Our Timber segment generated net sales of $39.3 million and EBITDA of $44.2 million for the twelve months ended July 31, 2002. EBITDA, but not net sales, included a $10.1 million gain on timberland sales which occurred during that period. Soterra LLC, our subsidiary that owns and operates our timber business in the United States ("Soterra"), is an unrestricted subsidiary under the indenture governing the notes. See "Risk Factors--The subsidiary that conducts our timber operations in the United States is an unrestricted subsidiary" and "Description of Notes."

Competitive Strengths

     Leading Market Position. We are a leading global producer of a comprehensive line of industrial shipping container products. Based on our internal estimates, we believe that we are the largest global and United States producer of steel drums, fibre drums, and closure systems, and we hold leading global and United States market positions in the production of plastic drums and intermediate bulk containers.

     Global Presence. We have facilities in 41 countries and generated approximately 39% of our consolidated net sales from markets outside North America for the twelve months ended July 31, 2002. Our global presence provides us with access to faster growing foreign markets; insulates us from economic downturns in any one country or region; enables us to respond to our customers' changing needs; offers us the flexibility to shift resources in response to changes in global or regional conditions; and allows us to effectively service multinational customers. Our size and global reach enable us to realize economies of scale and cost savings by consolidating our purchasing, sales and marketing efforts.

     Comprehensive Portfolio of Product Lines. We offer a comprehensive portfolio of product lines in our industrial shipping container segment, which enables us to offer our customers a single source for their packaging needs and to be responsive to global market changes. We have also developed numerous specialty products and applications for our corrugated products customers. Our ability to tailor our products and services to our customers' needs allows us to develop strong, long-term customer relationships and enhances profitability.

     Diverse and Multinational Customer Base. We have developed longstanding relationships with prominent customers such as BASF Corporation, Bayer Corporation, BP p.l.c., The Dow Chemical Company, Exxon Mobil Corporation, Imperial Chemical Industries PLC, International Paper Company, Kraft Foods Inc., PPG Industries, Inc., Temple-Inland Inc., Total Fina Elf S.A. and Weyerhaeuser Company. These large multinational corporations represent a range of industries, which we believe creates a strong, stable revenue source for our products and services. Moreover, we do not depend upon any one particular customer, as our ten largest customers accounted for less than 20% of our net sales in fiscal 2001.

     Significant Operating Leverage. We believe our existing facilities have sufficient capacity to meet future growth in market demand for our products without significant capital expenditures. We believe we are positioned to profitably capitalize on an increase in demand which would result from an economic recovery.

     Experienced Management Team. We have an experienced management team that has managed our operations during various industry cycles. This experience facilitated the acquisition of Van Leer Industrial Packaging and other recent acquisitions and joint ventures and their successful integration into our existing operations.

Business Strategy

     We plan to build on our strengths by continuing to develop products and services that represent comprehensive packaging solutions for our customers. In addition, we intend to enhance our profitability by continuing to rationalize our operations, capitalize on our global resources and focus on high-margin products and services, as well as making targeted acquisitions when the opportunity is presented.

     Our business segment strategies are as follows:


     Industrial Shipping Containers

          .    Further extend our product and service offerings

          . Leverage our full product line and global resources to serve our multinational customers

          .    Strategically implement packaging solutions

          .    Optimize manufacturing operations


      Containerboard & Corrugated Products

          . Continue to provide distinctive, value-added corrugated packaging and services

          .    Extend product expertise into specialty product offerings

          . Expand sales in multiwall bag business in targeted industry segments

          . Maintain cost-effectiveness and reliability of our containerboard mills and corrugated operations


      Timber

          .    Maintain long-term focus on pine timberland

          .    Grow future value through intensive management and regeneration

          . Increase timberland holdings by selling timberland with a higher and better use, or limited management potential, and reinvesting the sale proceeds to acquire additional timberland with a lower cost per acre

Recent Events

     On August 23, 2002, we amended and restated our senior credit facility. As amended, the senior credit facility consists of a $250.0 million revolving multicurrency credit facility (the prior revolving credit facility was $150.0 million) maturing in February 2006, and a $300.0 million term loan maturing in August 2009.

Additional Information About Our Company

     Greif Bros. Corporation is a Delaware corporation. Our principal executive offices are located at 425 Winter Road, Delaware, Ohio 43015. The telephone number of our executive offices is (740) 549-6000.


The Exchange Offer

The Initial Offering of Notes ....... On July 31, 2002, we issued in a private placement 8 7/8% Senior Subordinated Notes due 2012 (the "original notes") to the initial purchasers. The initial purchasers subsequently resold the original notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") and to persons outside the United States under Regulation S.

Registration Rights Agreement ....... Contemporaneously with the initial sale of the original notes, we entered into a
                                      registration rights agreement with the
                                      initial purchasers in which we agreed,
                                      among other things, to file a registration statement with the SEC and to complete an exchange offer as promptly as possible. This exchange offer is intended to satisfy those rights set forth in the registration rights agreement. After the exchange offer is complete, you will not have any further rights under the registration rights agreement, including the right to require us to register any outstanding notes that you do not exchange or to pay you liquidated damages.

The Exchange Offer .................. We are offering to exchange the $250.0 million aggregate principal amount of 8
                                      7/8% Senior Subordinated Notes due 2012
                                      (the "exchange notes"), which have been
                                      registered under the Securities Act, for the same aggregate principal amount of the original notes.

                                      The terms of the exchange notes are
                                      identical in all material respects to the terms of the original notes for which they are being exchanged.

                                      The original notes may be tendered only in $1,000 increments. We will exchange the applicable exchange notes for all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

                                      The new registered exchange notes will
                                      evidence the same debt as the old original notes and will be issued under and entitled to the benefits of the same indenture that governs the old original notes. Holders of the original notes do not have any appraisal or dissenter rights in connection with the exchange offer. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and holders of original notes will have no registration rights.

If You Fail to Exchange Your
   Outstanding Notes ................ If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer provided in the outstanding original notes and indenture governing those notes. In general, you may not offer or sell your outstanding notes unless they are registered under the federal securities laws or are sold in a transaction exempt from or not subject to the registration requirements of the federal securities laws and applicable state securities laws.


Procedures for Tendering Notes ...... If you wish to tender your outstanding notes for exchange notes, you must:

                                      .   complete and sign the enclosed letter
                                          of transmittal by following the
                                          related instructions, and

                                      .   send the letter of transmittal, as
                                          directed in the instructions, together
                                          with any other required documents, to
                                          the exchange agent either (1) with the
                                          outstanding notes to be tendered, or
                                          (2) in compliance with the specified
                                          procedures for guaranteed delivery of
                                          the outstanding notes.

                                      Brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.

                                      Please do not send your letter of
                                      transmittal or certificates representing your outstanding notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See "The Exchange Offer - Exchange Agent."

Resale of the Exchange Notes ........ Except as provided below, we believe that the exchange notes may be offered for
                                      resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                      .   the exchange notes are being acquired
                                          in the ordinary course of business,

                                      .   you are not participating, do not
                                          intend to participate, and have no
                                          arrangement or understanding with any
                                          person to participate in the
                                          distribution of the exchange notes
                                          issued to you in the exchange offer,

                                      .   you are not an affiliate of ours,

                                      .   you are not a broker-dealer tendering
                                          outstanding notes acquired directly
                                          from us for your account, and

                                      .   you are not prohibited by law or any
                                          policy of the SEC from participating
                                          in the exchange offer.

                                      Our belief is based on interpretations by the Staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us. The Staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the Staff would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied (or if our belief is not accurate) and you transfer any exchange notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

                                      Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Record Date ......................... We mailed this prospectus and the related offer documents to the registered holders of the original notes on ___________, 2002.

Expiration Date ..................... The exchange offer will expire at 5:00
                                      p.m., New York City time, on

                                      _________________, 2002, unless we decide
                                      to extend the expiration date; provided, however, that the latest time and date to which the exchange offer may be extended is at 5:00 p.m., New York City time, on ________, 2002.

Conditions to the Exchange Offer .... The exchange offer is subject to customary conditions, including that the exchange
                                      offer not violate applicable law or any
                                      applicable interpretation of the staff of the SEC. This exchange offer is not conditioned upon any minimum principal amount of the outstanding notes being tendered.

Exchange Agent ...................... J.P. Morgan Trust Company, National
                                      Association, is serving as exchange agent for the exchange offer.

Special Procedures for Beneficial
   Owners ........................... If your outstanding notes are registered in the name of a broker, dealer,
                                      commercial bank, trust company or other
                                      nominee, we urge you to contact that
                                      person promptly if you wish to tender your outstanding notes pursuant to this exchange offer. See "The Exchange Offer - Procedures for Tendering."

Withdrawal Rights ................... You may withdraw the tender of your outstanding notes at any time before the expiration date of the exchange offer by delivering a written notice of your withdrawal to the exchange agent. You must follow the withdrawal procedures as described under the heading "The Exchange Offer - Withdrawal of Tenders."

Federal Income Tax Considerations ... The exchange of outstanding notes for the exchange notes in the exchange offer
                                      should not be a taxable event for U.S.
                                      federal income tax purposes.

Use of Proceeds ..................... We will not receive any proceeds from the issuance of the exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

The Exchange Notes

         The form and terms of the exchange notes are the same as the form and terms of the original notes for which they are being exchanged, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not have the benefit of the registration rights and liquidated damage provisions contained in the original notes. The exchange notes represent the same debt as the original notes for which they are being exchanged. Both the original notes and the exchange notes are governed by the same indenture. We use the term "notes" in this prospectus to collectively refer to the original notes and the exchange notes.

Issuer .............................. Greif Bros. Corporation

Notes Offered ....................... $250.0 million aggregate principal amount of 8 7/8% Senior Subordinated Notes due
                                      2012.

Maturity ............................ August 1, 2012.

Interest Payment Dates .............. February 1 and August 1 of each year, beginning on February 1, 2003.

Ranking ............................. The notes will be:

                                      .   our senior subordinated, unsecured
                                          obligations;

                                      .   subordinate in right of payment to all
                                          of our existing and future senior
                                          debt;

                                      .   pari passu in right of payment with
                                          all of our existing and future senior
                                          subordinated debt; and

                                      .   senior in right of payment to all of
                                          our future subordinated obligations.

                                      As of July 31, 2002, after giving effect to the amended and restated senior credit facility, the notes would have been subordinated to $403.5 million of senior debt and the related guarantees of the senior subordinated guarantors would have been subordinated to the same amount of senior debt. In addition, $129.5 million of additional senior debt would have been available for borrowing under our amended and restated senior credit facility. The indenture governing the notes and our senior credit facility also permit us, subject to specified limitations, to incur additional debt, some or all of which may be senior debt.

Guarantees .......................... The notes will be fully guaranteed on a senior subordinated, unsecured basis,
                                      jointly and severally, by all of our
                                      domestic subsidiaries. The guarantees will be:

                                      .   subordinate in right of payment to all
                                          of the existing and future senior debt
                                          of the guarantors;

                                      .   pari passu in right of payment with
                                          all of the existing and future senior
                                          subordinated debt of the guarantors;
                                          and

                                      .   senior in right of payment to all of
                                          the existing and future subordinated
                                          obligations of the guarantors.

                                      While Soterra, the subsidiary that owns
                                      and operates our timber business in the
                                      United States, will guarantee the notes, it is an unrestricted subsidiary under the indenture governing the notes. See "Risk Factors--The subsidiary that conducts our timber operations in the United States is an unrestricted subsidiary."

Optional Redemption ................. Prior to August 1, 2007, we may redeem all or part of the notes by paying a
                                      "make-whole" premium based on U.S.
                                      Treasury rates as specified in this
                                      prospectus under "Description of the
                                      Notes--Optional Redemption."

                                      At any time on or after August 1, 2007, we may redeem all or a part of the notes at the redemption prices specified in this prospectus under "Description of the Notes--Optional Redemption."

                                      At any time prior to August 1, 2005, we
                                      may redeem up to 35% of the notes with the net proceeds of certain equity offerings, at a price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that at least 65% of the aggregate principal amount of the notes remains outstanding after the redemption.

Certain Covenants ................... We will issue the notes under an indenture among us, the guarantors and J.P. Morgan
                                      Trust Company, National Association, as
                                      trustee. The indenture will include
                                      covenants that limit our ability and the ability of our restricted subsidiaries to:


                                      .   incur additional indebtedness;

                                      .   pay dividends or make other restricted
                                          payments;

                                      .   create or permit certain liens;

                                      .   sell assets;

                                      .   create or permit restrictions on the
                                          ability of our restricted subsidiaries
                                          to pay dividends or make other
                                          distributions to us;

                                      .   engage in transactions with
                                          affiliates;

                                      .   incur layered indebtedness; and

                                      .   consolidate or merge with or into
                                          other companies or sell all or
                                          substantially all of our assets.

                                      Soterra is an unrestricted subsidiary
                                      under the indenture governing the notes
                                      and, therefore, will not be subject to the foregoing restrictions. See "Risk Factors--The subsidiary that conducts our timber operations in the United States is an unrestricted subsidiary."

                                      The covenants in the indenture are subject to a number of important exceptions and qualifications.

Change of Control ................... Following a change of control, we will be required to make an offer to purchase all of the notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest to the date of the repurchase. However, our ability to repurchase your notes upon a change in control may be limited by the terms of our senior credit facility.

                 Summary Historical Consolidated Financial Data

     The following table sets forth summary consolidated financial data and should be read in conjunction with our consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained elsewhere in this prospectus. The results of the operations of Van Leer Industrial Packaging are included in our consolidated financial statements from the date it was acquired by us on March 2, 2001 and thereby are included in the consolidated financial statements for five of the nine months ended July 31, 2001, for eight months of the fiscal year ended October 31, 2001, for the entire period of the nine months ended July 31, 2002, and for the entire period of the twelve months ended July 31, 2002, but are not otherwise included in the consolidated financial statements for any other period.

                                                                                  Pro forma                            As of and
                                                                                 as adjusted                           for the 12
                                                                                  for the       As of and for the        months
                                                   As of and for the years       year ended     nine months ended      ended July
                                                       Ended October 31,         October 31,         July 31,              31,
                                                       -----------------                             --------
                                                   1999      2000      2001        2001(1)        2001       2002        2002
                                                   ----      ----      ----        -------        ----       ----        ----
                                                                         (U.S. Dollars in millions)
Statement of Operations Data:
Net sales.......................................  $853.4    $964.0   $1,456.0      $1,746.3     $1,011.2   $1,197.3     $1,642.1
Gain on sale of timberland......................     4.6       9.2       79.7          79.7         78.7        9.7         10.7
Other income, net (2)...........................    10.4       4.9        6.3           4.6          4.3        4.7          6.7
                                                  ------    ------   --------      --------     --------   --------     --------
                                                   868.4     978.1    1,542.0       1,830.6      1,094.2    1,211.7      1,659.5
                                                  ------    ------   --------      --------     --------   --------     --------
Cost of products sold...........................   675.1     737.5    1,152.6       1,399.7        802.7      957.5      1,307.4
Selling, general and administrative expenses....   113.0     128.3      204.7         255.4        141.7      187.8        250.8
Restructuring charge (3)........................      --        --       11.5          11.5         11.5         --           --
Debt extinguishment charge......................      --        --         --            --           --        4.4          4.4
Interest expense, net...........................    13.0      11.8       45.2          61.7         29.3       40.9         56.8
                                                  ------    ------   --------      --------     --------   --------     --------
                                                   801.1     877.6    1,414.0       1,728.3        985.2    1,190.6      1,619.4
                                                  ------    ------   --------      --------     --------   --------     --------
Income before income taxes, minority interest
  in income of consolidated subsidiaries and
  equity in earnings of affiliates..............    67.3     100.5      128.0         102.3        109.0       21.1         40.1
Income taxes....................................    26.7      38.0       48.5          38.8         41.3        7.6         14.8
                                                  ------    ------   --------      --------     --------   --------     --------
Income before minority interest in income of
  consolidated subsidiaries and equity in
  earnings of affiliates........................    40.6      62.5       79.5          63.5         67.7       13.5         25.3
Minority interest in income of consolidated
  subsidiaries..................................      --        --       (0.6)         (0.6)        (0.4)      (0.6)        (0.8)
Equity in earnings of affiliates................    10.8      13.3        9.9           9.9          7.1        5.8          8.6
                                                  ------    ------   --------      --------     --------   --------     --------
Net income......................................  $ 51.4    $ 75.8   $   88.8      $   72.8     $   74.4   $   18.7     $   33.1
                                                  ======    ======   ========      ========     ========   ========     ========
Selected Financial Data:
EBITDA (4)(5)...................................  $122.7    $157.5   $  254.9      $  261.0     $  195.2   $  142.2     $  201.9
Adjusted EBITDA (6).............................  $118.1    $148.3   $  192.6      $  198.7     $  130.0   $  139.7     $  202.3
Capital expenditures............................  $ 49.3    $ 78.8   $   42.7      $   55.0     $   35.8   $   29.9     $   36.8
Ratio of Adjusted EBITDA to interest expense,
  net...........................................     9.1x     12.6x       4.3x          3.2x          --         --          3.6x
Ratio of net debt to Adjusted EBITDA............     2.1x      1.5x       3.6x          3.4x          --         --          3.2x
Ratio of earnings to fixed charges..............     6.0x      8.0x       3.7x          2.6x         4.6x       1.6x         1.7x

Balance Sheet Data (at end of period):
Cash and cash equivalents.......................  $  8.9    $ 13.4   $   29.7      $   29.7     $   56.3   $   21.2     $   21.2
Working capital.................................   145.3     148.2      210.7         210.7        233.6      193.8        193.8
Total assets....................................   911.0     939.3    1,771.2       1,771.2      1,777.4    1,726.2      1,726.2
Total debt......................................   258.0     235.0      714.0         714.0        738.5      672.9        672.9
Total stockholders' equity......................   488.0     542.5      586.3         586.3        599.9      582.2        582.2

------------
(1) Assumes that the Van Leer Industrial Packaging acquisition had occurred on November 1, 2000. The pro forma information, as presented above, is not necessarily indicative of the results which would have been obtained had the transaction occurred on November 1, 2000, nor are they necessarily indicative of our future results. See "Unaudited Pro Forma Condensed Combined Financial Data" contained elsewhere in this prospectus.
(2) Other income, net, primarily includes gain (loss) on sale of facilities, foreign exchange gain (loss) and rental income.
(3) In the second quarter of 2001, we recorded a restructuring charge related to the consolidation of certain duplicate facilities caused by the Van Leer Industrial Packaging acquisition and to improve operating efficiencies and capabilities. In addition, certain redundant administrative functions were eliminated.
(4) EBITDA is defined as earnings before interest, income taxes, depreciation, depletion, amortization, minority interest in income of consolidated subsidiaries, equity in earnings of affiliates and debt extinguishment charge. EBITDA is included in this table because it is a basis on which we assess our financial performance and debt service capabilities. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by accounting principles generally accepted in the United States or as a measure of our company's profitability or liquidity. While EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. For information regarding EBITDA by business segment, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."
(5) Excluding the operations of Soterra, which is an unrestricted subsidiary under the indenture governing the notes, EBITDA would have been $157.5 million for the twelve months ended July 31, 2002. See "Risk Factors--The subsidiary that conducts our timber operations in the United States is an unrestricted subsidiary."
(6) Adjusted EBITDA excludes gain on sale of timberland, restructuring charges, and additional non-recurring costs related to the relocation of machinery, employees and other reorganization costs associated with the integration of the Van Leer Industrial Packaging acquisition, as follows:

                                                                                     Pro forma as                      As of and
                                                                                     adjusted for    As of and for    for the 12
                                                                                         the        the nine months     months
                                                         As of and for the years      year ended         ended           ended
                                                             ended October 31,        October 31,       July 31,        July 3
                                                       1999        2000        2001      2001       2001        2002      2002
                                                       ----        ----        ----      ----       ----        ----      ----
                                                                              (U.S. Dollars in millions)
   EBITDA ..........................................  $122.7      $157.5      $254.9    $261.0     $195.2      $142.2    $201.9
   Gain on sale of timberland ......................    (4.6)       (9.2)      (79.7)    (79.7)     (78.7)       (9.7)    (10.7)
   Restructuring charge ............................      --          --        11.5      11.5       11.5          --        --
   Other non-recurring costs .......................      --          --         5.9       5.9        2.0         7.2      11.1
                                                      ------      ------      ------    ------     ------      ------    ------
   Adjusted EBITDA .................................  $118.1      $148.3      $192.6    $198.7     $130.0      $139.7    $202.3
                                                      ======      ======      ======    ======     ======      ======    ======

     Excluding the operations of Soterra, which is an unrestricted subsidiary under the indenture governing the notes, Adjusted EBITDA would have been $168.0 million for the twelve months ended July 31, 2002.

                                  RISK FACTORS

     Prospective participants in the exchange offer should carefully consider all of the information contained in this prospectus, including the risks and uncertainties described below. The risk factors set forth below (with the exception of the first risk factor) are generally applicable to the original notes as well as the exchange notes.

Risk Factors Associated with the Exchange Offer

If you fail to follow the exchange offer procedures, your notes will not be accepted for exchange.

     We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after timely receipt of your original notes, properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your notes, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept your outstanding notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you fail to exchange your original notes for exchange notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them.

     We did not register the original notes, nor do we intend to do so following the exchange offer. Original notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. As a result, if you hold original notes after the exchange offer, you may not be able to sell them. To the extent any original notes are tendered and accepted in the exchange offer, the trading market, if any, for the original notes that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.

Because there is no public market for the exchange notes, you may not be able to resell them.

     The exchange notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any trading market that may develop; the ability of holders to sell their exchange notes; or the price at which the holders will be able to sell their exchange notes.

     We understand that certain of the initial purchasers presently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market-making activity with respect to the exchange notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934 and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active market will exist for the exchange notes or that any trading market that does develop will be liquid.

Risk Factors Related to Investment in the Exchange Notes

Our substantial debt could adversely affect our financial condition and prevent us from fulfilling our obligations under the exchange notes. This debt could also adversely affect our operating flexibility and put us at a competitive disadvantage.

     We have a substantial amount of debt. As of July 31, 2002, on a pro forma basis, after giving effect to the amended and restated senior credit facility, we would have had approximately $676.9 million of indebtedness.

     Our substantial level of debt could have important consequences to you. These consequences may include:

     . making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

     . making it more difficult for us to obtain additional financing for working capital, capital expenditures, strategic acquisitions or other general corporate purposes;

     . requiring a substantial portion of our cash flow to be dedicated to debt service payments instead of other purposes;

     . increasing our vulnerability to general adverse economic and industry conditions;

     . limiting our financial flexibility in planning for and reacting to changes in the industries in which we compete;

     .    placing us at a disadvantage compared to less leveraged competitors;

     . exposing us to interest rate fluctuations because the interest on the debt under our amended and restated senior credit facility will be at variable rates; and

     . having a material adverse affect on us if we fail to comply with the covenants in the indenture governing the notes or in the instruments governing our other debt.

We may not be able to generate a sufficient amount of cash flow to meet our debt service obligations, including the notes.

     Our ability to make scheduled payments or to refinance our obligations with respect to the notes and our other debt will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and may be forced to reduce or delay scheduled expansions and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient for payment of our debt in the future. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt service and other obligations, we cannot assure you as to the terms of any such transaction or how quickly any such transaction could be completed.

     If we cannot make scheduled payments on our debt, we will be in default and, as a result:

     . our debt holders could declare all outstanding principal and interest to be due and payable;

     . our senior secured debt lenders could terminate their commitments and commence foreclosure proceedings against our assets; and

     .    we could be forced into bankruptcy or liquidation.


     If our operating performance declines in the future, we may need to obtain waivers from the required lenders under our senior credit facility to avoid being in default. If we breach our covenants under the senior credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the senior credit facility and the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of Senior Credit Facility" and "Description of Notes."

Our operations are substantially restricted by the terms of our debt, which could adversely affect us and increase your credit risk.

     The indenture governing the notes and our senior credit facility include a number of significant restrictive covenants. These covenants restrict, among other things, our ability to:

     .    incur additional indebtedness;
     .    pay dividends or make other restricted payments;
     .    create or permit certain liens;
     .    sell assets;
     . create or permit restrictions on the ability of our restricted subsidiaries to pay dividends or make other distributions to us;
     .    engage in transactions with affiliates;
     .    incur layered indebtedness; and
     . consolidate or merge with or into other companies or sell all or substantially all of our assets.

     As a result, these covenants could limit our ability to plan for or react to market conditions or to meet our capital needs.

     In addition, our senior credit facility requires us to maintain certain financial ratios and meet other financial tests. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in lenders not being required to advance any more funds to us, as well as our being required to repay the borrowings under our senior credit facility before their due date. If we were unable to make this repayment or otherwise refinance these borrowings, the lenders under our senior credit facility could foreclose on our assets. If we were able to refinance these borrowings on less favorable terms, our results of operations and financial condition could be adversely affected by increased costs and rates.

Despite our debt levels, we may incur additional debt.

     Despite the restrictions and limitations described above, we may be able to incur significant additional indebtedness. Our amended and restated senior credit facility and the indenture governing the notes permit additional borrowings under certain circumstances. See "Description of Senior Credit Facility" and "Description of Notes." As of July 31, 2002, on a pro forma basis, after giving effect to the amended and restated senior credit facility, we would have had approximately $129.5 million of additional borrowings available to us under the senior credit facility, subject to compliance with our financial and other covenants under the terms of our loan agreements.

The notes and guarantees will rank behind all of our and our guarantors' existing and future senior indebtedness. There may not be sufficient assets to make full payment on the notes after all senior indebtedness is paid.

     The notes and the guarantees will be subordinated to the prior payment in full of our and the guarantors' existing and future senior indebtedness and equal in right of payment of all other existing and future senior subordinated indebtedness. As of July 31, 2002, on a pro forma basis, after giving effect to the amended and restated senior credit facility, we would have had $403.5 million of senior indebtedness and the guarantors would have had the same amount of senior indebtedness. All of the senior indebtedness of the guarantors will consist of their respective guarantees of senior indebtedness under the senior credit facility. Our and the guarantors' obligations under the notes are unsecured, while our and the guarantors' obligations under the senior credit facility are secured. Because of the subordination provisions of the notes, in the event of bankruptcy, liquidation or dissolution of our company or any guarantor, our assets or the assets of the guarantors would be available to pay obligations under the notes only after all payments have been made on our or the guarantor's senior indebtedness. We cannot assure you that sufficient assets will remain after all such payments have been made to make any payments on the notes. In addition, certain events of default under our senior indebtedness would prohibit us from making any payments on the notes, including payments of interest when due. The term "senior debt" is defined in the "Description of Notes-- Certain Definitions" section of this prospectus.

The subsidiary that conducts our timber operations in the United States is an unrestricted subsidiary.

     Soterra, the subsidiary that owns and manages our timber operations in the United States, is an unrestricted subsidiary under the indenture governing the notes. For the twelve months ended July 31, 2002, Soterra generated net sales of $39.3 million and EBITDA of $44.2 million (EBITDA, but not net sales, included a $10.1 million gain on timberland sales which occurred during that period).

     As an unrestricted subsidiary, Soterra will not be subject to the restrictive covenants in the indenture governing the notes and at any time will have the ability to, among other things, dispose of its assets or incur additional indebtedness, including secured and layered indebtedness. In the event that Soterra takes any of these actions, the holders of Soterra's indebtedness or liens will be entitled to payment on their claims from the assets of Soterra before any of those assets are made available to us, and we cannot assure you that any assets of Soterra will be available to us. We will also have the ability to dispose of our ownership interest in Soterra, including by way of dividends or distributions to our stockholders whereupon Soterra's guarantee of the notes would be released, and we cannot assure you that there will be any proceeds from a disposition of our ownership interest in Soterra.

Not all of our subsidiaries will guarantee the notes, and assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

     None of our foreign subsidiaries will guarantee the notes. These entities generate a significant portion of our consolidated revenues and cashflow. In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors will generally be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the notes will be effectively subordinated to all of the liabilities of our non-guarantor subsidiaries. If we enter into an asset securitization transaction in the future, the securitization subsidiary used in the transaction will not be a guarantor of the notes.

     For information concerning the assets and results of operations of guarantor and non-guarantor subsidiaries, see Note 16 of the Notes to the Consolidated Financial Statements for the Years Ended October 31, 2001, 2000 and 1999 and Note 14 of the Notes to the Consolidated Interim Financial Statements for the Nine Months Ended July 31, 2002 and 2001 included elsewhere in the prospectus.

Our ability to meet our obligations under our indebtedness depends on the earnings and cash flows of our subsidiaries and the ability of our subsidiaries to pay dividends or advance or repay funds to us.

     We conduct a significant portion of our operations through our subsidiaries. Consequently, our ability to service our debt and pay dividends is dependent, in part, upon the earnings from the businesses conducted by our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to us, whether by dividends, loans, advances or other payments. Additionally, some of our subsidiaries are not wholly-owned by us, and thus, may not be subject to our control. The ability of our subsidiaries to pay dividends and make other payments to us depends on their earnings, capital requirements and general financial conditions and is restricted by, among other things, applicable corporate and other laws and regulations as well as, in the future, agreements to which our subsidiaries may be a party.

A court may void the guarantees of the notes or subordinate the guarantees to other obligations of our subsidiary guarantors.

     Although standards may vary depending upon the applicable law, generally under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void all or a portion of the guarantees of the notes or subordinate the guarantees to other obligations of our subsidiary guarantors. If the claims of the holders of the notes against any guarantor were held to be subordinated in favor of other creditors of that guarantor, the other creditors would be entitled to be paid in full before any payment could be made on the notes. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of the notes.

We may not have sufficient funds or be permitted by our senior credit facility to purchase notes upon a change of control.

     Upon a change of control, we will be required to make an offer to purchase all outstanding notes. However, we cannot assure you that we will have or will be able to borrow sufficient funds at the time of any change of control to make any required repurchases of notes, or that restrictions in our senior credit facility or other senior secured indebtedness we may incur in the future would permit us to make the required repurchases. For the foreseeable future, the covenants in our amended and restated senior credit facility will not permit us to make the required repurchases.

Risk Factors Related to Our Business

     Our business is sensitive to general economic conditions. The cyclicality of our customers' industries could negatively impact our sales volume and revenues and our ability to respond to competition or take advantage of business opportunities.

     Our revenues are derived from many customers in industries and businesses that are cyclical in nature and subject to changes in general economic conditions, which can cause our operating results to reflect this general cyclical pattern. In addition, because we conduct our operations in a variety of markets, we are subject to economic conditions in each of these markets. Accordingly, general economic downturns or localized downturns in markets where we have operations could have a material adverse effect on us and our business, results of operations and financial condition.

     The majority of our products are commodities. Some of the industries in which we compete have had substantial overcapacity for several years. In addition, the industries in which we compete are capital intensive, which leads to high fixed costs and generally results in continued production as long as prices are sufficient to cover marginal costs. Historically, these conditions have contributed to substantial price competition and volatility in our industries. In the event of a recession, demand and prices are likely to drop substantially. Increased production by our competitors will also depress prices for our products.

     Our sales and profitability have historically been more sensitive to price changes than changes in volume. Future decreases in prices for our products would adversely affect our operating results. These factors, coupled with our highly leveraged financial position, may adversely impact our ability to respond to competition and to other market conditions or to otherwise take advantage of business opportunities.

Our industries are highly competitive and price fluctuations could diminish our sales volume and revenues.

     The industrial shipping containers and containerboard and corrugated products industries are highly competitive. Our competitors include large, vertically integrated industrial shipping containers and containerboard and corrugated products companies and numerous smaller companies. Because the majority of our products are commodities, the industries in which we compete are particularly sensitive to price fluctuations, as well as other factors including innovation, design, quality and service, with varying emphasis on these factors depending on the product line. To the extent that one or more of our competitors become more successful with respect to any key competitive factor, we could lose customers and our sales could decline. In addition, due to the tendency of certain customers to diversify their suppliers, we could be unable to increase or maintain sales volumes with particular customers.

     Many of our competitors are less leveraged and have financial and other resources greater than ours and are able to better withstand adverse business cycles. If our facilities and processes are not as cost effective as those of our competitors, we may need to temporarily or permanently close such facilities and suffer a consequent reduction in our revenues.

The continuing consolidation of our customer base for our containerboard and corrugated products may intensify pricing pressures and have a material adverse effect on operations.

     Over the last few years, many of our large customers for our containerboard and corrugated products have acquired companies with similar or complementary product lines. This consolidation has increased the concentration of this segment of our business with our largest customers. In many cases, this consolidation has been accompanied by pressure from customers for lower prices, reflecting the increase in the total volume of product purchased or the elimination of a price differential between the acquiring customer and the company acquired. Increased pricing pressures from our customers may have a material adverse effect on our profitability and results of operations.

Our foreign operations are subject to currency exchange, political, investment and other risks that could hinder us from making our debt service payments, increase our operating costs and adversely affect our results of operations.

     We have operations in 41 countries. For the twelve months ended July 31, 2002, consolidated net sales from operations outside North America were approximately $635.7 million, which represented approximately 39% of our consolidated net sales. As a result of our foreign operations, we are subject to certain risks which could disrupt our operations or force us to incur unanticipated costs and have an adverse effect on our ability to make payments on our debt obligations, including our ability to make payments on the notes. Our operating performance is affected by devaluations and fluctuations in currency exchange rates by:

     . translations into U.S. dollars for financial reporting purposes of the assets and liabilities of our foreign operations conducted in local currencies; and
     . gains or losses from foreign operations conducted in currencies other than their functional currency.

     We are subject to various other risks associated with operating in foreign countries, such as the following:

     .    political, social and economic instability;
     .    war, civil disturbance or acts of terrorism;
     . taking of property by nationalization or expropriation without fair compensation;
     .    changes in government policies and regulations;
     . imposition of limitations on conversions of foreign currencies into dollars or remittance of dividends and other payments by foreign subsidiaries.
     . imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries;
     .    hyperinflation in certain foreign countries; and
     . impositions or increase of investment and other restrictions or requirements by foreign governments.

Price fluctuations in raw materials and energy costs could adversely affect our ability to obtain the materials needed to manufacture our products and could adversely affect our manufacturing costs.

     The principal raw materials used in the manufacture of our products are steel, resins, pulpwood, waste paper for recycling, and paper, which we purchase in highly competitive, price sensitive markets. These raw materials have historically exhibited price and demand cyclicality. Some of these materials have been, and in the future may be, in short supply. While we have not recently experienced any significant difficulty in obtaining our principal raw materials, we cannot assure you that this will continue to be the case in the future for any or all of our mills. We do not have long-term supply contracts or hedging arrangements in place for obtaining our principal raw materials.

     The cost of producing our products is sensitive to the price of energy. Energy prices, in particular oil and natural gas, have increased significantly over the past year, with a corresponding effect on our production costs. We cannot assure you that energy prices will not remain at current rates or rise to even higher levels, or that our production costs, competitive position and results of operations will not be adversely affected thereby.

We are subject to environmental regulations and liabilities that could weaken our operating results.

     Complying with existing and future environmental laws and regulations, particularly those relating to air and water quality, is a significant factor in our business and could impose material costs and liabilities on us. Our operations are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, the protection of the environment, the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials and numerous other environmental laws and regulations. In the ordinary course of business, we are subject to periodic environmental inspections and monitoring by governmental enforcement authorities. In addition, our production facilities require environmental permits that are subject to revocation, modification and renewal.

     We have incurred, and in the future may face, environmental liability for the costs of remediating soil or groundwater that is or was contaminated by us or a third party at various sites which are now or were previously owned or operated by us. There also may be similar liability at sites with respect to which either we have received, or in the future may receive, notice that we may be a potentially responsible party and which are the subject to cleanup activity under the Comprehensive Environmental Response, Compensation and Liability Act, analogous state laws and other laws concerning hazardous substance contamination. We have incurred in the past, and may incur in the future, civil and criminal fines and sanctions relating to environmental matters, including violations of environmental permits.

     In the past we have made, and in the future may need to make, significant expenditures to comply with environmental laws and regulations. We have reserves based on current information to address environmental liabilities. However, we could incur additional significant expenditures due to changes in law or discovery of new information, and those expenditures could have a material adverse effect on our financial condition. The ultimate costs under environmental laws and the timing of such costs are difficult to predict and potentially significant expenditures could be required in order to comply with environmental laws that may be adopted or imposed in the future.

Our business may be adversely impacted by work stoppages and other labor relations matters.

     We are subject to risk of work stoppages and other labor relations matters because approximately 58% of our domestic employees are represented by collective bargaining units. We have experienced work stoppages and strikes in the past, and there may be work stoppages and strikes in the future. Any prolonged work stoppage or strike at any one of our principal manufacturing facilities could have a negative impact on our business, financial condition or results of operations.

Various Dempsey family members and trusts own a significant interest in us and may exercise their control in a manner detrimental to your interests.

     Various members of the Dempsey family and their trusts currently control approximately 66% of the voting power of our company. Therefore, the Dempsey family has the power to direct our affairs and is able to determine the outcome of substantially all matters required to be submitted to stockholders for approval, including the election of all our directors. In addition, Naomi C. Dempsey and Michael H. Dempsey, members of the Dempsey family, are directors of our company. We cannot assure you that members of the Dempsey family will not exercise their control over us in a manner detrimental to your interests.

We may incur material product liability costs.

     We are subject to the risk of exposure to product liability claims in the event that the failure of any of our products results in personal injury or death, and we cannot assure you that we will not experience material product liability losses in the future. We maintain insurance against product liability claims, but we cannot assure you that such coverage will be adequate for liabilities ultimately incurred or that, due to escalating costs, it will continue to be available on terms acceptable to us. A successful claim brought against us that exceeds available insurance coverage could have a negative impact on our business, financial condition or results of operations.

We may encounter difficulties arising from acquisitions or consolidation efforts.

     During the past several years, we have invested, and in the future we may invest, a substantial amount of capital in acquisitions. Acquisitions involve numerous risks, including:

     . difficulty in assimilating the operations and personnel of the acquired company with our existing operations and realizing anticipated synergies;
     .    the loss of key employees of the acquired company;
     . difficulty in maintaining uniform standards, controls, procedures and policies; and
     . unrecorded liabilities of acquired companies that we failed to discover during our due diligence investigations.

     We cannot assure you that we will realize the expected benefits from future acquisitions or that our existing operations will not be harmed as a result of any such acquisitions. In addition, the cost of unsuccessful acquisition efforts could adversely affect our financial performance.

     We have undertaken consolidation efforts in the past in connection with our acquisitions, and in connection with future acquisitions, we may need to undertake consolidation plans to eliminate duplicate facilities and to otherwise improve operating efficiencies. These future consolidation efforts may divert the attention of management, disrupt our ordinary operations or those of our subsidiaries or otherwise adversely affect our financial performance.

We may be subject to losses that might not be covered in whole or in part by existing insurance coverage. These uninsured losses could aversely affect our business, financial condition and results of operations.

     We carry comprehensive liability, fire and extended coverage insurance on most of our facilities, with policy specifications and insured limits customarily carried for similar properties. However, there are certain types of losses, such as losses resulting from wars, acts of terrorism, or natural disasters, that generally are not insured because they are either uninsurable or not economically insurable. Should an uninsured loss or a loss in excess of insured limits occur, we could lose capital invested in that property, as well as the anticipated future revenues derived from the manufacturing activities conducted at that property, while remaining obligated for any mortgage indebtedness or other financial obligations related to the property. Any such loss would adversely impact our business, financial condition and results of operations.

We are dependent on key personnel.

     Our continued success will depend largely on the efforts and abilities of our executive officers and certain other key employees, some of whom have employment agreements with us. If, for any reason, these officers or key employees do not remain with us, our operations could be adversely affected until suitable replacements with appropriate experience can be found.

The frequency and volume of our timber and timberland sales will impact our financial performance.

     We have a significant inventory of standing timber and timberlands. The decisions we make concerning the frequency and volume of sales of timber and timberlands will impact our financial performance.

                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the Registration Rights Agreement that we entered into in connection with the private offering of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes. The original notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any increase or decrease in our indebtedness.

     Our net proceeds from the private offering of the original notes, after deducting initial purchaser discounts and our expenses, were approximately $242.0 million. We used the proceeds from the private offering of the original notes to repay borrowings under our senior credit facility. As of July 31, 2002, our senior credit facility consisted of a $31.5 million outstanding U.S. Dollar Term Loan A, a $47.7 million outstanding Euro Term Loan A, a $293.3 million outstanding U.S. Dollar Term Loan B, and a $150 million revolving multicurrency credit facility, with $27.0 million outstanding, all of which accrued interest at either a LIBOR rate or an alternative base rate plus a calculated margin amount and reset on a periodic basis. On August 23, 2002, we amended and restated our senior credit facility. As amended, the senior credit facility consists of a $250.0 million revolving multicurrency credit facility maturing in February 2006, and a $300.0 million term loan maturing in August 2009.

                                 CAPITALIZATION

     The following table sets forth our unaudited historical capitalization as of July 31, 2002, which includes the effect of the offering of the original notes, and our unaudited pro forma capitalization as of such date after giving effect to the amended and restated senior credit facility. You should read this table in conjunction with the consolidated financial statements and the notes thereto and other financial data included elsewhere in this prospectus. See "Selected Historical Consolidated Financial Data."

                                                                                      As of July 31, 2002
                                                                                      -------------------
                                                                                                      As
                                                                                    Actual         Adjusted
                                                                                    ------         --------
                                                                                        (in millions)
Cash ...........................................................................  $     21.2      $     21.2
                                                                                  ==========      ==========
Senior credit facility(1):
      Revolving credit facility ................................................  $     27.0      $    103.5
      Term loan facilities .....................................................       372.5           300.0
                                                                                  ----------      ----------
            Total senior credit facility .......................................       399.5           403.5
Senior subordinated notes ......................................................       248.0           248.0
Other debt .....................................................................        25.4            25.4
                                                                                  ----------      ----------

Total debt .....................................................................       672.9           676.9
                                                                                  ----------      ----------

Total stockholders' equity .....................................................       582.2           582.2
                                                                                  ----------      ----------

Total capitalization ...........................................................  $  1,255.1      $  1,259.1
                                                                                  ==========      ==========

--------------
(1) On August 23, 2002, we amended and restated our senior credit facility. As amended, the senior credit facility consists of a $250.0 million revolving multicurrency credit facility maturing in February 2006, and a $300.0 million term loan maturing in August 2009.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     In the following table, we have provided the selected historical consolidated financial data for each of the five years in the period ended October 31, 2001, which are derived from our audited consolidated financial statements. The following table also sets forth the selected consolidated financial data for the nine-month periods ended July 31, 2002 and 2001, which are derived from our unaudited consolidated financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals which we consider necessary for a fair presentation of the financial position and the results of operations for these periods. The operating results for the nine months ended July 31, 2002 are not necessarily indicative of the results that may be expected for the entire year ending October 31, 2002. You should read the consolidated financial data below in conjunction with the consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," contained elsewhere in this prospectus. The results of the operations of Van Leer Industrial Packaging are included in our consolidated financial statements from March 2, 2001, the date of acquisition, and thereby are included for five months of the nine months ended July 31, 2001, for eight months of the fiscal year ended October 31, 2001, for the entire period of the nine months ended July 31, 2002, and for the entire period of the twelve months ended July 31, 2002, but are not otherwise included in the consolidated financial statements for any other period. See also "Unaudited Pro Forma Condensed Combined Financial Data" contained elsewhere in this prospectus for the pro forma effects of the Van Leer Industrial Packaging acquisition as if that transaction had occurred as of November 1, 2000.

                                                                                                                As of and for the
                                                                                                                nine months ended
                                                         As of and for the years ended October 31,                  July 31,
                                                         -----------------------------------------                  --------
                                                     1997       1998       1999       2000        2001          2001         2002
                                                     ----       ----       ----       ----        ----          ----         ----
                                                                            (U.S. Dollars in millions)
Statement of Operations Data:
Net sales ......................................... $688.0     $845.8     $853.4     $964.0     $1,456.0      $1,011.2     $1,197.3

Gain on sale of timberland ........................    0.8        8.1        4.6        9.2         79.7          78.7          9.7
Other income, net (1) .............................   10.6        3.2       10.4        4.9          6.3           4.3          4.7
                                                    ------     ------     ------     ------     --------      --------     --------

                                                     699.4      857.1      868.4      978.1      1,542.0       1,094.2      1,211.7
                                                    ------     ------     ------     ------     --------      --------     --------
Cost of products sold .............................  589.4      676.2      675.1      737.5      1,152.6         802.7        957.5
Selling, general and
   administrative expenses ........................   74.9       90.3      113.0      128.3        204.7         141.7        187.8
Restructuring charge (2) ..........................    5.3       27.5         --         --         11.5          11.5           --
Debt extinguishment charge ........................     --         --         --         --           --            --          4.4
Interest expense, net .............................    0.3        7.5       13.0       11.8         45.2          29.3         40.9
                                                    ------     ------     ------     ------     --------      --------     --------

                                                     669.9      801.5      801.1      877.6      1,414.0         985.2      1,190.6
                                                    ------     ------     ------     ------     --------      --------     --------
Income before income taxes, minority
   interest in income of consolidated
   subsidiaries and equity in earnings
   of affiliates ..................................   29.5       55.6       67.3      100.5        128.0         109.0         21.1
Income taxes ......................................   11.4       22.5       26.7       38.0         48.5          41.3          7.6
                                                    ------     ------     ------     ------     --------      --------     --------
Income before minority interest
   in income of consolidated subsidiaries and
   equity in earnings of affiliates ...............   18.1       33.1       40.6       62.5         79.5          67.7         13.5
Minority interest in income of consolidated
subsidiaries ......................                     --         --         --         --         (0.6)         (0.4)        (0.6)
Equity in earnings of affiliates ..................    4.4        4.3       10.8       13.3          9.9           7.1          5.8
                                                    ------     ------     ------     ------     --------      --------     --------

Net income ........................................ $ 22.5     $ 37.4     $ 51.4     $ 75.8     $   88.8      $   74.4     $   18.7
                                                    ======     ======     ======     ======     ========      ========     ========
Selected Financial Data:
EBITDA (3) ........................................ $ 61.8     $102.8     $122.7     $157.5     $  254.9      $  195.2     $  142.2
Adjusted EBITDA (4) ............................... $ 66.3     $122.2     $118.1     $148.3     $  192.6      $  130.0     $  139.7
Capital expenditures .............................. $ 36.2     $ 38.1     $ 49.3     $ 78.8     $   42.7      $   35.8     $   29.9
Ratio of earnings to fixed charges ................   19.9x       8.1x       6.0x       8.0x         3.7x          4.6x         1.6x

Balance Sheet Data
   (at end of period):
Cash and cash equivalents ......................... $ 17.7     $ 41.3     $  8.9     $ 13.4     $   29.7      $   56.3     $   21.2
Working capital ...................................  112.5      160.3      145.3      148.2        210.7         233.6        193.8
Total assets ......................................  594.5      878.4      911.0      939.3      1,771.2       1,777.4      1,726.2
Total debt ........................................   52.2      235.0      258.0      235.0        714.0         738.5        672.9
Total stockholders' equity ........................  439.0      460.1      488.0      542.5        586.3         599.9        582.2

     -------------
     (1) Other income, net, primarily includes gain (loss) on sale of facilities, foreign exchange gain (loss) and rental income.
     (2) In the second quarter of 2001, we recorded a restructuring charge related to the consolidation of certain duplicate facilities caused by the Van Leer Industrial Packaging acquisition and to improve operating efficiencies and capabilities. In addition, certain redundant administrative functions were eliminated. A similar restructuring plan was undertaken in relation to our acquisition of the industrial container division of Sonoco Products Company in 1998, and there was a restructuring charge related to the consolidation of certain administrative facilities in 1997.
     (3) EBITDA is defined as earnings before interest, income taxes, depreciation, depletion, amortization, minority interest in income of consolidated subsidiaries, equity in earnings of affiliates and debt extinguishment charge. EBITDA is included in this table because it is a basis on which we assess our financial performance and debt service capabilities. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by accounting principles generally accepted in the United States or as a measure of our company's profitability or liquidity. While EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. For information regarding EBITDA by business segment, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."

     (4) Adjusted EBITDA excludes gain on sale of timberland, restructuring charges, and additional non-recurring costs related to the relocation of machinery, employees and other reorganization costs associated with the integration of the Van Leer Industrial Packaging acquisition, as follows:

                                                                                                             As of and for the
                                                                                                             nine months ended
                                                    As of and for the years ended October 31,                     July 31,
                                                    -----------------------------------------                     --------
                                              1997        1998         1999         2000         2001         2001         2002
                                              ----        ----         ----         ----         ----         ----         ----
                                                                         (U.S. Dollars in millions)
EBITDA ...................................  $  61.8     $  102.8     $  122.7     $  157.5     $  254.9     $  195.2     $  142.2
Gain on sale of timberland ...............     (0.8)        (8.1)        (4.6)        (9.2)       (79.7)       (78.7)        (9.7)
Restructuring charge .....................      5.3         27.5           --           --         11.5         11.5           --
Other non-recurring costs ................       --           --           --           --          5.9          2.0          7.2
                                            -------     --------     --------     --------     --------     --------     --------
Adjusted EBITDA ..........................  $  66.3     $  122.2     $  118.1     $  148.3     $  192.6     $  130.0     $  139.7
                                            =======     ========     ========     ========     ========     ========     ========

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The purpose of this section is to discuss and analyze our consolidated financial condition, liquidity and capital resources and results of operations. This analysis should be read in conjunction with the consolidated financial statements and notes which appear elsewhere in this prospectus. This section contains certain "forward-looking statements" within the meaning of federal securities laws that involve risks and uncertainties, including statements regarding our plans, objectives, goals, strategies and financial performance. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors set forth under "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" and elsewhere in this prospectus. Our fiscal year begins on November 1 and ends on October 31 of the following year. Any references in this prospectus to the years 2002, 2001, 2000 or 1999, or to any quarter of those years relates to the fiscal year ending in that year.

General

Business Segments

     We operate in three business segments: Industrial Shipping Containers; Containerboard & Corrugated Products; and Timber.

     We are a leading global provider of industrial shipping container products such as steel, fibre and plastic drums, intermediate bulk containers ("IBCs"), closure systems for industrial shipping containers, and polycarbonate water bottles. We seek to provide complete packaging solutions to our customers by offering a comprehensive range of products and services on a global basis. We sell our products to customers in industries such as chemicals, paints and pigments, food and beverage, petroleum, industrial coatings, agricultural, pharmaceutical and mineral, among others.

     We sell our containerboard, corrugated sheets and other corrugated products and multiwall bags to customers in North America in industries such as packaging, automotive, food, and building products. Our corrugated container products are used to ship such diverse products as home appliances, small machinery, grocery products, building products, automotive components, books and furniture, as well as numerous other applications. Our full line of industrial and consumer multiwall bag products is used to ship a wide range of industrial and consumer products, such as fertilizers, chemicals, concrete, flour, sugar, feed, seed, pet foods, popcorn, charcoal, and salt, primarily for the agricultural, chemical, building products and food industries.

     We also provide our customers with a variety of value-added packaging services to complement our industrial shipping and corrugated container products, such as total supply chain management services (including on-site packaging, warehousing, outgoing logistics, inventory management, vendor management, on-site labor management and contract filling), as well as research and development, engineering and design and testing services.

     As of July 31, 2002, we owned approximately 272,500 acres of timberland in the southeastern United States. Our timber management is focused on the active harvesting and regeneration of our timber properties to achieve sustainable long-term yields on our timberland. While timber sales are subject to fluctuations, we seek to maintain a consistent cutting schedule, within the limits of market and weather conditions. Soterra, our subsidiary that owns and manages our timber operations in the United States, is an unrestricted subsidiary under the indenture governing the notes. See "Risk Factors--The subsidiary that conducts our timber operations in the United States is an unrestricted subsidiary."

Recent Acquisitions and Joint Ventures

     Van Leer Industrial Packaging. In March 2001, we acquired Royal Packaging Industries Van Leer N.V., a Dutch company, Huhtamaki Holdings do Brasil Ltda., a Brazilian company, Van Leer France Holding S.A.S., a

French company, Van Leer Containers, Inc., a U.S. company, and American Flange and Manufacturing Co., Inc., a U.S. company, which are collectively referred to as "Van Leer Industrial Packaging." We acquired Van Leer Industrial Packaging for $555.0 million less the amount of certain of its debt and other obligations ($206.4 million) as of the closing date. Van Leer Industrial Packaging was a worldwide provider of industrial packaging and components, including steel, fibre and plastic drums, polycarbonate water bottles, IBCs and closure systems for industrial shipping containers.

     In connection with the Van Leer Industrial Packaging acquisition, we acquired a 25% interest in Socer-Embalagens, Lda. and a 40.06% interest in Balmer Lawrie-Van Leer. Socer-Embalagens reconditions used drums at its facility in Brazil and resells them to customers. Balmer Lawrie-Van Leer manufactures closure systems for industrial shipping containers and plastic drums at its two facilities in India.

     The results of the operations of Van Leer Industrial Packaging are included in the consolidated financial statements for eight months of 2001 and for the entire period of 2002, but are not included in the consolidated financial statements for 1999 or 2000, or for the first four months of 2001. See also "Unaudited Pro Forma Condensed Combined Financial Data" contained elsewhere in this prospectus for the pro forma effects of the Van Leer Industrial Packaging acquisition as if that transaction had occurred as of November 1, 2000.

     Great Lakes and Trend Pak. In April 1999, we purchased Great Lakes Corrugated Corp. ("Great Lakes") and Trend Pak, Inc. ("Trend Pak") for $20.8 million. Great Lakes manufactures corrugated containers in Toledo, Ohio. Trend Pak adds foam and other packaging materials to corrugated containers manufactured by Great Lakes.

     Intermediate Bulk Container Business. In January 1999, we purchased the assets constituting the IBC business of Sonoco Products Company for $38.0 million. This business included one location in Lavonia, Georgia.

     CorrChoice Joint Venture. In November 1998, we entered into a joint venture agreement to form CorrChoice, Inc. ("CorrChoice") with the then two shareholders of RDJ Holdings Inc. ("RDJ"), which owned one-half of the outstanding stock of Ohio Packaging Corporation ("OPC"), and the then minority shareholder (the "Minority Shareholder") of a subsidiary of OPC. CorrChoice manufactures corrugated sheets at seven locations in Georgia, Kentucky, Michigan, North Carolina and Ohio. We sell containerboard to CorrChoice, which it uses to produce corrugated sheets, and we purchase corrugated sheets from CorrChoice, with all transactions effected at prevailing market prices. Under the terms of the joint venture agreement, we contributed to CorrChoice all of our stock of Michigan Packaging Company and OPC in exchange for 63.24% of the outstanding stock of CorrChoice. In addition, under the terms of that joint venture agreement, the two shareholders of RDJ contributed all of their stock of RDJ and the Minority Shareholder contributed his stock in the subsidiary of OPC in exchange for an aggregate 36.76% of the outstanding stock of CorrChoice. In connection with the joint venture agreement, we entered into a voting agreement under which we can elect one-half of CorrChoice's board of directors, and therefore, we do not control CorrChoice. CorrChoice has been, and is expected to continue to be, self-supporting. Under certain circumstances, we may purchase, or be required to purchase, the other parties' interest in CorrChoice, or we may be required to sell our interest to the other parties, at a price determined in the manner described in the relevant agreement.

     The joint venture agreement and related agreements contain certain covenants and restrictions on certain business activities. These restrictions have not affected our business or operations in any material respect and have not prevented us from pursuing any business opportunities that we desired to pursue.

Critical Accounting Policies

     The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements, in accordance with these principles, require us to make estimates and assumptions that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements.

     A summary of our significant accounting policies is included in the Notes to Consolidated Financial Statements included in this prospectus. We believe that the consistent application of these policies enable us to provide readers of the financial statements with useful and reliable information about our operating results and financial condition. The following are the accounting policies that we believe are most important to the portrayal of our financial condition and results and require our most difficult, subjective or complex judgments.

     . Allowance for Accounts Receivable--We evaluate the collectibility of our accounts receivable based on a combination of factors. In circumstances where we are aware of a specific customer's inability to meet its financial obligations to us, we record a specific allowance for bad debts against amounts due to reduce the net recognized receivable to the amount we reasonably believe will be collected. For all other customers, we recognize allowances for bad debts based on the length of time receivables are past due with allowance percentages, based on our historical experiences, applied on a graduated scale relative to the age of the receivable amounts. If circumstances change (i.e., higher than expected bad debt experience or an unexpected material adverse change in a major customer's ability to meet its financial obligations to us), our estimates of the recoverability of amounts due to us could be reduced by a material amount.

     . Inventory Reserves--Reserves for slow moving and obsolete inventories are provided based on historical experience and product demand. We continuously evaluate the adequacy of these reserves, and make adjustments to these reserves as required.

     . Net Assets Held for Sale--Net assets held for sale represent land, buildings and land improvements less accumulated depreciation for locations that have been closed, primarily as a result of the consolidation plans in the Industrial Shipping Containers segment. We record net assets held for sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121 at the lower of carrying value or fair value less cost to sale. Fair value is based on the estimated proceeds from the sale of the facility utilizing recent buy offers, market comparables and/or data obtained from our commercial real estate broker. Our estimate as to fair value is regularly reviewed and subject to changes in the commercial real estate markets and our continuing evaluation as to the facility's acceptable sale price.

     . Properties, Plants and Equipment--Depreciation on properties, plants and equipment is provided on the straight-line method over the estimated useful lives of our assets. Depletion on timber properties is computed on the basis of cost and the estimated recoverable timber acquired. We believe that the lives and methods of determining depreciation and depletion are reasonable; however, using other lives and methods could provide materially different results.

     . Derivative Financial Instruments--We enter into interest rate swap agreements for the purpose of hedging our exposure to fluctuations in interest rates. Our interest rate swap contracts are considered cash flow hedges. We entered into interest rate swap contracts to assist us in managing our exposure to variable rate debt. The differentials payable or receivable under these agreements are recorded as adjustments to interest expense and are included in interest receivable or payable. An asset or liability is recorded on our balance sheet for the fair value of the interest rate swap agreements. A corresponding charge or credit is reflected, net of tax, in other comprehensive income (loss).

          We enter into foreign currency forward contracts to hedge certain short-term intercompany loan transactions with our foreign businesses. Such contracts limit our exposure to both favorable and unfavorable currency fluctuations. These contracts are adjusted to reflect market value as of each balance sheet date, with the resulting changes in fair value being recognized in other income, net.

     . Restructuring Liabilities--Restructuring liabilities are determined in accordance with appropriate accounting guidance, including Emerging Issues Task Force ("EITF") No. 94-3, EITF No. 95-3 and Staff Accounting Bulletin No. 100 depending upon the facts and circumstances surrounding the situation. Restructuring liabilities recorded in connection with existing and acquired businesses are further discussed in the Notes to Consolidated Financial Statements included in this prospectus.

     . Pension and Postretirement Benefits--Pension and postretirement benefit expenses are determined by our actuaries using assumptions about the discount rate, expected return on plan assets, rate of compensation increase and health care cost trend rates. Further discussion of our pension and postretirement benefit plans and related assumptions is included in the Notes to Consolidated Financial Statements included in this prospectus. The actual results would be different using other assumptions.

     . Income Taxes--Our effective tax rate, taxes payable and the tax bases of our assets and liabilities reflect current tax rates in our domestic and foreign tax jurisdictions and our best estimate of the ultimate outcome of on-going and potential future tax audits. Valuation allowances are established where expected future taxable income does not support the realization of the deferred tax assets.

     . Environmental Cleanup Costs--We expense environmental expenditures related to existing conditions caused by past or current operations and from which no current or future benefit is discernable. Our estimates of environmental remediation costs are based upon an evaluation of currently available facts with respect to each individual site, including the results of environmental studies and testing, and considering existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. Expenditures that extend the life of the related property, or mitigate or prevent future environmental contamination are capitalized. We determine our liability on a site-by-site basis and record a liability at the time when it is probable and can be reasonably estimated. Our estimated liability is reduced to reflect insurance coverage that is in place for environmental contingencies assumed in our acquisition of Van Leer Industrial Packaging and the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. Actual costs to be incurred in future periods at the identified sites may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. Future information and developments will require us to continually reassess the expected impact of these environmental matters.

     . Contingencies--Various lawsuits, claims and proceedings have been or may be instituted or asserted against us, including those pertaining to environmental, product liability, safety and health matters. We are continually consulting legal counsel and evaluating requirements to reserve for contingencies in accordance with SFAS No. 5. While the amounts claimed may be substantial, the ultimate liability cannot currently be determined because of the considerable uncertainties that exist. Based on the facts currently available, we believe the disposition of matters that are pending will not have a material effect on the consolidated financial statements.

     . Goodwill, Other Intangible Assets and Other Long-Lived Assets--Goodwill is amortized on a straight-line basis over 15 or 25 year periods based on consideration regarding the age of the acquired businesses, their customers and the risk of obsolescence of their products. The costs of acquired intangible assets are amortized on a straight-line basis over their estimated economic lives of 2 to 25 years. Our policy is to periodically review goodwill, other intangible assets and other long-lived assets based upon the evaluation of such factors as the occurrence of a significant adverse event or change in the environment in which the business operates, or if the expected future net cash flows (undiscounted and without interest) would become less than the carrying amount of the asset. An impairment loss would be recorded in the period such determination is made based on the fair value of the related assets.

          In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill no longer be amortized, but instead be periodically reviewed for impairment. The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001. As such, we will adopt SFAS No. 142 at the beginning of our 2003 fiscal year.

          We anticipate that the application of the non-amortization provisions of SFAS No. 142 will increase our net income upon adoption. Amortization expense related to our goodwill and indefinite-lived assets was $6.5 million and $8.4 million for our nine-month period ended July 31, 2002 and 2001, respectively, and $9.2 million for the fiscal year ended October 31, 2001.

          At this time, the effect of the impairment provisions provided by SFAS No. 142 is not known.

     Other items that could have a significant impact on the financial statements include the risks and uncertainties listed in this prospectus under "Disclosure Regarding Forward-Looking Statements" and "Risk Factors." Actual results could differ materially using different estimates and assumptions, or if conditions are significantly different in the future.

Results of Operations

     Historically, revenues and earnings may or may not be representative of future operating results due to various economic and other factors. Our year-to-year and period-to-period comparisons have been significantly effected by our acquisition of Van Leer Industrial Packaging in March 2001.

     We define EBITDA as earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization, minority interest in income of consolidated subsidiaries, equity in earnings of affiliates and debt extinguishment charge. EBITDA is included in this section because it is a basis on which we assess our financial performance and debt service capabilities. However, EBITDA should not be considered in isolation or viewed as a substitute for cash flow from operations, net income or other measures of performance as defined by accounting principles generally accepted in the United States or as a measure of our company's profitability or liquidity. While EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, EBITDA as used herein is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

     The following table sets forth the net sales and EBITDA for each business segment for 2001, 2000 and 1999, and for the first nine months of 2002 and 2001.

                                                                                                                    For the
                                                                                 For the years ended           nine months ended
                                                                                     October 31,                    July 31,
                                                                                     -----------                    --------
                                                                            1999        2000        2001        2001        2002
                                                                            ----        ----        ----        ----        ----
Net sales
      Industrial Shipping Containers ..................................   $  477.4    $  490.9    $1,038.9    $  697.6    $  927.6
      Containerboard & Corrugated Products ............................      351.9       428.4       379.3       285.1       239.7
      Timber ..........................................................       24.1        44.7        37.8        28.5        30.0
                                                                          --------    --------    --------    --------    --------
            Total net sales ...........................................   $  853.4       964.0    $1,456.0    $1,011.2    $1,197.3
                                                                          ========    ========    ========    ========    ========
EBITDA
      Industrial Shipping Containers ..................................   $   53.7    $   46.2    $   88.5    $   54.9    $   89.7
      Containerboard & Corrugated Products ............................       51.6        80.5        82.4        61.4        32.3
      Timber ..........................................................       25.3        46.7       111.5       103.0        35.7
                                                                          --------    --------    --------    --------    --------
            Total segment .............................................      130.6       173.4       282.4       219.3       157.7
      Restructuring charge ............................................         --          --       (11.5)      (11.5)         --
      Corporate and other(1) ..........................................       (7.9)      (15.9)      (16.0)      (12.6)      (15.5)
                                                                          --------    --------    --------    --------    --------
            Total EBITDA ..............................................      122.7       157.5       254.9       195.2       142.2
Depreciation, depletion and amortization ..............................      (42.4)      (45.2)      (81.5)      (57.5)      (74.9)
Debt extinguishment charge ............................................         --          --          --          --        (4.4)
Interest expense, net .................................................      (13.0)      (11.8)      (45.2)      (29.3)      (40.9)
Foreign currency effects ..............................................         --          --        (0.2)        0.6        (0.9)
                                                                          --------    --------    --------    --------    --------
        Income before income taxes, minority interest in income of consolidated subsidiaries and equity in earnings of
         affiliates ...................................................   $   67.3    $  100.5    $  128.0    $  109.0    $   21.1
                                                                          ========    ========    ========    ========    ========

------------
(1) Amounts prior to 2002 for corporate and other have been adjusted to reflect the allocation of corporate costs consistent with the 2002 presentation.

Nine Months Ended July 31, 2002 Compared to Nine Months Ended July 31, 2001

Overview

     Net sales increased to $1,197.3 million, an increase of 18.4%, in the first nine months of 2002 from $1,011.2 million in the first nine months of 2001. This increase resulted from a $189.5 million increase in net sales from outside North America, partially offset by a $3.5 million decrease in net sales from the North American operations. The decrease in the North American operations was due to lower net sales in the Containerboard & Corrugated Products segment ($45.4 million decrease), which were partially offset by the Industrial Shipping Containers segment ($40.4 million increase) and the Timber segment ($1.5 million increase). The higher net sales in the North American operations of the Industrial Shipping Containers segment, as well as the higher net sales outside North America, were primarily due to the inclusion of Van Leer Industrial Packaging sales volume for nine months in 2002 compared to five months in 2001.

      EBITDA was $142.2 million for the first nine months of 2002 as compared to $206.7 million, before the $11.5 million second quarter restructuring charge, for the first nine months of 2001. The $64.5 million decrease in EBITDA was attributable to lower gains on the sale of timberland ($69.0 million decrease) and the Containerboard & Corrugated Products segment ($29.1 million decrease), which were partially offset by the inclusion of the Van Leer Industrial Packaging operations and higher timber sales.

Segment Review

      Industrial Shipping Containers

      The Industrial Shipping Containers segment had an increase in net sales of $229.9 million, or 33.0%, for the first nine months of 2002 as compared to the first nine months of 2001. This increase was primarily due to an increase of $189.5 million in net sales outside North America and an increase of $40.4 million in net sales in North America due to additional sales volume from the inclusion of nine months of the Van Leer Industrial Packaging operating results in 2002 compared to five months in 2001. A decrease in customer demand, particularly in the chemical industry, partially offset this increase in net sales.

      EBITDA for Industrial Shipping Containers increased to $89.7 million for the first nine months of 2002 as compared to $54.9 million, before the $11.5 million second quarter restructuring charge, for the first nine months of 2001. The primary reasons for this increase relate to improved sales volumes as a result of the Van Leer Industrial Packaging acquisition, lower raw materials as a percentage of net sales, and positive contributions from the prior year consolidation plan.

      Containerboard & Corrugated Products

      The Containerboard & Corrugated Products segment had a decrease in net sales of $45.4 million, or 15.9%, for the first nine months of 2002 as compared to the first nine months of 2001. This decrease in net sales was primarily due to lower customer demand, consistent with the industry, for corrugated containers and containerboard due to continued weakness in the U.S. economy. Lower average sales price for linerboard and medium also affected net sales during the first nine months of 2002 as compared to the first nine months of 2001.

      EBITDA for the Containerboard & Corrugated Products segment decreased to $32.3 million for the first nine months of 2002 as compared to $61.4 million for the first nine months of 2001. Improved operating efficiencies partially offset the decline caused by lower net sales for this segment.

       Timber

      The Timber segment had an increase in net sales of $1.5 million, or 5.3%, for the first nine months of 2002 as compared to the first nine months of 2001. While timber sales are subject to fluctuations, we seek to maintain a consistent cutting schedule, within the limits of market and weather conditions.

      The sales of timber are recorded as net sales, while timberland sales are included in gain on sale of timberland. The gain on sale of timberland was $9.5 million for the first nine months of 2002 as compared to $78.4 million for the first nine months of 2001. See "Timberland Transactions" below.

      EBITDA for the Timber segment decreased to $35.7 million for the first nine months of 2002 as compared to $103.0 million for the first nine months of 2001. The decrease in EBITDA was primarily the result of the significant gain on sale of timberland in the prior period slightly offset by higher timber sales.

Other Income Statement Changes

      Gain on Sale of Timberland

      Gain on sale of timberland decreased $69.0 million in the first nine months of 2002 as compared to the first nine months of 2001 primarily due to the timberland sales described in the "Timberland Transactions" section below.

      Other Income, Net

      Other income, net increased $0.4 million in the first nine months of 2002 as compared to the first nine months of 2001. The change in other income was primarily due to additional gains on the sale of facilities.

      Cost of Products Sold

      The cost of products sold, as a percentage of net sales, increased to 80.0% in the first nine months of 2002 from 79.4% in the first nine months of 2001. The increase was primarily due to weakening in the Containerboard & Corrugated Products segment, which was affected by increased raw material costs, especially old corrugated containers ("OCC"), without a corresponding increase in sales prices. The increase was partially offset by an overall improvement in the Industrial Shipping Containers segment, which resulted from improved operating efficiencies and lower raw material costs, and higher Timber segment sales, which had very low cost associated with them.

      Selling, General and Administrative Expenses

      Selling, general and administrative ("SG&A") expenses increased to $187.8 million (15.7% of net sales) in the first nine months of 2002 as compared to $141.7 million (14.0% of net sales) in the first nine months of 2001. The $46.1 million increase was primarily due to additional SG&A expenses related to Van Leer Industrial Packaging, including $2.8 million of additional amortization expense related to the goodwill and other intangible assets. SG&A expenses, as a percentage of net sales, primarily increased as a result of lower sales volumes, on a comparable structure basis, for Industrial Shipping Containers and lower net sales in the Containerboard & Corrugated Products segment. In addition, the year-to-date results were impacted by higher employee benefit costs and certain non-recurring costs related to our organizational improvement initiatives and on-going reorganization activities.

      Debt Extinguishment Charge

      During the third quarter of 2002, we recorded a debt extinguishment charge of $4.4 million related to the partial extinguishment of the $900 million Senior Secured Credit Agreement.

      Restructuring Charge

      As further described in the "Restructuring Charge" section below, we recognized a restructuring charge of $11.5 million during the second quarter of 2001.

      Interest Expense, Net

      Interest expense, net increased to $40.9 million during the first nine months of 2002 as compared to $29.3 million in the first nine months of 2001. The increase was primarily due to higher average debt outstanding of $689.7 million during the first nine months of 2002 as compared to $500.0 million during the first nine months of 2001. The increase in average debt outstanding was primarily the result of borrowings made in connection with the Van Leer Industrial Packaging acquisition. Because the acquisition occurred on March 2, 2001, the acquisition related debt was outstanding for only five months in 2001 as compared to nine months in 2002.

       Income Taxes

       The effective tax rate decreased to 36.0% for the first nine months of 2002 as compared to 37.9% in the first nine months of 2001, primarily as a result of a change in the mix of income outside North America.

       Minority Interest in Income of Consolidated Subsidiaries

       As part of the Van Leer Industrial Packaging acquisition, we acquired majority holdings in various companies. The operating results of these companies have been included in the consolidated results following the acquisition on March 2, 2001, and the minority interest of other persons in the respective net income of these companies has been reflected as an expense.

       Equity in Earnings of Affiliates

       Equity in earnings of affiliates decreased to $5.8 million for the first nine months of 2002 as compared to $7.1 million in the first nine months of 2001. This income represents our equity interest in the net income of CorrChoice, Inc. and, to a lesser extent, Abzac-Greif, Socer-Embalagens, Lda. and Balmer Lawrie-Van Leer.

       Net Income

       Based on the foregoing, net income decreased $55.8 million, or 74.9%, to $18.7 million for the first nine months of 2002 from $74.4 million in the first nine months of 2001.

Fiscal Year 2001 Compared to Fiscal Year 2000 and
Fiscal Year 2000 Compared to Fiscal Year 1999

Overview

       Net sales increased to $1,456.0 million, an increase of 51.0%, in 2001 from $964.0 million in 2000. This increase resulted from a $446.2 million increase in net sales from outside North America and a $45.8 million increase in net sales from the North American operations. The increase in net sales from the North American operations was due to the Industrial Shipping Containers segment ($101.8 million increase), which was partially offset by lower net sales in the Containerboard & Corrugated Products segment ($49.1 million decrease) and the Timber segment ($6.9 million decrease). The higher net sales in the North American operations of the Industrial Shipping Containers segment was primarily due to the inclusion of additional sales volume from the operations of Van Leer Industrial Packaging. The weaker economic conditions in the United States that prevailed throughout 2001 compared to 2000 caused lower sales volumes and increased competitive pricing in both the Industrial Shipping Containers and Containerboard & Corrugated Products segments.

       EBITDA was $266.4 million, before the $11.5 million second quarter restructuring charge, for 2001 as compared to $157.5 million for 2000. The $108.9 million increase in EBITDA was attributable to higher gains on the sale of timberland ($70.4 million increase) and the inclusion of the operations of Van Leer Industrial Packaging. The factors that caused a reduction in EBITDA included weaker economic conditions in the United States for both the Industrial Shipping Containers and Containerboard & Corrugated Products segments. In addition, lower timber sales partially offset the improvement in EBITDA.

Segment Review

       Industrial Shipping Containers

       2001 Compared to 2000

       The Industrial Shipping Containers segment had an increase in net sales of $548.0 million, or 111.6%, for 2001 as compared to 2000. This increase was primarily due to the inclusion of $446.2 million of net sales outside

      North America resulting from the operations of Van Leer Industrial Packaging. Net sales for the North American operations increased $101.8 million for 2001 as compared to 2000 due to additional sales volume from the operations of Van Leer Industrial Packaging during the eight months included in that year. A decrease in customer demand caused by weaknesses in the U.S. economy, particularly in the chemical industry, partially offset this increase in net sales. In addition, net sales to the agricultural sector were lower in the first quarter of 2001 compared to 2000, which benefited from a late harvest of certain crops during 1999 that extended into the first quarter of 2000.

      EBITDA for the Industrial Shipping Containers segment increased to $88.5 million, before the $11.5 million second quarter restructuring charge, for 2001 as compared to $46.2 million for 2000. The primary reason for this increase relates to $48.8 million in EBITDA from outside North America related to the inclusion of the operations of Van Leer Industrial Packaging.

      2000 Compared to 1999

      The Industrial Shipping Containers segment had an increase in net sales of $13.5 million, or 2.8%, in 2000 as compared to 1999. This increase was due to an improvement in general market conditions, especially in the chemical industry, improved pricing to offset higher raw material prices and regained sales volumes lost as a result of the 1998 and 1999 plant closings and consolidation efforts. In addition, there was an increase in activities related to container leasing and reconditioning.

      EBITDA for the Industrial Shipping Containers segment decreased to $46.2 million for 2000 as compared to $53.7 million for 1999. The primary reason for this decrease was due to a larger corporate allocation, caused by improvements in our infrastructure, during 2000.

      Containerboard & Corrugated Products

      2001 Compared to 2000

      The Containerboard & Corrugated Products segment had a decrease in net sales of $49.1 million, or 11.5%, for 2001 as compared to 2000. This reduction in net sales was caused by lower customer demand for corrugated containers and containerboard due to continued weaknesses in the U.S. economy. Lower average sales price for linerboard and medium also affected net sales during 2001 as compared to 2000.

      EBITDA for the Containerboard & Corrugated Products segment increased to $82.4 million for 2001 as compared to $80.5 million for 2000. Lower raw material prices, especially for old corrugated containers, a higher containerboard integration percentage and improved operating efficiencies more than offset the decline caused by lower net sales for this segment.

      2000 Compared to 1999

      The Containerboard & Corrugated Products segment had an increase in net sales of $76.5 million, or 21.7%, for 2000 as compared to 1999. This increase was primarily due to a 32.5% increase in the average sales price of containerboard. In addition, there were $16.0 million of additional net sales from the Great Lakes and Trend Pak operations, which were acquired in 1999.

      EBITDA for the Containerboard & Corrugated Products segment increased to $80.5 million for 2000 as compared to $51.6 million for 1999. This increase resulted from improved gross margins resulting from the higher sales prices of this segment's products without a corresponding increase in its costs. The increase was partially offset by higher costs allocated from corporate to support improvements in our infrastructure.

      Timber

      2001 Compared to 2000

      The Timber segment had a decrease in net sales of $6.9 million, or 15.4%, for 2001 as compared to 2000. While timber sales are subject to fluctuations, we seek to maintain a consistent cutting schedule within the limits of market and weather conditions.

      The sales of timber are recorded as net sales, while timberland sales are included in gain on sale of timberland. The gain on sale of timberland was $79.7 million for 2001 as compared to $9.2 million for 2000. See "Timberland Transactions" below.

      EBITDA for the Timber segment increased to $111.5 million for 2001 as compared to $46.7 million for 2000. The increase was primarily the result of significant gains on the sale of timberland which were partially offset by lower timber sales.

      2000 Compared to 1999

      The Timber segment had an increase in net sales of $20.6 million, or 85.5%, for 2000 as compared to 1999. This increase was primarily due to a full year of net sales resulting from the timber marketing agreement with Bennett & Peters, Inc. initiated in May 1999. Our timber marketing strategy is focused on the active harvesting and regeneration of our timber properties in the United States to achieve sustainable long-term yields on our timberland. We seek to maintain a consistent cutting schedule for the sale of timber within the limits of market and weather conditions.

      EBITDA for the Timber segment increased to $46.7 million for 2000 as compared to $25.3 million in 1999. This increase was due to the significant improvement in net sales as well as $4.7 million of additional gains on the sale of timberland.

Other Income Statement Changes

      Gain on Sale of Timberland

      Gain on sale of timberland increased $70.5 million in 2001 as compared to 2000 primarily due to the timber property sales described in the "Timberland Transactions" section below.

      The gain on sale of timberland increased $4.6 million in 2000 as compared to 1999.

      Other Income, Net

      Other income, net increased $1.4 million in 2001 as compared to 2000. The increase in other income was primarily due to an increase from gains on the sale of facilities in comparison to 2000. See "Restructuring Charge" below.

      Other income, net decreased $5.5 million in 2000 as compared to 1999. This decrease was primarily due to a decrease of $7.5 million from gains on the sale of facilities in comparison to 1999.

      Cost of Products Sold

      The cost of products sold, as a percentage of net sales, increased to 79.2% in 2001 from 76.5% in 2000. The increase was primarily due to the inclusion of the operations of Van Leer Industrial Packaging, which contributed to a higher cost of products sold as a percentage of net sales because products from those operations have lower gross margins than our other products. In addition, Timber segment sales, which have a much lower cost associated with them, were below those in 2000. This increase was partially offset by lower raw material costs, which more than offset the lower sales volume, in the Containerboard & Corrugated Products segment.

     Cost of products sold, as a percentage of net sales, decreased to 76.5% for 2000 as compared to 79.1% for 1999. The improvement was primarily due to the higher Timber segment net sales in 2000. Our timber sales have a very low cost associated with them. In addition, the cost of products sold, as a percentage of net sales, for the Containerboard & Corrugated Products segment decreased as a result of the higher sales prices of its products without a corresponding increase in the cost of products sold. The cost of products sold, as a percentage of net sales, decreased slightly for the Industrial Shipping Containers segment.

     Selling, General and Administrative Expenses

     SG&A expenses increased to $204.7 million (14.1% of net sales) for 2001 as compared to $128.3 million (13.3% of net sales) for 2000. The $76.4 million increase was primarily due to additional SG&A expenses related to the operations of Van Leer Industrial Packaging. In addition, there was $5.3 million of amortization expense related to the goodwill and other intangible assets acquired in the Van Leer Industrial Packaging transaction included in the 2001 results.

     Despite increasing to $128.3 million in 2000 from $113.0 million in 1999, SG&A expenses only increased slightly to 13.3% of net sales in 2000 from 13.2% of net sales in 1999. The increased expenditures primarily represented higher costs to support infrastructure improvements for current and future growth initiatives at that time. In addition, $3.2 million of additional commission expense resulted from the sale of timber and timberland in 2000. The increase was partially offset by a $2.9 million reduction in Year 2000 remediation expenses.

     Restructuring Charges

     As further described in the "Restructuring Charge" section below, we recognized a pretax restructuring charge of $11.5 million during the second quarter of 2001.

     Interest Expense, Net

     Interest expense, net increased to $45.2 million in 2001 as compared to $11.8 million in 2000. This increase was primarily due to higher average debt outstanding in 2001 as compared to 2000 as a result of the Van Leer Industrial Packaging acquisition.

     Interest expense, net decreased to $11.8 million in 2000 as compared to $13.0 million in 1999. This decrease was primarily due to $2.5 million of capitalized interest in 2000 compared to $0.4 million in 1999. The increase in capitalized interest related to several large capital projects, including our management information system, a new steel drum line in LaPorte, Texas, and a new corrugated container plant in Louisville, Kentucky. This decrease was partially offset by higher interest rates that prevailed throughout 2000 as compared to 1999.

     Income Taxes

     The effective tax rate remained at 37.9% for 2001 and 2000.

     The effective tax rate decreased to 37.9% for 2000 as compared to 39.7% for 1999. The decrease, which was due to lower state and local taxes, had a positive effect on net income in 2000.

     Minority Interest in Income of Consolidated Subsidiaries

     As part of the Van Leer Industrial Packaging acquisition, we assumed minority holdings in various companies. From the date of acquisition, these companies have been included in the consolidated results for 2001, and the minority interests in their respective net incomes have been eliminated.

     Equity in Earnings of Affiliates

     Equity in earnings of affiliates decreased to $9.9 million for 2001 as compared to $13.3 million in 2000. This income represents our equity interest in the net income of CorrChoice and, to a lesser extent, Abzac-Greif, Socer-Embalagens, Lda. and Balmer Lawrie-Van Leer.

     Equity in earnings of affiliates increased to $13.3 million in 2000 as compared to $10.8 million in 1999.

     Net Income

     Based on the foregoing, net income increased $13.0 million, or 17.1%, to $88.8 million in 2001 from $75.8 million in 2000.

     Based on the foregoing, net income increased $24.4 million, or 47.5%, to $75.8 million in 2000 from $51.4 million in 1999.

Restructuring Charge

     During the second quarter of 2001, we approved a plan to consolidate some of our locations in order to eliminate duplicate facilities caused by the Van Leer Industrial Packaging acquisition and to improve operating efficiencies and capabilities (see Note 5 to the Consolidated Financial Statements for the year ended October 31, 2001 and Note 3 to the Consolidated Interim Financial Statements for the nine months ended July 31, 2002, contained elsewhere in this prospectus). The plan was the result of an in-depth study to determine whether certain locations, either existing or newly acquired, should be closed and the sales and manufacturing volume associated with such plants relocated to a different facility. Six existing company-owned plastic drum and steel drum plants were identified to be closed. These plants are located in North America. In addition, certain redundant administrative functions were identified to be eliminated. As a result of this plan, during the second quarter of 2001, we recognized a pretax restructuring charge of $11.5 million, consisting of $8.0 million in employee separation costs (approximately 250 employees) and a $3.5 million loss on disposal of equipment and facilities. We have sold or are in the process of selling these six company-owned facilities.

     In addition, in connection with the March 2001 acquisition of Van Leer Industrial Packaging and the consolidation plan described in the preceding paragraph, five facilities purchased as part of that acquisition have been or will be closed. These facilities are owned by our subsidiaries. The facilities are located in North America, South America, United Kingdom and Asia Pacific. In addition, certain redundant administrative functions have been or will be eliminated. Accordingly, we recognized a $19.7 million restructuring liability in our purchase price allocation related to these locations. This liability was accounted for under EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The liability consisted of $16.5 million in employee separation costs (approximately 300 employees) and $3.2 million in other exit costs. We have sold or are in the process of selling these company-owned facilities.

     We expect to complete these restructuring activities during 2002. We have incurred additional costs of $5.9 million in 2001, $4.3 million for the nine months ended July 31, 2002, and will continue to incur additional costs during the remainder of 2002 related to the relocation of machinery, employees and other reorganization activities, all of which have been or will be charged to the results of operations. We believe that upon the completion of the consolidation plan, positive contributions to earnings on an annualized basis from these actions will be approximately $27.5 million.

Timberland Transactions

     In December 2000, we sold certain hardwood timberland for $44.4 million. As such, we recognized a gain of $43.0 million during the first quarter of 2001 related to this transaction. In a related agreement, we sold other hardwood timberland for $30.0 million in March 2001, and we recognized a gain of $27.7 million during the second quarter of 2001. A total of approximately 65,000 acres of timber properties situated in Arkansas, Mississippi and Louisiana were sold as a result of these transactions.

     In a separate transaction in December 2000, we purchased certain pine timberland for $42.8 million. In a related agreement, we purchased other pine timberland for $43.1 million in March 2001. A total of approximately 63,000 acres of timber properties situated in Louisiana were purchased as a result of these transactions.

     For tax purposes, these sale and purchase transactions were treated as like-kind exchanges pursuant to Section 1031 of the Internal Revenue Code, which resulted in a deferral of the tax gain on the sale transactions.

Liquidity and Capital Resources

     Our primary sources of liquidity are operating cash flows and borrowings under our senior credit facility, discussed below. We have used these sources to fund our working capital needs, capital expenditures, cash dividends, common stock repurchases and acquisitions. We anticipate continuing to fund these items in a like manner. We currently expect that operating cash flows, the proceeds from the original notes offering, and borrowings under our amended and restated senior credit facility will be sufficient to fund our working capital, capital expenditure, debt repayment and other liquidity needs for the foreseeable future.

Capital Expenditures and Business Acquisitions

     During 2001, we invested $42.7 million in capital expenditures, excluding the purchase of timberland properties ($89.5 million), and we invested $29.9 million in capital expenditures, excluding the purchase of timberland properties ($8.9 million), during the nine months ended July 31, 2002. During the last three years, we have invested $170.8 million in capital expenditures, $89.5 million in timberland purchases and $387.1 million in acquisitions of businesses, net of cash acquired. See "--Recent Acquisitions" for a description of the businesses acquired since the beginning of our 1999 fiscal year.

     We have approved future capital expenditures of approximately $21 million through July 31, 2003. These expenditures are primarily to replace and improve equipment and to continue implementation of a new management information system.

Balance Sheet Changes

July 31, 2002 Compared to October 31, 2001

     The reduction in trade accounts receivable was due to lower net sales in the third quarter of 2002 compared to the fourth quarter of 2001.

     Inventories were higher primarily due to the increases in our raw material costs and the build up of inventory related to our agricultural markets.

     The increase in accounts payable was due to higher raw material costs and the timing of payments made to our suppliers.

     Accrued payrolls and employee benefits were higher at July 31, 2002 as compared to October 31, 2001 as a result of the increase in these costs as well as timing of our payments.

     The restructuring reserves decreased as a result of plant closings and other reorganization costs. See "Restructuring Charge" section above.

     The reduction in total debt was due to the repayment of amounts borrowed under our existing $900 million Senior Secured Credit Agreement, partially offset by the issuance of $250 million Senior Subordinated Notes. See "Borrowing Arrangements" section below.

     The decrease in other long-term liabilities was primarily due to a lower liability related to the swap contracts on our existing $900 million Senior Secured Credit Agreement, the timing of payments on workers' compensation, and other changes not individually significant.

October 31, 2001 Compared to October 31, 2000

     In general, the increases in our assets and liabilities were primarily due to the acquisition of Van Leer Industrial Packaging in March 2001. In addition, our timberland assets increased due to our purchase of 63,000 acres of pine timber property in Louisiana in 2001. See "Timberland Transactions" above.

     The increase in restructuring reserves was due to our 2001 consolidation plan, which has been reduced due to payments of severance and restructuring costs. See "Restructuring Charge" above.

     The increase in long-term debt was the result of borrowings under our existing senior credit facility, which was used to fund the Van Leer Industrial Packaging acquisition and to refinance amounts outstanding under our then existing credit facility. This increase was partially offset by debt repayments.

     The increase in deferred tax liability was primarily due to our timberland sales in 2001 and the Van Leer Industrial Packaging acquisition. See "Timberland Transactions" above.

Borrowing Arrangements

     See "Description of Senior Credit Facility" for a description of our amended and restated credit facility. Prior to its amendment, the senior credit facility consisted of three terms loans and a $150 million revolving multicurrency credit facility. The proceeds from this senior credit facility were used to fund the Van Leer Industrial Packaging acquisition and to refinance amounts outstanding under a prior revolving credit facility. As of July 31, 2002, there was a total of $399.5 million outstanding under the senior credit facility and $248.0 million of Senior Subordinated Notes.

Contractual Obligations

     As of July 31, 2002, we had the following contractual obligations (U.S. dollars in millions):

                                                                              Payments Due By Period
                                                                              ----------------------
                                                                           Less than      1-3        4-5     After 5
                                                                  Total      1 Year      Years      Years     Years
                                                                  -----      ------      -----      -----     -----
Long-term debt ...............................................     $650        $18         $50       $123      $459
Short-term borrowings ........................................       25         25          --         --        --
Non-cancelable operating leases ..............................       32          4          12          5        11
                                                                   ----        ---         ---       ----      ----
Total contractual cash obligations ...........................     $707        $47         $62       $128      $470
                                                                   ====        ===         ===       ====      ====


Share Repurchase Program

     In February 1999, our Board of Directors authorized a one million share stock repurchase program. During 2001, we repurchased 34,500 shares, including 10,000 shares of Class A Common Stock and 24,500 shares of Class B Common Stock, and during the first nine months of 2002 we repurchased 50,000 shares of Class B Common Stock. As of July 31, 2002, we had repurchased 644,410 shares, including 415,476 shares of Class A Common Stock and 228,934 shares of Class B Common Stock. The total cost of the shares repurchased during 1999 through July 31, 2002 was $18.7 million. Future share repurchases will be limited under our amended and restated senior credit facility and the indenture governing the notes.

Effects of Inflation

     The effects of inflation did not have a material impact on our operations during 2001, 2000 or 1999, or during the nine months ended July 31, 2002.

Recent Accounting Standards

Goodwill and Other Intangible Assets

     In June 2001, FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill no longer be amortized, but instead be periodically reviewed for impairment. The provisions of SFAS No. 142 are required for fiscal years beginning after December 15, 2001. As such, we will adopt SFAS No. 142 at the beginning of our 2003 fiscal year.

     The application of the non-amortization provisions of SFAS No. 142 will increase our net income upon adoption. Amortization expense related to our goodwill and indefinite-lived assets was $8.4 million and $6.5 million for the nine months ended July 31, 2002 and 2001, respectively, and $9.2 million for the fiscal year ended October 31, 2001.

     At this time, the effect of the impairment provisions provided by SFAS No. 142 is not known.


Impairment or Disposal of Long-Lived Assets

     In August 2001, FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" and Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and resolves implementation issues related to Statement No. 121.

     SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, or November 1, 2002 for us. We do not expect the adoption of this Statement to have a material impact on our results of operations or financial position.

Quantitative and Qualitative Disclosures about Market Risk

     Interest Rate Risk

     We are subject to interest rate risk related to our financial instruments that include borrowings under our amended and restated senior credit facility and interest rate swap agreements with an aggregate notional amount of $280.0 million as of July 31, 2002. We do not enter into financial instruments for trading or speculative purposes. The interest rate swap agreements have been entered into to manage our interest rate exposure.

     The table below provides information about our derivative financial instruments and other financial instruments that are sensitive to changes in interest rates. For the existing senior credit facility, the table presents scheduled amortizations of principal and the current weighted average interest rate by contractual maturity dates. For interest rate swaps, the table presents annual amortizations of notional amounts and weighted average interest rates by contractual maturity dates. Under the swap agreements, we receive interest quarterly from the counterparties and pay interest quarterly to the counterparties. The fair value of the existing senior credit facility is based on current rates available to us for debt of the same remaining maturity. The fair value of the interest rate swap agreements have been determined based upon the current market settlement prices of comparable contracts.

                              FINANCIAL INSTRUMENTS
                           (U.S. dollars in millions)

                                                           Expected Maturity Date
                                                           ----------------------

                                                                                                  After                Fair
                                             2002      2003      2004       2005       2006       2006       Total     Value
                                             ----      ----      ----       ----       ----       ----       -----     -----
Existing senior credit facility:
Scheduled amortizations...................   $4.2     $19.1     $23.6      $28.2      $16.7     $280.7      $372.5    $372.5
Average interest rate (1).................   5.23%     5.23%     5.23%      5.23%      5.23%      5.23%       5.23%

Interest rate swaps:
Scheduled amortizations...................   $  0      $ 70      $ 15       $ 45       $100       $ 50        $ 80      $(12)
Average fixed pay rate....................   5.43%     5.48%     5.54%      5.78%      5.99%      6.15%       5.56%
Average receive rate (2)..................   1.92%     1.92%     1.92%      1.92%      1.92%      1.92%       1.92%

-----------------
  (1) Variable rate specified is based on the LIBOR rate or an alternative base rate plus a calculated margin at July 31, 2002.

  (2) The average receive rate is based upon the LIBOR rates we were scheduled to receive at July 31, 2002. The rates presented are not intended to project our expectations for the future.

       Based on a sensitivity analysis performed by the counterparties at July 31, 2002, a 100 basis point increase in interest rates would improve the fair value of the swap agreements to a liability of $8.1 million. Conversely, a 100 basis point decrease in interest rates would result in a fair value liability of $8.1 million.

Foreign Currency Risk

       As a result of our acquisition of Van Leer Industrial Packaging, our operating income is subject to fluctuations in foreign currency exchange rates. The geographic presence of our operations mitigates this exposure to some degree. Additionally, our transaction exposure is somewhat limited because we produce and sell a majority of our products within each country in which we operate.

       We have entered into foreign currency forward contracts to hedge certain short-term intercompany loan balances among our foreign businesses. At July 31, 2002, we had contracts outstanding of $23.8 million. The fair value of these contracts at July 31, 2002, was $0.2 million. Each of these contracts hedges the exposure of the euro against the fluctuation of various other currencies. A sensitivity analysis to changes in the euro against these other currencies indicates that if the euro uniformly weakened by 10% against all of the hedged currency exposures, the fair value of these instruments would increase by $0.9 million. Conversely, if the euro uniformly strengthened by 10% against all of the hedged currency exposures, the fair value of these instruments would decrease by $1.1 million. Any resulting changes in fair value would be offset by changes in the underlying hedged balance sheet position. The sensitivity analysis assumes a parallel shift in foreign currency exchange rates. The assumption that exchange rates change in parallel fashion may overstate the impact of changing exchange rates on assets and liabilities denominated in a foreign currency.

Commodity Price Risk

       Our operating income is potentially affected to a significant degree by fluctuations in the cost of our raw materials and energy. See "Risk Factors." We do not have long-term supply contracts or hedging arrangements in place for obtaining our principal raw materials. In general, we do not use derivative instruments to hedge against fluctuations in commodity prices, although we have entered into forward purchase contracts related to the supply of natural gas at one of our containerboard mills.

                                    BUSINESS

General

      We are a leading global producer of industrial shipping containers with manufacturing facilities located in 41 countries. We offer a comprehensive line of industrial shipping container products, such as steel, fibre and plastic drums, intermediate bulk containers, closure systems for industrial shipping containers, and polycarbonate water bottles, which we complement with a variety of value-added services. Our global presence and full range of products uniquely position this business to offer our customers a single source for their packaging needs and to be responsive to global market changes. We also produce containerboard and value-added corrugated products for niche markets in the United States and Canada. We own timberland in the southeastern United States which we cut and sell to third parties, as well as manage to maximize long-term value. Our customers range from Fortune 500 companies to medium and small-sized companies in a cross section of industries. Our manufacturing facilities are strategically located near many of our customers, reducing transportation costs.

      For the twelve months ended July 31, 2002, we had consolidated net sales of $1.64 billion and Adjusted EBITDA of $202.3 million (including the results of our unrestricted timber subsidiary). During this same period, we generated approximately 39% of our consolidated net sales from markets outside North America. For the twelve months ended July 31, 2002, our Industrial Shipping Containers segment represented 77% of consolidated net sales, our Containerboard & Corrugated Products segment represented 20% of consolidated net sales and our Timber segment represented 3% of our consolidated net sales.

      Our company's history goes back to 1877 when our predecessor manufactured wooden barrels, casks and kegs to transport post-Civil War U.S. goods nationally and internationally. We were incorporated as a Delaware corporation in 1926.

Competitive Strengths

      Leading Market Position. We are a leading global producer of a comprehensive line of industrial shipping container products. Based on our internal estimates, we believe that we are the largest global and United States producer of steel drums, fibre drums, and closure systems, and we hold leading global and United States market positions in the production of plastic drums and intermediate bulk containers.

      Global Presence. We have facilities in 41 countries and generated approximately 39% of our consolidated net sales from markets outside North America for the twelve months ended July 31, 2002. Our global presence provides us with access to faster growing foreign markets; insulates us from economic downturns in any one country or region; enables us to respond to our customers' changing needs; offers us the flexibility to shift resources in response to changes in global or regional conditions; and allows us to effectively service multinational customers. Our size and global reach enable us to realize economies of scale and cost savings by consolidating our purchasing, sales and marketing efforts.

      Comprehensive Portfolio of Product Lines. We offer a comprehensive portfolio of product lines in our industrial shipping container segment, which enables us to offer our customers a single source for their packaging needs and to be responsive to global market changes. We have also developed numerous specialty products and applications for our corrugated products customers. Our ability to tailor our products and services to our customers' needs allows us to develop strong, long-term customer relationships and enhances profitability.

      Diverse and Multinational Customer Base. We have developed longstanding relationships with prominent customers such as BASF Corporation, Bayer Corporation, BP p.l.c., The Dow Chemical Company, Exxon Mobil Corporation, Imperial Chemical Industries PLC, International Paper Company, Kraft Foods Inc., PPG Industries Inc., Temple-Inland Inc., Total Fina Elf S.A. and Weyerhaeuser Company. These large multinational corporations represent a range of industries, which we believe creates a strong, stable revenue source for our products and services. Moreover, we do not depend upon any one particular customer, as our ten largest customers accounted for less than 20% of our net sales in fiscal 2001.

      Significant Operating Leverage. We believe our existing facilities have sufficient capacity to meet future growth in market demand for our products without significant capital expenditures. We believe we are positioned to profitably capitalize on an increase in demand which would result from an economic recovery.

      Experienced Management Team. We have an experienced management team that has managed our operations during various industry cycles. This experience facilitated the acquisition of Van Leer Industrial Packaging and other recent acquisitions and joint ventures and their successful integration into our existing operations.

Business Strategy

      We plan to build on our strengths by continuing to develop products and services that represent comprehensive packaging solutions for our customers. In addition, we intend to enhance our profitability by continuing to rationalize our operations, capitalize on our global resources and focus on high-margin products and services, as well as making targeted acquisitions when the opportunity is presented.

      Our business segment strategies are as follows:

      Industrial Shipping Containers

      . Further extend our product and service offerings
      . Leverage our full product line and global resources to serve our multinational customers
      . Strategically implement packaging solutions
      . Optimize manufacturing operations

      Containerboard & Corrugated Products

      . Continue to provide distinctive, value-added corrugated packaging and services
      . Extend product expertise into specialty product offerings
      . Expand sales in multiwall bag business in targeted industry segments
      . Maintain cost-effectiveness and reliability of our containerboard mills and corrugated operations

      Timber

      . Maintain long-term focus on pine timberland
      . Grow future value through intensive management and regeneration
      . Increase timberland holdings by selling timberland with a higher and better use, or limited management potential, and reinvesting the sale proceeds to acquire additional timberland with a lower cost per acre

Products and Services

      Our products are divided into three business segments: Industrial Shipping Containers; Containerboard & Corrugated Products; and Timber.

Industrial Shipping Containers

         Our acquisition of Van Leer Industrial Packaging in March 2001 transformed us into a global provider with a full range of industrial shipping container products and services. The successful integration of this business allowed us to realize significant synergies by improving operating efficiencies from the consolidation of facilities and personnel, achieving economies of scale in purchasing, sales and marketing efforts, and enhancing manufacturing flexibility. Our Industrial Shipping Containers segment generated net sales of $1,268.9 million and EBITDA of $123.3 million for the twelve months ended July 31, 2002.

      We seek to provide complete packaging solutions to our customers by offering a comprehensive range of products and services on a global basis. Our full range of shipping container products and numerous manufacturing facilities uniquely position us to offer our customers a single source for their packaging needs, respond to global market changes, and capitalize on faster growing markets such as Eastern Europe and Asia. With increasing customer demand for container life-cycle management, we also offer packaging services that include cleaning, recycling, disposal, trip leasing, filling, warehousing, outgoing logistics, onsite packaging and vendor management. We sell our products globally to customers in industries such as chemicals, paints and pigments, food and beverage, petroleum, industrial coatings, agricultural, pharmaceutical and mineral, among others.

      The primary products of our Industrial Shipping Containers segment are steel drums, plastic drums and polycarbonate water bottles, fibre drums, IBCs and closure systems (caps on industrial packaging containers).

      Steel Drums. We offer customers an extensive steel drum product line, with drums ranging in size from eight to 85 gallons. Our steel drums are sold to customers in the chemical, petroleum, food/juice, pharmaceutical and hazard waste industries. We manufacture several types of steel drums, including open head drums, tight head drums, and drums that are sold internally coated or uncoated. Open head drums are used primarily for granules and pastes while tight head drums are used mainly for liquids. Internally coated drums are sold to the chemicals industry since the coating prevents contact between the contents (i.e., chemical to be transported) and the steel body of the drum, preventing corrosion inside the drum. Uncoated drums are most often used to store petroleum-based oil and other non water-based materials. We also manufacture one of the industry's latest technologies--collapsible steel drums.

      Plastic Drums. We manufacture a variety of tight-head and open-head drums ranging from one to 65 gallons. In addition, we manufacture plastic pails and small 250 ml. plastic bottles for the lube and oil industry. Our global presence allows us to service detergent, lubricant, pharmaceutical and agrochemical companies worldwide. Since plastic technologies are changing more rapidly than in any other segments of the industrial packaging products industry, we maintain a comprehensive research and development facility for plastic drums.

      Fibre Drums. We sell fibre drums in various sizes ranging from 2 1/2 gallons to 55 gallons, which are used primarily in the fine chemical, pharmaceutical, paint and food industries. Relatively high valued, dry, granulated products are the most common filling goods of these drums. Fibre drums are attractive to customers as an inexpensive, safe and reliable storage and shipping medium. We manufacture fibre drums using high quality raw materials designed for product performance and durability. We also make specialty drums such as cheese drums, meat drums, a feedpak (tapered drum) and a harvestpak that transports certain food items.

      Intermediate Bulk Containers. An IBC is a high-density polyethylene bottle contained in a steel reinforced cage attached to a pallet designed for greater efficiencies in shipping large quantities of liquid or viscous products. We sell IBCs to companies in the chemical, pharmaceutical and food industries. We provide a wide array of products, including rigid single and multiple trip use containers and customized IBCs.

      Closure Systems. Closure systems are the caps on industrial shipping containers and are manufactured for both metal and plastic containers. Closures are marketed and sold under the Tri-Sure(R) brand name.

      Other Services. We offer our industrial shipping container customers a variety of value-added packaging services that include cleaning, recycling, disposal, trip leasing, filling, warehousing, outgoing logistics, onsite packaging and vendor management. We also offer research and development, engineering and design and testing services.

Containerboard & Corrugated Products

     We concentrate on providing value-added, higher-margin corrugated products to niche markets complemented by a comprehensive range of packaging services, in comparison to many large paper companies which focus on high-volume, commodity production. We sell containerboard, corrugated sheets and other corrugated products and multiwall bags to customers in North America in industries such as the packaging, automotive, food, and building products, among others. Our corrugated container products are used to ship such diverse products as home appliances, small machinery, grocery products, building products, automotive components and books and furniture. Our full line of industrial and consumer multiwall bags is used to ship a wide range of industrial and consumer products primarily for the agricultural, chemical, building products and food industries. Our Containerboard & Corrugated Products segment generated net sales of $333.9 million and EBITDA of $53.3 million for the twelve months ended July 31, 2002.

     The primary products of our Containerboard & Corrugated Products segment are containerboard, corrugated sheets and other corrugated products and multiwall bags.

     Containerboard. Our two containerboard mills produce both semi-chemical and 100% recycled medium and 100% recycled linerboard. We produced approximately 531,292, 541,413, and 558,837 tons of linerboard and medium in 2001, 2000, and 1999, respectively, and have the capacity to produce approximately 570,000 tons per year of linerboard and medium at our two mills. We believe the cost positions of our containerboard mills are among the lowest in North America. Our capacity utilization rates are consistent with or slightly exceed typical industry rates.

     Our containerboard mills and corrugated container operations are highly integrated. In fiscal 2001, our corrugated sheet, multiwall and fibre drum operations, including our CorrChoice, Inc. joint venture, consumed an amount of containerboard equal to approximately 70% of the containerboard tons produced by our two mills, which helps stabilize the results of this business. Our converting facilities have the capacity to produce approximately 4.0 billion square feet a year of corrugated products.

     Corrugated Products. We manufacture corrugated sheets and other corrugated products in value-added shapes, sizes and designs. Our specialty corrugated products include honeycomb, airbag/void fillers, and promotional and storage packages. Our packaging specialists design and construct corrugated products to meet the specific packaging, point-of-purchase display, handling, transportation and protection needs of our customers' products. One of our products is a corrugated pallet packet which is collapsible, weighs less than ten pounds and is recyclable. This corrugated product eliminates the need to store or dispose of wooden pallets. Our corrugated container products are used by manufacturers of consumer goods to ship such diverse products as home appliances, small machinery, grocery products, building products, automotive products, books, and furniture, as well as numerous other applications.

     We have developed numerous specialty products and applications for particular customers, which utilize processes such as die-cutting, folding, gluing and color printing. We offer our customers total supply chain management services that include on-site packaging, warehousing and outgoing logistics of our customers' products, inventory management, vendor management, on-site labor management and contract filling.

     Multiwall Bags. We manufacture a full line of industrial and consumer multiwall bags, ranging in size from one to 100 pounds. These products are designed to ship a wide range of industrial and consumer products, including fertilizers, chemicals, concrete, flour, sugar, feed, seed and pet foods, primarily for the agricultural, chemical, building products and food industries.

Timber

     We purchased approximately 300,000 acres of timberland in the late 1800's and the early 1900's to provide raw materials for our wooden barrel plants. While no longer used as a source of raw materials, we still owned approximately 272,500 acres of timberland in the southeastern United States as of July 31, 2002. Our timber management is focused on the active harvesting and regeneration of our timber properties to achieve sustainable long-term yields on our timberland. We seek to maintain a consistent cutting schedule for the sale of timber within the limits of market and weather conditions.

     This segment includes both the sale of timber, which is recorded as net sales, and the sale of timberland, which is recorded in gain on sale of timberland. The Timber segment generated net sales of $39.3 million and EBITDA of $44.2 million for the twelve months ended July 31, 2002, including a $10.1 million gain on sale of timberland.

Marketing

     Our marketing strategy is to sell a broad range of industrial shipping container and corrugated packaging products to marketers of industrial and consumer products. In managing the marketing activities of our containerboard mills, we seek to meet the quality and service needs of the customers of our package converting plants at the most efficient cost, while balancing those needs against the demands of our open market customers. Our converting plants focus on supplying both specialized packaging with high value graphics that enhance a product's market appeal and high-volume sales of commodity products.

     We seek to serve a broad customer base for each of our segments and as a result serve thousands of accounts. Each plant has a sales force, and many have product design engineers and other service professionals who are in close contact with customers to respond to their specific needs. We complement the local plants' marketing and service capabilities with regional and national design and service capabilities. We also maintain national and, with respect to industrial shipping containers, global sales offices. National account business may be allocated to more than one plant because of production capability and equipment requirements.

Raw Materials

     Steel, resin and paper are the principal raw materials for our Industrial Shipping Container segment, and pulpwood, waste paper for recycling, and paper are the principal raw materials for our Containerboard & Corrugated Products segment. We satisfy virtually all of our need for these raw materials through purchases on the open market or under short-term supply agreements. All of these raw materials are purchased in highly competitive, price-sensitive markets, which have historically exhibited price and demand cyclicality. From time to time, some of these raw materials have been in short supply, but to date these shortages have not had a significant effect on our operations. However, we cannot assure you that this situation will continue to be the case for any or all raw materials.

Competition

     The markets in which we sell our products are highly competitive and comprised of many participants. Although no single company dominates, we face significant competitors in each of our businesses. Our competitors include large vertically integrated companies as well as numerous smaller companies. The industries in which we compete are particularly sensitive to price fluctuations caused by shifts in industry capacity and other cyclical industry conditions. Other competitive factors include design, quality and service, with varying emphasis depending on product line.

     In the industrial container shipping industry, we compete by offering a comprehensive line of products on a global basis. In the containerboard and corrugated products industry, we compete by concentrating on providing value-added, higher-margin corrugated products to niche markets. In addition, over the past several years we have closed higher cost facilities and otherwise restructured our operations, which we believe has significantly improved our cost competitiveness.

Backlog

     Seasonal fluctuations in marketing, production, shipments and inventories of our products are not significant. Because we supply a cross-section of industries and must make spot deliveries on a day-to-day basis as our products are required by our customers, we do not operate on a backlog to any significant degree and maintain only a limited level of finished goods. Many customers place their orders weekly for delivery during the week.

Research and Development

     Our research and development centers use state-of-the-art technology to assist all levels of the manufacturing and sales processes, from raw materials supply through finished packaging performance. Research programs have provided improvements in many areas of our products, such as nestable plastic drums, transportation protection products and other specialty corrugated products and ro-con fibre drums. The technical staff conducts basic, applied and diagnostic research, develops processes and products and provides a wide range of other technical services.

     We actively pursue applications for patents on new inventions and designs and attempt to protect our patents against infringement. Nevertheless, we believe that our success and growth are more dependent on the quality of our products and our relationships with our customers than on the extent of our patent protection. We hold or are licensed to use certain patents, licenses, trademarks and trade names on products. However, we do not consider that the successful continuation of any material aspect of our business depends on such intellectual property.

Employees

     We had approximately 10,000 employees as of July 31, 2002, of whom approximately 4,000 were employees of our North American operations and the remainder of whom were employees outside of North America. Of the North American employees, approximately 58% are represented by collective bargaining units. We believe that our employee relations are generally good. From time to time we are in the process of bargaining with unions representing production employees at a number of our operations. While the terms of these agreements may vary, we believe that the material terms of our collective bargaining agreements are customary for the industry and the type of facility, the classification of the employees and the geographic location covered by such agreements.

Properties

     We maintain manufacturing, warehouse, and research and development facilities and sales offices in 41 countries throughout the world. Our facilities are properly maintained and equipped with machinery suitable for their use. Our manufacturing, warehouse, and research and development facilities as of May 31, 2002, are summarized below:

                                                          Number of Facilities
                                                          --------------------
                                                        Total    Owned    Leased
                                                        -----    -----    ------

North America
Industrial shipping container facilities .............     55       40       15
Containerboard mills .................................      2        2        0
Corrugated container facilities ......................     21       19        2
Warehouse facilities .................................     12        5        7
Research and development facilities ..................      2        0        2

Europe and Other
Industrial shipping container facilities .............     79       60       19
Warehouse facilities .................................      2        1        1
Research and development facilities ..................      1        1        0
                                                          ---      ---       --
      Total ..........................................    174      128       46
                                                          ===      ===       ==

Litigation

     We are a defendant in a number of lawsuits and claims arising out of the conduct of our business. While we cannot predict with certainty the ultimate results of such suits or proceedings, our management believes that the resolution of these matters will not have a material adverse effect on our consolidated financial results or results of operations.

Environmental Compliance

     Our operations are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to pollution, the protection of the environment, the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials and numerous other environmental laws and regulations. In the ordinary course of business, we are subject to periodic environmental inspections and monitoring by governmental enforcement authorities. In addition, our production facilities require environmental permits that are subject to revocation, modification and renewal.

     In the past we have made significant capital expenditures to comply with environmental matters, such as environmental control facilities, and from time to time we have been cited for violations of environmental regulations. However, none of these violations have involved sanctions of $100,000 or more. Furthermore, we do not currently anticipate material capital expenditures for environmental control facilities or for compliance with any other environmental matters for the remainder of this year. However, we could incur significant expenditures due to changes in environmental laws or regulations or the discovery of new information, and in that case expenditures could have a material adverse effect on our financial condition. It is difficult to predict with certainty the amount of capital expenditures that will be required to comply with future environmental laws and regulations.

     We are currently investigating and, in some cases, remediating soil and/or groundwater that is or was contaminated by us or a third party at various sites owned by us. We believe that the total costs to bring all of our company-owned sites into compliance with applicable environmental laws will not be material to the results of our operations. Furthermore, we have established reserves for these environmental cleanup costs which, based on current information, we believe will be sufficient to cover our potential liability.

     We also face potential liability as a result of releases, or threatened releases, of hazardous substances into the environment from various sites owned and operated by third parties at which company-generated wastes have allegedly been deposited. Generators of hazardous substances sent to off-site disposal locations at which environmental problems exist, as well as the owners of those sites and certain other classes of persons (generally referred to as "potentially responsible parties" or "PRPs"), are, in most instances, subject to joint and several liability for response costs for the investigation and remediation of such sites under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and analogous state laws, regardless of fault or the lawfulness of the original disposal. We have received notice that we are or may be a PRP at a number of federal and/or state sites where response action may be required, and as a result may have joint and several liability for cleanup costs at such sites. However, liability for CERCLA sites is typically shared with other PRPs and costs are commonly allocated according to relative amounts of waste deposited. Our relative percentage of waste deposited at a majority of these sites is quite small. In addition to participating in remediation of sites owned by third parties, we have entered into consent orders for investigation and/or remediation of certain company-owned properties. Except with respect to our steel drum plant in Winfield, Kansas, to date we have been classified only as a "de minimus" PRP. At the CERCLA site in Winfield, Kansas, we are responsible for approximately one-third of the environmental cleanup costs. We believe our environmental cleanup costs at this site will be approximately $750,000, which was fully reserved on our financial statements as of July 31, 2002. To date, we have not been subject, in any instance, to sanctions of $100,000 or more.

     Based on current information, we believe that the probable costs of the remediation of company-owned property and response costs under CERCLA and similar state laws will not have a material adverse effect on our financial condition or results of operations. We believe that our liability for these matters was adequately reserved as of July 31, 2002.

                                   MANAGEMENT

     Our directors and executive officers are as follows:

Name                                    Age       Position
Michael J. Gasser ................       51       Director, Chairman of the Board and Chief Executive Officer
William B. Sparks, Jr ............       61       Director, President and Chief Operating Officer
Charles R. Chandler ..............       66       Director, Vice Chairman of the Board and President of Soterra LLC
Michael H. Dempsey ...............       45       Director
Naomi C. Dempsey .................       86       Director
Daniel J. Gunsett ................       53       Director
John C. Kane .....................       62       Director
Robert C. Macauley ...............       78       Director
David J. Olderman ................       66       Director
John S. Lilak ....................       55       Executive Vice President, Containerboard & Corrugated Products
Donald S. Huml ...................       56       Chief Financial Officer
Maureen A. Conley ................       43       Senior Vice President, New Business Development
Gary R. Martz ....................       44       Senior Vice President, General Counsel and Secretary
Michael L. Roane .................       46       Senior Vice President, Human Resources & Communications
Michael J. Barilla ...............       51       Vice President, Business Information Services
John K. Dieker ...................       38       Vice President and Corporate Controller
Robert A. Young ..................       47       Vice President and Director of Taxation
Sharon R. Maxwell ................       52       Assistant Secretary
Robert S. Zimmerman ..............       30       Assistant Treasurer

     Michael J. Gasser, Director, Chairman of the Board of Directors and Chief Executive Officer. Mr. Gasser has been a director since 1991 and our Chairman of the Board and Chief Executive Officer since 1994. He has been an executive officer of our company since 1988, and joined our company in 1979. He is a member of the Executive, Nominating and Stock Repurchase Committees. He is also a director for Bob Evans Farms, Inc., a restaurant and food products company.

     William B. Sparks, Jr., Director, President and Chief Operating Officer. Mr. Sparks has been a director and our President and Chief Operating Officer since 1995. Prior to that time, and for more than five years, Mr. Sparks was Chief Executive Officer of Down River International, Inc., a former subsidiary of our company. He is a member of the Executive Committee.

     Charles R. Chandler, Director, Vice Chairman of the Board and President of Soterra LLC. Mr. Chandler has been a director since 1987. He has been our Vice Chairman of the Board since 1996. During 1999, Mr. Chandler also became President of Soterra LLC, a subsidiary of our company. Prior to 1996, and for more than five years, Mr. Chandler had been the President and Chief Operating Officer of Virginia Fibre Corporation, a former subsidiary of our company. He is a member of the Executive Committee. Mr. Chandler plans to retire as an employee of our company on September 30, 2002, but he will continue to serve as a director.

     Michael H. Dempsey, Director. Mr. Dempsey has been a director since 1996. He is an investor. Prior to 1997, and for more than five years, he had been the President of Kuschall of America, a wheelchair manufacturing company. He is a member of the Compensation, Executive and Stock Option Committees. Mr. Dempsey is the son of Naomi C. Dempsey.

     Naomi C. Dempsey, Director. Mrs. Dempsey has been a director since 1995. She is an investor. She is a member of the Nominating Committee. Mrs. Dempsey is the mother of Michael H. Dempsey.

     Daniel J. Gunsett, Director. Mr. Gunsett has been a director since 1996. For more than five years, he has been a partner with the law firm of Baker & Hostetler LLP. He is a member of the Audit, Compensation, Executive, Nominating, Stock Option and Stock Repurchase Committees. In the past, we have retained Baker & Hostetler LLP to perform legal services on our behalf, and that firm is representing us on certain legal matters regarding the issuance of the notes. See "Certain Relationships and Related Party Transactions" and "Legal Matters."

     John C. Kane, Director. Mr. Kane has been a director since 1999. Prior to 2001 and for more than five years, he was a director and President and Chief Operating Officer of Cardinal Health, Inc., a healthcare services company. He is a member of the Audit, Compensation and Stock Option Committees. He is also a director of Connetics Corporation, a biopharmaceutical company.

     Robert C. Macauley, Director. Mr. Macauley has been a director since 1979. He is an investor. He is the founder of AmeriCares Foundation. Prior to 1998, and for more than five years, he had been the Chief Executive Officer of Virginia Fibre Corporation, a former subsidiary of the Company.

     David J. Olderman, Director. Mr. Olderman has been a director since 1996. He is an investor. Prior to 1997, and for more than five years, he had been Chairman, owner and Chief Executive Officer of Carret and Company, Inc., an investment consulting firm. He is a member of the Audit, Compensation and Stock Option Committees.

     John S. Lilak, Executive Vice President, Containerboard & Corrugated Products. Mr. Lilak has served as Executive Vice President, Containerboard & Corrugated Products, since joining our company in 1999. Mr. Lilak will become the President of Soterra LLC upon Mr. Chandler's retirement. From 1997 to 1999, Mr. Lilak served as General Sales and Marketing Manager, Kraft Paper and Board Division, for Union Camp Corporation. Prior to that time, and for more than five years, he served as Group General Manager, Container Division, of Union Camp.

     Donald S. Huml, Chief Financial Officer. Mr. Huml has served as Chief Financial Officer since joining our company in April 2002. From 1994 until joining our company, he served as Senior Vice President, Finance, and Chief Financial Officer of Snap-on Incorporated, a global developer, manufacturer and marketer of tools and equipment.

     Maureen A. Conley, Senior Vice President, New Business Development. Ms. Conley has served as Senior Vice President, New Business Development, since joining our company in 2000. Prior to that time, she served as a senior management consultant for IBM Global Services for almost three years. During 1998, she was Director of Corporate Development for BioCrystal Limited, a biotechnical company. Prior to that time, and for more than five years, she served as Director of Administrative Services for the City of Columbus, Ohio.

     Gary R. Martz, Senior Vice President, General Counsel and Secretary. Mr. Martz has served as Senior Vice President and General Counsel since joining our company in January 2002, and has served as Secretary since June 2002. Prior to that time, and for more than five years, he served as a partner in the law firm of Baker & Hostetler LLP.

     Michael L. Roane, Senior Vice President, Human Resources and
Communications. Mr. Roane has served as Senior Vice President, Human Resources since joining our company in 1998. Prior to that time, and for more than five years, Mr. Roane served as Vice President, Human Resources, for Owens and Minor, Inc., a medical/surgical supply company.

     Michael J. Barilla, Vice President, Business Information Service. Mr. Barilla has served as Vice President, Business Information Services, since joining our company in 1999. From 1997 to 1999, Mr. Barilla served as a Senior Consultant for IBM Corporation. Prior to 1997, and for more than five years, he served as Chief Financial Officer of Medex, Inc.

     John K. Dieker, Vice President and Corporate Controller. Mr. Dieker has served as Vice President and Corporate Controller since his election in 1996. Mr. Dieker joined our company in 1992.

     Robert A. Young, Vice President and Director of Taxation. Mr. Young has served as Vice President and Director of Taxation since December 2001. From 1999 to 2001, Mr. Young served as our Director of Taxes. Prior to that time, and for more than five years, he was the Tax Manager of Consolidated Papers, Inc.

     Sharon R. Maxwell, Assistant Secretary. Ms. Maxwell has served as Assistant Secretary since 1997. Prior to that time, and for more than five years, she served as administrative assistant to the Chairman. Ms. Maxwell joined our company in 1967.

     Robert S. Zimmerman, Assistant Treasurer. Mr. Zimmerman has served as Assistant Treasurer since September 2001. From 1999 until joining our company, he served as Treasury Manager at Mettler-Toledo International, Inc. From 1997 to 1998, he was a Risk Advisor at Bank One. Prior to 1997, and for more than five years, Mr. Zimmerman served as a Portfolio Analyst at Chase Manhattan Mortgage Corporation.

                             EXECUTIVE COMPENSATION

Executive Compensation Matters

      The following table sets forth the compensation for the three years ended October 31, 2001, for our chief executive officer and our four other most highly compensated executive officers:

                                                                                                         Long-term
                                                                                                        Compensation
                                                                                                        ------------
                                                                                                          Number of
                                              Annual Compensation         Deferred                      Stock Options
         Name & Position          Year        Salary        Bonus     Compensation (2)  All Other (3)      Granted
         ---------------          ----        ------        -----     ----------------  -------------      -------
                                                             (1)
                                                             ---
Michael J. Gasser ............    2001      $  568,351   $   301,600                        $   2,970       35,000
    Chairman and Chief            2000      $  510,090   $   298,403                        $   3,000       28,000
    Executive Officer             1999      $  486,667   $   171,378                        $   4,513       25,000

Charles R. Chandler ..........    2001      $  346,037   $   126,689      $193,554          $   5,340         -0-
    Vice Chairman and             2000      $  492,609   $   221,675      $312,121          $   6,544       16,000
    President of Soterra LLC      1999      $  470,174   $   165,623      $325,757          $  14,034       16,000

John S. Lilak ................    2001      $  274,342   $   112,000                        $   3,750       12,500
    Executive Vice President,     2000      $  246,045   $   110,720                        $ 162,576       12,500
    Containerboard &              1999      $   78,333   $    59,792                        $   2,009       10,000
    Corrugated Products

Joseph W. Reed ...............    2001      $  263,677   $   120,000                        $   1,980         -0-
    Senior Vice President (4)     2000      $  247,054   $   111,175                        $   1,980       10,000
                                  1999      $  235,802   $    83,063                        $   2,415        5,000

William B. Sparks, Jr ........    2001      $  413,191   $   184,801                        $   3,679       20,000
    President and Chief           2000      $  379,132   $   187,671                        $   4,134       17,000
    Operating Officer             1999      $  361,834   $   127,470                        $   6,300       16,000

------------
(1) Cash bonuses are paid pursuant to a discretionary bonus plan implemented by the Compensation Committee of the Board of Directors which links the payment of bonuses to the achievement of predetermined return on asset thresholds.
(2) Mr. Chandler's deferred compensation is paid in accordance with his deferred compensation contract we entered into with him in June 1992. This contract will supplement Mr. Chandler's retirement benefits under the Greif Bros. Riverville Mill's defined benefit pension plan (the "Riverville Mill Plan"). The annual amounts payable to Mr. Chandler or his surviving spouse under this contract will be reduced by the amounts he receives under the Riverville Mill Plan. Mr. Chandler's estimated accrued benefits under this contract is currently $339,290 per year for 10 years and $234,103 per year for an additional five years.
(3) For 2001, the dollar amount in the all other category relates to our company's match for the 401(k) plan and premiums paid for life insurance.

(4)  Mr. Reed retired as an employee of our company on September 15, 2002.


      Mr. Gasser has an employment agreement principally providing for his employment as Chairman and Chief Executive Officer until 2010; his right to extend his employment on a year-to-year basis until age of 65; and the fixing of his minimum basic salary. The minimum basic salary is currently fixed at $470,000 per year.

      Mr. Sparks has an employment agreement principally providing for his employment as President and Chief Operating Officer until 2006; and the fixing of the minimum basic salary. The minimum basic salary is currently fixed at $350,000 per year.

     The following table sets forth certain information with respect to options to purchase Class A Common Stock granted during the fiscal year ended October 31, 2001 to each of the named executive officers:

                                                                                                    Potential Net Realizable
                                                        Individual Grants                           Value at Assumed Annual
                                                        -----------------
                                                   Percent of Total                                  Rates of Stock Price
                                    Number of      Options Granted                                     Appreciation For
                                     Options       to Employees in    Exercise Price    Date            Option Term
                                                                                                        -----------
Name                               Granted (1)       Fiscal Year        Per Share      Expires       5%(2)        10%(2)
                                   -----------       -----------        ---------      -------       -----        ------
Michael J. Gasser ...............     35,000              8%              $30.59        9/5/11     $ 673,326    $ 1,706,340
John S. Lilak ...................     12,500              3%              $30.59        9/5/11     $ 240,474    $   609,407
William B. Sparks, Jr ...........     20,000              4%              $30.59        9/5/11     $ 384,758    $   975,052

---------------
(1)  The options are exercisable on September 5, 2003.
(2) The values shown are based on the indicated assumed rates of appreciation compounded annually. Actual gains realized, if any, are based on the performance of the Class A Common Stock. There is no assurance that the values shown will be achieved.

      The following table sets forth certain information with the respect to the exercise of options to purchase Class A Common Stock during the fiscal year ended October 31, 2001, and the unexercised options held and the value thereof at that date, by each of the named executive officers:

                                                      Value
                                         Shares      Realized       Number of Unexercised         Value of In-The-Money
                                        Acquired       Upon       Options Held at Year-End      Options Held at Year-End
                                                                   ------------------------     ------------------------
                                       On Exercise   Exercise    Exercisable    Unexercisable    Exercisable  Unexercisable
                                       -----------   --------    -----------    -------------    -----------  -------------
Michael J. Gasser ...............          -0-          $-0-       130,000          63,000         $13,750         $-0-
Charles R. Chandler .............          -0-          $-0-        81,000          16,000         $ 8,800         $-0-
John S. Lilak ...................          -0-          $-0-        10,000          25,000         $ 5,500         $-0-
Joseph W. Reed ..................          -0-          $-0-        26,000          10,000         $ 2,750         $-0-
William B. Sparks, Jr ...........          -0-          $-0-        81,000          37,000         $ 8,800         $-0-

      The following table illustrates the amount of annual pension benefits for eligible employees upon retirement on the specified remuneration and years of service classifications under our defined benefit pension plan:


                                       Annual Benefit for Years of Service
         Remuneration                15          20           25          30
                                     --          --           --          --
         $300,000 .............   $28,000      $37,333     $46,667      $56,000
         $600,000 .............   $28,000      $37,333     $46,667      $56,000
         $900,000 .............   $28,000      $37,333     $46,667      $56,000

     The following table sets forth certain information with respect to the benefits under the defined benefit pension plans of our company and Greif Bros. Riverville Mill for each of the named executive officers:

                                                                                            Estimated annual
                                                        Remuneration                         benefit under
                                           Credited       used for      Estimated annual      supplemental
                                           years of    calculation of     benefit under        retirement
Name of individual                          service    annual benefit    retirement plan    benefit agreement
                                            -------    --------------    ---------------    -----------------
Michael J. Gasser ........................    22          $778,830           $41,067           $158,833
Charles R. Chandler (1) ..................    29          $219,224           $63,575           $    -0-
John S. Lilak ............................     2          $256,411           $ 3,733           $  2,250
Joseph W. Reed ...........................     4          $353,590           $ 7,467           $ 40,000(2)
William B. Sparks, Jr ....................     7          $551,366           $13,067           $ 31,962

----------
(1)  Defined benefit pension plan of Greif Bros. Riverville Mill.
(2)  Individual supplemental employee retirement benefits.

      Our pension plan is a defined benefit pension plan with benefits based upon the average of the three consecutive highest-paying years of salary and bonus and upon years of credited service up to 30 years.

Supplementing the pension benefits of our pension plan, a supplemental retirement benefit agreement has been entered into with a select group of management and highly compensated employees to replace any benefits that the executive would otherwise receive if not for limitations imposed by the Internal Revenue Code of 1986.

     The annual retirement benefits under the defined benefit pension plan of Greif Bros. Riverville Mill are calculated at 1% per year based upon the average of the five highest out of the last ten years of salary compensation.

     None of the pension benefits described in this item is subject to offset because of the receipt of Social Security benefits or otherwise.

Director Compensation Matters

     No directors fees are paid to directors who are full-time employees of our company or our subsidiary companies. Directors who are not our employees receive a retainer of $30,000 per year, plus $1,500 for each board meeting and $1,250 for each committee meeting attended. Committee chairs also receive an additional fee of $4,000 per year. Directors may defer all or a portion of their fees pursuant to a deferred compensation plan.

     Under our Directors' Stock Option Plan, each outside director is granted an annual option to purchase 2,000 shares of our Class A Common Stock immediately following each annual meeting of stockholders. Options are granted at an exercise price equal to the market value of the Class A Common Stock on the date the options are granted. Options are immediately exercisable. In 2001, options to purchase a total of 10,000 shares of Class A Common Stock were granted to outside directors at an exercise price of $27.375 per share. Options expire ten years after the date of grant.

Compensation Committee Interlocks and Insider Participation

     John C. Kane, David J. Olderman, Michael H. Dempsey and Daniel J. Gunsett served as members of our Compensation Committee for the 2001 fiscal year. During fiscal 2001, as well as in the current year, we retained the law firm of Baker & Hostetler LLP to perform legal services on our behalf, including representing us on certain legal matters regarding the issuance of the notes. Mr. Gunsett is a partner of Baker & Hostetler LLP. See "Legal Matters."

     None of our executive officers served during the 2001 fiscal year as a member of a compensation committee or as a director of any entity of which any of our directors served as an executive officer.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     During our 2001 fiscal year, as well as the current fiscal year, we retained the law firm of Baker & Hostetler LLP to perform legal services on our behalf, including representing us on certain legal matters regarding the issuance of the notes. Daniel J. Gunsett, a partner of that firm, is one of our directors and a member of the Audit, Compensation, Executive, Nominating, Stock Option, and Stock Repurchase Committees. See "Legal Matters."

     In February 1999, our Board of Directors authorized a stock repurchase program which provides for both open-market and privately negotiated stock repurchases of our Class A and Class B Common Stock. In accordance with this program, during our 2001 fiscal year we repurchased 24,500 shares of Class B Common Stock at a total purchase price of $672,000 from the John C. Dempsey Trust, and during the current fiscal year we have repurchased 50,000 shares of Class B Common Stock at a total purchase price of $1,608,800 from this trust. Michael H. Dempsey, a director of our company, is the trustee and a beneficiary of this trust. The purchase prices for these repurchases were determined by a formula based upon the average of the high and low sale prices for the Class B Common Stock on the Nasdaq Market during the 30 calendar days immediately preceding the date of each respective sale.

     Prior to the enactment of the Sarbanes-Oxley Act of 2002, from time to time we made loans to employees, including our executive officers. The following table summarizes the activity related to loans to our executive officers during the period from November 1, 2000 to August 31, 2002.

                                                      Principal
                                                      Balance at       New
                                                      November 1,   Principal    Principal     Balance at
Name of Debtor                                           2000        Advances      Paid     August 31, 2002
--------------                                           ----        --------      ----     ---------------
Charles R. Chandler (1) ........................       $306,972     $     -0-    $306,972     $    -0-
Michael J. Gasser (2) ..........................        119,973           -0-      39,612       80,361
Donald S. Huml (3) .............................            -0-       306,186         -0-      306,186
Sharon R. Maxwell (4) ..........................         92,073           -0-       5,491       86,582
William B. Sparks, Jr. (5) .....................        345,759           -0-      41,413      304,346
                                                       --------     ---------    --------     --------
                                                       $864,777     $ 306,186    $393,488     $777,475
                                                       ========     =========    ========     ========

----------
(1) The loan is secured by a first mortgage on a house and lot in Ohio an d interest is payable at 5% per annum.

(2) The loan is secured by 5,599 shares of our Class B Common Stock and a first mortgage on a house and lot in Ohio. Interest is payable at 3% per annum.

(3) Under the then-existing benefits of our relocation program, Donald S. Huml received a short-term advance on June 27, 2002, in the amount of $305,000 for his purchase of a house in connection with his joining our Company. This advance is payable upon the earlier of the closing of the sale of his previous home or 120 days from the date of the advance.

(4) The loan is secured by a first mortgage on a house and lot in Ohio and interest is payable at 7 1/4% per annum.

(5) The loan is secured by 6,248 shares of our Class B Common Stock and 1,000 shares of our Class A Common Stock. Interest is payable at 3% per annum. An additional loan is secured by a first mortgage on a house and lot in Ohio with interest payable at 5% per annum.

     In accordance with the Sarbanes-Oxley Act of 2002, we will no longer extend or maintain credit, or arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any of our directors or executive officers, other than an extension of credit in existence on the date of the enactment of the Sarbanes-Oxley Act.

                      DESCRIPTION OF SENIOR CREDIT FACILITY

Amended and Restated Senior Credit Facility

General

         On August 23, 2002, we entered into an amended and restated senior secured credit agreement with a syndicate of financial institutions, as lenders, Salomon Smith Barney Inc., as joint lead arranger and sole book-runner, Citicorp North America, Inc., as administrative agent, Deutsche Bank Trust Company Americas and KeyBank National Bank Association, as co-syndication agents, Sun Trust Bank, as documentation agent, and Deutsche Bank Securities, Inc. as joint lead arranger. Certain of our foreign subsidiaries are also borrowers under the amended and restated senior credit facility.

         The amended and restated senior credit facility consists of a $300 million term loan and a $250 million revolving multicurrency credit facility. The term loan periodically reduces through its maturity date of August 23, 2009. In addition, we are required to make mandatory prepayments under certain conditions. The revolving credit facility matures on February 28, 2006. The interest component of this facility has three base rates, a Eurocurrency rate, an alternate base rate and an overnight rate, depending on the type of loan, plus a margin which depends on the type of loan. The Eurocurrency rate is determined by the currency in which the loan is denominated (i.e., U.S. $, Euros, Australian Dollars, etc.). We are required to pay a commitment fee each quarter based upon the total unused commitment amount and upon our leverage ratio.

         The amended and restated senior credit facility is guaranteed by our domestic subsidiaries. The repayment of this facility is secured by a first priority lien (subject to permitted encumbrances) on substantially all of our and each guarantor's personal property and certain of our and each guarantor's real property, all capital stock of the guarantors and, in part, the capital stock of the foreign subsidiary borrowers and any intercompany notes payable to them.

Covenants

         The amended and restated senior credit facility requires us to meet certain financial tests, including, but not limited to, maximum leverage and minimum interest coverage ratios. In addition, the amended and restated senior credit facility contains certain covenants which, among other things, limit the incurrence of additional debt, guarantees, liens, investments, asset sales, dividends, restricted payments, acquisitions, mergers and consolidations, change of business, transactions with affiliates, prepayments, repurchases and redemptions of certain other indebtedness and other matters customarily restricted in such agreements.

Events of Default

         The amended and restated senior credit facility contains events of default, including nonpayment of principal, interest and fees, violation of covenants, inaccuracy of representations or warranties in any material respect, cross default and cross acceleration to certain other indebtedness, bankruptcy, ERISA, environmental matters, material judgments and material liabilities and change of control.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     On July 31, 2002, we sold $250.0 million in aggregate principal amount at maturity of the outstanding original notes (the "original notes" or the "outstanding notes") in a private placement. The original notes were sold to the initial purchasers who in turn resold the notes to a limited number of "Qualified Institutional Buyers," as defined under the Securities Act. In connection with the sale of the outstanding notes, we and the initial purchasers entered into a registration rights agreement. Under the registration rights agreement, we have agreed to file a registration statement regarding the exchange of the outstanding notes for new exchange notes which are registered under the Securities Act. We have also agreed to use our best efforts to cause the registration statement to become effective with the SEC, and we have agreed to conduct this exchange offer after the registration statement is declared effective. We will use our best efforts to keep this registration statement continuously effective during the one-year period following the closing of the exchange offer. You are a holder with respect to the exchange offer if you are a person in whose name any outstanding notes are registered on our books or any person who has obtained a properly completed assignment of outstanding notes from the registered holder.

     We are making the exchange offer to comply with our obligations under the registration rights agreement. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     In order to participate in the exchange offer, you must represent to us, among other things, that:

          . you are acquiring the exchange notes under the exchange offer in the ordinary course of your business;

          . you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

          . you do not have any arrangement or understanding with any person to participate in the distribution of the exchange notes;

          . you are not a broker-dealer tendering outstanding notes acquired directly from us for your own account;

          . you are not one of our "affiliates," as defined in Rule 405 of the Securities Act; and

          . you are not prohibited by law or any policy of the SEC from participating in the exchange offer.

Resale of the Exchange Notes

          Based on a previous interpretation by the Staff of the SEC set forth in no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley & Co. Incorporated (available June 5, 1991), we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you, except if you are an affiliate of us, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the representations set forth in "-Purpose and Effect of the Exchange Offer" apply to you.

          If you tender in the exchange offer with the intention of participating in a distribution of the exchange notes, you cannot rely on the interpretation by the Staff of the SEC as set forth in the Morgan Stanley & Co. Incorporated no-action letter and other similar letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. If our belief regarding resale is inaccurate, those who transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws may incur liability under these laws. We do not assume or indemnify you against this liability.

          The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of the particular jurisdiction. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution." In order to facilitate the disposition of exchange notes by broker-dealers participating in the exchange offer, we have agreed, subject to specific conditions, to make this prospectus, as it may be amended or supplemented from time to time, available for delivery by those broker-dealers to satisfy their prospectus delivery obligations under the Securities Act. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer.

Terms of the Exchange Offer

         This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange outstanding notes which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for this exchange offer is 5:00 p.m., New York City time, on __________, 2002, or such later date and time to which we, in our sole discretion, extend the exchange offer; provided, however, that the latest time and date to which we can extend the exchange offer is 5:00 p.m., New York City time, on _______, 2002.

         As of the date of this prospectus, $250.0 million in aggregate principal amount at maturity of the original notes are outstanding. This prospectus, together with the letter of transmittal, is being sent to all registered holders of the original notes on this date. There will be no fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer; however, holders of the original notes must tender their certificates therefor or cause their original notes to be tendered by book-entry transfer before the expiration date of the exchange offer to participate.

         The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the old securities, except that:

     . the exchange notes being issued in the exchange offer will have been registered under the Securities Act;

     . the exchange notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

     . the exchange notes being issued in the exchange offer will not contain the registration rights and liquidated damages provisions contained in the old securities.

         Outstanding capital securities being tendered in the exchange offer must be in denominations of the principal amount of $1,000 and integral multiples of that amount.

         We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws. Original notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the related indenture. Any original notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions. See " - Consequences of Failure to Exchange."

         We will be deemed to have accepted validly tendered outstanding notes when, as and if we will have given oral or written notice of its acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us. If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, certificates for any unaccepted outstanding notes will be returned, or, in the case of outstanding notes tendered by book-entry transfer, those unaccepted outstanding notes will be credited to an account maintained with The Depository Trust Company, without expense to the tendering holder of those outstanding notes as promptly as practicable after the expiration date of the exchange offer. See " - Procedures for Tendering."

         Those who tender outstanding notes in the exchange offer will not be required to pay brokerage commission or fees or, subject to the instruction in the letter of transmittal, transfer taxes with respect to the exchange under the exchange offer. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. See " - Fees and Expenses."

Expiration Date; Extensions, Amendments

         The expiration date is 5:00 p.m., New York City time on ___________, 2002, unless we, in our sole discretion, extend the expiration date of the exchange offer, in which case, the expiration date will be the latest date and time to which the exchange offer may be extended; provided, however, that the latest time and date to which we can extend the exchange offer is 5:00 p.m., New York City time, on _______, 2002. We may, in our sole discretion, terminate the exchange offer.

         To extend the expiration date, we will notify the exchange agent of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date, and we will notify the holders of outstanding notes, or cause them to be notified, by making a public announcement of the extension, as promptly as practicable thereafter. Such notification may state that we are extending this exchange offer for a specified period of time, but in no event later than _________, 2002.

         We reserve the right (1) to refuse to accept any outstanding notes, to extend the expiration date of this exchange offer or to terminate this exchange offer and not accept any outstanding notes for exchange if any of the conditions set forth herein under "-Conditions to the Exchange Offer" shall not have been satisfied or waived by us prior to the expiration date, by giving oral or written notice of such delay, extension or termination to the exchange agent; or
(2) to amend the terms of this exchange offer in any manner deemed by us to be advantageous to the holders of the outstanding notes. Any such refusal in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the exchange agent. If this exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the outstanding notes of such amendment.

         Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

     Without regard to other terms of the exchange offer, we are not required to accept for exchange, or to issue exchange notes in the exchange offer for, any outstanding notes and we may terminate or amend the exchange offer, if at any time before the acceptance of outstanding notes for exchange, if:

     . any federal law, statute, rule or regulation is proposed, adopted or enacted which, in our judgment, might reasonably be expected to impair our ability to proceed with the exchange offer;

     . any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, might impair our ability to proceed with the exchange offer;

     . any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939;

     . any governmental approval or approval by holders of the outstanding notes has not been obtained if we, in our reasonable judgment, deem this approval necessary for the consummation of the exchange offer; or

     . there occurs a change in the current interpretation by the Staff of the SEC which permits the exchange notes to be issued in the exchange offer to be offered for resale, resold and otherwise transferred by the holders of the exchange notes, other than broker-dealers and any holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes acquired in the exchange offer are acquired in the ordinary course of that holder's business and that holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes to be issued in the exchange offer.

     The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted any time and from time to time by us. If we determine that any of these conditions is not satisfied, we may:

          . refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, or, in the case of outstanding notes tendered by book-entry transfer, credit those outstanding notes to an account maintained with The Depository Trust Company ("DTC");
          . extend the expiration date of the exchange offer and retain all outstanding notes tendered before the expiration date of the exchange offer, subject, however, to the rights of the holders who have tendered the outstanding notes to withdraw their outstanding notes; or
          . waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and we will extend the exchange offer for a period of up to ten business days, depending on the significance of the waiver and the manner of disclosure of the registered holders of the outstanding notes, if the exchange offer would otherwise expire during this period.


Procedures for Tendering

          To effectively tender outstanding notes held in physical form, a holder of the outstanding notes must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or a facsimile thereof, together with the certificates representing such outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

          A holder may also, in lieu of the above, deposit outstanding notes held in physical form with DTC and make a book-entry transfer as set forth below.

          To effectively tender outstanding notes by book-entry transfer to the account maintained by the exchange agent at DTC, holders of outstanding notes may request a DTC participant to, on their behalf, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance through DTC's Automated Tender Offer Program ("ATOP"), and DTC will then edit and verify the acceptance and send an agent's message (an "Agent's Message") to the exchange agent for its acceptance. An Agent's Message is a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the DTC participant tendering outstanding notes on behalf of the holder of such outstanding notes that such DTC participant has received and agrees to bound by the terms and conditions of the exchange offer as set forth in this prospectus and the related letter of transmittal and that we may enforce such agreement against such participant. Certificates representing outstanding notes, or a timely confirmation of a book-entry transfer of the outstanding notes into the exchange agent's account at DTC (a "Book-Entry Confirmation"), pursuant to the book-entry transfer procedures described below, as well as either a properly completed and duly executed consent and letter of transmittal (or manually signed facsimile thereof), or an Agent's Message pursuant to DTC's ATOP system, and any other documents required by the letter of transmittal, must be mailed or delivered to the exchange agent on or prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

          Holders of outstanding notes whose certificates for outstanding notes are not lost but are not immediately available or who cannot deliver their certificates and all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, or who cannot complete the procedures for book-entry transfer on or prior to the expiration date, may tender their outstanding notes according to the guaranteed delivery procedures set forth in "--The Exchange Offer-Guaranteed Delivery Procedures" section of this prospectus.

        The method of delivery of the letter of transmittal, any required signature guarantees, the outstanding notes and all other required documents, including delivery of outstanding notes through DTC, and transmission of an Agent's Message through DTC's ATOP system, is at the election and risk of the tendering holders, and the delivery will be deemed made only when actually received or confirmed by the exchange agent. If outstanding notes are sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the expiration date, as desired, to permit delivery to the exchange agent prior to 5:00 p.m. on the expiration date. Holders tendering outstanding notes through DTC's ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date.

        No outstanding notes, letters of transmittal, Agent's Messages or other required documents should be sent to us. Delivery of all outstanding notes, letters of transmittal, Agent's Messages and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        The tender by a holder of outstanding notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal. Holders of outstanding notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wish to tender must contact such registered holder promptly and instruct such registered holder how to act on such non-registered holder's behalf.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (each an "Eligible Institution") unless the outstanding notes tendered pursuant thereto are tendered (1) by a registered holder of outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution.

        If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

        All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not validly tendered or any outstanding notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. None of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of outstanding notes, nor shall any of them incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

        We reserve the right, in our sole discretion, to purchase or make offers for any outstanding notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

        By tendering, each holder will represent to us that, among other things, the person acquiring the exchange notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of exchange notes to be acquired in the exchange offer, that holder or any such other person:

     .  may not rely on the applicable interpretations of the staff of the SEC;
        and
     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer who acquired its outstanding notes as a result of market-making activities or other trading activities and thereafter receives exchange notes issued for its own account in the exchange offer, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes issued in the exchange offer. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Acceptance of Outstanding Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all outstanding notes properly tendered and will issue exchange notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered outstanding notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See " - Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any outstanding notes for exchange.

        For each outstanding note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered outstanding note. Accordingly, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the outstanding notes, from July 31, 2002. Outstanding notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Under the registration rights agreement, we may be required to make additional payments in the form of liquidated damages to the holders of the outstanding notes under circumstances relating to the timing of the exchange offer.

        In all cases, we will issue exchange notes in the exchange offer for outstanding notes that are accepted for exchange only after the exchange agent timely receives:

     . certificates for such outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC;
     . a properly completed and duly executed letter of transmittal or an agent's message; and
     .  all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered outstanding notes, or if a holder submits outstanding notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged outstanding note without cost to the tendering holder. In the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged outstanding notes will be credited to an account maintained with DTC. We will return the outstanding notes or have them credited to the DTC account as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

          The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of this exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's ATOP systems may use DTC's ATOP procedures to tender outstanding notes. Such participant may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. However, although delivery of outstanding notes may be effected through book-entry transfer at DTC, the letter of transmittal, or facsimile thereof, with any required signature guarantees, or an Agent's Message pursuant to the ATOP procedures and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in this prospectus on or prior to the expiration date of the exchange offer, or the guaranteed delivery procedures described below must be complied with. Delivery of documents to DTC will not constitute valid delivery to the exchange agent.

Guaranteed Delivery Procedures

          Holders whose certificates for outstanding notes are not lost but are not immediately available or who cannot deliver their certificates and all other required documents to the exchange agent on or prior to the expiration date, or who cannot complete the procedures for book-entry transfer on or prior to the expiration date, may nevertheless effect a tender of their outstanding notes if:

          .  the tender is made through an eligible institution;

          . prior to the expiration date of the exchange offer, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a validly completed and duly executed letter of transmittal (or facsimile thereof) or an Agent's Message pursuant to DTC's ATOP system, and a notice of guaranteed delivery, substantially in the form provided with this prospectus, which

               . sets forth the name and address of the holder of the outstanding notes and the amount of outstanding notes tendered;
               . states that the tender is being made thereby; and . guarantees that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered outstanding notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

          . the certificates for all physically tendered outstanding notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

          Tenders of outstanding notes may be properly withdrawn at any time prior 5:00 p.m., New York City time, on the expiration date of the exchange offer.

          For a withdrawal of a tender to be effective, a written notice of withdrawal delivered by hand, overnight by courier or by mail, or a manually signed facsimile transmission, or a properly transmitted "Request Message" through DTC's ATOP system, must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

          . specify the name of the person that tendered the outstanding notes to be properly withdrawn;

          . identify the outstanding notes to be properly withdrawn, including the principal amount of such outstanding notes;
          . in the case of outstanding notes tendered by book-entry transfer, specify the number of the account at DTC from which the outstanding notes were tendered and specify the name and number of the account at DTC to be credited with the properly withdrawn outstanding notes and otherwise comply with the procedures of such facility;
          . contain a statement that such holder is withdrawing its election to have such outstanding notes exchanged for exchange notes;
          . other than a notice transmitted through DTC's ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the outstanding notes register the transfer of such outstanding notes in the name of the person withdrawing the tender; and
          . specify the name in which such outstanding notes are registered, if different from the person who tendered such outstanding notes.

          All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, and our determination shall be final and binding on all parties. Any outstanding notes so properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered thereafter. Any outstanding notes that have been tendered for exchange but are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the book-entry transfer procedures described above, such outstanding notes will be credited to an account maintained with DTC for the outstanding notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described above at any time on or prior to the expiration date of the exchange offer.

Termination of Certain Rights

          All rights given to holders of outstanding notes under the registration rights agreement will terminate upon the consummation of the exchange offer except with respect to our duty:

          . to use our best efforts to keep the registration statement continuously effective during the one-year period following the closing of the exchange offer; and
          . to provide copies of the latest version of this prospectus to any broker-dealer that requests copies of this prospectus for use in connection with any resale by that broker-dealer of exchange notes received for its own account pursuant to the exchange offer in exchange for outstanding notes acquired for its own account as a result of market-making or other trading activities, subject to the conditions described above under " - Resale of the Exchange Notes."

Exchange Agent

          J.P. Morgan Trust Company, National Association, has been appointed as exchange agent for this exchange offer. Letters of transmittal, Agent's or Request Messages through DTC's ATOP system, notices of guaranteed delivery and all correspondence in connection with this exchange offer should be sent or delivered by each holder of outstanding notes or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the addresses set forth in the letter of transmittal. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Fees and Expenses

          The expenses of soliciting tenders pursuant to this exchange offer will be paid by us.

          Except as described above, we will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. We will, however, pay the reasonable and customary fees and out-of-pocket expenses of the exchange agent, the Trustee, and legal, accounting, and related fees and expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses incurred in forwarding copies of this prospectus and related documents to the beneficial owners of the outstanding notes, and in handling or forwarding tenders for exchange.

          We will also pay all transfer taxes, if any, applicable to the exchange of outstanding notes pursuant to this exchange offer. If, however, outstanding notes are to be issued for principal amounts not tendered or accepted for exchange in the name of any person other than the registered holder of the outstanding notes tendered or if tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding notes pursuant to this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the consent and letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

          The estimated cash expenses to be incurred in connection with the exchange offer are estimated in the aggregate to be approximately $75,000. These expenses include registration fees, fees and expenses of the exchange agent, accounting and legal fees, and printing costs, among others.


Consequences of Failure of Exchange Outstanding Securities

          Holders who desire to tender their outstanding notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor us is under any duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange.

          Outstanding notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the outstanding notes and the existing restrictions on transfer set forth in the legend on the outstanding notes and in the offering memorandum dated July 25, 2002, relating to the outstanding notes. Except in limited circumstances with respect to specific types of holders of outstanding notes, we will have no further obligation to provide for the registration under the Securities Act of such outstanding notes. In general, outstanding notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

          We do not currently anticipate that we will take any action to register the outstanding notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the outstanding notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

          Holders of the exchange notes issued in the exchange offer and any outstanding notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, the words "Company" and "we" refer only to Greif Bros. Corporation and not to any of its subsidiaries.

     The original notes were, and the exchange notes will be, issued under an indenture dated as of July 31, 2002 (the "indenture"), among the Company, the Subsidiary Guarantors and J.P. Morgan Trust Company, National Association, as trustee (the "trustee"). We can issue up to $300.0 million of additional notes at later dates under the same indenture. We can issue additional notes as part of the same series or as an additional series. Any additional notes that we issue in the future will be identical in all respects to the original notes and exchange notes, except that the notes issued in the future will have different issuance prices and issuance dates.

     We urge you to read the indenture because it, and not this description, defines your rights as a holder of these notes. A copy of the indenture is available upon request to the Company at the address indicated under "Where You Can Find More Information."

Principal, Maturity and Interest

     We have issued $250 million principal amount of original notes in the private offering. The notes will mature on August 1, 2012. We will issue notes only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

     Interest on the notes will accrue at a rate of 8.875% per annum and will be payable semi-annually in arrears on February 1 and August 1, commencing on February 1, 2003. We will pay interest to those persons who were holders of record on the January 15 and July 15, respectively, immediately preceding each interest payment date.

     Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The interest rate on the notes we are offering now will increase if:

          (1)  we do not file on a timely basis:

               (A)  a registration statement to allow for an exchange offer or

               (B)  a resale shelf registration statement for those notes;

          (2) the registration statement referred to above is not declared effective on a timely basis; or

          (3)  certain other conditions are not satisfied.

     Any interest payable as a result of any such increase in the interest rate is referred to as "Special Interest." You should refer to the description under the heading "Exchange Offer; Registration Rights" for a more detailed description of the circumstances under which the interest rate will increase.

Subordination

     The notes will be:

     .    senior subordinated, unsecured obligations of the Company;

     . guaranteed on a senior subordinated, unsecured basis by the Subsidiary Guarantors;

     . equal in ranking ("pari passu") in right of payment with each other and with all other existing and future Senior Subordinated Debt of the Company and the Subsidiary Guarantors; and

     . senior to all existing and future Subordinated Obligations of the Company and the Subsidiary Guarantors.

     The payment of principal of, premium, if any, and interest on and all other amounts payable in respect of the notes, and payment under any Subsidiary Guaranty, will be subordinated in right of payment to the payment in cash when due of all Senior Debt of the Company or the relevant Subsidiary Guarantor, as the case may be. As a result of this subordination, holders of Senior Debt will be entitled, in any of the following situations, to receive full payment in cash on all obligations owed to them before any kind of payment can be made to holders of the notes:

     .    liquidation or dissolution of the Company;

     .    bankruptcy, reorganization, receivership or similar proceedings;

     .    assignments for the benefit of the Company's creditors; or

     .    any marshaling of the Company's assets and liabilities.

As of July 31, 2002, on a pro forma basis, after giving effect to the amended and restated senior credit facility, the notes would have been subordinated to $403.5 million of Senior Debt and the Subsidiary Guaranties would have been subordinated to $403.5 million of Senior Debt, excluding unused commitments made by lenders under the Senior Credit Facility.

     A significant portion of our operations are conducted through our subsidiaries, including our foreign subsidiaries. Therefore, the Company's ability to service its debt, including the notes, is dependent in part upon the earnings of these subsidiaries, and their ability to distribute those earnings as dividends, loans or other payments to the Company. Certain laws restrict the ability of the Company's subsidiaries to pay it dividends or make loans and advances to it. If these restrictions are applied to subsidiaries that are not Subsidiary Guarantors, then the Company would not be able to use the earnings of those subsidiaries to make payments on the notes. Furthermore, under certain circumstances, bankruptcy "fraudulent conveyance" laws or other similar laws could invalidate the Subsidiary Guaranties. If this were to occur, the Company would also be unable to use the earnings of these Subsidiary Guarantors to the extent they face restrictions on distributing funds to the Company. Any of the situations described above could make it more difficult for the Company to service its debt.

     In addition, the Company has only a stockholder's claim on the assets of its subsidiaries. This stockholder's claim is junior to the claims that creditors of the Company's subsidiaries have against those subsidiaries. Holders of the notes will be creditors only of the Company and of those subsidiaries that are Subsidiary Guarantors. In the case of subsidiaries that are not Subsidiary Guarantors, all the existing and future liabilities of such subsidiaries, including any claims of trade creditors and preferred stockholders, will be effectively senior to the notes. In addition, while the Company's foreign subsidiaries will not guarantee the notes or borrowings by the Company under the Senior Credit Facility, certain foreign subsidiaries will guarantee any amounts that are borrowed by other foreign subsidiaries under the Senior Credit Facility, and the claims of the lenders under the Senior Credit Facility under such guaranties will be effectively senior to the notes.

     The total balance sheet liabilities of the Subsidiary Guarantors and the Company's other subsidiaries, after giving effect to the amended and restated senior credit facility, as of July 31, 2002, excluding unused commitments made by lenders, would have been as follows:

   . $107.6 million--approximate total balance sheet liabilities of the Subsidiary Guarantors
   . $228.0 million--approximate total balance sheet liabilities of our other subsidiaries (none of which will guarantee the notes)

     The indenture contains limitations on the amount of additional Debt that the Company and the Restricted Subsidiaries may Incur. However, the amounts of such Debt could nevertheless be substantial and may be Incurred either by Subsidiary Guarantors or by the Company's other subsidiaries. In addition, as an unrestricted subsidiary,

Soterra, one of the Subsidiary Guarantors, is not subject to the restrictive covenants in the indenture. See "Risk Factors--Risk Factors Related to Investment in the Notes--The subsidiary that conducts our timber operations in the United States is an unrestricted subsidiary."

     The notes are unsecured obligations of the Company and the Subsidiary Guarantors. Secured Debt of the Company and the Subsidiary Guarantors will be effectively senior to the notes to the extent of the value of the assets securing such Debt. As of July 31, 2002, on a proforma basis, after giving effect to the amended and restated senior credit facility, the outstanding secured Debt of the Company and the Subsidiary Guarantors (excluding Senior
Debt) would have been $403.5 million.

     The Company may not pay principal of, or premium, if any, interest or Special Interest, if any, on, or any other amounts payable in respect of, the notes, or make any deposit pursuant to the provisions described under "--Defeasance", and may not repurchase, redeem or otherwise retire any notes (collectively, "pay the notes"), if:

          (a) any principal, premium, interest or any other obligation in respect of any Senior Debt is not paid within any applicable grace period (including at maturity), or

          (b) any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms,

unless, in either case,

          (1) the default has been cured or waived and any such acceleration has been rescinded, or

          (2) such Senior Debt has been paid in full in cash;

provided, however, that the Company may pay the notes without regard to the foregoing if the Company and the trustee receive written notice approving such payment from the Representative of such issue of Senior Debt.

     During the continuance of any default (other than a default described in clause (a) or (b) above) with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated immediately without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace period, the Company may not pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the trustee of written notice of such default from the Representative of the holders of such Designated Senior Debt specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (unless such Payment Blockage Period is earlier terminated

          (a) by written notice to the trustee and the Company from the Representative that gave such Payment Blockage Notice,

          (b) because such default is no longer continuing, or

          (c) because such Designated Senior Debt has been repaid in full in cash).

Unless the holders of such Designated Senior Debt or the Representative of such holders have accelerated the maturity of such Designated Senior Debt and not rescinded such acceleration, the Company may (unless otherwise prohibited as described in the first sentence of this paragraph) resume payments on the notes after the end of such Payment Blockage Period.

     Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Debt may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Debt during such period.

     Upon any payment or distribution of the assets of the Company upon a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its Property:

          (a) the holders of Senior Debt will be entitled to receive payment in full in cash before the holders of the notes are entitled to receive any payment of principal of or interest on, or any other amount payable in respect of, the notes, except that holders of notes may receive and retain Permitted Junior Securities; and

          (b) until the Senior Debt is paid in full in cash, any distribution to which holders of the notes would be entitled but for the subordination provisions of the indenture will be made to holders of the Senior Debt. If a payment or distribution is made to holders of notes that, due to the subordination provisions, should not have been made to them, the trustee or such holders are required to hold it in trust for the holders of Senior Debt and pay it over to them as their interests may appear.

     If payment of the notes is accelerated when any Designated Senior Debt is outstanding, the Company may not pay the notes until three business days after the Representatives of all issues of Designated Senior Debt receive notice of such acceleration and, thereafter, may pay the notes only if the indenture otherwise permits payment at that time.

     The Subsidiary Guaranty of each Subsidiary Guarantor will be subordinated to Senior Debt of such Subsidiary Guarantor to the same extent and in the same manner as the notes are subordinated to Senior Debt of the Company.

     Because of the indenture's subordination provisions, holders of Senior Debt and other creditors (including trade creditors) of the Company or the Subsidiary Guarantors may recover disproportionately more than the holders of the notes recover in a bankruptcy or similar proceeding relating to the Company or a Subsidiary Guarantor. This could apply even if the notes or the applicable Subsidiary Guaranty ranked evenly ("pari passu") with the other creditors' claims. In such a case, there may be insufficient assets, or no assets, remaining to pay the principal of or interest on the notes.

     Payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust pursuant to the provisions described under "--Defeasance" will not be subject to the subordination provisions described above.

     See "Risk Factors--Risk Factors Related to Investment in the Notes--The notes and guarantees will rank behind all of our guarantors' existing and future senior indebtedness. There may not be sufficient assets to make full payment on the notes after all senior indebtedness is paid," "--Not all of our subsidiaries will guarantee the notes, and assets of our non-guarantor subsidiaries may not be available to make payments on the notes," "--A court may void the guarantees of the notes or subordinate the guarantees to other obligations of our subsidiary guarantors" and "Description of Senior Credit Facility."


Subsidiary Guaranties

     The obligations of the Company under the indenture, including the repurchase obligation resulting from a Change of Control, will be fully and unconditionally guaranteed, jointly and severally, on a senior subordinated, unsecured basis, by all existing and any future Domestic Restricted Subsidiaries of the Company, excluding any Special Purpose Vehicle, and by Soterra, the subsidiary that owns the Company's United States timber operations, which will be an Unrestricted Subsidiary.

     While the Subsidiary Guarantors currently generate a significant portion of the Company's revenue, the Company's non-guarantor Subsidiaries (principally its foreign subsidiaries) also represent a significant portion of the Company's assets and make significant contributions to the Company's consolidated results. As of and for the 12-month period ended July 31, 2002, on a pro forma basis after giving effect to the amended and restated senior credit facility, the subsidiaries of the Company that were not Subsidiary Guarantors represented approximately 38% of the assets and generated approximately 47% of the net sales of the Company, respectively, on a consolidated basis. See Note 16 of Notes to Consolidated Financial Statements and Note 14 of Notes to Consolidated Interim Financial Statements included in this prospectus. In addition, Soterra LLC is an Unrestricted Subsidiary under the indenture and therefore will not be subject to the covenants contained therein. See "Risk Factors--Risk Factors Related to Investment in the Notes--The subsidiary that conducts our timber operations in the United States is an unrestricted subsidiary."

      If (a) the Company sells or otherwise disposes of either:

             (1)  its entire ownership interest in a Subsidiary Guarantor, or

             (2) all or substantially all the Property of a Subsidiary Guarantor, or

         (b) a Subsidiary Guarantor sells or otherwise disposes of either:

             (1) its entire ownership interest in another Subsidiary Guarantor, or

             (2) all or substantially all the Property of another Subsidiary Guarantor,

in any such case in accordance with the provisions of the indenture, then in any such case, such Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. In addition, if the Company redesignates a Subsidiary Guarantor as an Unrestricted Subsidiary or exercises either its legal defeasance option or its covenant defeasance option, which the Company can do under certain circumstances, the redesignated Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty. See "--Certain Covenants--Designation of Restricted and Unrestricted Subsidiaries", "--Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries", "--Merger, Consolidation and Sale of Property" and "--Defeasance."

      If any Subsidiary Guarantor makes payments under its Subsidiary Guaranty, each of the Company and the other Subsidiary Guarantors must contribute their share of such payments. The Company's and the other Subsidiary Guarantors' shares of such payment will be computed based on the proportion that the net worth of the Company or the relevant Subsidiary Guarantor represents relative to the aggregate net worth of the Company and all the Subsidiary Guarantors combined.

Optional Redemption

      Except as set forth in the following paragraph, the notes will not be redeemable at the option of the Company prior to August 1, 2007. Starting on that date, the Company may redeem all or any portion of the notes, at once or over time, after giving the required notice under the indenture. The notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). The following prices are for notes redeemed during the 12-month period commencing on August 1 of the years set forth below, and are expressed as percentages of principal amount:

                                                                Redemption
            Year                                                  Price
            ----                                                  -----
            2007 ........................................        104.438%
            2008 ........................................        102.958%
            2009 ........................................        101.479%
            2010 and thereafter .........................        100.000%

      In addition, at any time prior to August 1, 2007, the Company may choose to redeem all or any portion of the notes, after giving the required notice under the indenture, at a redemption price equal to the greater of:

         (a) 100% of the principal amount of the notes to be redeemed, and

         (b) the sum of the present values of (1) the redemption price of the notes to be redeemed at August 1, 2007 (as set forth in the prior paragraph), and (2) the remaining scheduled payments of interest from the redemption date to August 1, 2007, but excluding accrued and unpaid interest to the redemption date, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Any notice to holders of notes of such a redemption needs to include the appropriate calculation of the redemption price, but does not need to include the redemption price itself. The actual redemption price, calculated as described above, must be set forth in an Officers' Certificate delivered to the trustee no later than two business days prior to the redemption date (unless clause (b) of the definition of "Comparable Treasury Price" is applicable, in which case such Officer's Certificate will be delivered on the redemption date).

      At any time and from time to time, prior to August 1, 2005, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the notes (including any additional notes) that have been issued on or after the Issue Date with the proceeds of one or more Public Equity Offerings, at a redemption price equal to 108.875% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the notes (including any additional notes) that have been issued on or after the Issue Date remains outstanding. Any such redemption shall be made within 90 days of such Public Equity Offering upon not less than 30 nor more than 60 days' prior notice.

      Any notice required to be given in connection with an optional redemption shall be given in accordance with the provisions set forth under "--Notices".

Sinking Fund

      There will be no mandatory sinking fund payments for the notes.

Repurchase at the Option of Holders Upon a Change of Control

      Upon the occurrence of a Change of Control, each holder of notes shall have the right to require the Company to repurchase all or any part of such holder's notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

      Within 30 days following any Change of Control, the Company shall:

            (a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States, and

            (b) send, by first-class mail, with a copy to the trustee, to each holder of notes, at such holder's address appearing in the security register for the notes, a notice stating:

                 (1) that a Change of Control has occurred and a Change of
            Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all notes timely tendered will be accepted for payment;

                 (2) the Change of Control Purchase Price and the purchase
            date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed;

                 (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

               (4) the procedures that holders of notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue of such compliance.

      We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of the indenture and purchases all notes validly tendered and not withdrawn or if the Company has exercised its option to redeem all the notes pursuant to the provisions described under "--Optional Redemption."

      The Change of Control repurchase feature is a result of negotiations between the Company and the initial purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to certain covenants described below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of debt outstanding at such time or otherwise affect the Company's capital structure or credit ratings.

      The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" the Company's assets. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if the Company disposes of less than all its assets by any of the means described above, the ability of a holder of notes to require the Company to repurchase its notes may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

      The Senior Credit Facility will prohibit the Company from purchasing any notes at any time before the notes become due and payable or are otherwise required to be repaid or repurchased under the terms of the indenture. The Senior Credit Facility will also provide that the occurrence of a Change of Control would constitute a default under the Senior Credit Facility. Thus, the Company will, in effect, be unable to repurchase the notes upon a Change of Control unless the lenders under the Senior Credit Facility waive the resulting default thereunder. Other future debt of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such debt to be repurchased upon a Change of Control. To the extent other debt of the Company is both subject to similar repurchase obligations in the event of a Change of Control and ranks senior in right of payment to the notes, all available funds will first be expended for the repurchase of such debt. Moreover, the exercise by holders of notes of their right to require the Company to repurchase such notes could cause a default under existing or future debt of the Company, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to holders of notes upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The Company's failure to purchase notes in connection with a Change of Control would result in a default under the indenture. Such a default would, in turn, constitute a default under existing debt of the Company, and may constitute a default under future debt as well. If such debt constitutes Designated Senior Debt, the subordination provisions in the indenture would likely restrict payment to holders of notes. The Company's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the holders of a majority in principal amount of the notes. See "--Amendments and Waivers."

      Any notice required to be given in connection with an optional redemption shall be given in accordance with the provisions set forth under "--Notices".

Certain Covenants

      Limitation on Debt. The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

            (1) after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, the Consolidated Interest Coverage Ratio would be greater than 2.00 to 1.00 (in which case such Debt may be incurred by the Company or any Restricted Subsidiary that is a Subsidiary Guarantor, but not by a Restricted Subsidiary that is not a Subsidiary Guarantor), or

            (2) such Debt is Permitted Debt.

      No Debt Incurred pursuant to the test in clause (1) of the preceding paragraph shall reduce the amount of Debt that may be incurred pursuant to any clause of the definition of Permitted Debt (including, without limitation, Debt under the Senior Credit Facility pursuant to clause (b) of the definition of Permitted Debt below).

      The term "Permitted Debt" is defined to include the following:

            (a) (i) Debt of the Company evidenced by the notes we are issuing in this offering and the Exchange Notes issued in exchange for those notes in exchange for any additional notes and (ii) Debt of Subsidiary Guarantors evidenced by Subsidiary Guaranties relating to the notes;

            (b) Debt of the Company or a Restricted Subsidiary under the Credit Facilities or a Qualified Securitization Transaction, provided that the aggregate principal amount of all such Debt under the Credit Facilities or a Qualified Securitization Transaction at any one time outstanding shall not exceed the greater of (i) $550.0 million, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under the Credit Facilities and not subsequently reinvested in Additional Assets or used to purchase notes or Repay other Debt, pursuant to the covenant described under "--Limitation on Asset Sales" or (ii) the sum of
      (A) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries, plus (B) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries, in each case determined on a consolidated basis;

            (c) Debt of the Company or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt, provided that:

                (1) the aggregate principal amount of such Debt does not exceed the Fair Market Value (on the date of the Incurrence thereof) of the Property acquired, constructed or leased, and

                (2) the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed 5% of the Company's Consolidated Net Tangible Assets;

            (d) Debt of the Company owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

            (e) Debt of a Restricted Subsidiary outstanding on the date on which such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary (other than Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the

      Company or was otherwise acquired by the Company), provided that at the time such Restricted Subsidiary was acquired by the Company or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Debt, the Company would have been able to Incur $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant;

            (f) Debt under Interest Rate Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting, or otherwise managing, interest rate risk and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this covenant;

            (g) Debt under Currency Exchange Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Restricted Subsidiary and not for speculative purposes;

            (h) Debt under Commodity Price Protection Agreements entered into by the Company or a Restricted Subsidiary for the purpose of limiting risk in connection with certain commodity transactions of the Company or such Restricted Subsidiary and not for speculative purposes;

            (i) Debt in connection with one or more standby letters of credit or performance or surety bonds or completion guaranties issued by the Company or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations, workmen's compensation and similar arrangements and not in connection with the borrowing of money or the obtaining of advances or credit;

            (j) Debt of the Company or any Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $40.0 million, provided that of that amount not more than $25.0 million may be Incurred by Restricted Subsidiaries that are not Subsidiary Guarantors;

            (k) Debt arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn-out or other similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the Company;

            (l) Guarantees by the Company or any of its Restricted Subsidiaries of Debt of the Company or any Restricted Subsidiary otherwise permitted to be Incurred under the provisions of this covenant;

            (m) Debt consisting of take-or-pay obligations contained in supply agreements entered into by the Company or its Restricted Subsidiaries in the ordinary course of business;

            (n) Preferred Stock of Restricted Subsidiaries issued to the Company or any of its Restricted Subsidiaries;

            (o) Debt outstanding on the Issue Date not otherwise described in clauses (a) through (o) above; and

            (p) Permitted Refinancing Debt Incurred in of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (a),
      (c), (e), (j) and (o) above.

         For purposes of determining compliance with this covenant, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (q) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Debt on the date of its Incurrence, or later reclassify all or a portion of such item of Debt, in any manner that complies with this covenant and such item of Debt will be treated as having been incurred pursuant to one or more of such clauses or pursuant to clause (1) of the first paragraph of this covenant.

      For purposes of determining compliance with any U.S. dollar-denominated restriction or amount, the U.S. dollar-equivalent principal amount thereof denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date the Debt or other transaction was incurred or entered into, or first committed, in the case of revolving credit Debt; provided that if any Permitted Refinancing Debt is incurred to refinance Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Permitted Refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision in the indenture, no restriction or amount shall be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.


     Limitation on Restricted Payments. The Company shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

          (a) a Default or Event of Default shall have occurred and be continuing,

          (b) the Company could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "--Limitation on Debt" or

          (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:

               (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter ending July 31, 2002 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus

               (2)  100% of the Capital Stock Sale Proceeds, plus

               (3)  the sum of:

                      (A) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                      (B) the aggregate amount by which Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

                      (x) any such Debt issued or sold to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                      (y) the aggregate amount of any cash or other Property distributed by the Company or any Restricted Subsidiary upon any such conversion or exchange,

          plus

               (4)  an amount equal to the sum of:

                    (A) the net reduction in Investments in any Person other
                than the Company or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to the Company or any Restricted Subsidiary from such Person,

                    (B) the portion (proportionate to the Company's equity
                interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person,

                    (C) without duplication of any amounts included in clause
                (2) above, 100% of the Fair Market Value of the net proceeds of any contribution to the common equity capital of the Company received by the Company from a holder of the Company's Capital Stock (excluding any Capital Stock Sale Proceeds to the extent used to redeem the notes) subsequent to the Issue Date,

                    (D) to the extent that any Investment (other than a
                Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Investment (less the cost of disposition, if any) and (ii) the initial amount of such Investment, and

                    (E) $10.0 million.

          Notwithstanding the foregoing limitation, the Company may:

               (a) make Restricted Payments as described in clauses (a) and (b) of the definition of Restricted Payment in an aggregate amount of up to $25.0 million in any fiscal year; provided, however, that at the time of such Restricted Payment, no Event of Default under clauses
          (1), (2) or (7) under "Events of Default" shall have occurred and be continuing, and provided further, however, that such Restricted Payments paid pursuant to this clause (a) shall be included in the calculation of the amount of Restricted Payments pursuant to clause
          (c) above;

               (b) pay dividends on its Class A Common Stock of up to the lesser of (1) $0.01 per share of Class A Common Stock for each of four consecutive fiscal quarters and (2) $250,000 for each consecutive fiscal quarter provided, however, that such dividends paid pursuant to this clause (b) shall be included in the calculation of the amount of Restricted Payments pursuant to clause (c) above;

               (c) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, such dividends could have been paid in compliance with the indenture; provided, however, that such dividends paid pursuant to this clause (c) shall be included in the calculation of the amount of Restricted Payments pursuant to clause (c) above;

               (d) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

                    (1) such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

                    (2) the Capital Stock Sale Proceeds from such exchange or
                sale shall be excluded from the calculation pursuant to clause
                (c)(2) above; and

               (e) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

               (f) repurchase shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from current or former officers, directors or employees of the Company or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements, management agreements and employee stock options or restricted stock agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that:

                     (1) the aggregate amount of such repurchases shall not
               exceed $2.5 million in any calendar year and

                     (2) at the time of such repurchase, no Default or Event of
               Default shall have occurred and be continuing (or result therefrom);

          provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments pursuant to clause (c);

               (g) acquire its Capital Stock in connection with the exercise of stock options and stock appreciation rights by way of cashless exercise; and

               (h) distribute the Capital Stock of any Unrestricted Subsidiary to the Company's shareholders as dividends or other distributions.


     Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens or Liens securing Senior Debt) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless:

          (a) if such Lien secures Senior Subordinated Debt, the notes or the applicable Subsidiary Guaranty are secured on an equal and ratable basis with such Debt and

          (b) if such Lien secures Subordinated Obligations, such Lien shall be subordinated to a Lien securing the notes or the applicable Subsidiary Guaranty in the same Property as that securing such Lien to the same extent as such Subordinated Obligations are subordinated to the notes and the Subsidiary Guaranties.

      Limitation on Issuance or Sale of Capital Stock of Restricted Subsidiaries. The Company shall not:

          (a) sell, or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, or

          (b) permit any Restricted Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

          (1) directors' qualifying shares, and shares issued to non-U.S. persons required by applicable law,

          (2) pledges of Capital Stock of Subsidiaries of the Company that constitute Permitted Liens or Liens securing Senior Debt,

          (3) to the Company or a Wholly Owned Restricted Subsidiary, or

          (4) a disposition of 100% of the shares of Capital Stock of such Restricted Subsidiary; provided, however, that, in the case of this clause
     (4),

               (A) such disposition is effected in compliance with the covenant described under "--Limitation on Asset Sales", and

               (B) upon consummation of such disposition and execution and delivery of a supplemental indenture in form satisfactory to the trustee, such Restricted Subsidiary shall be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary, or

          (5) issuances of Capital Stock of a Restricted Subsidiary if, immediately after giving effect thereto, (i) neither the Company nor any Restricted Subsidiary owns any Capital Stock of such Restricted Subsidiary or (ii) such Restricted Subsidiary would no longer be a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted and shall be deemed to have been made under the covenant captioned "Limitation on Restricted Payments" if made on the date of such issuance provided, however, that, in the case of this clause (5),

               (A) if applicable, such disposition is effected in compliance with the covenant described under "--Limitation on Asset Sales", and

               (B) upon consummation of such disposition and execution and delivery of a supplemental indenture, such Restricted Subsidiary shall be released from any Subsidiary Guaranty previously made by such Restricted Subsidiary.


     Limitation on Asset Sales. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

          (b) at least 75% of the consideration paid to the Company or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents or the assumption by the purchaser of liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the notes or the applicable Subsidiary Guaranty) as a result of which the Company and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

          (c) if the Fair Market Value of the Property is greater than $2,500,000, the Company delivers an Officers' Certificate to the trustee certifying that such Asset Sale complies with the foregoing clauses (a) and
     (b).

     Notwithstanding the foregoing, clauses (a), (b) and (c) above shall not apply to a split-off or spin-off of any Unrestricted Subsidiary by the Company or a Restricted Subsidiary.

     The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Restricted Subsidiary, to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Debt):

          (a) to Repay Senior Debt of the Company or any Subsidiary Guarantor (including Debt under the Senior Credit Facility) or Debt of any Restricted Subsidiary that is not a Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

          (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary).

     Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of the Company for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 360-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds"; provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds." Notwithstanding the foregoing provision, the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Sales in each fiscal year that are not applied in accordance with this covenant exceeds $5.0 million.

     When the aggregate amount of Excess Proceeds exceeds $15.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to purchase (the "Prepayment Offer") the notes, together with any other Debt that ranks pari passu in right of payment with the notes (so long as such payment is permitted by the terms of any instrument evidencing Senior Debt), which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of notes have been given the opportunity to tender their notes for purchase in accordance with the indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by the indenture and the amount of Excess Proceeds will be reset to zero.

     The term "Allocable Excess Proceeds" will mean the product of:

          (a)  the Excess Proceeds and

          (b)  a fraction,

                (1) the numerator of which is the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer, and

                (2) the denominator of which is the sum of the aggregate principal amount of the notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Company to make an offer to purchase such Debt at substantially the same time as the Prepayment Offer.

     Within five business days after the Company is obligated to make a Prepayment Offer as described in the preceding paragraph, the Company shall send a written notice, by first-class mail, to the holders of notes, accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.


     Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to the Company or any other Restricted Subsidiary,

          (b) make any loans or advances to the Company or any other Restricted Subsidiary or

          (c) transfer any of its Property to the Company or any other Restricted Subsidiary.

     The foregoing limitations will not apply:

          (1)  with respect to clauses (a), (b) and (c), to restrictions:

               (A) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Senior Credit Facility and the indenture),

               (B) relating to Debt of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or

               (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or this clause
          (C) or in clause (2)(A) or (B) below, provided such restriction is no less favorable to the holders of notes than those under the agreement evidencing the Debt so Refinanced,

               (D) under applicable laws or orders,

               (E) arising in connection with a Qualified Securitization Transaction (including limitations set forth in the governing documents of a Special Purpose Vehicle),

               (F) that are customary on the transfer of any Property arising under a security agreement or similar agreement or instrument governing a Lien permitted under the indenture, and

          (2)  with respect to clause (c) only, to restrictions:

               (A) relating to Debt that is permitted to be Incurred and secured without also securing the notes or the applicable Subsidiary Guaranty pursuant to the covenants described under "--Limitation on Debt" and "--Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt,

               (B) encumbering Property at the time such Property was acquired by the Company or any Restricted Subsidiary, so long as such restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of such acquisition,

               (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in licenses or other agreements that restrict assignment of such agreements, Property or rights thereunder,

               (D) that constitute customary restrictions contained in sale agreements limiting the transfer of Capital Stock or Property pending the closing of such sale,

               (E) that constitute customary restrictions contained in joint venture agreements entered into in the ordinary course of business and in good faith, or

               (F) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any Property of the Company or any Restricted Subsidiary not otherwise prohibited by the indenture.

     Nothing contained in this covenant shall prevent the Company or any Restricted Subsidiary from (1) Incurring or assuming any Lien otherwise permitted by the indenture, or (2) restricting the sale or other disposition of Property of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries.


     Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

          (a)  the terms of such Affiliate Transaction are:

               (1) set forth in writing, and

               (2) no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

          (b) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(2) of this paragraph as evidenced by a Board Resolution promptly delivered to the trustee, and

          (c) if such Affiliate Transaction involves aggregate payments or value in excess of $20.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and the Restricted Subsidiaries.

     Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may enter into or suffer to exist the following:

          (a) any transaction or series of transactions between the Company and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business;

          (b) any Restricted Payment permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments" or any Permitted Investment;

          (c) the payment of compensation and fees (including amounts paid pursuant to employee benefit plans or other arrangements, whether in cash, securities or other property) for the services of officers, directors and employees of the Company or any of the Restricted Subsidiaries who are Affiliates of the Company, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

          (d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary, as the case may be; and

          (e) agreements in existence on the Issue Date and listed on a schedule to the indenture,

          (f) the disposition or transfer of Soterra or any Unrestricted Subsidiary in a transaction that satisfies the applicable requirements contained within the covenant below captioned "--Limitation on Asset Sales",

          (g) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person approved by the Board of Directors with which the Company files a consolidated tax return or with which the Company is a part of a consolidated group for tax purposes;

          (h) the issuance or sale of any Capital Stock of the Company other than Disqualified Stock; and

          (i) any sale, conveyance or other transfer of Receivables and other related assets customarily transferred in a Qualified Securitization Transaction.


     Limitation on Layered Debt. The Company shall not, and shall not permit any Restricted Subsidiary that is a Subsidiary Guarantor to, Incur, directly or indirectly, any Debt that is subordinate or junior in right of payment to any Senior Debt unless such Debt is Senior Subordinated Debt or is expressly subordinated in right of payment to Senior Subordinated Debt. In addition, no Restricted Subsidiary that is a Subsidiary Guarantor shall Guarantee, directly or indirectly, any Debt of the Company that is subordinate or junior in right of payment to any Senior Debt unless such Guarantee is expressly subordinate in right of payment to, or ranks pari passu with, the Subsidiary Guaranty of such Subsidiary Guarantor.


     Designation of Restricted and Unrestricted Subsidiaries.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation (which would constitute an Investment in such Subsidiary) would not result in a breach of the covenant described under "--Limitation on Restricted Payments" or otherwise cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the "--Restricted Payments" covenant or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The Board of Directors also may designate any Subsidiary of the Company to be an Unrestricted Subsidiary if:

          (a) the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, the Company or any other Restricted Subsidiary, and

          (b)  either:

               (1) the Subsidiary to be so designated has total assets of $5,000 or less, or

               (2) such designation is effective immediately upon such entity becoming a Subsidiary of the Company.

     Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

     Our Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x) the Company could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "--Limitation on Debt", and

          (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

     Any such designation or redesignation by the Board of Directors will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

          (a) certifies that such designation or redesignation complies with the foregoing provisions, and

          (b) gives the effective date of such designation or redesignation, such filing with the trustee to occur within 45 days after the end of the fiscal quarter of the Company in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Company's fiscal year, within 90 days after the end of such fiscal year).


     Future Subsidiary Guarantors. The Company shall cause (a) each Person that becomes a Domestic Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guaranty at the time such Person becomes a Domestic Restricted Subsidiary, excluding any Special Purpose Vehicle, and (b) any Foreign Restricted Subsidiary that Guarantees any Debt of the Company or of any Domestic Restricted Subsidiary following the Issue Date to execute and deliver to the trustee a Subsidiary Guaranty at the time of such guaranty.


     Payments for Consents. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indentures or the notes unless such consideration is offered to be paid or is paid all holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


Merger, Consolidation and Sale of Property

     The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a) the Company shall be the surviving Person (the "Surviving Person") or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company;

          (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "--Certain Covenants--Limitation on Debt"; and

          (f) the Company shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

     The Company shall not permit any Restricted Subsidiary that is a Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Restricted Subsidiary into such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a) in the case of the Subsidiary Guarantor that is a Domestic Restricted Subsidiary, the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

          (b) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by Subsidiary Guaranty, executed and delivered to the trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

          (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

          (d) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clauses (e) and (f) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (e) immediately after giving effect to such transaction or series of transactions on a pro forma basis, the Company would be able to Incur at least $1.00 of additional Debt under clause (1) of the first paragraph of the covenant described under "--Certain Covenants--Limitation on Debt"; and

          (f) the Company shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction and such Subsidiary Guaranty, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been satisfied.

The foregoing provisions (other than clause (d)) shall not apply to any transactions which constitute an Asset Sale if the Company has complied with the covenant described under "--Certain Covenants--Limitation on Asset Sales."

      The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture (or of the Subsidiary Guarantor under the Subsidiary Guaranty, as the case may be), but the predecessor Company in the case of:

            (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company as an entirety or virtually as an entirety), or

            (b) a lease,

shall not be released from any of the obligations or covenants under the indenture, including with respect to the payment of the notes.

SEC Reports

      Notwithstanding that the Company or the Guarantors may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and so long as any notes remain outstanding, the Company shall file with the SEC and provide the trustee and holders of notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the SEC if the SEC does not permit such filings.

Events of Default

      Events of Default in respect of the notes include:

            (1) failure to make the payment of any interest or Special Interest, if any, on the notes when the same becomes due and payable, and such failure continues for a period of 30 days;

            (2) failure to make the payment of any principal of, or premium, if any, on, any of the notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise;

            (3) failure to comply with the covenant described under "--Merger, Consolidation and Sale of Property";

            (4) failure to comply with any other covenant or agreement in the notes or in the indenture (other than a failure that is the subject of the foregoing clause (1), (2) or (3)) and such failure continues for 30 days after written notice is given to the Company as provided below;

            (5) a default under any Debt by the Company or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $20.0 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

            (6) any judgment or judgments for the payment of money in an aggregate amount in excess of $20.0 million (or its foreign currency equivalent at the time) (net of applicable insurance coverage) that shall be rendered against the Company or any Restricted Subsidiary by a court of competent jurisdiction and that judgment shall not be vacated, waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect (the "judgment default provisions");

            (7) certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary that is a Significant Subsidiary (the "bankruptcy provisions"); and

            (8) any Subsidiary Guaranty of one or more Restricted Subsidiaries that are Subsidiary Guarantors which by themselves or taken together would constitute a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty or the indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty (the "guaranty provisions").

      A Default under clause (4) is not an Event of Default until the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding, as applicable, notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

      The Company shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice and the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

      If an Event of Default with respect to the notes (other than an Event of Default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to the Company) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the principal amount of all the applicable notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Company shall occur, such amount with respect to all the applicable notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of those notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the applicable notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

      No holder of notes will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

            (a) such holder has previously given to the trustee written notice of a continuing Event of Default,

            (b) the registered holders of at least 25% in aggregate principal amount of the notes then outstanding, as applicable, have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and

            (c) the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any note for enforcement of payment of the principal of, and premium, if any, or interest on, such note on or after the respective due dates expressed in such note.

Amendments and Waivers

      Subject to certain exceptions, the indenture may be amended with the consent of the registered holders of a majority in aggregate principal amount of the notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the notes) and any past default or compliance with any provisions may also be waived (except a default in the payment of principal, premium, interest or Special Interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of each holder of an outstanding note) with the consent of the registered holders of at least a majority in aggregate principal amount of the notes then outstanding. However, without the consent of each holder of an outstanding note, no amendment may, among other things,

            (1) reduce the amount of notes whose holders must consent to an amendment or waiver,

            (2) reduce the rate of or extend the time for payment of interest or Special Interest, if any, on any note,

            (3) reduce the principal of or extend the Stated Maturity of any note,

            (4) make any note payable in money other than that stated in the note,

            (5) impair the right of any holder of the notes to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes or any Subsidiary Guaranty,

            (6) release any security interest that may have been granted in favor of the holders of the notes other than pursuant to the terms of such security interest,

            (7) reduce the premium payable upon the redemption of any note nor change the time at which any note may be redeemed, as described under "--Optional Redemption",

            (8) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the notes must be repurchased pursuant to such Change of Control Offer,

            (9) at any time after the Company is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the notes must be repurchased pursuant thereto,

            (10) make any change to the subordination provisions of the indenture that would adversely affect the holders of the applicable notes, or

            (11) make any change in any Subsidiary Guaranty that would adversely affect the holders of the notes.

      Without the consent of any holder of the notes, the Company and the trustee may amend the indenture to:

            (1)  cure any ambiguity, omission, defect or inconsistency,

            (2) provide for the assumption by a successor corporation of the obligations of the Company under the indenture,

            (3) provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code),

            (4) add additional Guarantees with respect to the notes or to release Subsidiary Guarantors from Subsidiary Guaranties as provided by the terms of the indenture,

            (5) secure the notes, to add to the covenants of the Company for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company,

            (6) make any change that does not adversely affect the rights of any holder of the notes,

            (7) make any change to the subordination provisions of the indenture that would limit or terminate the benefits available to any holder of Senior Debt under such provisions,

            (8) to comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act, or

            (9) provide for the issuance of additional notes in accordance with the indenture.

      No amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or their Representative) consent to such change. The consent of the holders of the notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, the Company is required to mail to each registered holder of the notes at such holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all holders of the notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

      The Company at any time may terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. The Company at any time may terminate:

            (1) its obligations under the covenants described under "--Repurchase at the Option of Holders Upon a Change of Control" and "--Certain Covenants",

            (2) the operation of the cross acceleration provisions, the judgment default provisions, the bankruptcy provisions with respect to Significant Subsidiaries and the guaranty provisions described under "--Events of Default" above, and

            (3) the limitations contained in clause (e) under the first paragraph of, and in the second paragraph of, "--Merger, Consolidation and Sale of Property" above ("covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

      If the Company exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "--Certain Covenants"), (5), (6), (7) (with respect only to Restricted Subsidiaries that are Significant Subsidiaries) or (8) under "--Events of Default" above or because of the failure of the Company to comply with clauses (e) and (f) under the first paragraph of, or with the second paragraph of, "--Merger, Consolidation and Sale of Property" above. If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all its obligations under its Subsidiary Guaranty.

      The legal defeasance option or the covenant defeasance option may be exercised only if:

            (a) the Company irrevocably deposits in trust with the trustee money or U.S. Government Obligations for the payment of principal of and interest or Special Interest, if any, on the notes to maturity or redemption, as the case may be;

            (b) the Company delivers to the trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the notes to maturity or redemption, as the case may be;

            (c) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (d) such deposit does not constitute a default under any other agreement or instrument binding on the Company;

            (e) the Company delivers to the trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (f) in the case of the legal defeasance option, the Company delivers to the trustee an Opinion of Counsel stating that:

                  (1) the Company has received from the Internal Revenue Service a ruling, or

                  (2) since the date of the indenture there has been a change in the applicable Federal income tax law, to the effect, in either case, that, and based thereon such Opinion of Counsel shall confirm that, the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

            (h) in the case of the covenant defeasance option, the Company delivers to the trustee an Opinion of Counsel to the effect that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (i) the Company delivers to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the notes have been complied with as required by the indenture.

Governing Law

      The indenture and the notes are governed by the internal laws of the State of New York without reference to principles of conflicts of law.

The Trustee

      J.P. Morgan Trust Company, National Association is the trustee under the indenture.

      Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

     "Additional Assets" means:

          (a) any Property (other than cash, Cash Equivalents and securities) to be owned by the Company or any Restricted Subsidiary and used in a Permitted Business; or

          (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary from any Person other than the Company or a Subsidiary of the Company; provided, however, that, in the case of clause
     (b), such Restricted Subsidiary is primarily engaged in a Permitted
     Business.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Transactions with Affiliates," "--Limitation on Asset Sales" and the definition of "Additional Assets" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Sale" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares of non-US persons required by applicable law), or

          (b) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary,

other than, in the case of clause (a) or (b) above,

          (1) any disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary,

          (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments",

          (3) any disposition effected in compliance with the first paragraph of the covenant described under "--Merger, Consolidation and Sale of Property"), and

          (4) any disposition or series of related dispositions of Property with an aggregate Fair Market Value and for net proceeds of less than $2.5 million,

          (5) a disposition of obsolete or worn out property or property that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business,

          (6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary,

          (7) the granting of any Lien (or foreclosure thereon) securing Debt to the extent that such Lien is granted in compliance with "Limitation on Liens" above and dispositions in connection with Permitted Liens, and

          (8) sales, conveyances or other dispositions in connection with any Qualified Securitization Transaction.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the greater of (a) the fair value of the property subject to such arrangement (as determined in good faith by our Board of Directors) or (b) the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended.

     "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b) the sum of all such payments.

     "Board of Directors" means the Board of Directors of the Company or any committee thereof authorized with respect to any particular matter to exercise the power of Board of Directors of the Company.

     "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "--Certain Covenants--Limitation on Liens", a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

     "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock, partnership interests or membership interests in a limited liability company or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

     "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or a Person in connection with a stock ownership plan or trust or other arrangement established by the Company or any such Subsidiary for the benefit of their employees or directors) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters', investment bankers' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Cash Equivalents" means any of the following:

          (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

          (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued or bankers acceptances, by a bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

               (1) a bank meeting the qualifications described in clause (b) above, or

               (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d) Investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) or financial institution organized and in existence under the laws of the United States of America or any state thereof or the District of Columbia with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

          (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:

               (1) the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), and

               (2) such obligations mature within 180 days of the date of acquisition thereof; and

          (f) interests in any money market fund substantially all of the assets of which are of the type specified in clauses (a) through (e) above.

     "Change of Control" means the occurrence of any of the following events:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing) of persons, other than the Permitted Holders, become the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

          (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and the Restricted Subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders or a Person of which one or more of the Permitted Holders own more than 50% of the voting power) shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders or a Person of which one or more of the Permitted Holders own more than 50% of the voting power) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

               (1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving corporation, and

               (2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving corporation immediately after such transaction and in substantially the same proportion as before the transaction; or

          (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of not less than a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (d) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the trustee after consultation with the Company.

     "Comparable Treasury Price" means, with respect to any redemption date:

          (a) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the most recently published statistical release designated "H.15(519)" (or any successor release) published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities" or

          (b) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

     "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating all current maturities of long-term Debt.

     "Consolidated Interest Coverage Ratio" means, as of any date of determination, the ratio of:

          (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to

          (b)  Consolidated Interest Expense for such four fiscal quarters;

     provided, however, that:

          (1)  if

               (A) since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Debt that remains outstanding or Repaid any Debt, or

               (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

     Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if the Company or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

          (2)  if

               (A) since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,

               (B) the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition, or

               (C) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

     If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Company shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries,

          (a)  interest expense attributable to Capital Lease Obligations,

          (b) amortization of debt discount and debt issuance cost, including commitment fees,

          (c)  capitalized interest,

            (d) non-cash interest expense,

            (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

            (f) net costs associated with Hedging Obligations (including amortization of fees),

            (g) Disqualified Stock Dividends to a Person other than the Company or a Restricted Subsidiary,

            (h) Preferred Stock Dividends to a Person other than the Company or a Restricted Subsidiary,

            (i) interest Incurred in connection with Investments in discontinued operations,

            (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Restricted Subsidiary, and

            (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

      "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

            (a) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

                (1) subject to the exclusion contained in clause (d) below, the net income of any Person that is not a Restricted Subsidiary shall be included only to the extent of the aggregate amount of cash distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

                (2) the equity of the Company and its consolidated Restricted
            Subsidiaries in a net loss of any such Person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

            (b) for purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

            (c) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

                (1) subject to the exclusion contained in clause (d) below, the equity of the Company and its Consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and

                (2) the equity of the Company and its Consolidated Restricted
            Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

            (d) any gain or loss realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction shall be deemed to be in the ordinary course),

            (e) any extraordinary gain or loss,

            (f) the cumulative effect of a change in accounting principles and

            (g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock).

Notwithstanding the foregoing, for purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

      "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, depletion and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

            (a) the excess of cost over fair market value of assets or businesses acquired;

            (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Company immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP;

            (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

            (d) minority interests in consolidated Subsidiaries held by Persons other than the Company or any Restricted Subsidiary;

            (e) treasury stock;

            (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

            (g) Investments in and assets of Unrestricted Subsidiaries.

      "CorrChoice" means CorrChoice, Inc., an Ohio corporation and the joint venture entered into by the Company with RDJ Holdings Inc. and a minority shareholder of a subsidiary of Ohio Packaging Corporation in November 1998 for the purpose of manufacturing corrugated sheets.

      "Credit Facilities" means, with respect to the Company or any Restricted Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders (including the Senior Credit Facility) providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any extensions, revisions, refinancings or replacements thereof by a lender or syndicate of lenders.

      "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

      "Debt" means, with respect to any Person on any date of determination (without duplication):

            (a) the principal of and premium (if any) in respect of:

                (1) debt of such Person for money borrowed, and

                (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

            (b) all Capital Lease Obligations of such Person;

            (c) all obligations of such Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

            (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (f) all obligations of the type referred to in clauses (a) through
      (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (g) all obligations of the type referred to in clauses (a) through
      (f) of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured; and

            (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shallbe the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

            (1) zero if such Hedging Obligation has been Incurred pursuant to clause (f), (g) or (h) of the second paragraph of the covenant described under "--Certain Covenants--Limitation on Debt", or

            (2) the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

      Notwithstanding anything to the contrary contained herein, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purpose of the covenant entitled "Limitation on Debt."

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "Designated Senior Debt" means:

            (a) any Senior Debt that has, at the time of determination, an aggregate principal amount outstanding of at least $25.0 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is specifically designated in the instrument evidencing such Senior Debt and is designated in a notice delivered by the Company to the holders or a Representative of the holders of such Senior Debt and in an Officers' Certificate delivered to the trustee as "Designated Senior Debt" of the Company for purposes of the indenture, and

            (b) the Credit Facilities.

            "Disqualified Stock" means any Capital Stock of the Company or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

            (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

            (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or

            (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the notes.

      "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

      "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (a) Soterra or a Foreign Restricted Subsidiary, (b) a Subsidiary of Soterra or a Foreign Restricted Subsidiary or (c) any domestic subsidiary that is or becomes an Unrestricted Subsidiary.

      "EBITDA" means, for any period, an amount equal to, with respect to the Company and its consolidated Restricted Subsidiaries:

            (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                (1) the provision for taxes based on income or profits or
            utilized in computing net loss,

                (2) Consolidated Interest Expense,

                (3) depreciation and depletion,

                (4) amortization of intangibles,

                (5) any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period or amortization of a prepaid expense) and any one-time, non-recurring expenses relating to, or arising from, any closures of manufacturing facilities on or after the Issue Date, in each case incurred within 12 months after such closure, minus

            (b) all non-cash items increasing Consolidated Net Income for such period; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Consolidated Net Income attributable to such Restricted Subsidiary multiplied by
(B) the quotient of (1) the number of shares of outstanding Capital Stock of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries divided by (2) the total number of shares of outstanding Capital Stock of such Restricted Subsidiary on the last day of such period.

      Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.

      "Event of Default" has the meaning set forth under "--Events of Default."

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Notes" means the notes issued in exchange for the notes issued in this offering as described under "Exchange Offer; Registration Rights."

      "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

            (a) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer of the Company, or

            (b) if such Property has a Fair Market Value in excess of $5.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, certified by the secretary or assistant secretary of the Company in a Certificate dated within 30 days of the relevant transaction, delivered to the trustee.

      "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

      "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth:

            (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

            (b) in the statements and pronouncements of the Financial Accounting Standards Board,

            (c) in such other statements by such other entity as approved by a significant segment of the accounting profession, and

            (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the

      Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

      "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

            (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

            (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

            (1) endorsements for collection or deposit in the ordinary course of business, or

            (2) a contractual commitment or undertaking by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (b) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

      "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

      "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt and the accrual of interest (whether such interest is payable in cash or in kind) and the accretion of original issue discount and an amendment, modification or waiver (to the extent that it does not increase the principal of or premium or interest on the applicable Debt) shall not be deemed an incurrence of Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and provided further, however, that solely for purposes of determining compliance with "--Certain Covenants--Limitation on Debt", amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

      "Independent Financial Advisor" means an investment banking firm of national standing or any third party appraiser of national standing, provided that such firm or appraiser is not an Affiliate of the Company.

      "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in, or otherwise manage, interest rates.

      "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments", "--Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment", "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

            (a) the Company's "Investment" in such Subsidiary at the time of such redesignation, less

            (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment. Investment shall not include endorsements of negotiable instruments and documents in the ordinary course of business and the acquisition of assets (other than stock or other securities) by the Company or a Restricted Subsidiary for consideration.

      "Issue Date" means the date on which the notes are initially issued.

      "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

      "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

                (b) all payments made on any Debt that is secured by any
            Property subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale, and all payments made with respect to liabilities associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities,

                (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

                (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

      "Non-recourse Debt" means Debt:

            (a) as to which neither the Company nor any Restricted Subsidiary
      (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

            (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Debt (other than the notes) of the Company or any Restricted Subsidiary to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

            (c) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of Restricted Subsidiary.

      "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Company.

      "Officers' Certificate" means a certificate signed by any of the chief executive officer, chief operating officer or chief financial officer of the Company, and delivered to the trustee.

      "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the trustee. The counsel may be an employee of or counsel to the Company or the trustee.

      "Permitted Business" means any business that is related, ancillary or complementary to, or a reasonable extension, development or expansion of, the businesses of the Company and the Restricted Subsidiaries, taken as a whole, on the Issue Date.

      "Permitted Holders" means (i) All Life Foundation, John C. Dempsey Trust, Naomi A. Coyle Trust, Michael H. Dempsey, Michael H. Dempsey Living Trust, Naomi
C. Dempsey Charitable Lead Annuity Trust, Naomi C. Dempsey, Naomi C. Dempsey Living Trust, Patricia M. Dempsey, Patricia M. Dempsey Living Trust, Judith D. Hook, Judith D. Hook Living Trust, Mary T. McAlpin, Mary T. McAlpin Living Trust, Mary T. McAlpin Charitable Remainder Annuity Trust, John McNamara, Virginia D. Ragan and Virginia D. Ragan Living Trust; (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any person in clause (i); (iii) the executors and administrators of the estate of any such person, and any court appointed guardian of any person in clause (i) or (ii); (iv) any trust, family partnership or similar investment entity for the benefit of any such person referred to in the foregoing clause
(i) or (ii) or any persons (including for charitable purposes), so long as one or more members of the group consisting of the Permitted Holders have the exclusive or a joint right to control the voting and disposition of securities held by such trust, family partnership or other investment entity; and (v) any employee or retiree benefit plan sponsored by the Company.

      "Permitted Investment" means any Investment by the Company or a Restricted Subsidiary in:

            (a) the Company (including any investment in the notes), any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of such Restricted Subsidiary is a Permitted Business;

            (b) any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Company or a Restricted Subsidiary, provided that such Person's primary business is a Permitted Business;

            (c) cash and Cash Equivalents;

            (d) receivables owing to the Company or a Restricted Subsidiary, if created or acquired in the ordinary course of business and Investments by a Restricted Subsidiary in the Company or another Restricted Subsidiary;

            (e) payroll, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

            (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

            (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or a Restricted Subsidiary, whether pursuant to a plan of reorganization or otherwise, or in satisfaction of judgments;

            (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "--Certain Covenants--Limitation on Asset Sales";

            (i) other Investments made for Fair Market Value that do not exceed $35.0 million outstanding at any one time in the aggregate;

            (j) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; and

            (k) any Investment made in a Special Purpose Vehicle in connection with a Qualified Securitization Transaction or to provide adequate capital to a Special Purpose Vehicle in anticipation of one or more Qualified Securitization Transactions.

      "Permitted Junior Securities" means:

            (a) Capital Stock in the Company or any Subsidiary Guarantor; or

            (b) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes and the Subsidiary Guaranties are subordinated to Senior Debt under the indenture and have a Stated Maturity after (and do not provide for scheduled principal payments prior to) the stated maturity of any Senior Debt and any debt securities issued in exchange for Senior Debt;

provided, however, that, if such Capital Stock or debt securities are distributed in a bankruptcy or insolvency proceeding of the Company or any Subsidiary Guarantor, such Capital Stock or debt securities are distributed pursuant to a plan of reorganization consented to by each class of Designated Senior Debt.

      "Permitted Liens" means:

            (a) Liens to secure Debt and other obligations permitted to be Incurred under clause (b) of the second paragraph of the covenant described under "--Certain Covenants--Limitation on Debt";

            (b) Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under "--Certain Covenants--Limitation on Debt", provided that any such Lien may not extend to any Property of the Company or any Restricted Subsidiary, other than the Property acquired, constructed or leased with the proceeds of such Debt and any improvements or accessions to such Property;

            (c) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

            (d) Liens imposed by law, such as carriers', warehousemen's, workmen's, landlord's, repairmen's, operator's and mechanics' Liens and other similar Liens, on the Property of the Company or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

            (e) Liens on the Property of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature and government contracts and Incurred in a manner not inconsistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

            (f) Liens on Property at the time the Company or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Restricted Subsidiary;

            (g) Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of the Company or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

            (h) pledges or deposits by the Company or any Restricted Subsidiary under workmen's compensation laws, unemployment insurance laws, social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory or regulatory or contractual or warranty obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

            (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character, and easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or of any of its Restricted Subsidiaries;

            (j) financing statements under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction which reflects ownership by a third party of property leased to that Person or any of its Restricted Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement or accounts, general intangibles or chattel paper sold to that Person;

            (k) Liens existing on the Issue Date not otherwise described in clauses (a) through (s) herein;

            (l) Liens on the Property of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (a), (b), (f), (g) or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

                (1) the outstanding principal amount, or, if greater, the
            committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under the indenture, and

                (2) an amount necessary to pay any fees and expenses,
            including premiums and defeasance costs, incurred by the Company or such Restricted Subsidiary in connection with such Refinancing; and

            (m) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default;

            (n) Liens securing reimbursement obligations with respect to letters of credit incurred in accordance with the indenture that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

            (o) Liens in favor of custom and revenue authorities arising as a matter of law to secure payment of nondelinquent customs duties in connection with the importation of goods;

            (p) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

            (q) Liens granted in connection with a Qualified Securitization Transaction;

            (r) Liens on the outstanding Capital Stock or assets of Foreign Restricted Subsidiaries to secure any intercompany notes issued by a Foreign Restricted Subsidiary to the Company evidencing a loan by the Company to such Foreign Restricted Subsidiary of proceeds from the Senior Credit Facilities and to secure any guarantee of such intercompany notes by a Foreign Restricted Subsidiary;

            (s) Liens in favor of the trustee for the benefit of the holders of the notes; and

            (t) Liens not otherwise permitted by clauses (a) through (s) above encumbering Property having an aggregate Fair Market Value not in excess of 5.0% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Company as of the end of the most recent fiscal quarter ending at least 45 days prior to the date any such Lien shall be Incurred.

      "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

            (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                (1) the aggregate principal amount (or if Incurred with
            original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

                (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing,

            (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

            (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced, and

            (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced;

provided, however, that Permitted Refinancing Debt shall not include:

            (x) Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor that Refinances Debt of the Company or a Subsidiary Guarantor, or

            (y) Debt of the Company or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

      "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

      "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Restricted Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

      "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with
Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Company after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Company after consultation with the independent certified public accountants of the Company, as the case may be.

      "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the indenture, the value of any Property shall be its Fair Market Value.

      "Public Equity Offering" means an underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

      "Purchase Money Debt" means Debt:

            (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed, and

            (b) Incurred to finance the acquisition, construction or lease by the Company or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 180 days after the acquisition, construction or lease of such Property by the Company or such Restricted Subsidiary.

      "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any of the Restricted Subsidiaries of the Company in connection with or reasonably related to a transaction or series of transactions in which the Company or any of the Restricted Subsidiaries of the Company may sell, convey or otherwise transfer to
(1) a Special Purpose Vehicle or (2) any other Person, or may grant a security interest in, any equipment and related assets (including contract rights) or Receivables or interests therein secured by goods or services financed thereby (whether such Receivables are then existing or arising in the future) of the Company or any of the Restricted Subsidiaries of the Company, and any assets relating thereto including, without limitation, all security or ownership interests in goods or services financed thereby, the proceeds of such Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets, as any agreement governing any such transactions may be renewed, refinanced, amended, restated or modified from time to time.

      "Receivables" means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Restricted Subsidiary of the Company of goods or services, and monies due thereunder, security or ownership interests in the goods and services financed thereby, records relating thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and other related rights.

      "Reference Treasury Dealer" means Salomon Smith Barney, Inc., Deutsche Bank Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

      "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

      "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

      "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "--Certain Covenants--Limitation on Asset Sales" and the definition of "Consolidated Interest Coverage Ratio", Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

      "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Debt.

      "Restricted Payment" means:

            (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Company or any Restricted Subsidiary), except for any dividend or distribution that is made solely to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

            (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than from the Company or a Restricted Subsidiary) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

            (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

            (d) any Investment (other than a Permitted Investment) in any Person.

      "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

      "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Credit Facility" Amended and Restated Senior Secured Credit Facility, dated as of August 23, 2002, among the Company, Greif Spain Holdings, S.L., Greif Canada, Van Leer (UK) Ltd., Royal Packaging Industries Van Leer NV, and Van Leer Australia PTY. Ltd., as borrowers, a syndicate of financial institutions, as lenders, Salomon Smith Barney Inc., as joint lead arranger and sole book-runner, CitiCorp North America, Inc., as administrative agent, Deutsche Bank Trust Company Americas and KeyBank National Bank Association, as co-syndication agents, Sun Trust Bank, as documentation agent, and Deutsche Bank Securities Inc, as joint lead arranger, including any related notes, collateral documents, letters of credit and documentation and guarantees and any appendices, exhibits or schedules to any of the foregoing, as any or all of such agreements may be in effect from time to time, in each case, as any or all of such agreements (or any other agreement that renews, refunds, refinances, restructures, replaces, repays or extends any or all of such agreements or any of the foregoing other agreements) may be amended, restated, modified or supplemented from time to time, or renewed, refunded, refinanced, restructured, replaced, repaid or extended from time to time, whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit agreement or one or more other credit agreements or otherwise.

      "Senior Debt" of the Company means:

            (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not post-filing interest is allowed in such proceeding) in respect of:

                (1) Debt of the Company for borrowed money, and

                (2) Debt of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under the indenture for the payment of which the Company is responsible or liable;

            (b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of sale and leaseback transactions entered into by the Company;

            (c) all obligations of the Company

                (1) for the reimbursement of any obligor on any letter of
            credit, bankers' acceptance or similar credit transaction,

                (2) under Hedging Obligations, or

                (3) issued or assumed as the deferred purchase price of
            Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under the indenture; and

            (d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

            (A) Debt of the Company that is by its terms subordinate or pari passu in right of payment to the notes, including any Senior Subordinated Debt or any Subordinated Obligations;

            (B) any Debt Incurred in violation of the provisions of the indenture;

            (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

            (D) any liability for federal, state, local or other taxes owed or owing by the Company;

            (E) any obligation of the Company to any Subsidiary; or

            (F) any obligations with respect to any Capital Stock of the Company.

      "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.

      "Senior Subordinated Debt" of the Company means the notes and any other subordinated Debt of the Company that specifically provides that such Debt is to rank pari passu with the notes and is not subordinated by its terms to any other subordinated Debt or other obligation of the Company which is not Senior Debt. "Senior Subordinated Debt" of any Subsidiary Guarantor has a correlative meaning.

      "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

      "Special Purpose Vehicle" means a bankruptcy-remote entity or trust or other special purpose entity which is formed by us, any Subsidiary of ours or any other Person for the purpose of, and engages in no material business other than in connection with a Qualified Securitization Transaction or other similar transactions of Receivables or other similar or related assets.

      "Special Interest" means the additional interest, if any, to be paid on the notes as described under "Exchange Offer; Registration Rights."

      "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

      "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the notes or the applicable Subsidiary Guaranty pursuant to a written agreement to that effect.

      "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

            (a) such Person,

            (b) such Person and one or more Subsidiaries of such Person, or

            (c) one or more Subsidiaries of such Person.

Notwithstanding the foregoing, CorrChoice shall not be deemed a Subsidiary unless and until its financial results are required to be consolidated with the Company's financial results under generally accepted accounting principles.

      "Subsidiary Guarantor" means each Domestic Restricted Subsidiary and Soterra and any other Person that becomes a Subsidiary Guarantor pursuant to the covenant described under "--Certain Covenants--Future Subsidiary Guarantors."

      "Subsidiary Guaranty" means a Guarantee on the terms set forth in the indenture by a Subsidiary Guarantor of the Company's obligations with respect to the notes.

      "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the yield to maturity of the Comparable Treasury Issue, compounded semi-annually, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      "Unrestricted Subsidiary" means Soterra LLC and any other Subsidiary of the Company (or any successor to any of them) that is designated by our Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary (including Soterra):

            (a) has no Debt other than Non-Recourse Debt (it being understood that, in the case of Soterra, the Guarantee by Soterra of the notes and the Senior Credit Facility shall be deemed to constitute the Incurrence by Soterra of Debt that is Non-Recourse Debt);

            (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to us or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

            (c) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests from such Person or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

            (d) does not guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Company or any Restricted Subsidiary, excluding the notes; and

            (e) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any Restricted Subsidiary and has at least one executive officer that is not a director or executive officer of the Company or any Restricted Subsidiary.

      Notwithstanding the foregoing, Soterra shall only be required to comply with clauses (a) and (c) above to be deemed an Unrestricted Subsidiary and CorrChoice, if it becomes a Subsidiary, shall only be required to comply with clauses (a), (c), (d) and (e) to be deemed an Unrestricted Subsidiary.

      Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the "--Restricted Payments" covenant. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Debt of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the "--Limitation on Debt" covenant, we will be in default of such covenant. Our Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Debt by one of our Restricted Subsidiaries of any outstanding Debt of such Unrestricted Subsidiary and such designation will only be permitted if
(1) such Debt is permitted under the "--Limitation on Debt" covenant, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default would be in existence following such designation; and (3) if such Subsidiary is a Domestic Subsidiary, such Subsidiary executes and delivers to the trustee a supplemental indenture providing for a Subsidiary Guarantee.

      "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) issued or guaranteed by the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

      "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

      "Wholly Owned Restricted Subsidiary" means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

                         BOOK-ENTRY, DELIVERY AND FORMS

The Global Notes

         We will initially issue the exchange notes in the form of one or more registered notes in global form, without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co as nominee of DTC, or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate between DTC and the Trustee. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. You may hold your beneficial interests in a Global Note directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC. Beneficial interest in a Global Note may not be exchanged for notes in physical, certificated form ("Certificated Notes") except in the limited circumstances described below. All interests in a Global Note may be subject to the procedures and requirements of DTC.

Exchange Among the Global Notes

         Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest on another Global Note will, upon transfer, cease to be an interest in such Global Notes and become an interest on the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Certain Book-Entry Procedures for the Global Notes

         The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the system or its participants directly to discuss these matter.

         DTC has advised us that it is:

         . a limited-purpose trust company organized under the laws of the State of New York;
         . a "banking organization" within the meaning of the New York Banking
           Law;
         . a member of the Federal Reserve System;
         . a "clearing corporation" within the meaning of the Uniform Commercial
           Code, as amended; and
         . "a clearing agency" registered pursuant to the provisions of Section
           17A of the Exchange Act.

         DTC was created to hold securities of institutions that have accounts with the DTC (collectively, the "participants") and to facilitate the clearance and settlement of securities transactions amongst its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly. Investors who are not participants may beneficial own securities held by or on behalf of DTC only through participants or indirect participants.

         We expect that pursuant to procedures established by DTC, upon the deposit of a Global Note with DTC, DTC will credit, on its book-entry registration and transfer system, the amount represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the purchasers. Ownership of beneficial interests in a Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participant's interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants).

         The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the exchange notes represented by a Global Note to such persons may be limited. In addition, because DTC can act on behalf of its participants, who in turn act on behalf of persons who hold interest through participants, the ability of a person having an interest in exchange notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

         So long as DTC, or its nominee, is the registered holder and owner of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the exchange notes evidenced by the Global Note for all purposes under the indenture. Except as set forth below, as an owner of a beneficial interest in a Global Note, you will not be entitled to have the exchange note represented by such Global Note registered in your name, will not receive or be entitled to receive physical delivery of Certificated Notes and will not be considered to be the owner or holder thereof under the indenture for any purpose, including with respect to giving direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a participant or indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of exchange notes under the indenture or such Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

         We will make payments of principal of, premium, if any, and interest on exchange notes represented by a Global Note registered in the name of and held by DTC or its nominee on the applicable record date to or at the direction of DTC or its nominee, as the case may be, as the registered owner and holder of the Global Notes representing such exchange notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the exchange notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the exchange notes will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such exchange notes, as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for other aspects of the relationship between DTC and its participants or indirect participants or the participants or indirect participants and the owners of beneficial interests in a Global Note owning through such participants.

         Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

Certificated Notes

         Subject to certain conditions, the exchange notes represented by the Global Note are exchangeable for Certificated Notes in definitive form of like tenor only if:

         . DTC notifies us that it is unwilling or unable to continue to act as a depositary or DTC ceases to be a clearing agency registered under the Exchange Act for the Global Notes and, in either case, a qualified successor depositary for the Global Notes is not appointed within 90 days of such notice or cessation;

         . we, in our discretion, at any time notify the trustee that we elect to cause the issuance of the Certificated Notes in exchange for all or any part of the notes represented by a Global Note of Global Notes; or

         . a default entitling the holders of the notes to accelerate the maturity thereof has occurred and is continuing and the registrar has received a request from DTC.

         In the event of any of the foregoing, DTC shall surrender such Global Note or Global Notes to the trustee for cancellation and we shall execute, and the trustee shall authenticate and deliver, Certificated Notes in exchange for such Global Note or Global Notes. Upon any such issuance, the trustee is required to register such Certificate Notes in the name of such person or persons (or nominees of any thereof) and cause the same to be delivered thereto.

         Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related exchange notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued).

                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

      The following general discussion summarizes certain material U.S. federal income tax aspects of the acquisition, ownership and disposition of the notes. This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of the notes by a prospective investor in light of his, her or its personal circumstances. This discussion is limited to the U.S. federal income tax consequences to persons who are beneficial owners of the notes and who hold the notes as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address the U.S. federal income tax consequences to investors subject to special treatment under the federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the notes as part of a "straddle," as part of a "hedge" against currency risk, or as part of a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities that hold the notes. In addition, this discussion is generally limited to the tax consequences to initial holders that purchase the notes at the "issue price," which for this purpose is the first price at which a substantial amount of the notes are sold to the public for money, excluding sales to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers. This discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or, except to a limited extent under the caption "Non-U.S. Holders," any possible applicability of U.S. federal gift or estate tax.

      This summary is based upon the Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions, all as in effect on the date of this prospectus. All of the foregoing are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

      Persons considering the purchase of notes should consult their own tax advisors concerning the application of U.S. federal income tax laws, as well as the law of any state, local or foreign taxing jurisdiction, to their particular situations.

U.S. Holders

         The following discussion is limited to the U.S. federal income tax consequences to a holder of a note that is:

         . a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;
         . a corporation created or organized in the United States or under the laws of the United States or any political subdivision thereof;
         .  an estate whose income is includible in gross income for United
            States federal income tax purposes regardless of its source; or
         .  a trust, if a U.S. court is able to exercise primary supervision over administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (each a "U.S. Holder").

      Stated Interest. Interest on the notes will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such holder's method of accounting for U.S. federal income tax purposes. The notes are not expected to be issued to investors with "original issues discount" for U.S. federal income tax purposes.

      Special Interest. Our failure to cause to be declared effective an Exchange Offer Registration Statement or a Shelf Registration Statement, as described under "Exchange Offer; Registration Rights," will cause Special Interest to accrue on the notes in the manner described therein. According to the applicable Treasury Regulations, the possibility of a change in the interest rate on the notes will not affect the amount or timing of interest income recognized by a holder of notes if the likelihood of the change, as of the date the notes are issued, is remote. We intend to take the position that the likelihood of the payment of Special Interest with respect to the notes is remote and do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of the notes. Accordingly, any Special Interest payable to the holders of the notes in this event should be includible in gross income by a U.S. Holder at the time the payment is paid or accrues in accordance with the U.S. Holder's regular method of tax accounting. Similarly, we intend to take the position that the likelihood of a redemption or repurchase is remote under applicable Treasury regulations and similarly do not intend to treat those possibilities as affecting the yield to maturity of the notes.

      Sale, Exchange or Redemption of the Notes. Unless a nonrecognition provision applies, upon the disposition of a note by sale, exchange or redemption, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not yet taken into income) and (ii) the U.S. Holder's adjusted tax basis in the notes. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the notes (net of accrued interest) to the U.S. Holder.

      Such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the notes for longer than one year. If the U.S. Holder is an individual, any capital gain generally will be subject to U.S. federal income tax at preferential rates if specified minimum holding periods are met. The deductibility of capital losses is subject to certain limitations. Any gain or loss recognized by a U.S. Holder on the sale, exchange or disposition of a note will generally be treated as U.S. source for purposes of computing the U.S. foreign tax credit limitation.

      Exchange Offer. The exchange of the privately placed notes for publicly registered notes pursuant to the Exchange Offer should not constitute a material modification of the terms of the notes and therefore should not constitute a taxable event for U.S. federal income tax purposes. In that event, the exchange would have no U.S. federal income tax consequences to a U.S. Holder, so that the U.S. Holder's holding period and adjusted tax basis for a note would not be affected, and the U.S. Holder would continue to take into account income in respect of a note in the same manner as before the exchange.

      Backup Withholding. A U.S. Holder of notes may be subject, under certain circumstances, to backup withholding at a rate (currently 30%) with respect to payments of interest on, and gross proceeds from a sale or other disposition of, the notes. These backup withholding rules apply if the U.S. Holder, among other things:

      . fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor;

      .  furnishes an incorrect TIN;

      .  fails to properly report interest; or

      . under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such U.S. Holder is not subject to backup withholding.

      A U.S. Holder of notes who does not provide his, her or its correct TIN may be subject to penalties imposed by the U.S. Internal Revenue Service (the "IRS"). Any amount paid as backup withholding is creditable against the U.S. Holder's federal income tax liability, provided the requisite information is provided to the IRS. Certain persons are exempt from backup withholding, including corporations and tax-exempt entities, provided their exemption from backup withholding is properly established. U.S. Holders of notes should consult their tax advisors as to their qualifications for exemption from withholding and the procedure for obtaining such exemption.

      We will report to the holders of the notes and the IRS the amount of any "reportable payments" made by us and any amount withheld with respect to the notes during the calendar year.

Non-U.S. Holders

      The following discussion is limited to the U.S. federal income and estate tax consequences to a holder of notes that is an individual, corporation, estate or trust other than a U.S. Holder (a "Non-U.S. Holder"). For purposes of the discussion below, interest and gain on the sale, exchange or other disposition of notes will be considered to be "U.S. trade or business income" if such income or gain is:

      . effectively connected with the conduct of a U.S. trade or business or . in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) in the United States.

      Stated Interest. Generally, interest (including Special Interest) paid to a Non-U.S. Holder of a notes will not be subject to United States federal income or withholding tax if such interest is not U.S. trade or business income and is "portfolio interest." Generally, interest on the notes will qualify as portfolio interest if the Non-U.S. Holder:

      . does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

      . is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of the Code; and

      . certifies, under penalties of perjury, that such holder is not a United States person and provides such holder's name and address.

      The gross amount of payments of interest that do not qualify for the portfolio interest exception and that are not U.S. trade or business income will be subject to U.S. withholding tax at a rate of 30% unless a treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular graduated U.S. rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to the branch profits tax. To claim an exemption from withholding, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed Form W-8BEN or W-8ECI, as applicable, prior to the payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required, in certain instances, to obtain a U.S. taxpayer identification number and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, special procedures are provided under applicable regulations for payments through qualified intermediaries.

      Sale, Exchange or Redemption or Notes. Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a notes generally will not be subject to U.S. federal income tax, unless:

      .  such gain is U.S. trade or business income;

      . subject to certain exceptions, the Non-U.S. Holder is an individual who holds the notes as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition; or

      . the Non-U.S. Holder is subject to tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates.

      Federal Estate Tax. Notes held (or treated as held) by an individual who is a Non-U.S. Holder at the time of his death will not be subject to U.S. federal estate tax, provided that the individual does not actually or constructively own 10% or more of the total voting power of our voting stock and income on the notes was not U.S. trade or business income.

      Information Reporting and Backup Withholding. We must report annually to the IRS and to each Non-U.S. Holder any interest that is paid to the Non-U.S. Holder. Copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

      Treasury regulations provide that the backup withholding tax (currently 30%)and certain information reporting will not apply to such payments of interest with respect to which either the requisite certification, as described above, has been received or an exemption otherwise has been established, provided that neither we nor our paying agent have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

      The payment of the proceeds from the disposition of the notes to or through the United States office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of the notes to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a "U.S. related person"). In the case of the payment of the proceeds from the disposition of the notes to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not back-up withholding) on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

      Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's United States federal income tax liability, provided that the required information is provided to the IRS.

      THE PRECEDING DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________, 200__, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of one year after the expiration date, we will promptly send additional copies of this prospectus and any amendment of the exchange offer supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holder of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

         Because the original notes were sold pursuant to exemptions from registration under the Securities Act, they are subject to transfer restrictions. In connection with the issuance of the original notes, we entered into a registration rights agreement with the initial purchasers in which we agreed to either: (a) file with the SEC a registration statement covering the exchange notes, use our best efforts to cause the registration statement to become effective under the Securities Act, and upon effectiveness of the registration statement, to complete the exchange offer; or (b) cause the resale of the original notes to be registered under the Securities Act pursuant to a resale shelf registration statement. Pursuant to the registration rights agreement, we have filed a registration statement on Form S-4 with the SEC under the Securities Act with respect to the exchange notes. This prospectus, which constitutes a part of the registration statement on Form S-4, does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We are referring you to the registration statement and to the exhibits for further information with respect to us and the exchange notes. The statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

         We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such material by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC reports at the SEC website (http://www.sec.gov). Such reports, proxy statements and other documents and information concerning us are also available for inspection at the offices of Nasdaq, 1735 K Street, N.W., Washington D.C. 20006.

                                  LEGAL MATTERS

      The validity of the exchange notes will be passed upon for us by Baker & Hostetler LLP, Columbus, Ohio. Daniel J. Gunsett, a partner of Baker & Hostetler LLP, is a director of our company. As of September 1, 2002, Mr. Gunsett beneficially owned 14,000 shares of our Class A Common Stock and 1,000 shares of our Class B Common Stock.

                                     EXPERTS

      Our consolidated financial statements as of October 31, 2001 and 2000 and for each of the three years in the period ended October 31, 2001, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

              UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

      In March 2001, we acquired Van Leer Industrial Packaging. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--General-Recent Acquisitions." The following unaudited pro forma condensed combined statement of income for the year ended October 31, 2001, was prepared to illustrate the pro forma effects of the Van Leer Industrial Packaging acquisition as if that transaction had occurred as of November 1, 2000. Our historical consolidated statement of income for the year ended October 31, 2001, includes the operating results of Van Leer Industrial Packaging from March 1, 2001.

      Because we consummated the Van Leer Industrial Packaging acquisition in March 2001, our October 31, 2001 historical balance sheet includes the acquired Van Leer Industrial Packaging assets and liabilities, and the financing effects of the acquisition. See Note 2 (Van Leer Industrial Packaging Acquisition) included in the Notes to Consolidated Financial Statements for the Years Ended October 31, 2001, 2000 and 1999 included elsewhere in this prospectus. See also the combined financial statements and related notes for Van Leer Industrial Packaging included elsewhere in this prospectus.

      The pro forma adjustments reflect the acquisition of Van Leer Industrial Packaging and are based upon certain assumptions that we believe are reasonable. The pro forma amounts do not include anticipated synergies from the acquisition, nor do they include the anticipated savings associated with the consolidated activities of Van Leer Industrial Packaging and our other locations existing prior to the acquisition date. All of the consolidation activities result from our acquisition of Van Leer Industrial Packaging. The unaudited pro forma condensed combined statement of income and accompanying notes should be read in conjunction with the historical financial statements of Van Leer Industrial Packaging and us and the related notes thereto included elsewhere in this prospectus.

      We are providing this unaudited pro forma condensed combined statement of income because we believe it provides useful information as to pro forma results, including the results of Van Leer Industrial Packaging for the 12-month period ended October 31, 2001. However, the unaudited pro forma condensed combined statement of income is provided for informational purposes only and does not purport to represent what our results of operations would actually have been if the Van Leer Industrial Packaging acquisition had in fact occurred on November 1, 2000, or to project our results of operations for any future period of time.

                             GREIF BROS. CORPORATION

                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

                       For the Year Ended October 31, 2001
              (U.S. dollars in millions, except per share amounts)
                                   (Unaudited)

                                                                 Greif Bros.                Pro Forma            Pro Forma
                                                                Corporation(a) Van Leer(b)  Adjustment            Results
                                                                -------------- -----------  ----------           ---------
Net sales ....................................................    $1,456.0       $291.3       $ (1.0)(c)          $1,746.3
Gain on sale of timberland ...................................        79.7         --           --                    79.7
Other income, net ............................................         6.3         (1.7)                               4.6
                                                                  --------       ------       ------              --------
                                                                   1,542.0        289.6         (1.0)              1,830.6
                                                                  --------       ------       ------              --------
Cost of products sold ........................................     1,152.6        246.8          0.3(c), (d), (e)  1,399.7
Selling, general and administrative expenses .................       204.7         48.0          2.7(f)              255.4
Restructuring charge .........................................        11.5         --           --                    11.5
Interest expense, net ........................................        45.2         (2.0)        18.5(g)               61.7
                                                                  --------       ------       ------              --------
                                                                   1,414.0        292.8         21.5               1,728.3
                                                                  --------       ------       ------              --------

Income before income taxes, minority interest in income of
   consolidated subsidiaries and equity in earnings of
   affiliates ................................................       128.0         (3.2)       (22.5)                102.3
Income taxes .................................................        48.5         --           (9.7)(h)              38.8
                                                                  --------       ------       ------              --------
Income before minority interest in income of consolidated
   subsidiaries and equity in earnings of affiliates .........        79.5         (3.2)       (12.8)                 63.5
Minority interest in income of consolidated subsidiaries .....        (0.6)        --           --                    (0.6)
Equity in earnings of affiliates .............................         9.9                                             9.9
                                                                  --------       ------       ------              --------
Net income ...................................................    $   88.8       $ (3.2)      $(12.8)             $   72.8
                                                                  ========       ======       ======              ========

Basic earnings per share:
      Class A Common Stock ...................................    $   3.14                                        $   2.58
      Class B Common Stock ...................................    $   4.70                                        $   3.85
Diluted earnings per share:
      Class A Common Stock ...................................    $   3.14                                        $   2.57
      Class B Common Stock ...................................    $   4.70                                        $   3.85


See accompanying Notes to Pro Forma Condensed Combined Statement of Income.

                             GREIF BROS. CORPORATION

            NOTES TO PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(a) Includes the results of operations of Van Leer Industrial Packaging from date of acquisition (March 2, 2001) through October 31, 2001.

(b) Represents the results of operations of Van Leer Industrial Packaging from November 1, 2000, through March 1, 2001.

(c) Adjustment of $1.0 million to eliminate intercompany sales from American Flange & Manufacturing Company, Inc. to us.

(d) Adjustment of $1.0 million results from an increase in depreciation expense related to the fair value adjustment of the properties, plants and equipment acquired from Van Leer Industrial Packaging using the straight-line method over the estimated useful life of the respective asset.

(e) Adjustment of $0.3 million for the appropriate portion of expense related to a 10-year environmental insurance policy.

(f) Adjustments related to the amortization expense for goodwill and other intangible assets that would have been incurred had the transaction been completed on November 1, 2000. Goodwill is amortized on a straight-line basis over a 25-year period, and the cost of acquired intangible assets is amortized on a straight-line method over the economic useful lives of 2 to 25 years.

(g) Adjustment relates to the incremental interest expense related to long-term obligations incurred to purchase Van Leer Industrial Packaging and refinance our then existing debt and other debt assumed. This adjustment includes amortization of deferred financing fees over the weighted average life of the new long-term debt (six years).

(h) To adjust the income tax expense related to the pretax income of Van Leer Industrial Packaging, as well as the pro forma adjustments described in
       (d) through (g) above. The income tax expense assumes an effective tax rate of 37.9%.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                       Page
                                                                                                                       ----
Greif Bros. Corporation and Subsidiary Companies

Audited Consolidated Financial Statements
      Report of Independent Accountants ............................................................................    F-2
      Consolidated Statements of Income for the Years Ended October 31, 2001, 2000 and 1999 ........................    F-3
      Consolidated Balance Sheets at October 31, 2001 and 2000 .....................................................    F-4
      Consolidated Statements of Cash Flows for the Years Ended October 31, 2001, 2000 and 1999 ....................    F-6
      Consolidated Statements of Changes in Shareholders' Equity for the Years Ended October 31, 2001, 2000
        and 1999 ...................................................................................................    F-7
      Notes to Consolidated Financial Statements for the Years Ended October 31, 2001, 2000 and 1999 ...............    F-8

Unaudited Interim Consolidated Financial Statements
      Consolidated Interim Statements of Income for the Nine Months Ended July 31, 2002 and 2001 ...................    F-36
      Consolidated Interim Balance Sheets at July 31, 2002 and October 31, 2001 ....................................    F-37
      Consolidated Interim Statements of Cash Flows for the Nine Months Ended July 31, 2002 and 2001 ...............    F-39
      Notes to Consolidated Interim Financial Statements for the Nine Months Ended July
        31, 2002 and 2001 ..........................................................................................    F-40

Industrial Packaging Division of Royal Packaging Industries Van Leer N.V.,
      Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc.,
      and American Flange and Manufacturing Company Inc.

Audited Combined Financial Statements
      Report of Independent Auditors ...............................................................................    F-53
      Combined Balance Sheets at December 31, 2000 and 1999 ........................................................    F-54
      Combined Statements of Operations for the Years Ended December 31, 2000 and 1999 .............................    F-55
      Combined Statements of Cash Flows for the Years Ended December 31, 2000 and 1999 .............................    F-56
      Notes to the Combined Financial Statements for the Years Ended December 31, 2000 and 1999 ....................    F-57

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and the
Board of Directors of Greif Bros. Corporation

     We have audited the consolidated balance sheets of Greif Bros. Corporation and subsidiaries as of October 31, 2001 and 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Greif Bros. Corporation and subsidiaries at October 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended October 31, 2001 in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Columbus, Ohio
December 12, 2001,
   except for Note 16, as to which
   the date is July 31, 2002

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                        CONSOLIDATED STATEMENTS OF INCOME
              (U.S. dollars in thousands, except per share amounts)

                                                                                                 For the years ended October 31,
                                                                                                 -------------------------------
                                                                                                  2001         2000       1999
                                                                                                  -----        ----       ----
Net sales ..................................................................................  $ 1,456,000   $ 963,956  $ 853,438
Gain on sale of timberland .................................................................       79,663       9,255      4,541
Other income, net ..........................................................................        6,358       4,872     10,441
                                                                                              -----------   ---------  ---------
                                                                                                1,542,021     978,083    868,420
                                                                                              -----------   ---------  ---------
Cost of products sold ......................................................................    1,152,616     737,486    675,084
Selling, general and administrative expenses ...............................................      204,716     128,301    112,995
Restructuring costs ........................................................................       11,534          --         --
Interest expense, net ......................................................................       45,149      11,842     12,983
                                                                                              -----------   ---------  ---------
                                                                                                1,414,015     877,629    801,062
                                                                                              -----------   ---------  ---------

Income before income taxes, minority interest in income of consolidated subsidiaries
   and equity in earnings of affiliates ....................................................      128,006     100,454     67,358
Income taxes ...............................................................................       48,514      38,027     26,740
                                                                                              -----------   ---------  ---------
Income before minority interest in income of consolidated subsidiaries and equity in
   earnings of affiliates ..................................................................       79,492      62,427     40,618
Minority interest in income of consolidated subsidiaries ...................................         (594)         --         --
Equity in earnings of affiliates ...........................................................        9,876      13,367     10,755
                                                                                              -----------   ---------  ---------
Net income .................................................................................  $    88,774   $  75,794  $  51,373
                                                                                              ===========   =========  =========
Basic earnings per share:
      Class A Common Stock .................................................................  $      3.14   $    2.68  $    1.78
      Class B Common Stock .................................................................  $      4.70   $    4.01  $    2.67
Diluted earnings per share:
      Class A Common Stock .................................................................  $      3.14   $    2.67  $    1.78
      Class B Common Stock .................................................................  $      4.70   $    4.01  $    2.67

See accompanying Notes to Consolidated Financial Statements.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                           CONSOLIDATED BALANCE SHEETS
                           (U.S. dollars in thousands)

                                                                                     As of October 31,
                                                                                     -----------------
                                                                                    2001           2000
                                                                                    ----           ----
ASSETS
CURRENT ASSETS
      Cash and cash equivalents ...............................................  $    29,720  $   13,388
      Trade accounts receivable--less allowance of $10,596 ($2,293 in 2000) ...      282,982     119,645
      Income tax receivable ...................................................           --      14,343
      Inventories .............................................................      123,363      42,741
      Deferred tax asset ......................................................        9,697       2,216
      Net assets held for sale ................................................       12,530       8,495
      Prepaid expenses and other ..............................................       45,904      12,315
                                                                                 -----------  ----------
                                                                                     504,196     213,143
                                                                                 -----------  ----------
LONG-TERM ASSETS
      Goodwill--less amortization .............................................      236,623     136,284
      Other intangible assets .................................................       33,179       1,816
      Investment in affiliates ................................................      144,071     136,374
      Other long-term assets ..................................................       44,282      16,052
                                                                                 -----------  ----------
                                                                                     458,155     290,526
PROPERTIES, PLANTS AND EQUIPMENT--at cost
      Timber properties--less depletion .......................................       74,851      21,518
      Land ....................................................................       81,048      12,330
      Buildings ...............................................................      235,980     133,591
      Machinery and equipment .................................................      689,637     521,685
      Capital projects in progress ............................................       43,200      23,354
                                                                                 -----------  ----------
                                                                                   1,124,716     712,478
      Accumulated depreciation ................................................     (315,879)   (276,816)
                                                                                 -----------  ----------
                                                                                     808,837     435,662
                                                                                 -----------  ----------
                                                                                 $ 1,771,188  $  939,331
                                                                                 ===========  ==========

 See accompanying Notes to Consolidated Financial Statements.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                           CONSOLIDATED BALANCE SHEETS
                           (U.S. dollars in thousands)

                                                           As of October 31,
                                                           -----------------
                                                            2001         2000
                                                            ----         ----

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable ...............................   $  117,117    $ 42,855
      Accrued payrolls and employee benefits .........       27,604      11,216
      Income tax payable .............................        5,778          --
      Restructuring reserves .........................       15,109          --
      Short-term borrowings ..........................       16,533          --
      Current portion of long-term debt ..............       43,140          --
      Other current liabilities ......................       68,238      10,876
                                                         ----------    --------
                                                            293,519      64,947
                                                         ----------    --------

LONG-TERM LIABILITIES
      Long-term debt .................................      654,374     235,000
      Deferred tax liability .........................      124,346      58,895
      Postretirement benefit liability ...............       50,028      20,095
      Other long-term liabilities ....................       62,015      17,880
                                                         ----------    --------
                                                            890,763     331,870
                                                         ----------    --------
MINORITY INTEREST ....................................          560          --
                                                         ----------    --------

SHAREHOLDERS' EQUITY
      Common stock, without par value ................       10,446      10,383
      Treasury stock, at cost ........................      (58,812)    (57,894)
      Retained earnings ..............................      671,917     598,301
      Accumulated other comprehensive loss
            foreign currency translation .............      (21,378)     (8,276)
            interest rate swaps ......................      (13,071)         --
            minimum pension liability ................       (2,756)         --
                                                         ----------    --------
                                                            586,346     542,514
                                                         ----------    --------
                                                         $1,771,188    $939,331
                                                         ==========    ========

See accompanying Notes to Consolidated Financial Statements.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (U.S. dollars in thousands)

                                                                                               For the years ended October 31,
                                                                                               -------------------------------
                                                                                              2001         2000          1999
                                                                                              ----         ----          ----
Cash flows from operating activities:
      Net income .........................................................................  $  88,774      $75,794      $ 51,373
      Adjustments to reconcile net income to net cash provided by operating activities:
            Depreciation, depletion and amortization .....................................     81,507       45,222        42,360
            Equity in earnings of affiliates, net of dividends received ..................     (7,007)     (10,976)      (10,755)
            Minority interest in income of consolidated subsidiaries .....................        560           --            --
            Deferred income taxes ........................................................     29,127       13,548        15,815
            Gain on disposals of properties, plants and equipment, net ...................    (84,661)        (502)       (7,962)
      Increase (decrease) in cash from changes in
        certain assets and liabilities, net of effects from acquisitions:
            Trade accounts receivable ....................................................     (7,613)       5,109       (21,578)
            Inventories ..................................................................     23,526        7,965        11,046
            Prepaid expenses and other ...................................................     24,243        1,955         2,846
            Other long-term assets .......................................................     (4,052)       6,579         2,597
            Accounts payable .............................................................    (15,734)      (1,628)        3,534
            Accrued payrolls and employee benefits .......................................       (776)       1,062           307
            Income tax payable ...........................................................       (789)     (14,343)       (1,968)
            Restructuring reserves .......................................................     (4,241)      (5,157)      (23,882)
            Other current liabilities ....................................................    (27,756)      (1,361)          110
            Postretirement benefit liability .............................................      3,315       (1,059)          591
            Other long-term liabilities ..................................................        442       (4,979)        7,332
                                                                                            ---------    ---------     ---------
      Net cash provided by operating activities ..........................................     98,865      117,229        71,766
                                                                                            ---------    ---------     ---------

Cash flows from investing activities:
            Acquisitions of companies, net of cash acquired ..............................   (312,892)          --       (74,233)
            Disposals of investments in government securities ............................         --        5,314         1,340
            Purchases of properties, plants and equipment ................................   (132,217)     (78,833)      (49,253)
            Proceeds on disposals of properties, plants and equipment ....................     92,403        4,672        18,874
                                                                                            ---------    ---------     ---------
      Net cash used in investing activities ..............................................   (352,706)     (68,847)     (103,272)
                                                                                            ---------    ---------     ---------`

Cash flows from financing activities:
            Proceeds from issuance of long-term debt .....................................    760,000           --        54,500
            Payments on long-term debt ...................................................   (464,542)     (23,000)      (31,500)
            Payments on short-term borrowings ............................................     (7,062)          --            --
            Acquisitions of treasury stock ...............................................       (924)      (4,968)      (11,102)
            Exercise of stock options ....................................................         69          190           291
            Dividends paid ...............................................................    (15,158)     (14,619)      (14,315)
                                                                                            ---------    ---------     ---------
      Net cash provided by (used in) financing activities ................................    272,383      (42,397)       (2,126)
                                                                                            ---------    ---------     ---------
Effects of exchange rates on cash ........................................................     (2,210)      (1,532)        1,238
                                                                                            ---------    ---------     ---------
Net increase (decrease) in cash and cash equivalents .....................................     16,332        4,453       (32,394)
Cash and cash equivalents at beginning of year ...........................................     13,388        8,935        41,329
                                                                                            ---------    ---------     ---------
Cash and cash equivalents at end of year .................................................  $  29,720    $  13,388     $   8,935
                                                                                            =========    =========     =========

See accompanying Notes to Consolidated Financial Statements.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (U.S. dollars and shares in thousands, except per share amounts)

                                           Capital Stock          Treasury Stock                    Accumulated
                                           -------------          --------------                        Other
                                                                                      Retained      Comprehensive  Shareholders'
                                        Shares         Amount     Shares    Amount    Earnings      Income (Loss)     Equity
                                        ------         ------     ------    ------    --------      -------------  -------------
As of November 1, 1998..............       22,911    $   9,936    15,510  $ (41,858)  $ 500,068     $      (8,044) $     460,102
      Net income                                                                         51,373                           51,373
      Other comprehensive income-foreign
         currency translation.......                                                                        1,633          1,633
                                                                                                                   -------------
      Comprehensive income..........                                                                                      53,006
                                                                                                                   -------------
      Dividends paid (Note 8):
            Class A--$0.50..........                                                     (5,435)                          (5,435)
            Class B--$0.74..........                                                     (8,880)                          (8,880)
      Treasury shares acquired......         (396)                   396    (11,102)                                     (11,102)
      Stock options exercised.......           12          271       (12)        20                                          291
                                        ---------    ---------  --------  ---------   ---------     -------------  -------------
As of October 31, 1999..............       22,527    $  10,207    15,894  $ (52,940)  $ 537,126     $      (6,411) $     487,982
      Net income....................                                                     75,794                           75,794
      Other comprehensive income-foreign
         currency translation.......                                                                       (1,865)        (1,865)
                                                                                                                   -------------
      Comprehensive income..........                                                                                      73,929
                                                                                                                   -------------
      Dividends paid (Note 8):
            Class A--$0.52..........                                                     (5,492)                          (5,492)
            Class B--$0.77..........                                                     (9,127)                          (9,127)
      Treasury shares acquired......         (163)                   163     (4,968)                                      (4,968)
      Stock options exercised.......            7          176        (7)        14                                          190
                                        ---------    ---------  --------  ---------   ---------     -------------  -------------
As of October 31, 2000..............       22,371    $  10,383    16,050  $ (57,894)  $ 598,301     $      (8,276) $     542,514
      Net income....................                                                     88,774                           88,774
      Other comprehensive income:
            foreign currency
               translation..........                                                                      (13,102)       (13,102)
            interest rate swaps.....                                                                      (13,071)       (13,071)
            minimum pension
               liability adjustment.                                                                       (2,756)        (2,756)
                                                                                                                   -------------
      Comprehensive income..........                                                                                      59,845
                                                                                                                   -------------
      Dividends paid (Note 8):
            Class A--$0.54..........                                                     (5,683)                          (5,683)
            Class B--$0.80..........                                                     (9,475)                          (9,475)
      Treasury shares acquired......          (35)                    35       (924)                                        (924)
      Stock options exercised.......            3           63        (3)         6                                           69
                                        ---------    ---------  --------  ---------   ---------     -------------  -------------
As of October 31, 2001..............       22,339    $  10,446    16,082  $ (58,812)  $ 671,917     $     (37,205) $     586,346
                                        =========    =========  ========  =========   =========     =============  =============

See accompanying Notes to Consolidated Financial Statements.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Business

      Greif Bros. Corporation and its subsidiaries (the "Company") principally manufacture industrial shipping containers and containerboard and corrugated products that it sells to customers in many industries throughout the world. In March 2001, the Company acquired Van Leer Industrial Packaging (see Note 2), which significantly increased the operations of the Company. The Company has 185 operating locations in over 40 countries. In addition, the Company owns timber properties, primarily in the southeastern United States, which are harvested and regenerated.

      Due to the variety of its products, the Company has many customers buying different types of its products and, due to the scope of the Company's sales, no one customer is considered principal in the total operation of the Company.

      Because the Company supplies a cross section of industries, such as chemicals, food products, petroleum products, pharmaceuticals and metal products, and must make spot deliveries on a day-to-day basis as its products are required by its customers, the Company does not operate on a backlog to any significant extent and maintains only limited levels of finished goods. Many customers place their orders weekly for delivery during the week.

      The Company's raw materials are principally pulpwood, waste paper for recycling, paper, steel and resins.

      There are approximately 10,000 employees of the Company at October 31, 2001.

Basis of Consolidation

      The Consolidated Financial Statements include the accounts of Greif Bros. Corporation and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant estimates are related to the allowance for doubtful accounts, expected useful lives assigned to properties, plants and equipment, goodwill and other intangible assets, restructuring reserves, postretirement benefits, income taxes and contingencies. Actual amounts could differ from those estimates.

Revenue Recognition

      In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 further defines the basic principles of revenue recognition and was adopted by the Company during 2001. The Company recognizes revenue when title passes to customers or services have been rendered, with appropriate provision for returns and allowances. The adoption of SAB No. 101 did not have a material effect on the Company's financial statements.

Shipping and Handling Fees and Costs

     The Emerging Issues Task Force ("EITF") reached a consensus in September 2000 that all amounts billed to a customer in a sale transaction related to shipping and handling, if any, represent revenues earned for the goods provided and should be classified as revenue. The EITF also concluded that the classification of shipping and handling costs is an accounting policy decision. In accordance with EITF No. 00-10, "Accounting for Shipping and Handling Fees and Costs," the Company includes shipping and handling costs in cost of products sold. Prior to the issuance of EITF No. 00-10, the Company's shipping and handling costs were netted in net sales. All prior period amounts have been reclassified to conform to EITF No. 00-10. The adoption of EITF No. 00-10 had no effect on reported net income.

Income Taxes

     Income taxes are accounted for under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." In accordance with this statement, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, as measured by enacted tax rates that are expected to be in effect in the periods which the deferred tax liabilities and assets are expected to be settled or realized.

Cash and Cash Equivalents

     The Company considers highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Included in these amounts are repurchase agreements of $1.9 million in 2001 ($3.6 million in 2000).

Concentration of Credit Risk

     Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. Such credit risk is considered by management to be limited due to the Company's many customers, none that are considered principal in the total operations of the Company, doing business in a variety of industries throughout the world.

Inventories

     Inventories are stated at the lower of cost or market, principally on the last-in, first-out basis in the United States (approximately 30% of consolidated inventories) and on the first-in, first-out basis in other parts of the world (approximately 70% of consolidated inventories). The inventories are comprised as follows at October 31 (U.S. dollars in thousands):

                                                                      2001       2000
                                                                      ----       ----
Finished goods ..................................................   $ 40,881   $ 16,494
Raw materials and work-in-process ...............................    120,510     63,630
                                                                    --------   --------
                                                                     161,391     80,124
Reduction to state inventories on last-in, first-out basis ......    (38,028)   (37,383)
                                                                    --------   --------
                                                                    $123,363   $ 42,741
                                                                    ========   ========

Properties, Plants and Equipment

     Depreciation on properties, plants and equipment is provided on the straight-line method over the estimated useful lives of the assets as follows:

                                                                        Years
                                                                        -----
         Buildings ................................................     30-45
         Machinery and equipment ..................................      3-19

     Depreciation expense was $63.8 million in 2001, $37.3 million in 2000 and $35.2 million in 1999. Expenditures for repairs and maintenance are charged to expense as incurred.

     Depletion on timber properties is computed on the basis of cost and the estimated recoverable timber acquired.

     When properties are retired or otherwise disposed of, the cost and accumulated depreciation are eliminated from the asset and related allowance accounts. Gains or losses are credited or charged to income as incurred.

Net Assets Held for Sale

     Net assets held for sale represent land, buildings and land improvements less accumulated depreciation for locations that have been closed, primarily as a result of the restructuring plans in the Industrial Shipping Containers segment (see Note 5-Restructuring Reserves). As of October 31, 2001 and 2000, there were 14 and 12 locations held for sale, respectively. The net sales and loss before income tax benefit of these locations were $35.6 million and $0.8 million, respectively, during 2001. The net sales and loss before income tax benefit of these locations were $16.0 million and $2.6 million, respectively, during 2000. The effect of suspending depreciation on the facilities held for sale is immaterial to the results of operations. The net assets held for sale have been listed for sale, and it is the Company's intention to complete the sales within the upcoming year.

Internal Use Software

     Internal use software is accounted for under Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Internal use software is software that is acquired, internally developed or modified solely to meet the entity's needs and for which, during the software's development or modification, a plan does not exist to market the software externally. Costs incurred to develop the software during the application development stage, upgrades and enhancements that provide additional functionality are capitalized.

Goodwill and Other Intangible Assets

     Goodwill is amortized on a straight-line basis over 15- or 25-year periods. The cost of acquired intangible assets is amortized on a straight-line basis over their estimated economic lives of 2 to 25 years. The weighted average period of goodwill and intangible assets amortization is 21 years. Amortization expense was $13.1 million in 2001, $7.0 million in 2000 and $6.5 million in 1999. Accumulated amortization was $31.2 million at October 31, 2001 ($18.1 million at October 31, 2000).

     The Company's policy is to periodically review its goodwill, other intangible assets and other long-lived assets based upon the evaluation of such factors as the occurrence of a significant adverse event or change in the environment in which the business operates, or if the expected future net cash flows (undiscounted and without interest) would become less than the carrying amount of the asset. An impairment loss would be recorded in the period such determination is made based on the fair value of the related businesses.

Derivative Financial Instruments

     On November 1, 2000, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities." These statements require that all derivatives be recorded in the balance sheet as either assets or liabilities and measured at fair value. The accounting for changes in fair value of the derivative depends on the intended use of the derivative and the resulting designation.

     The Company enters into interest rate swap agreements for the purpose of hedging its exposure to fluctuations in interest rates. Under SFAS No. 133, the Company's interest rate swap contracts are considered cash flow hedges. The interest rate swap contracts were entered into to assist the Company in its management of exposure to variable rate debt. The differentials payable or receivable under these agreements are recorded as an adjustment to interest expense and are included in interest receivable or payable. An asset or liability is recorded on the Company's balance sheet for the fair value of the interest rate swap agreements. A corresponding charge or credit is reflected, net of tax, in other comprehensive income (loss).

     The Company enters into foreign currency forward contracts to hedge certain short-term intercompany loan transactions with its foreign businesses. Such contracts limit the Company's exposure to both favorable and unfavorable currency fluctuations. These contracts are adjusted to reflect market value as of each balance sheet date, with the resulting changes in fair value being recognized in other income, net.

Foreign Currency Translation

     In accordance with SFAS No. 52, "Foreign Currency Translation," the assets and liabilities denominated in foreign currency are translated into U.S. dollars at the current rate of exchange existing at year-end and revenues and expenses are translated at the average monthly exchange rates.

     The cumulative translation adjustments, which represent the effects of translating assets and liabilities of the Company's foreign operations, are presented in the Consolidated Statements of Changes in Shareholders' Equity in "Accumulated Other Comprehensive Income (Loss)." The transaction gains and losses included in income are immaterial.

     The functional currency for foreign operations in highly inflationary economies is the U.S. dollar, and any gains or losses are credited or charged to income.

Earnings Per Share

     The Company has two classes of common stock and, as such, applies the "two-class method" of computing earnings per share as prescribed in SFAS No. 128, "Earnings Per Share." In accordance with the statement, earnings are allocated first to Class A and Class B Common Stock to the extent that dividends are actually paid and the remainder allocated assuming all of the earnings for the period have been distributed in the form of dividends.

     The following is a reconciliation of the shares used to calculate basic and diluted earnings per share:

                                                                    For the years ended October 31,
                                                                    -------------------------------
                                                                    2001         2000         1999
                                                                    ----         ----         ----
Class A Common Stock:
Basic earnings per share ......................................    10,523,476   10,557,935   10,882,081
Assumed conversion of stock options ...........................        26,603       41,600       19,229
                                                                   ----------   ----------   ----------
Diluted earnings per share ....................................    10,550,079   10,599,535   10,901,310
                                                                   ==========   ==========   ==========
Class B Common Stock:
Basic and diluted earnings per share ..........................    11,842,656   11,852,602   11,989,605
                                                                   ==========   ==========   ==========

     There are 1,172,248 options that are antidilutive for 2001 (370,090 for 2000 and 496,789 for 1999).

Environmental Cleanup Costs

      The Company expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernable. Expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. The Company determines its liability on a site-by-site basis and records a liability at the time when it is probable and can be reasonably estimated. The Company's estimated liability is reduced to reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs.

Reclassifications

      Certain prior year amounts have been reclassified to conform to the 2001 presentation.

Recent Accounting Standards

      In June 2001, the Financial Accounting Standards Board issued SFAS
No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires use of the purchase method for business combinations initiated after June 30, 2001. SFAS No. 142 requires that goodwill no longer be amortized, but instead be periodically reviewed for impairment. The provisions of SFAS No. 142 will be effective for fiscal years beginning after December 15, 2001. However, earlier application is permitted for entities with fiscal years beginning after March 15, 2001, provided that the first interim financial statements have not been issued previously. In all cases, the provisions of SFAS No. 142 shall be initially applied at the beginning of a fiscal year.

      The application of the non-amortization provisions of SFAS No. 142 will increase net income of the Company upon adoption. The effect of the non-amortization provisions of SFAS No. 142 on net income is subject to finalization of the allocation of the purchase price for the Van Leer Industrial Packaging acquisition (see Note 2) including further evaluation of all intangible assets in relation to the provisions of SFAS No. 142.

      At this time, the effect of the impairment provisions provided by SFAS No. 142 is not known.

NOTE 2--ACQUISITIONS AND OTHER INVESTMENTS

Van Leer Industrial Packaging Acquisition

      On March 2, 2001, pursuant to the terms of a Share Purchase Agreement dated October 27, 2000, as amended on January 5 and February 28, 2001, between the Company and Huhtamaki Van Leer Oyj, a Finnish corporation ("Huhtamaki"), the Company acquired all of the issued share capital of Royal Packaging Industries Van Leer N.V., a Dutch limited liability company, Huhtamaki Holdings do Brasil Ltda., a Brazilian limited liability company, Van Leer France Holding S.A.S., a French limited liability company, Van Leer Containers, Inc., a U.S. corporation, and American Flange & Manufacturing Co., Inc., a U.S. corporation (collectively, "Van Leer Industrial Packaging"). Van Leer Industrial
Packaging is a worldwide provider of industrial packaging and components, including steel, fibre and plastic drums, polycarbonate water bottles, intermediate bulk containers and closure systems, with operations in over 40 countries.

      As consideration for the shares of Van Leer Industrial Packaging, the Company paid $555.0 million less the amount of Van Leer Industrial Packaging's debt and certain other obligations ($206.4 million) as of the closing date. In addition, the Company paid $15.0 million in legal and professional fees related to the acquisition. The acquisition was funded by long-term debt borrowed against a $900 million Senior Secured Credit Agreement (see Note 6).

      The acquisition of Van Leer Industrial Packaging, included in operating results from the acquisition date, was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their fair values at the date of acquisition. The fair values of the assets acquired and the liabilities assumed were $642.7 million and $423.9 million, respectively. The final allocation of the purchase price may differ due to additional refinements in the fair values of the net assets acquired. Identifiable intangible assets, with a combined fair value of $34.1 million, including the Van Leer trademark, Tri-Sure Closures trademarks, patents and other proprietary information, and certain noncompete agreements, have been recorded. The excess of the purchase price over the fair values of the net tangible and intangible assets acquired of $110.7 million was recorded as goodwill.

      The goodwill is being amortized on a straight-line basis over 25 years based on consideration regarding the age of the acquired companies, their customers and the risk of obsolescence of their products. The intangible assets are being amortized on a straight-line basis over their estimated economic lives of 2 to 25 years.

Abzac-Greif Investment

      During June 1999, Greif Bros. Canada Inc., a wholly-owned Canadian subsidiary of the Company, exchanged its spiral core manufacturing assets with Abzac S.A., a privately held company in France ("Abzac"), for a 49% equity interest in Abzac's fibre drum business (known as "Abzac-Greif"). The effective date of the transaction was January 1, 1999. The investment in Abzac-Greif of $2.0 million has been recorded using the equity method of accounting.

Great Lakes and Trend Pak Acquisitions

      On April 5, 1999, the Company purchased the common stock of Great Lakes Corrugated Corp. ("Great Lakes") and Trend Pak, Inc. ("Trend Pak") from their shareholders for $20.8 million in cash. In addition, the Company paid $0.1 million in legal and professional fees related to the acquisition.

      The acquisitions of Great Lakes and Trend Pak, included in operating results from the acquisition date, were accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their fair values at the date of acquisition. The fair values of the assets acquired and liabilities assumed were $14.8 million and $5.9 million, respectively. The excess of the purchase price over the fair values of the net assets acquired of $12.0 million was recorded as goodwill. The goodwill is being amortized on a straight-line basis over 15 years based on consideration regarding the age of the acquired businesses, their customers and the risk of obsolescence of their products.

Intermediate Bulk Containers ("IBC") Acquisition

      On January 11, 1999, the Company purchased the assets of the IBC business from Sonoco Products Company ("Sonoco") for $38.0 million in cash. In addition, the Company paid $0.2 million in legal and professional fees related to the acquisition. Prior to the acquisition date, and subsequent to March 30, 1998, the Company marketed and sold IBCs under a distributorship agreement with Sonoco.

      The acquisition of the IBC business, included in operating results from the acquisition date, was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their fair values at the date of acquisition. The fair values of the assets acquired and liabilities assumed were $15.7 million and $1.3 million, respectively. The excess of the purchase price over the fair values of the net assets acquired of $23.8 million was recorded as goodwill. The goodwill is being amortized on a straight-line basis over 25 years based on consideration regarding the age of the acquired business, its customers and the risk of obsolescence of its products.

CorrChoice Joint Venture

     On November 1, 1998, the Company entered into a Joint Venture Agreement with RDJ Holdings Inc. ("RDJ") and a minority shareholder of a subsidiary of Ohio Packaging Corporation (the "Minority Shareholder") to form CorrChoice, Inc. ("CorrChoice"). Pursuant to the terms of the Joint Venture Agreement, the Company contributed all of its stock of Michigan Packaging Company ("Michigan Packaging") and Ohio Packaging Corporation ("Ohio Packaging") in exchange for a 63.24% ownership interest in CorrChoice. RDJ and the Minority Shareholder contributed all of their stock of Ohio Packaging and its subsidiaries in exchange for a 36.76% ownership interest in CorrChoice. The contribution of the Michigan Packaging stock and the Ohio Packaging stock was recorded by the Company at book value with no gain or loss recognized in accordance with EITF No. 86-29, "Nonmonetary Transactions: Magnitude of Boot and the Exceptions to the Use of Fair Value."

     In connection with the closing of the CorrChoice joint venture, the Company and RDJ entered into a voting agreement that enables the Company and RDJ to be equally represented on CorrChoice's Board of Directors. As such, the Company does not control CorrChoice. Therefore, in accordance with accounting principles generally accepted in the United States, the Company has recorded its investment in CorrChoice using the equity method of accounting.

     Prior to the formation of the CorrChoice joint venture, the Company accounted for its investment in Ohio Packaging's non-voting stock under the cost method of accounting because the Company did not have significant influence over the operations of Ohio Packaging. Because the Company's investment in the common stock of Ohio Packaging that previously was accounted for by the cost method became qualified for use of the equity method (through the Company's ownership interest in CorrChoice), effective November 1, 1998 the Company's investment in Ohio Packaging, results of operations and retained earnings were retroactively restated in the Company's 1999 Annual Report in accordance with Accounting Principles Board Opinion ("APBO") No. 18, "The Equity Method of Accounting for Investments in Common Stock."

     The Company sells containerboard to CorrChoice, which it uses to produce corrugated sheets, and the Company purchases corrugated sheets from CorrChoice, with all transactions effected at prevailing market prices. The Company's profit in CorrChoice inventory is eliminated in the Company's consolidated financial statements.

Pro Forma Information

     The following pro forma (unaudited) information assumes that the Van Leer Industrial Packaging acquisition had occurred on November 1, 1999 (U.S. dollars in thousands, except per share amounts):

                                                        For the years ended
                                                            October 31,
                                                            -----------
                                                        2001          2000
                                                        ----          ----
Net sales .........................................    $1,746,255    $1,914,846
Net income ........................................    $   72,805    $   73,058
Basic earnings per share:
Class A Common Stock ..............................    $     2.58    $     2.58
Class B Common Stock ..............................    $     3.85    $     3.86
Diluted earnings per share:
Class A Common Stock ..............................    $     2.57    $     2.57
Class B Common Stock ..............................    $     3.85    $     3.86

     The amounts reflect adjustments for interest expense related to the debt issued for the purchase, amortization of goodwill and other intangible assets and depreciation expense on the revalued properties, plants and equipment.

     The pro forma information, as presented above, is not necessarily indicative of the results which would have been obtained had the transaction occurred on November 1, 1999, nor are they necessarily indicative of future results.

NOTE 3--INVESTMENT IN AFFILIATES

     The Company has investments in CorrChoice (63.24%), Abzac-Greif (49%), Socer-Embalagens, Lda. (25%) and Balmer Lawrie-Van Leer (40.06%) that are accounted for on the equity method. The Company's share of earnings of these affiliates is included in income as earned. The Company received dividends from affiliates of $2.9 million in 2001 and $2.4 million in 2000.

     The difference between the cost basis of the Company's investment in the underlying equity of affiliates of $4.8 million at October 31, 2001 ($5.2 million at October 31,2000) is being amortized over 15 years.

     The summarized unaudited financial information below represents the combined financial position and results of the Company's unconsolidated affiliates accounted for by the equity method (U.S. dollars in thousands):

                                       As of and for the years ended October 31,
                                       -----------------------------------------
                                          2001         2000         1999
                                          ----         ----         ----
Current assets ......................     $140,752     $127,106     $118,821
Long-term assets ....................     $108,639     $102,901     $ 97,225
Current liabilities .................     $ 16,489     $ 14,653     $ 19,501
Long-term liabilities ...............     $ 11,266     $  8,790     $  8,238

Net sales ...........................     $282,277     $299,086     $251,638
Gross profit ........................     $ 45,444     $ 54,399     $ 43,433
Operating income ....................     $ 28,338     $ 34,590     $ 31,090
Net income ..........................     $ 18,606     $ 22,964     $ 17,570


NOTE 4--TIMBERLAND TRANSACTIONS


Sale of Timber Properties

     In December 2000, the Company sold certain hardwood timberland for $44.4 million. As such, the Company recognized a gain of $43.0 million during the first quarter of 2001 related to this transaction. In a related agreement, the Company sold other hardwood timberland for $30.0 million in March 2001, and recognized an additional gain of $27.7 million during the second quarter of 2001.

     A total of approximately 65,000 acres of timber properties situated in Arkansas, Mississippi and Louisiana were sold as a result of these transactions.

Purchase of Timber Properties

     In December 2000, the Company purchased certain pine timberland for $42.8 million. In a related agreement, the Company purchased other pine timberland for $43.1 million in March 2001.

     A total of approximately 63,000 acres of timber properties situated in Louisiana were purchased as a result of these transactions.

NOTE 5--RESTRUCTURING RESERVES

     During the second quarter of 2001, the Company approved a plan to consolidate some of its locations in order to eliminate duplicate facilities caused by the Van Leer Industrial Packaging acquisition and improve operating efficiencies and capabilities. The plan was the result of an in- depth study to determine whether certain locations should be closed and the sales and manufacturing volume associated with such plants relocated to a different facility. Six existing Company-owned plastic drum and steel drum plants were identified to be closed. These plants are located in North America. In addition, certain redundant administrative functions are being eliminated. As a result of this plan, during the second quarter of 2001, the Company recognized a pretax restructuring charge of $11.5 million, consisting of $8.0 million in employee separation costs (approximately 400 employees) and a $3.5 million loss on disposal of equipment and facilities. The Company is planning to sell its six owned facilities. The Company expects to complete these restructuring activities during the first half of 2002. Subsequent to the recognition of the restructuring charge, the Company has and will continue to recognize expense related to additional costs to relocate machinery and equipment and employees upon the closure of these plants. The amounts charged against this restructuring reserve during the period ended October 31, 2001 are as follows (U.S. dollars in thousands):

                                                                Beginning              Ending
                                                                 Balance    Activity   Balance
                                                                 -------    --------   -------
Cash charges:
Employee separation costs ....................................   $ 8,000     $4,009    $3,991
Cash and non-cash charges:
Other exit costs .............................................     3,534      3,222       312
                                                                 -------     ------    ------
                                                                 $11,534     $7,231    $4,303
                                                                 =======     ======    ======

     As of October 31, 2001, there were a total of 170 employees that had been terminated and provided severance benefits under this restructuring plan.

     In addition, in connection with the 2001 acquisition of Van Leer Industrial Packaging from Huhtamaki and the consolidation plan, five facilities purchased as part of the acquisition have been or will be closed. Four of these facilities are Company-owned and one is leased. The facilities are located in North America, South America, United Kingdom and Asia Pacific. In addition, certain redundant administrative functions will be eliminated. Accordingly, the Company recognized a $19.7 million restructuring liability in its purchase price allocation related to these locations. This liability was accounted for under EITF No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The liability consisted of $16.5 million in employee separation costs (approximately 375 employees), $0.9 million in lease termination costs and $2.3 million in other exit costs. The Company is planning to sell the four Company-owned facilities. The lease will be terminated on the remaining facility. The amounts charged against this restructuring reserve during the period ended October 31, 2001 are as follows (U.S. dollars in thousands):

                                                                 Balance at               Ending
                                                                 Acquisition   Activity   Balance
                                                                 -----------   --------   -------
Cash charges:
Employee separation costs ....................................     $16,480      $6,962    $ 9,518
Cash and non-cash charges:
Other exit costs .............................................       3,203       1,915      1,288
                                                                   -------      ------    -------
                                                                   $19,683      $8,877    $10,806
                                                                   =======      ======    =======

     As of October 31, 2001, there were a total of 180 employees that had been terminated and provided severance benefits under this restructuring plan.

NOTE 6--LONG-TERM DEBT

     On March 2, 2001, the Company and Greif Spain Holdings, S.L. entered into a $900 million Senior Secured Credit Agreement with a syndicate of lenders, and Merrill Lynch & Co. and KeyBank National Association, as co-agents. A portion of the proceeds from the Senior Secured Credit Agreement was used to fund the Van Leer Industrial Packaging acquisition and to refinance amounts outstanding under the Company's then existing revolving credit facility (as described below). The Senior Secured Credit Agreement provides for three term loans, a $150 million U.S. Dollar Term Loan A, a $200 million Euro Term Loan A and a $400 million U.S. Dollar Term Loan B, and a $150 million revolving multicurrency credit facility. The revolving multicurrency credit facility is available for working capital and general corporate purposes.

     The Term Loan A (both U.S. Dollar and Euro) and Term Loan B amortize quarterly through the maturity dates of February 28, 2006 and February 29, 2008, respectively. The revolving multicurrency credit facility matures on February 28, 2006. The Company is required to pay a commitment fee each quarter equal to 0.375% to 0.500% of the total unused revolver commitment amount, based upon the Company's leverage ratio. Interest is based on either a LIBOR rate or an alternative base rate that resets periodically plus a calculated margin amount. The amounts outstanding, as well as the base rates and margins, at October 31, 2001, are as follows (U.S. dollars and euros in thousands):

                                                                    Amount      Base Rate   Margin
                                                                    ------      ---------   ------
Term Loan A (U.S. Dollar) ................................         $131,526       2.27%      2.50%

Term Loan A (Euro) .......................................    (euro)187,660       3.59%      2.50%

Term Loan B ..............................................         $377,256       2.27%      3.25%

Multicurrency revolver ...................................         $ 20,000       2.34%      2.50%

     As of October 31, 2001, the Company had $696.3 million outstanding under the Senior Secured Credit Agreement with a weighted average interest rate of 5.50%.

     As part of the Senior Secured Credit Agreement, the Company incurred financing fees of $16.3 million. The amount has been deferred and is being amortized over the life of the agreement of six years. The charge is recorded in interest expense.

     The Senior Secured Credit Agreement contains certain covenants, including financial covenants that require the Company to maintain a certain leverage ratio, sufficient coverage of interest expense and fixed charges, and a minimum net worth. In addition, the Company is limited with respect to the incurrence of additional debt. The repayment of this facility is secured by a first lien on substantially all of the personal property and certain of the real property of the Company. Standard & Poor's and Moody's Investors Service have assigned a "BB" rating and a "Ba3" rating, respectively, both with favorable outlook, to the loan obligations of the Company under the Senior Secured Credit Agreement. At October 31, 2001, the Company was in compliance with these covenants.

     The $150 million revolving multicurrency credit facility may also be used to issue letters of credit. At October 31, 2001, the Company had outstanding $13.0 million in letters of credit under the credit agreement. The quarterly fronting fee related to these letters of credit is 0.125% of the outstanding amount plus a calculated margin (2.50% at October 31, 2001) for the use of this facility.

     In addition to the amounts borrowed against the Senior Secured Credit Agreement, the Company had outstanding debt of $17.7 million, comprised of $1.2 million in long-term debt and $16.5 million in short-term borrowings at October 31, 2001.

     On March 30, 1998, the Company had entered into a credit agreement with various financial institutions, as banks, and KeyBank National Association, as agent, which provided a revolving credit facility of up to $325 million. The Company was required to pay a facility fee each quarter equal to 0.025% to 0.050% of the total commitment amount based upon the Company's leverage ratio. The interest rate was either based on the prime rate or LIBOR rate plus a calculated margin amount (0.275% at October 31, 2000). Interest was reset on a quarterly basis. At October 31, 2000, the interest rate was 6.99%. The revolving credit loans were due on March 31, 2003; however, the amounts remaining were repaid from proceeds of the Senior Secured Credit Agreement.

     Annual maturities of the Company's long-term debt are $43.1 million in 2002, $58.9 million in 2003, $74.6 million in 2004, $90.4 million in 2005, $71.0 million in 2006 and $359.5 million thereafter.

     During 2001, the Company paid $44.8 million of interest ($16.6 million in 2000 and $15.4 million in 1999) related to its long-term obligations. Interest of $2.5 million in 2001, $2.5 million in 2000 and $0.4 million in 1999 was capitalized.

     The Company has entered into non-cancelable operating leases for buildings, trucks and computer equipment. The future minimum lease payments for the non-cancelable operating leases are $8.8 million in 2002, $7.3 million in 2003, $5.9 million in 2004, $5.1 million in 2005, $3.8 million in 2006 and $17.8 million thereafter. Rent expense was $19.8 million in 2001, $14.0 million in 2000 and $12.5 million in 1999.

NOTE 7--FINANCIAL INSTRUMENTS

     The Company had interest rate swap agreements with an aggregate notional amount of $320 million and EUR 65 million at October 31, 2001 with various maturities through 2008. Under these agreements, the Company receives interest quarterly from the counterparties equal to the LIBOR rate and pays interest at a weighted average rate of 5.56% over the life of the contracts. At October 31, 2001, a liability for the interest rate swap contracts, which represented their fair values at that time, in the amount of $21.0 million ($13.1 million net of tax) was recorded with an offsetting amount in accumulated other comprehensive income (loss). At October 31, 2000, the Company had interest rate swap agreements with an aggregate notional amount of $130 million. Under the agreements, the Company received interest quarterly from the counterparty equal to the LIBOR rate and paid interest quarterly to the counterparty at a weighted average rate of 6.01%.

     At October 31, 2001, the Company had outstanding foreign currency forward contracts in the notional amount of $33.4 million. The fair value of these contracts at October 31, 2001 resulted in a gain of $0.3 million. The purpose of these contracts is to hedge short-term intercompany loan balances with its foreign businesses.

     While the Company may be exposed to credit losses in the event of nonperformance by the counterparties to its derivative financial instrument contracts, its counterparties are established banks and financial institutions with high credit ratings. The Company has no reason to believe that such counterparties will not be able to fully satisfy their obligations under these contracts.

     The fair values of all derivative financial instruments are estimated based on current settlement prices of comparable contracts obtained from dealer quotes. The values represent the estimated amounts the Company would pay or receive to terminate the agreements at the reporting date.

NOTE 8--CAPITAL STOCK

     Class A Common Stock is entitled to cumulative dividends of one cent a share per year after which Class B Common Stock is entitled to non-cumulative dividends up to a half cent a share per year. Further distribution in any year must be made in proportion of one cent a share for Class A Common Stock to one and a half cents a share for Class B Common Stock. The Class A Common Stock shall have no voting power nor shall it be entitled to notice of meetings of the shareholders, all rights to vote and all voting power being vested exclusively in the Class B Common Stock unless four quarterly cumulative dividends upon the Class A Common Stock are in arrears. There is no cumulative voting.

     The following table summarizes the Company's capital stock, without par value (Class A and Class B common shares) and treasury shares at the specified dates:

                                                             Authorized      Issued       Outstanding    Treasury
                                                               Shares        Shares         Shares        Shares
                                                               ------        ------         ------        ------
October 31, 2001:

Class A Common Stock .....................................     32,000,000   21,140,960      10,516,196   10,624,764

Class B Common Stock .....................................     17,280,000   17,280,000      11,822,859    5,457,141

October 31, 2000:

Class A Common Stock .....................................     32,000,000   21,140,960      10,523,196   10,617,764

Class B Common Stock .....................................     17,280,000   17,280,000      11,847,359    5,432,641

NOTE 9--STOCK OPTIONS

     In the current year, the Company adopted the 2001 Management Equity Incentive and Compensation Plan (the "2001 Plan"). The provisions of the 2001 Plan allow the awarding of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The maximum number of shares that may be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of incentive stock options that will be issued under the 2001 Plan during its term is 2,500,000 shares.

     Prior to 2001, the Company had adopted a Nonstatutory Stock Option Plan (the "2000 Plan") that provides the discretionary granting of nonstatutory options to key employees, and an Incentive Stock Option Plan (the "Option Plan") that provides the discretionary granting of incentive stock options to key employees and nonstatutory options for non-employees. The aggregate number of the Company's Class A Common Stock options that may be granted under the 2000 Plan and Option Plan may not exceed 200,000 shares and 1,000,000 shares, respectively.

     Under the terms of the 2001 Plan, the 2000 Plan and the Option Plan, stock options are granted at exercise prices equal to the market value of the common stock on the date options are granted and become exercisable two years after date of grant. Options expire 10 years after date of grant.

     The Directors' Stock Option Plan (the "Directors' Plan") provides the granting of stock options to directors who are not employees of the Company. The aggregate number of the Company's Class A Common Stock options that may be granted may not exceed 100,000 shares. Under the terms of the Directors' Plan, options are granted at exercise prices equal to the market value of the common stock on the date options are granted and become exercisable immediately. Options expire 10 years after date of grant.

     In 2001, 444,800 stock options were granted under the 2001 Plan with option prices of $30.59 per share. Under the Directors' Plan, 10,000 options were granted to outside directors with option prices of $27.38 per share.

     In 2000, 142,000 stock options and 163,730 stock options were granted under the Option Plan and 2000 Plan, respectively, at option prices ranging from $29.00 to $29.88 per share. Under the Directors' Plan, 10,000 options were granted to outside directors with option prices of $29.88 per share.

     In 1999, 225,452 stock options were granted under the Option Plan with option prices of $24.25 per share. Under the Directors' Plan, 10,000 options were granted to outside directors with option prices of $26.81 per share.

      The Company applies APBO No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option plans. If compensation cost would have been determined based on the fair values at the date of grant under SFAS No. 123, "Accounting for Stock-Based Compensation," pro forma net income and earnings per share would have been as follows (U.S. dollars in thousands, except per share amounts):

                                                 For the years ended October 31,
                                                 -------------------------------
                                                  2001        2000        1999
                                                  ----        ----        ----
   Net income .................................  $86,566     $73,990     $49,787
Basic earnings per share:
Class A Common Stock ..........................  $  3.06     $  2.62     $  1.73
Class B Common Stock ..........................  $  4.59     $  3.91     $  2.58
Diluted earnings per share:
Class A Common Stock ..........................  $  3.06     $  2.61     $  1.73
Class B Common Stock ..........................  $  4.59     $  3.91     $  2.58

      The fair value for each option is estimated on the date of grant using the Black-Scholes option pricing model, as allowed under SFAS No. 123, with the following assumptions:

                                                                       2001        2000        1999
                                                                       ----        ----        ----
Dividend yield ....................................................     1.70%       1.70%       1.90%

Volatility rate ...................................................    27.20%      27.50%      25.10%

Risk-free interest rate ...........................................     4.84%       6.05%       6.15%

Expected option life ..............................................  6 years     6 years     6 years

      The fair value of shares granted in 2001, 2000 and 1999 were $9.12, $9.49 and $7.33, respectively, as of grant date.

      Stock option activity for the years ended October 31 was as follows (Shares in thousands):

                                                  2001                          2000                        1999
                                                  ----                          ----                        ----

                                                 Weighted Average             Weighted Average             Weighted Average
                                        Shares    Exercise Price     Shares    Exercise Price     Shares    Exercise Price
                                        ------    --------------     ------    --------------     ------    --------------
Beginning balance ....................   1,154        $28.48            861        $28.23            659        $29.56
Granted ..............................     455        $30.52            316        $29.22            236        $24.36
Forfeited ............................     100        $28.53             16        $29.76             22        $29.29
Exercised ............................       3        $22.94              7        $27.12             12        $24.26
                                         -----                        -----                        -----
Ending balance .......................   1,506        $29.11          1,154        $28.48            861        $28.23
                                         =====                        =====                        =====

      As of October 31, 2001, the outstanding stock options had exercise prices ranging from $22.94 to $36.53 and a remaining weighted average contractual life of eight years.

      There are 789,000 options that were exercisable at October 31, 2001 (628,000 options at October 31, 2000 and 432,000 options at October 31, 1999).

NOTE 10--INCOME TAXES

      The provision for income taxes consists of the following (U.S. dollars in thousands):

                                                      For the years ended October 31,
                                                      -------------------------------
                                                        2001       2000       1999
                                                        ----       ----       ----
Current:

      Federal .......................................  $12,624    $21,420    $ 7,959

      State and local ...............................      550        848        660

      Foreign .......................................    6,213      2,211      2,306
                                                       -------    -------    -------
                                                        19,387     24,479     10,925

Deferred ............................................   29,127     13,548     15,815
                                                       -------    -------    -------
                                                       $48,514    $38,027    $26,740
                                                       =======    =======    =======

      Foreign income before income taxes amounted to $13.6 million in 2001 ($5.8 million in 2000 and $5.2 million in 1999).

      The following is a reconciliation of the provision for income taxes based on the federal statutory rate to the Company's effective income tax rate:

                                                                         For the years ended
                                                                             October 31,
                                                                             -----------
                                                                        2001    2000    1999
                                                                        ----    ----    ----
U.S. federal tax rate ................................................  35.0%   35.0%   35.0%
State and local taxes, net of federal tax benefit ....................   1.6%    1.7%    3.6%
Other non-deductible expenses and foreign tax rates ..................   1.3%    1.2%    1.1%
                                                                        ----    ----    ----
                                                                        37.9%   37.9%   39.7%
                                                                        ====    ====    ====

      Significant components of the Company's deferred tax assets and liabilities are as follows at October 31 (U.S. dollars in thousands):

                                                             2001        2000
                                                             ----        ----
Vacation accrual .......................................  $   1,320    $   1,171
Bad debt reserves ......................................      1,610          871
Restructuring reserves .................................      5,439           --
Other ..................................................      1,328          174
                                                          ---------    ---------
      Current deferred tax asset .......................  $   9,697    $   2,216
                                                          =========    =========
Net operating loss carryforwards .......................  $  34,019    $      --
Interest rate swaps ....................................      7,977           --
Minimum pension liability ..............................      1,682           --
Deferred compensation ..................................      1,840        1,823
Accrued environmental reserve ..........................      2,556          532
Other ..................................................        878        2,212
                                                          ---------    ---------
                                                             48,952        4,567
Valuation allowance for long-term deferred tax assets...    (31,780)          --
                                                          ---------    ---------
      Long-term deferred tax asset .....................  $  17,172    $   4,567
                                                          =========    =========
Properties, plants and equipment .......................  $  77,932    $  45,951
Equity investments .....................................      8,843        7,968
Goodwill and other tangible assets .....................      4,053        2,926
Timberland transactions ................................     35,530        5,053
Pension ................................................      1,771           --
Other ..................................................     13,389        1,564
                                                          ---------    ---------
      Long-term deferred tax liability .................  $ 141,518    $  63,462
                                                          =========    =========

      At October 31, 2001, the Company has foreign net operating loss carryforwards of approximately $95 million for foreign income tax purposes expiring over various future periods.

      At October 31, 2001, 2000 and 1999, the Company has provided deferred income taxes on all of its undistributed foreign earnings.

      During 2001, the Company paid $20.2 million in income taxes ($28.9 million in 2000 and $14.7 million in 1999).

NOTE 11--RETIREMENT PLANS

      In 2001, the Company assumed certain non-contributory defined benefit pension plans in the United States, Australia, Germany, Netherlands, South Africa and United Kingdom as a result of the Van Leer Industrial Packaging acquisition (see Note 2). In addition, the Company already had non-contributory defined benefit pension plans in the United States. The salaried plans' benefits are based primarily on years of service and earnings. The hourly plans' benefits are based primarily upon years of service. The Company contributes an amount that is not less than the minimum funding nor more than the maximum tax-deductible amount to these plans. The plans' assets consist of large cap, small cap and international equity securities, fixed income investments and the allowable number of shares of the Company's common stock as follows:

                                                               2001       2000
                                                               ----       ----
Class A Common Stock .......................................  123,752    123,752
Class B Common Stock .......................................   80,355     80,355

      The components of net periodic pension cost include the following (U.S. dollars in thousands):

                                                           For the years ended October 31,
                                                           -------------------------------
                                                             2001       2000       1999
                                                             ----       ----       ----
Service cost ............................................  $  7,432    $ 4,193     $4,760
Interest cost ...........................................    13,982      5,561      5,279
Expected return on plan assets ..........................   (17,886)    (6,761)    (6,238)
Amortization of prior service cost ......................     1,004        700        662
Amortization of initial net asset .......................      (842)      (562)      (562)
Recognized net actuarial (gain) loss ....................      (270)      (198)        66
                                                           --------    -------    -------
                                                           $  3,420    $ 2,933    $ 3,967
                                                           ========    =======    =======

      The weighted average assumptions used in the actuarial valuations are as follows:

                                                             2001     2000     1999
                                                             -----    -----    ----
Discount rate ............................................   6.75%    7.50%    7.50%
Expected return on plan assets ...........................   8.00%    9.00%    8.25%
Rate of compensation increase ............................   4.25%    4.25%    4.25%

      The following table sets forth the plans' change in benefit obligation, change in plan assets and amounts recognized in the Consolidated Financial Statements (U.S. dollars in thousands):

                                                                              2001       2000
                                                                              ----       ----
   Change in benefit obligation:
Benefit obligation at beginning of year .................................   $ 82,140    $75,097
Benefit obligation of acquired businesses ...............................    202,122         --
Service cost ............................................................      7,432      4,193
Interest cost ...........................................................     13,982      5,561
Plan participant contributions ..........................................        626         --
Amendments ..............................................................         --        325
Actuarial (gain) loss ...................................................     (5,454)       919
Foreign currency effects ................................................     (1,570)        --
Benefits paid ...........................................................     (9,861)    (3,955)
Plan curtailment gain ...................................................        (45)        --
                                                                            --------    -------
Benefit obligation at end of year .......................................   $289,372    $82,140
                                                                            ========    =======
Change in plan assets:
Fair value of plan assets at beginning of year ..........................   $ 84,802    $79,613
Fair value of plan assets of acquired businesses ........................    204,049         --
Actual return on plan assets ............................................    (17,660)     7,713
Plan participant contributions ..........................................        626         --
Foreign currency effects ................................................     (2,169)        --
Employer contributions ..................................................      8,082      1,431
Settlements .............................................................        (45)        --
Benefits paid ...........................................................     (9,528)    (3,955)
                                                                            --------    -------
Fair value of plan assets at end of year ................................   $268,157    $84,802
                                                                            ========    =======
Funded status ...........................................................   $(21,215)    $2,698
Unrecognized net actuarial loss (gain) ..................................     26,677     (3,745)
Unrecognized prior service cost .........................................      8,507      8,784
Unrecognized initial net asset ..........................................     (4,935)    (5,777)
                                                                            --------    -------
Net amount recognized ...................................................   $  9,034     $1,960
                                                                            ========    =======
Amounts recognized in the statement of financial position consist of:
Prepaid benefit cost ....................................................    $26,721     $3,662
Accrued benefit liability ...............................................    (30,605)    (1,702)
Intangible asset ........................................................      8,481         --
Accumulated other comprehensive income ..................................      4,437         --
                                                                            --------    -------
Net amount recognized ...................................................    $ 9,034    $ 1,960
                                                                            ========    =======

      The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were $125.6 million, $112.1 million and $85.5 million, respectively, as of October 31, 2001.

      The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the foreign pension plans were $136.3 million, $129.8 million and $138.0 million, respectively, as of October 31, 2001.

      In addition to the benefits provided under the defined benefit pension plans, the Company has adopted a supplemental retirement plan for certain executive employees. Pension expense of $0.3 million and $0.4 million was recorded in 2001 and 2000, respectively.

      The Company has several voluntary 401(k) savings plans that cover eligible employees. For certain plans, the Company matches a percentage of each employee's contribution up to a maximum percentage of base salary. Company contributions to the 401(k) plans were $0.9 million in 2001, $0.9 million in 2000 and $0.5 million in 1999.

NOTE 12--POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

      In 2001, the Company assumed certain postretirement health and life insurance benefit plans in the United States and South Africa as a result of the Van Leer Industrial Packaging acquisition (see Note 2).

      In conjunction with the acquisition of the industrial containers business from Sonoco in 1998, the Company assumed an obligation to reimburse Sonoco for its actual costs incurred in providing postretirement health care benefits to certain employees. Contributions by the Company are limited to an aggregate annual payment of $1.4 million for eligible employees at the date of purchase. Further, the Company is responsible for the cost of certain union hourly employees who were not eligible at the date of closing. The Company intends to fund these benefits from its operations.

      The components of net periodic cost for the postretirement benefits include the following (U.S. dollars in thousands):

                                                        For the years ended
                                                            October 31,
                                                        ----------------------
                                                        2001     2000     1999
                                                        ----     ----     ----

Service cost ......................................... $  240   $   --   $   --
Interest cost ........................................  3,033    1,453    1,840
                                                       ------   ------   ------
                                                       $3,273   $1,453   $1,840
                                                       ======   ======   ======

      The following table sets forth the plans' change in benefit obligation, change in plan assets and amounts recognized in the Consolidated Financial Statements (U.S. dollars in thousands):

                                                               2001      2000
                                                               ----      ----
Change in benefit obligation:
Benefit obligation at beginning of year ..............      $ 19,573   $ 21,154
Benefit obligation of acquired businesses ............        31,648         --
Service cost .........................................           240         --
Interest cost ........................................         3,033      1,453
Plan participant contributions .......................            40         --
Actuarial loss (gain) ................................           754       (522)
Foreign currency effects .............................        (1,576)        --
Benefits paid ........................................        (1,393)    (2,512)
                                                            --------   --------
Benefit obligation at end of year ....................      $ 52,319   $ 19,573
                                                            ========   ========
Change in plan assets:
Fair value of plan assets at beginning of year .......      $     --   $     --
Employer contributions ...............................         1,393      2,512
Benefits paid ........................................        (1,393)    (2,512)
                                                            --------   --------
Fair value of plan assets at end of year .............      $     --   $     --
                                                            ========   ========
Funded status ........................................      $(52,319)  $(19,573)
Unrecognized net actuarial loss (gain) ...............         2,291       (522)
                                                            --------   --------
Net amount recognized ................................      $(50,028)  $(20,095)
                                                            ========   ========

      The accumulated postretirement health and life insurance benefit and fair value of plan assets for the foreign plans were $7.8 million and zero, respectively, as of October 31, 2001.

      The measurements assume a discount rate of 7.00% in the United States and 11.50% in South Africa. The health care cost trend rates on gross eligible charges are as follows:

                                                                      Medical
            Current trend rate ....................................    9.00%
            Ultimate trend rate ...................................    5.00%

      A one-percentage point change in assumed health care cost trend rates would have the following effects (U.S. dollars in thousands):

                                                                              1-Percentage-      1-Percentage-
                                                                             Point Increase     Point Decrease
                                                                             --------------     --------------
      Effect on total of service and interest cost components .........           $  189           $  (150)

      Effect on postretirement benefit obligation .....................           $2,747           $(2,232)

NOTE 13--CONTINGENT LIABILITIES

      Various lawsuits, claims and proceedings have been or may be instituted or asserted against the Company, including those pertaining to environmental, product liability, safety and health matters. While the amounts claimed may be substantial, the ultimate liability cannot now be determined because of considerable uncertainties that exist. Therefore, it is possible that results of operations or liquidity in a particular period could be materially affected by certain contingencies.

      At October 31, 2001 and 2000, the Company had recorded liabilities of $7.1 million and $1.5 million, respectively, for estimated environmental remediation costs based upon an evaluation of currently available facts with respect to each individual site, including the results of environmental studies and testing, and considering existing technology, presently enacted laws and regulations, and prior experience in remediation of contaminated sites. The recorded liabilities are included in other long-term liabilities. Actual costs to be incurred in future periods at identified sites may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. Future information and developments will require the Company to continually reassess the expected impact of these environmental matters.

      Based upon the facts currently available, management believes that the disposition of matters that are pending or asserted will not have a material adverse affect on the consolidated financial position of the Company.

NOTE 14--BUSINESS SEGMENT INFORMATION

      The Company operates in three business segments: Industrial Shipping Containers; Containerboard & Corrugated Products; and Timber.

      Operations in the Industrial Shipping Containers segment involve the production and sale of shipping containers. These products are manufactured and sold in over 40 countries throughout the world.

      Operations in the Containerboard & Corrugated Products segment involve the production and sale of containerboard, both virgin and recycled, and related corrugated sheets, corrugated containers and multiwall bags. The products are manufactured and sold in North America.

      Operations in the Timber segment involve the management and sale of timber on approximately 275,000 acres of timberland in the states of Alabama, Arkansas, Florida, Georgia, Louisiana, Mississippi and Virginia.

      The Company's reportable segments are strategic business units that offer different products. The Company evaluates performance and allocates resources based on earnings before interest, income taxes, depreciation, depletion, amortization, minority interest in income of consolidated subsidiaries and equity in earnings of affiliates ("EBITDA"). The accounting policies of the reportable segments are the same as those described in the "Description of Business and Summary of Significant Accounting Policies" note except that the Company accounts for inventory on a first-in, first-out basis at the segment level compared to a last-in, first-out basis at the consolidated level in the United States.

      Corporate and other includes the costs associated with the Company's corporate headquarters, the Company's long-term debt (see Note 6) and other non-segment items. The segment EBITDA amounts have been adjusted from the amounts previously disclosed in the footnote to the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended October 31, 2001 and the Company's 2001 Annual Report to Shareholders to reflect the allocation of corporate costs consistent with a new allocation basis adopted by the Company in 2002.

     The following segment information is presented for the three years ended October 31, 2001, except as to asset information that is as of October 31, 2001, 2000 and 1999 (U.S. dollars in thousands):

                                                                              2001          2000        1999
                                                                              ----          ----        ----
Net sales:
Industrial Shipping Containers ..........................................   $1,038,948    $490,909    $477,370
Containerboard & Corrugated Products ....................................      379,302     428,369     351,936
Timber ..................................................................       37,750      44,678      24,132
                                                                            ----------    --------    --------
      Total .............................................................   $1,456,000    $963,956    $853,438
                                                                            ==========    ========    ========
EBITDA:
Industrial Shipping Containers ..........................................   $   88,473    $ 46,248    $ 53,684
Containerboard & Corrugated Products ....................................       82,370      80,499      51,576
Timber ..................................................................      111,529      46,717      25,286
                                                                            ----------    --------    --------
      Total segment .....................................................      282,372     173,464     130,546
Restructuring costs .....................................................      (11,534)         --          --
Corporate and other .....................................................      (15,948)    (15,946)     (7,845)
                                                                            ----------    --------    --------
      Total EBITDA ......................................................      254,890     157,518     122,701
Depreciation, depletion and amortization ................................      (81,507)    (45,222)    (42,360)
Interest expense, net ...................................................      (45,149)    (11,842)    (12,983)
Foreign currency effects ................................................         (228)         --          --
                                                                            ----------    --------    --------
Income before income taxes, minority interest in income of consolidated
   subsidiaries and equity in earnings of affiliates ....................   $  128,006    $100,454    $ 67,358
                                                                            ==========    ========    ========
Total assets:
Industrial Shipping Containers ..........................................   $1,146,942    $397,741    $415,034
Containerboard & Corrugated Products ....................................      345,155     350,791     354,271
Timber ..................................................................      104,105      29,472      16,712
                                                                            ----------    --------    --------
      Total segment .....................................................    1,596,202     778,004     786,017
Corporate and other .....................................................      174,986     161,327     124,969
                                                                            ----------    --------    --------
      Total .............................................................   $1,771,188    $939,331    $910,986
                                                                            ==========    ========    ========
Depreciation, depletion and amortization expense:
Industrial Shipping Containers ..........................................   $   48,849    $ 20,394    $ 20,660
Containerboard & Corrugated Products ....................................       21,766      20,457      19,335
Timber ..................................................................        4,897         771         277
                                                                            ----------    --------    --------
      Total segment .....................................................       75,512      41,622      40,272
Corporate and other .....................................................        5,995       3,600       2,088
                                                                            ----------    --------    --------
      Total .............................................................   $   81,507    $ 45,222    $ 42,360
                                                                            ==========    ========    ========
Additions to long-lived assets:
Industrial Shipping Containers ..........................................   $   17,621    $ 21,442    $ 12,248
Containerboard & Corrugated Products ....................................       14,152      33,464      27,608
Timber ..................................................................       91,228      10,222       1,285
                                                                            ----------    --------    --------
      Total segment .....................................................      123,001      65,128      41,141
Corporate and other .....................................................        9,216      13,705       8,112
                                                                            ----------    --------    --------
      Total .............................................................   $  132,217    $ 78,833    $ 49,253
                                                                            ==========    ========    ========

   The following table presents net sales to external customers by geographic region (U.S. dollars in thousands):

                                                                              For the years ended October 31,
                                                                              -------------------------------
                                                                               2001         2000        1999
                                                                               ----         ----        ----
North America ...........................................................   $1,009,789    $963,956    $853,438
Europe ..................................................................      289,527          --          --
Other ...................................................................      156,684          --          --
                                                                            ----------    --------    --------
 ........................................................................   $1,456,000    $963,956    $853,438
                                                                            ==========    ========    ========

The following table presents total assets by geographic region (U.S. dollars in thousands):

                                                                                     As of October 31,
                                                                                     -----------------
                                                                               2001         2000        1999
                                                                               ----         ----        ----
North America ...........................................................   $1,263,260    $939,331    $910,986
Europe ..................................................................      322,702          --          --
Other ...................................................................      185,226          --          --
                                                                            ----------    --------    --------
 ........................................................................   $1,771,188    $939,331    $910,986
                                                                            ==========    ========    ========

     In 2001, the Company reclassified shipping and handling costs from net sales to cost of products sold in accordance with EITF No. 00-10, "Accounting for Shipping and Handling Fees and Costs." As a result, net sales, as reported above, differ from the amounts previously disclosed in the Company's Quarterly Reports on Form 10-Q.

      The Class A and Class B Common Stock are traded on the NASDAQ Stock
Market.

      As of December 12, 2001, there were 565 shareholders of record of the Class A Common Stock and 156 shareholders of record of the Class B Common Stock.

NOTE 15--QUARTERLY FINANCIAL DATA (UNAUDITED)

      The quarterly results of operations for 2001 and 2000 are shown below (U.S. dollars in thousands, except per share amounts):

                                                                                     Quarter ended,
                                                                                     --------------
                                                                  Jan. 31,       Apr. 30,       July 31,      Oct. 31,
                                                                    2001           2001           2001          2001
                                                                    ----           ----           ----          ----
Net sales ................................................       $    218,854   $   356,628    $   435,765   $   444,753
Gross profit .............................................       $     50,372   $    66,971    $    91,241   $    94,800
Net income ...............................................       $     38,575   $    22,958    $    12,913   $    14,328
Earnings per share:
      Basic:
      Class A Common Stock ...............................       $       1.37   $      0.81    $      0.46   $      0.51
      Class B Common Stock ...............................       $       2.04   $      1.22    $      0.68   $      0.76
      Diluted:
      Class A Common Stock ...............................       $       1.36   $      0.81    $      0.46   $      0.51
      Class B Common Stock ...............................       $       2.04   $      1.22    $      0.68   $      0.76
Earnings per share were calculated using the
 following number of shares:
      Basic:
      Class A Common Stock ...............................         10,523,196    10,523,196     10,523,788    10,523,723
      Class B Common Stock ...............................         11,846,778    11,842,859     11,842,859    11,838,128
      Diluted:
      Class A Common Stock ...............................         10,552,723    10,547,231     10,563,081    10,545,847
      Class B Common Stock ...............................         11,846,778    11,842,859     11,842,859    11,838,128
Market price (Class A Common Stock):
      High ...............................................       $      32.31   $     31.75    $     34.49   $     33.00
      Low ................................................       $      23.00   $     25.56    $     27.35   $     21.80
      Close ..............................................       $      25.69   $     28.92    $     32.50   $     24.80
Market price (Class B Common Stock):
      High ...............................................       $      30.00   $     29.75    $     30.74   $     32.01
      Low ................................................       $      23.63   $     25.00    $     26.50   $     24.00
      Close ..............................................       $      25.50   $     26.79    $     30.74   $     25.00

                                                                                     Quarter ended,
                                                                                     --------------
                                                                  Jan. 31,       Apr. 30,      July 31,       Oct. 31,
                                                                    2000           2000          2000           2000
                                                                    ----           ----          ----           ----
Net sales ................................................       $   238,613    $   233,837   $   243,856    $   247,650
Gross profit .............................................       $    59,756    $    48,255   $    57,130    $    61,329
Net income ...............................................       $    23,017    $    13,961   $    18,829    $    19,987
Earnings per share:
      Basic:
      Class A Common Stock ...............................       $      0.81    $      0.49   $      0.67    $      0.71
      Class B Common Stock ...............................       $      1.21    $      0.74   $      1.00    $      1.06
      Diluted:
      Class A Common Stock ...............................       $      0.81    $      0.49   $      0.66    $      0.70
      Class B Common Stock ...............................       $      1.21    $      0.74   $      1.00    $      1.06
Earnings per share were calculated using the
 following number of shares:
      Basic:
      Class A Common Stock ...............................        10,624,749     10,560,600    10,523,196     10,523,196
      Class B Common Stock ...............................        11,868,046     11,847,644    11,847,359     11,847,359
      Diluted:
      Class A Common Stock ...............................        10,655,985     10,609,258    10,558,690     10,569,713
      Class B Common Stock ...............................        11,868,046     11,847,644    11,847,359     11,847,359
Market price (Class A Common Stock):
      High ...............................................       $     30.56    $     33.00   $     33.00    $     33.50
      Low ................................................       $     25.75    $     27.50   $     25.00    $     25.00
      Close ..............................................       $     27.94    $     33.00   $     25.38    $     32.00

Market price (Class B Common Stock):
      High ...............................................               $    33.00     $    32.25    $    32.75     $    31.75
      Low ................................................               $    28.13     $    27.88    $    26.13     $    27.13
      Close ..............................................               $    28.38     $    31.38    $    26.13     $    30.00

     In 2001, the Company reclassified shipping and handling costs from net sales to cost of products sold in accordance with EITF No. 00-10, "Accounting for shipping and Handling Fees and Costs." As a result, net sales, as reported above, differ from the amounts previously disclosed in the Company's Quarterly Reports on Form 10-Q.

     The Class A and Class B Common Stock are traded on the NASDAQ Stock Market.

     As of December 12, 2001, there were 565 shareholders of record of the Class A Common Stock and 156 shareholders of record of the Class B Common Stock.

NOTE 16--SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

      On July 31, 2002, the Company issued $250 million of senior subordinated notes which mature in 2012. The senior subordinated notes are guaranteed by each of the Company's existing and future domestic subsidiaries (Guarantor Subsidiaries). The Company's foreign subsidiaries do not guarantee the senior subordinated notes (Non-Guarantor Subsidiaries).

      Presented below are summarized condensed consolidating financial statements of the Parent (which includes certain of the Company's operating units), the Guarantor Subsidiaries, the Non-Guarantor Subsidiaries and the Company on a consolidated basis as of October 31, 2001 and 2000, and for each of the three years ended October 31, 2001, 2000 and 1999.

      These summarized condensed consolidated financial statements are prepared on the equity method. Separate financial statements for the Guarantor Subsidiaries are not presented based on management's determination that they do not provide additional information that is material to investors. Therefore, the Guarantor Subsidiaries are combined in the presentation below.

                      Condensed Consolidating Balance Sheet
                                October 31, 2001

                                                                     Guarantor     Non-Guarantor
                                                         Parent     Subsidiaries    Subsidiaries    Eliminations    Consolidated
                                                         ------     ------------    ------------    ------------    ------------
ASSETS
CURRENT ASSETS
      Cash and cash equivalents ...................    $    1,632     $ (6,516)        $ 34,604    $        --      $   29,720
      Trade accounts receivable ...................        22,591      119,660          140,731             --         282,982
      Inventories .................................        21,014       20,230           82,119             --         123,363
      Other current assets ........................        26,402       12,347           29,382             --          68,131
                                                       ----------     --------         --------    -----------      ----------
                                                           71,639      145,721          286,836             --         504,196
                                                       ----------     --------         --------    -----------      ----------
LONG-TERM ASSETS
      Goodwill and other intangible assets ........       116,999       23,775          129,028             --         269,802
      Investment in affiliates ....................       958,552      511,893            1,545     (1,327,919)        144,071
      Other long-term assets ......................        41,692            --          20,488        (17,898)         44,282
                                                       ----------     --------         --------    -----------      ----------
                                                        1,117,243      535,668          151,061     (1,345,817)        458,155
                                                       ----------     --------         --------    -----------      ----------

PROPERTIES, PLANTS AND EQUIPMENT, NET .............       270,759      268,865          269,213             --         808,837
                                                       ----------     --------         --------    -----------      ----------
                                                       $1,459,641     $950,254         $707,110    $(1,345,817)     $1,771,188
                                                       ==========     ========         ========    ===========      ==========
LIABILITIES &SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable ............................       $21,824     $ 23,667         $ 71,626    $        --      $  117,117
      Short-term borrowings .......................            --           --           16,533             --          16,533
      Current portion of long-term debt ...........        43,140           --               --             --          43,140
      Other current liabilities ...................        10,943       34,154           71,632             --         116,729
                                                       ----------     --------         --------    -----------      ----------
                                                           75,907       57,821          159,791             --         293,519
                                                       ----------     --------         --------    -----------      ----------
LONG-TERM LIABILITIES
      Long-term debt ..............................       653,166           --            1,208             --         654,374
      Other long-term liabilities .................       144,222       49,062           61,003        (17,898)        236,389
                                                       ----------     --------         --------    -----------      ----------
                                                          797,388       49,062           62,211        (17,898)        890,763
                                                       ----------     --------         --------    -----------      ----------
MINORITY INTEREST .................................            --           --              560             --             560
                                                       ----------     --------         --------    -----------      ----------
SHAREHOLDERS' EQUITY ..............................       586,346      843,371          484,548     (1,327,919)        586,346
                                                       ----------     --------         --------    -----------      ----------
                                                       $1,459,641     $950,254         $707,110    $(1,345,817)     $1,771,188
                                                       ==========     ========         ========    ===========      ==========

                      Condensed Consolidating Balance Sheet
                                October 31, 2000

                                                                      Guarantor      Non-Guarantor
                                                          Parent     Subsidiaries     Subsidiaries     Eliminations   Consolidated
                                                          ------     ------------     ------------     ------------   ------------
ASSETS
CURRENT ASSETS
    Cash and cash equivalents .......................   $   2,956     $   3,669          $  6,763        $      --      $  13,388
    Trade accounts receivable .......................      18,932        95,514             5,199               --        119,645
    Inventories .....................................      32,127         4,622             5,992               --         42,741
    Other current assets ............................      34,081         3,211                77               --         37,369
                                                        ---------     ---------          --------        ---------      ---------
                                                           88,096       107,016            18,031               --        213,143
                                                        ---------     ---------          --------        ---------      ---------
LONG-TERM ASSETS
    Goodwill and other intangible assets ............     123,169        12,590             2,341               --        138,100
    Investment in affiliates ........................     149,355            --             1,574          (14,555)       136,374
    Other long-term assets ..........................         609        15,126               317               --         16,052
                                                        ---------     ---------          --------        ---------      ---------
                                                          273,133        27,716             4,232          (14,555)       290,526
                                                        ---------     ---------          --------        ---------      ---------

PROPERTIES, PLANTS AND EQUIPMENT, NET ...............     291,933       133,291            10,438               --        435,662
                                                        ---------     ---------          --------        ---------      ---------
                                                        $ 653,162     $ 268,023          $ 32,701        $ (14,555)     $ 939,331
                                                        =========     =========          ========        =========      =========
LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable ................................   $  16,306     $  24,657          $  1,892        $      --      $  42,855
    Other current liabilities .......................       3,122        15,809             3,161               --         22,092
                                                        ---------     ---------          --------        ---------      ---------
                                                           19,428        40,466             5,053               --         64,947
                                                        ---------     ---------          --------        ---------      ---------
LONG-TERM LIABILITIES
    Long-term debt ..................................          --       235,000                --               --        235,000
    Other long-term liabilities .....................      91,220         5,422               228               --         96,870
                                                        ---------     ---------          --------        ---------      ---------
                                                           91,220       240,422               228               --        331,870
                                                        ---------     ---------          --------        ---------      ---------
SHAREHOLDERS' EQUITY ................................     542,514       (12,865)           27,420          (14,555)       542,514
                                                        ---------     ---------          --------        ---------      ---------
                                                        $ 653,162     $ 268,023          $ 32,701        $ (14,555)     $ 939,331
                                                        =========     =========          ========        =========      =========

                 Condensed Consolidating Statement of Operations
                       For the year ended October 31, 2001

                                                                        Guarantor      Non-Guarantor
                                                              Parent   Subsidiaries    Subsidiaries     Eliminations   Consolidated
                                                              ------   ------------    ------------     ------------   ------------
Net sales ................................................   $760,376    $285,221        $553,870        $(143,467)     $1,456,000
Gain on sale of timberland ...............................         --      79,019             644               --          79,663
Other income (expense), net (1) ..........................    (44,734)     52,265          (1,173)              --           6,358
                                                             --------    --------        --------        ---------      ----------
                                                              715,642     416,505         553,341         (143,467)      1,542,021
                                                             --------    --------        --------        ---------      ----------
Cost of products sold ....................................    612,395     221,927         461,761         (143,467)      1,152,616
Selling, general and administrative expenses .............    106,482      37,316          60,918               --         204,716
Restructuring costs ......................................     11,534          --              --               --          11,534
Interest expense (income), net ...........................     23,793        (280)         21,636               --          45,149
                                                             --------    --------        --------        ---------      ----------
                                                              754,204     258,963         544,315         (143,467)      1,414,015
                                                             --------    --------        --------        ---------      ----------
      Income (loss) before income taxes, minority interest
         in income of consolidated subsidiaries and equity
         in earnings of affiliates........................    (38,562)    157,542           9,026               --         128,006
Income taxes .............................................    (14,615)     59,708           3,421               --          48,514
                                                             --------    --------        --------        ---------      ----------
      Income (loss) before minority interest in income
         of consolidated subsidiaries and equity in
         earnings of affiliates...........................    (23,947)     97,834           5,605               --          79,492
Minority interest in income of consolidated subsidiaries..         --          --            (594)              --            (594)
Equity in earnings of affiliates .........................    112,721          --             131         (102,976)          9,876
                                                             --------    --------        --------        ---------      ----------
      Net income (loss) ..................................   $ 88,774    $ 97,834        $  5,142        $(102,976)     $   88,774
                                                             ========    ========        ========        =========      ==========

__________
(1) Parent column other expense amount and a related amount of other income in the Guarantor Subsidiaries column, primarily relate to an intercompany royalty arrangement.

                 Condensed Consolidating Statement of Operations
                       For the year ended October 31, 2000

                                                                        Guarantor      Non-Guarantor
                                                              Parent   Subsidiaries    Subsidiaries     Eliminations   Consolidated
                                                              ------   ------------    ------------     ------------   ------------
Net sales ................................................   $840,546    $160,438        $49,071          $(86,099)      $963,956
Gain on sale of timberland ...............................         --       8,773            482                --          9,255
Other income (expense), net (1) ..........................    (48,549)     53,460            (39)               --          4,872
                                                             --------    --------        -------          --------       --------
                                                              791,997     222,671         49,514           (86,099)       978,083
                                                             --------    --------        -------          --------       --------
Cost of products sold ....................................    669,146     114,592         39,847           (86,099)       737,486
Selling, general and administrative expenses .............    104,662      18,665          4,974                --        128,301
Interest expense (income), net ...........................     (1,167)     14,115         (1,106)               --         11,842
                                                             --------    --------        -------          --------       --------
                                                              772,641     147,372         43,715           (86,099)       877,629
                                                             --------    --------        -------          --------       --------
      Income before income taxes, minority interest
         in income of consolidated subsidiaries and
         equity in earnings of affiliates ................     19,356      75,299          5,799                --        100,454
Income taxes .............................................      7,331      28,501          2,195                --         38,027
                                                             --------    --------        -------          --------       --------
      Income before minority interest in income of
         consolidated subsidiaries and equity in
         earnings of affiliates ..........................     12,025      46,798          3,604                --         62,427
Minority interest in income of consolidated
   subsidiaries ..........................................         --          --             --                --             --
Equity in earnings of affiliates .........................     63,769          --            119           (50,521)        13,367
                                                             --------    --------        -------          --------       --------
      Net income (loss) ..................................   $ 75,794    $ 46,798        $ 3,723          $(50,521)      $ 75,794
                                                             ========    ========        =======          ========       ========

__________

(1) Parent column other expense amount and a related amount of other income in the Guarantor Subsidiaries column, primarily relate to an intercompany royalty arrangement.

                                                                   Condensed Consolidating Statement of Operations
                                                                   -----------------------------------------------
                                                                         For the year ended October 31, 1999
                                                                         -----------------------------------
                                                                        Guarantor  Non-Guarantor
                                                             Parent   Subsidiaries  Subsidiaries Eliminations Consolidated
                                                             ------   ------------  ------------ ------------ ------------

Net sales ................................................  $768,857      $122,632      $44,262    $(82,313)    $853,438
Gain on sale of timberland ...............................        --         4,193          348          --        4,541
Other income (expense), net ..............................    (3,762)       14,221          (18)         --       10,441
                                                            --------      --------      -------    --------     --------
                                                             765,095       141,046       44,592     (82,313)     868,420
                                                            --------      --------      -------    --------     --------
Cost of products sold .....................................  628,897        92,248       36,252     (82,313)     675,084
Selling, general and administrative expenses ..............   74,862        33,946        4,187          --      112,995
Interest expense (income), net ............................     (370)       14,401       (1,048)         --       12,983
                                                            --------      --------      -------    --------     --------
                                                             703,389       140,595       39,391     (82,313)     801,062
                                                            --------      --------      -------    --------     --------
      Income before income taxes, minority interest
         in income of consolidated subsidiaries and
         equity in earnings of affiliates .................   61,706           451        5,201          --       67,358
Income taxes ..............................................   24,496           179        2,065          --       26,740
                                                            --------      --------      -------    --------     --------
      Income before minority interest in income of
         consolidated subsidiaries and equity in
         earnings of affiliates ...........................   37,210           272        3,136          --       40,618
Minority interest in income of consolidated
   subsidiaries ...........................................       --            --           --          --           --
Equity in earnings of affiliates ..........................   14,163            --          132      (3,540)      10,755
                                                            --------      --------      -------    --------     --------
      Net income (loss) ................................... $ 51,373      $    272      $ 3,268    $ (3,540)    $ 51,373
                                                            ========      ========      =======    ========     ========

                 Condensed Consolidating Statement of Cash Flows
                       For the year ended October 31, 2001

                                                                            Guarantor     Non-Guarantor
                                                                Parent     Subsidiaries   Subsidiaries   Eliminations  Consolidated
                                                                ------     ------------   ------------   ------------  ------------
Cash flows from operating activities:
   Net cash provided by operating activities ...............   $  67,089    $     (581)    $ 32,357        $    --      $   98,865
                                                               ---------    ----------     --------        -------      ----------
Cash flows from investing activities:
   Acquisitions of businesses, net of cash
     acquired ..............................................    (571,829)      257,678        1,259             --        (312,892)
   Purchase of properties, plants and equipment ............     (15,893)     (115,159)      (1,165)            --        (132,217)
   Proceeds on disposals of properties, plants
     and equipment .........................................       9,526        82,877           --             --          92,403
                                                               ---------    ----------     --------        -------      ----------
   Net cash (used in) provided by investing
     activities ............................................    (578,196)      225,396           94             --        (352,706)
                                                               ---------    ----------     --------        -------      ----------

Cash flows from financing activities:
   Proceeds from issuance of long-term debt ................     760,000            --           --             --         760,000
   Payments on long-term debt ..............................    (234,204)     (235,000)       4,662             --        (464,542)
   Payments on short-term borrowings .......................          --            --       (7,062)            --          (7,062)
   Dividends paid ..........................................     (15,158)           --           --             --         (15,158)
   Other, net ..............................................        (855)           --           --             --            (855)
                                                               ---------    ----------     --------        -------      ----------
   Net cash provided by (used in) financing
     activities ............................................     509,783      (235,000)      (2,400)            --         272,383
                                                               ---------    ----------     --------        -------      ----------
Effect of exchange rate changes on cash ....................          --            --       (2,210)            --          (2,210)
                                                               ---------    ----------     --------        -------      ----------
Net increase (decrease) in cash and cash equivalents .......      (1,324)      (10,185)      27,841             --          16,332
Cash and cash equivalents at beginning of year .............       2,956         3,669        6,763             --          13,388
                                                               ---------    ----------     --------        -------      ----------
Cash and cash equivalents at end of year ...................   $   1,632    $   (6,516)    $ 34,604        $    --      $   29,720
                                                               =========    ==========     ========        =======      ==========

                 Condensed Consolidating Statement of Cash Flows
                       For the year ended October 31, 2000

                                                                                                 Non-
                                                                                  Guarantor   Guarantor
                                                                       Parent   Subsidiaries Subsidiaries Eliminations  Consolidated
                                                                       ------   ------------ ------------ ------------  ------------
Cash flows from operating activities:
     Net cash provided by operating activities .....................  $  38,465   $  73,041    $   5,723       $  --     $ 117,229
                                                                      ---------   ---------    ---------       -----     ---------

Cash flows from investing activities:
     Disposals of investments in government securities .............         --          --        5,314          --         5,314
     Purchases of properties, plants and equipment .................    (22,538)    (47,270)      (9,025)         --       (78,833)
     Proceeds on disposals of properties, plants and equipment .....      4,632          35            5          --         4,672
                                                                      ---------   ---------    ---------       -----     ---------
     Net cash used in investing activities .........................    (17,906)    (47,235)      (3,706)         --       (68,847)
                                                                      ---------   ---------    ---------       -----     ---------

Cash flows from financing activities:
   Payments on long-term debt ......................................         --     (23,000)          --          --       (23,000)
   Dividends paid ..................................................    (14,619)         --           --          --       (14,619)
   Other, net ......................................................     (4,778)         --           --          --        (4,778)
                                                                      ---------   ---------    ---------       -----     ---------
   Net cash used in financing activities ...........................    (19,397)    (23,000)          --          --       (42,397)
                                                                      ---------   ---------    ---------       -----     ---------
Effect of exchange rate changes on cash ............................         --          --       (1,532)         --        (1,532)
                                                                      ---------   ---------    ---------       -----     ---------
Net increase in cash and cash equivalents ..........................      1,162       2,806          485          --         4,453
Cash and cash equivalents at beginning of year .....................      1,794         863        6,278          --         8,935
                                                                      ---------   ---------    ---------       -----     ---------
Cash and cash equivalents at end of year ...........................  $   2,956   $   3,669    $   6,763       $  --     $  13,388
                                                                      =========   =========    =========       =====     =========

                 Condensed Consolidating Statement of Cash Flows
                 -----------------------------------------------
                       For the year ended October 31, 1999
                       -----------------------------------

                                                                                              Non-
                                                                               Guarantor    Guarantor
                                                                     Parent  Subsidiaries Subsidiaries  Eliminations Consolidated
                                                                     ------  ------------ ------------  ------------ ------------
Cash flows from operating activities:
      Net cash provided by (used in) operating activities ........ $ 112,447   $ (40,251)      $  (430)         $  --    $  71,766
                                                                   ---------   ---------       -------          -----    ---------

Cash flows from investing activities:
      Acquisitions of other companies, net of cash ...............   (79,626)      7,734        (2,341)            --      (74,233)
      Sales of investments in gov't securities ...................        --          --         1,340             --        1,340
      Purchases of properties, plants and equipment ..............   (28,059)    (19,507)       (1,687)            --      (49,253)
      Proceeds on disposals of properties, plants and equipment ..        --      18,874            --             --       18,874
                                                                   ---------   ---------       -------          -----    ---------
      Net cash (used in) provided by investing activities ........  (107,685)      7,101        (2,688)            --     (103,272)
                                                                   ---------   ---------       -------          -----    ---------
Cash flows from financing activities:
      Proceeds from issuance of long-term debt ...................        --      54,500            --             --       54,500
      Payments on long-term debt .................................        --     (31,500)           --             --      (31,500)
      Payments on short-term borrowings ..........................        --          --            --             --           --
      Dividends paid .............................................   (14,315)         --            --             --      (14,315)
      Other, net .................................................   (10,811)         --            --             --      (10,811)
                                                                   ---------   ---------       -------          -----    ---------
      Net cash (used in) provided by financing activities ........   (25,126)     23,000            --             --       (2,126)
                                                                   ---------   ---------       -------          -----    ---------
Effect of exchange rate changes on cash ..........................        --          --         1,238             --        1,238
                                                                   ---------   ---------       -------          -----    ---------
Net decrease in cash and cash equivalents ........................   (20,364)    (10,150)       (1,880)            --      (32,394)
Cash and cash equivalents at beginning of year ...................    22,158      11,013         8,158             --       41,329
                                                                   ---------   ---------       -------          -----    ---------
Cash and cash equivalents at end of year ......................... $   1,794   $     863       $ 6,278          $  --      $ 8,935
                                                                   =========   =========       =======          =====    =========

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                    CONSOLIDATED INTERIM STATEMENT OF INCOME
                                   (UNAUDITED)
              (U.S. dollars in thousands, except per share amounts)

                                                                     Nine months ended
                                                                          July 31,
                                                                          -------
                                                                   2002            2001
                                                                   ----            ----
Net sales ...................................................   $ 1,197,251     $1,011,247
Gain on sale of timberland ..................................         9,677         78,674
Other income, net ...........................................         4,696          4,288
                                                                -----------     ----------
                                                                  1,211,624      1,094,209
                                                                -----------     ----------
Cost of products sold .......................................       957,465        802,663
Selling, general and administrative expenses ................       187,774        141,695
Restructuring charge ........................................            --         11,534
Debt extinguishment charge ..................................         4,390             --
Interest expense, net .......................................        40,949         29,265
                                                                -----------     ----------
                                                                  1,190,578        985,157
                                                                -----------     ----------
Income before income taxes, minority interest in income of
   consolidated subsidiaries and equity in earnings of
   affiliates ...............................................        21,046        109,052
Income taxes ................................................         7,577         41,331
                                                                -----------     ----------
Income before minority interest in income of consolidated
   subsidiaries and equity in earnings of affiliates ........        13,469         67,721
Minority interest in income of consolidated subsidiaries ....          (622)          (358)
Equity in earnings of affiliates ............................         5,826          7,083
                                                                -----------     ----------
Net income ..................................................   $    18,673     $   74,446
                                                                ===========     ==========
Basic earnings per share:

      Class A Common Stock ..................................   $      0.67     $     2.64
      Class B Common Stock ..................................   $      0.99     $     3.94

Diluted earnings per share:

      Class A Common Stock ..................................   $      0.66     $     2.63
      Class B Common Stock ..................................   $      0.99     $     3.94


See accompanying Notes to Interim Consolidated Financial Statements.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                       CONSOLIDATED INTERIM BALANCE SHEETS
                           (U.S. dollars in thousands)

                                                                                        July 31,       October 31,
                                                                                          2002            2001
                                                                                          ----            ----
                                                                                      (Unaudited)
ASSETS
CURRENT ASSETS
      Cash and cash equivalents ....................................................   $   21,164       $   29,720
      Trade accounts receivable--less allowance of $11,681 ($10,596 in 2001) .......      268,805          282,982
      Inventories ..................................................................      133,489          123,363
      Net assets held for sale .....................................................       14,369           12,530
      Deferred tax asset ...........................................................        9,648            9,697
      Prepaid expenses and other ...................................................       37,726           45,904
                                                                                       ----------       ----------
                                                                                          485,201          504,196
                                                                                       ----------       ----------
LONG-TERM ASSETS
      Goodwill--less amortization ..................................................      235,653          236,623
      Other intangible assets ......................................................       30,012           33,179
      Investment in affiliates .....................................................      146,555          144,071
      Other long-term assets .......................................................       45,146           44,282
                                                                                       ----------       ----------
                                                                                          457,366          458,155
                                                                                       ----------       ----------
PROPERTIES, PLANTS AND EQUIPMENT--at cost
      Timber properties--less depletion ............................................       78,698           74,851
      Land .........................................................................       83,072           81,048
      Buildings ....................................................................      233,753          235,980
      Machinery and equipment ......................................................      721,505          689,637
      Capital projects in progress .................................................       41,375           43,200
                                                                                       ----------       ----------
                                                                                        1,158,403        1,124,716
      Accumulated depreciation .....................................................     (374,763)        (315,879)
                                                                                       ----------       ----------
                                                                                          783,640          808,837
                                                                                       ----------       ----------
                                                                                       $1,726,207       $1,771,188
                                                                                       ==========       ==========

See accompanying Notes to Interim Consolidated Financial Statements.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                       CONSOLIDATED INTERIM BALANCE SHEETS
                           (U.S. dollars in thousands)

                                                        July 31,    October 31,
                                                          2002         2001
                                                          ----         ----
                                                      (Unaudited)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable ............................   $  137,078    $  117,117
      Accrued payrolls and employee benefits ......       35,308        27,604
      Restructuring reserves ......................        4,006        15,109
      Short-term borrowings .......................       24,636        16,533
      Current portion of long-term debt ...........       17,890        43,140
      Other current liabilities ...................       72,517        74,016
                                                      ----------    ----------
                                                         291,435       293,519
                                                      ----------    ----------
LONG-TERM LIABILITIES
      Long-term debt ..............................      630,362       654,374
      Deferred tax liability ......................      119,597       124,346
      Postretirement benefit liability ............       47,675        50,028
      Other long-term liabilities .................       53,760        62,015
                                                      ----------    ----------
                                                         851,394       890,763
                                                      ----------    ----------
MINORITY INTEREST                                          1,167           560
                                                      ----------    ----------

SHAREHOLDERS' EQUITY
      Common stock, without par value .............       11,974        10,446
      Treasury stock, at cost .....................      (60,298)      (58,812)
      Retained earnings ...........................      678,853       671,917
      Accumulated other comprehensive loss
            foreign currency translation ..........      (34,009)      (21,378)
            interest rate swaps ...................      (11,469)      (13,071)
            minimum pension liability .............       (2,840)       (2,756)
                                                      ----------    ----------
                                                         582,211       586,346
                                                      ----------    ----------
                                                      $1,726,207    $1,771,188
                                                      ==========    ==========

See accompanying Notes to Interim Consolidated Financial Statements.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

                  CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                           (U.S. dollars in thousands)

                                                                                       Nine months ended July 31,
                                                                                       --------------------------
                                                                                         2002              2001
                                                                                         ----              ----
Cash flows from operating activities:
      Net income ....................................................................  $  18,673        $  74,446
Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation, depletion and amortization ......................................     74,896           57,462
      Equity in earnings of affiliates, net of dividends received ...................     (3,529)          (4,214)
      Minority interest in income of consolidated subsidiaries ......................        622              358
      Deferred income taxes .........................................................     (3,090)          23,671
      Gain on disposals of properties, plants and equipment .........................    (13,097)         (80,906)
      Other, net ....................................................................    (17,682)         (33,484)
      Changes in current assets and liabilities .....................................     27,292           50,059
                                                                                       ---------        ---------
      Net cash provided by operating activities .....................................     84,085           87,392
                                                                                       ---------        ---------
Cash flows from investing activities:
      Acquisition of business, net of cash ..........................................         --         (314,763)
      Purchases of properties, plants and equipment .................................    (38,805)        (124,435)
      Proceeds on disposals of properties, plants and equipment .....................     18,498           85,684
                                                                                       ---------        ---------
      Net cash used in investing activities .........................................    (20,307)        (353,514)
                                                                                       ---------        ---------
Cash flows from financing activities:
      Proceeds from long-term debt ..................................................    242,750          760,000
      Payments on long-term debt ....................................................   (305,729)        (433,196)
      Payments on short-term borrowings .............................................         --           (4,902)
      Proceeds from short-term borrowings ...........................................      7,476               --
      Dividends paid ................................................................    (11,740)         (11,197)
      Acquisitions of treasury stock ................................................     (1,627)            (117)
      Exercise of stock options .....................................................      1,669               69
                                                                                       ---------        ---------
      Net cash (used in) provided by financing activities ...........................    (67,201)         310,657
                                                                                       ---------        ---------
Effects of exchange rates on cash ...................................................     (5,133)          (1,622)
                                                                                       ---------        ---------
Net (decrease) increase in cash and cash equivalents ................................     (8,556)          42,913

Cash and cash equivalents at beginning of period ....................................     29,720           13,388
                                                                                       ---------        ---------
Cash and cash equivalents at end of period ..........................................  $  21,164        $  56,301
                                                                                       =========        =========

See accompanying Notes to Interim Consolidated Financial Statements.

                GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

               NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                  JULY 31, 2002


NOTE 1--BASIS OF PRESENTATION

     The information furnished herein reflects all adjustments which are, in the opinion of management, necessary for a fair presentation of the consolidated balance sheets as of July 31, 2002 and October 31, 2001 and the consolidated statements of income and cash flows for the nine-month periods ended July 31, 2002 and 2001. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual amounts could differ from those estimates.

     These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto as of October 31, 2001 and 2000 and for each of the three years in the period ended October 31, 2001 of Greif Bros. Corporation and its subsidiaries (collectively, the "Company") included elsewhere herein.

     Certain prior year amounts have been reclassified to conform to the 2002 presentation.

NOTE 2--VAN LEER INDUSTRIAL PACKAGING ACQUISITION

     On March 2, 2001, pursuant to the terms of a Share Purchase Agreement dated October 27, 2000, as amended on January 5 and February 28, 2001, between the Company and Huhtamaki Van Leer Oyj, a Finnish corporation ("Huhtamaki"), the Company acquired all of the issued share capital of Royal Packaging Industries Van Leer N.V., a Dutch limited liability company, Huhtamaki Holdings do Brasil Ltda., a Brazilian limited liability company, Van Leer France Holding S.A.S., a French limited liability company, Van Leer Containers, Inc., a U.S. corporation, and American Flange & Manufacturing Co., Inc., a U.S. corporation (collectively, "Van Leer Industrial Packaging"). Van Leer Industrial Packaging was a worldwide provider of industrial packaging and components, including steel, fibre and plastic drums, polycarbonate water bottles, intermediate bulk containers and closure systems, with operations in over 40 countries.

     As consideration for the shares of Van Leer Industrial Packaging, the Company paid $555.0 million less the amount of Van Leer Industrial Packaging's debt and certain other obligations ($206.4 million) that were assumed by the Company as of the closing date. In addition, the Company paid $15.8 million in legal and professional fees related to the acquisition. The acquisition was funded by new long-term debt borrowed against a $900 million Senior Secured Credit Agreement.

     The acquisition of Van Leer Industrial Packaging, included in operating results from the acquisition date, was accounted for using the purchase method of accounting and, accordingly, the purchase price was allocated to the assets purchased and liabilities assumed based upon their fair values at the date of acquisition. The fair values of the assets acquired and the liabilities assumed were $636.8 million and $423.3 million, respectively.


Pro Forma Information

     The following pro forma (unaudited) information for the nine months ended July 31, 2001 assumes the Van Leer Industrial Packaging acquisition had occurred on November 1, 2000 (U.S. dollars in thousands, except per share amounts):


     Net sales .....................................................  $1,302,502
     Net income ....................................................  $   58,476
     Basic and diluted earnings per share:
     Class A Common Stock ..........................................  $     2.07
     Class B Common Stock ..........................................  $     3.10

      The above amounts reflect adjustments for interest expense related to the debt issued for the acquisition, amortization of goodwill and intangible assets, and depreciation expense on the revalued properties, plants and equipment. The pro forma amounts do not include anticipated synergies from the acquisition, nor do they include the anticipated savings associated with the restructuring plan of Van Leer Industrial Packaging and the Company's locations existing prior to the acquisition date.

      The pro forma information, as presented above, is not indicative of the results which would have been obtained had the transaction occurred on November 1, 2000, nor is it indicative of the Company's future results.


NOTE 3--RESTRUCTURING RESERVES

      During the second quarter of 2001, the Company approved a plan to consolidate some of its locations in order to eliminate duplicate facilities caused by the Van Leer Industrial Packaging acquisition and improve operating efficiencies and capabilities. The plan was the result of an in-depth study to determine whether certain locations, either existing or newly acquired, should be closed and the sales and manufacturing volume associated with such plants relocated to a different facility. Six existing Company-owned plastic drum and steel drum plants were identified to be closed. The plants are located in North America. In addition, certain redundant administrative functions were identified to be eliminated. As a result of this plan, during the second quarter of 2001, the Company recognized a pretax restructuring charge of $11.5 million, consisting of $8.0 million in employee separation costs (approximately 250 employees) and a $3.5 million loss on disposal of equipment and facilities. The Company has sold or is in the process of selling these six owned facilities. The Company expects to complete these restructuring activities during 2002. Subsequent to the recognition of the restructuring charge, the Company has and will continue to recognize expense related to additional costs to relocate machinery and equipment and employees upon the closure of these plants. The amounts charged against this restructuring reserve during the period ended July31, 2002 are as follows (U.S. dollars in thousands):

                                                                Balance at             Balance at
                                                                 10/31/01    Activity    7/31/02
                                                                 --------    --------    -------
Cash charges:
Employee separation costs .....................................   $ 3,991    $(3,768)   $   223
Cash and non-cash charges:
Other exit costs ..............................................       312         --        312
                                                                  -------    -------    -------
                                                                  $ 4,303    $(3,768)   $   535
                                                                  =======    =======    =======

      As of July 31, 2002, there were a total of 227 employees that had been terminated and provided severance benefits under this restructuring plan.

      In addition, in connection with the March 2001 acquisition of Van Leer Industrial Packaging from Huhtamaki and the consolidation plan, five facilities purchased as part of the acquisition have been or will be closed. These facilities are owned by subsidiaries of the Company. The facilities are located in North America, South America, United Kingdom and Asia Pacific. In addition, certain redundant administrative functions have been or will be eliminated. Accordingly, the Company recognized a $19.7 million restructuring liability in its purchase price allocation related to these locations. This liability was accounted for under Emerging Issues Task Force ("EITF") No. 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." The liability consisted of $16.5 million in employee separation costs (approximately 300 employees) and $3.2 million in other exit costs. The Company has sold or is in the process of selling these Company-owned facilities. The amounts charged against this restructuring reserve during the period ended July 31, 2002 are as follows (U.S. dollars in thousands):

                                                                 Balance at             Balance at
                                                                  10/31/01    Activity    7/31/02
                                                                  --------    --------    -------
Cash charges:
Employee separation costs .....................................   $  9,518    $ (6,836)   $  2,682
Cash and non-cash charges:
Other exit costs ......... ....................................      1,288        (499)        789
                                                                  --------    --------    --------
                                                                  $ 10,806    $ (7,335)   $  3,471
                                                                  ========    ========    ========

      As of July 31, 2002, there were a total of 210 employees that had been terminated and provided severance benefits under this restructuring plan.

NOTE 4--TIMBERLAND TRANSACTIONS

Sale of Timber Properties

      In December 2000, the Company sold certain hardwood timberland for $44.4 million. As such, the Company recognized a gain of $43.0 million during the first quarter of 2001 related to this transaction. In a related agreement, the Company sold other hardwood timberland for $30.0 million in March 2001, and recognized an additional gain of $27.7 million during the second quarter of 2001.

      A total of approximately 65,000 acres of timber properties situated in Arkansas, Mississippi and Louisiana were sold as a result of these transactions.

Purchase of Timber Properties

      In December 2000, the Company purchased certain softwood timberland for $42.8 million. In a related agreement, the Company purchased other softwood timberland for $43.1 million in March 2001.

      A total of approximately 63,000 acres of timber properties situated in Louisiana were purchased as a result of these transactions.

NOTE 5--NET ASSETS HELD FOR SALE

      Net assets held for sale represent land, buildings and land improvements less accumulated depreciation for locations that have been closed, primarily as a result of the restructuring plans in the Industrial Shipping Containers segment (see Note 3 Restructuring Reserves). As of July 31, 2002, there were 13 facilities held for sale. The net assets held for sale are being marketed for sale, and it is the Company's intention to complete the sales within the upcoming year.

NOTE 6--INVESTMENT IN AFFILIATES

      The Company has investments in CorrChoice, Inc. (63.24%), Socer-Embalagens, Lda. (25%) and Balmer Lawrie-Van Leer (40.06%) which are accounted for on the equity method. The Company's investment in Abzac-Greif (49.0%) was sold for approximately $2.0 million, with a gain of $0.1 million, during the second quarter of 2002. The Company's share of earnings of these affiliates is included in income as earned. In the first nine months of 2002, the Company received dividends from affiliates of $2.3 million.

      The difference between the cost basis of the Company's investment in the underlying equity of affiliates of $4.5 million at July 31, 2002 is being amortized over a 15-year period.

      The summarized unaudited financial information below represents the combined results of the Company's unconsolidated affiliates (U.S. dollars in thousands):

                                                              Nine months ended
                                                                   July 31,
                                                                   --------
                                                               2002       2001
                                                               ----       ----
Net sales .................................................  $167,958   $214,196
Gross profit ..............................................  $ 30,944   $ 33,049
Net income ................................................  $ 10,769   $ 13,238

NOTE 7 -- LONG-TERM DEBT

         Long-term debt is summarized as follows (U.S. dollars in thousands):

                                                         July 31,   October 31,
                                                           2002         2001
                                                           ----         ----

$900 million Senior Secured Credit Agreement            $ 399,507    $ 696,306
8 7/8% Senior Subordinated Notes                          247,965           --
Other debt                                                    780        1,208
                                                        ---------    ---------
                                                          648,252      697,514
Less current portion                                      (17,890)     (43,140)
                                                        ---------    ---------
                                                        $ 630,362    $ 654,374
                                                        =========    =========

$900 Million Senior Secured Credit Agreement

         On March 2, 2001, the Company entered into a $900 million Senior Secured Credit Agreement with a syndicate of lenders. A portion of the proceeds from the Senior Secured Credit Agreement was used to fund the Van Leer Industrial Packaging acquisition and to refinance amounts outstanding under the Company's then existing revolving credit facility. The Senior Secured Credit Agreement provides for three term loans, a $150 million U.S. Dollar Term Loan A, a $200 million Euro Term Loan A and a $400 million U.S. Dollar Term Loan B, and a $150 million revolving multicurrency credit facility. At July 31, 2002, there was $106 million available under the $150 million revolving multicurrency credit facility. The revolving multicurrency credit facility is available for working capital and general corporate purposes.

         As of August 23, 2002, the $900 million Senior Secured Credit Agreement was refinanced using proceeds from the Amended and Restated Senior Secured Credit Agreement (see Note 16 - Subsequent Event).

8 7/8% Senior Subordinated Notes

         On July 31, 2002, the Company issued Senior Subordinated Notes in the aggregate principal amount of $250 million, receiving net proceeds of approximately $248 million before expenses. Interest on the notes is payable semi-annually at the annual rate of 8 7/8%. The notes do not have required principal payments prior to maturity on August 1, 2012. The net proceeds from the notes issuance were utilized to repay indebtedness under the Company's $900 million Senior Secured Credit Agreement and fees paid in connection with the offering. The fair value of the notes was approximately $248 million at July 31, 2002, based on quoted market prices.

         During the third quarter of 2002, the Company incurred a non-cash debt extinguishment charge of $4.4 million related to the partial extinguishment of the $900 million Senior Secured Credit Agreement. The Company has early adopted the Financial Accounting Standard Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No.13, and Technical Corrections." SFAS No. 145 rescinds SFAS No. 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of the related income tax effect. As such, the debt extinguishment charge has been presented as a component of income before income taxes, minority interest in income of consolidated subsidiaries and equity in earnings of affiliates.

NOTE 8--FINANCIAL INSTRUMENTS

     The Company had interest rate swap agreements with an aggregate notional amount of $280 million at July 31, 2002 with various maturities through 2008. Under these agreements, the Company receives interest quarterly from the counterparties equal to the LIBOR rate and pays interest at a weighted average rate of 5.41% over the life of the contracts. At July 31, 2002, a liability for the interest rate swap contracts, which represented their fair values at that time, in the amount of $17.9 million ($11.5 million net of tax) was recorded with an offsetting amount in accumulated other comprehensive income (loss).

      At July 31, 2002, the Company had outstanding foreign currency forward contracts in the notional amount of $23.8 million. The fair value of these contracts at July 31, 2002 resulted in a gain of $0.2 million. The purpose of these contracts is to hedge short-term intercompany loan balances with its foreign businesses.


      While the Company may be exposed to credit losses in the event of nonperformance by the counterparties to its derivative financial instrument contracts, its counterparties are established banks and financial institutions with high credit ratings. The Company has no reason to believe that such counterparties will not be able to fully satisfy their obligations under these contracts.


      The fair values of all derivative financial instruments are estimated based on current settlement prices of comparable contracts obtained from dealer quotes. The values represent the estimated amounts the Company would pay or receive to terminate the agreements at the reporting date.


NOTE 9--CAPITAL STOCK

      Class A Common Stock is entitled to cumulative dividends of 1 cent per share per year after which Class B Common Stock is entitled to non-cumulative dividends up to 1/2 cent per share per year. Further distribution in any year must be made in proportion of 1 cent a share for Class A Common Stock to 1 1/2 cents a share for Class B Common Stock. The Class A Common Stock has no voting power nor is it entitled to notice of meetings of the stockholders, all rights to vote and all voting power being vested exclusively in the Class B Common Stock unless four quarterly cumulative dividends upon the Class A Common Stock are in arrears. There is no cumulative voting.

      The following table summarizes the Company's Class A and Class B common and treasury shares at the specified dates:

                                                      Authorized    Issued    Outstanding    Treasury
                                                        Shares      Shares       Shares       Shares
                                                        ------      ------       ------       ------
July 31, 2002:
Class A Common Stock ..............................   32,000,000  21,140,960   10,582,366   10,558,594
Class B Common Stock ..............................   17,280,000  17,280,000   11,772,859    5,507,141

October 31, 2001:
Class A Common Stock ..............................   32,000,000  21,140,960   10,516,196   10,624,764
Class B Common Stock ..............................   17,280,000  17,280,000   11,822,859    5,457,141

NOTE 10--DIVIDENDS PER SHARE

      The following dividends per share were paid during the period indicated:

                                                              Nine months ended
                                                                   July 31,
                                                                   --------

                                                                2002      2001
                                                                ----      ----
Class A Common Stock .......................................   $ 0.42    $ 0.40
Class B Common Stock .......................................   $ 0.62    $ 0.59


NOTE 11--CALCULATION OF EARNINGS PER SHARE

      The Company has two classes of common stock and, as such, applies the "two-class method" of computing earnings per share as prescribed in Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share." In accordance with the statement, earnings are allocated first to Class A and Class B Common Stock to the extent that dividends are actually paid and the remainder allocated assuming all of the earnings for the period have been distributed in the form of dividends.

      The following is a reconciliation of the average shares used to calculate basic and diluted earnings per share:

                                                            Nine months ended
                                                                 July 31,
                                                                 --------
                                                            2002         2001
                                                            ----         ----
Class A Common Stock:
Basic shares .........................................   10,549,345   10,523,393

Assumed conversion of stock options ..................       77,429       29,472
                                                         ----------   ----------
Diluted shares .......................................   10,626,774   10,552,865
                                                         ==========   ==========
Class B Common Stock:
Basic and diluted shares .............................   11,796,650   11,844,165
                                                         ==========   ==========

      There were 18,000 stock options that were antidilutive for the nine-month period ended July 31, 2002 (797,634 for the nine-month period ended July 31, 2001).

NOTE 12--COMPREHENSIVE INCOME

      Comprehensive income is comprised of net income and other charges and credits to equity that are not the result of transactions with the owners. The components of comprehensive income, net of tax, are as follows (U.S. dollars in thousands):

                                                                                     Nine months ended
                                                                                          July 31,
                                                                                          --------
                                                                                      2002        2001
                                                                                      ----        ----
Net income ......................................................................   $ 18,673    $ 74,446
Other comprehensive income (loss):
   Foreign currency translation adjustment ......................................    (12,631)       (509)
   Change in market value of interest rate swaps, net of tax ....................      1,602      (6,878)
   Minimum pension liability adjustment, net of tax .............................        (84)         --
                                                                                    --------    --------
Comprehensive income ............................................................   $  7,560    $ 67,059
                                                                                    ========    ========

NOTE 13--BUSINESS SEGMENT INFORMATION

      The Company operates in three business segments: Industrial Shipping Containers; Containerboard & Corrugated Products; and Timber.

      The Company's reportable segments are strategic business units that offer different products. The Company evaluates performance and allocates resources based on earnings before interest, income taxes, depreciation, depletion, amortization minority interest in income of consolidated subsidiaries, equity in earnings of affiliates and debt extinguishment charge ("EBITDA"). The accounting policies of the reportable segments are the same as those described in the "Description of Business and Summary of Significant Accounting Policies" note in the 2001 Annual Report on Form 10-K except that the Company accounts for inventories on a first-in, first-out basis at the segment level compared to a last-in, first-out basis at the consolidated level in the United States.

     Corporate and other includes the unallocated costs associated with the Company's corporate headquarters, the Company's long-term debt and other non-segment items. During 2002, the Company changed its method for allocating corporate and other costs to its segments. All prior period information has been restated to conform to the current period presentation.

    The following segment information is presented for the periods indicated
                          (U.S. dollars in thousands):

                                                                                            Nine months ended July 31,
                                                                                            --------------------------
                                                                                               2002           2001
                                                                                               ----           ----
Net sales:
Industrial shipping containers .......................................................      $  927,538     $  697,643
Containerboard & corrugated products .................................................         239,694        285,090
Timber ...............................................................................          30,019         28,514
                                                                                            ----------     ----------
      Total ..........................................................................      $1,197,251     $1,011,247
                                                                                            ==========     ==========
EBITDA:
Industrial shipping containers .......................................................      $   89,724     $   54,898
Containerboard & corrugated products .................................................          32,314         61,443
Timber ...............................................................................          35,663        102,985
                                                                                            ----------     ----------
      Total segment ..................................................................         157,701        219,326
Restructuring charge .................................................................              --        (11,534)
Corporate and other ..................................................................         (15,469)       (12,604)
                                                                                            ----------     ----------
      Total EBITDA ...................................................................         142,232        195,188
Depreciation, depletion and amortization .............................................         (74,896)       (57,462)
Debt extinguishment charge ...........................................................          (4,390)            --
Interest expense, net ................................................................         (40,949)       (29,265)
Foreign currency .....................................................................            (951)           591
                                                                                            ----------     ----------
Income before income taxes, minority interest in income of consolidated
 subsidiaries and equity in earnings of affiliates ...................................          21,046     $  109,052
                                                                                            ==========     ==========
Depreciation, depletion and amortization:
Industrial shipping containers .......................................................      $   48,841     $   32,581
Containerboard & corrugated products .................................................          16,859         16,701
                                                                                            ----------     ----------
Timber ...............................................................................           2,741          4,382
                                                                                            ----------     ----------
      Total segment ..................................................................          68,441         53,664
Corporate and other ..................................................................           6,455          3,798
                                                                                            ----------     ----------
      Total ..........................................................................      $   74,896     $   57,462
                                                                                            ==========     ==========

                                                                            July 31,        October 31,
                                                                              2002             2001
                                                                              ----             ----
Total assets:

Industrial shipping containers .......................................     $1,081,652       $1,110,875

Containerboard & corrugated products .................................        326,043          345,155

Timber ...............................................................        113,726          104,105

      Total segment ..................................................      1,521,421        1,560,135

Corporate and other ..................................................        204,786          211,053
                                                                           ----------       ----------
      Total ..........................................................     $1,726,207       $1,771,188
                                                                           ==========       ==========

      The following table presents net sales to external customers by geographic area (U.S. dollars in thousands):

                                                                           Nine months ended July 31,
                                                                              2002             2001
                                                                              ----             ----
North America ........................................................     $  727,359       $  730,888
Europe ...............................................................        308,978          183,763
Other ................................................................        160,914           96,596
                                                                           ----------       ----------
      Total ..........................................................     $1,197,251       $1,011,247
                                                                           ==========       ==========

      The following table presents total assets by geographic area (U.S. dollars in thousands):

                                                                            July 31,        October 31,
                                                                              2002             2001
                                                                              ----             ----
North America ........................................................     $1,250,108       $1,287,502
Europe ...............................................................        345,451          319,232
Other ................................................................        130,648          164,454
                                                                           ----------       ----------
      Total ..........................................................     $1,726,207       $1,771,188
                                                                           ==========       ==========

NOTE 14-SUMMARIZED CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

         The Senior Subordinated Notes, more fully described in Note 7 - Long-Term Debt, are fully guaranteed, jointly and severally, by the Company's United States subsidiaries ("Guarantor Subsidiaries"). The Company's non-United States subsidiaries are not guaranteeing the Senior Subordinated Notes ("Non-Guarantor Subsidiaries"). Presented below are summarized condensed consolidating financial statements of Greif Bros. Corporation (the "Parent"), which includes certain of the Company's operating units, the Guarantor Subsidiaries, the Non-Guarantor Subsidiaries and the Company on a consolidated basis.

         These summarized condensed consolidated financial statements are prepared on the equity method. Separate financial statements for the Guarantor Subsidiaries are not presented based on management's determination that they do not provide additional information that is material to investors.

                      Condensed Consolidating Balance Sheet
                                  July 31, 2002

                                                                Guarantor      Non-Guarantor
                                                    Parent     Subsidiaries    Subsidiaries    Eliminations    Consolidated
                                                    ------     ------------    ------------    ------------    ------------
 ASSETS
 CURRENT ASSETS
      Cash and cash equivalents                  $    1,522     $     811      $   18,831       $        --     $   21,164
      Trade accounts receivable                      35,840        88,942         144,023                --        268,805
      Inventories                                    27,145        19,935          86,409                --        133,489
      Other current assets                           24,847         7,079          29,817                --         61,743
                                                 ----------     ---------      ----------       -----------     ----------
                                                     89,354       116,767         279,080                --        485,201
                                                 ----------     ---------      ----------       -----------     ----------
LONG-TERM ASSETS
      Goodwill and other intangible
        assets                                      113,459        21,931         130,275                --        265,665
      Investment in affiliates                      887,582       514,385              --        (1,255,412)       146,555
      Other long-term assets                         40,020            --           5,126                --         45,146
                                                 ----------     ---------      ----------       -----------     ----------
                                                  1,041,061       536,316         135,401        (1,255,412)       457,366
                                                 ----------     ---------      ----------       -----------     ----------
PROPERTIES, PLANTS AND EQUIPMENT, net               259,092       276,372         248,176                --        783,640
                                                 ----------     ---------      ----------       -----------     ----------
                                                 $1,389,507     $ 929,455      $  662,657       $(1,255,412)    $1,726,207
                                                 ==========     =========      ==========       ===========     ==========
LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                           $   21,756     $  35,910      $   79,412       $        --     $  137,078
      Short-term borrowings                              --            --          24,636                --         24,636
      Current portion of long-term debt              17,890            --              --                --         17,890
      Other current liabilities                      11,841        30,732          69,258                --        111,831
                                                 ----------     ---------      ----------       -----------     ----------
                                                     51,487        66,642         173,306                --        291,435
                                                 ----------     ---------      ----------       -----------     ----------
LONG-TERM LIABILITIES
      Long-term debt                                629,582            --             780                --        630,362
      Other long-term liabilities                   126,227        40,940          53,865                --        221,032
                                                 ----------     ---------      ----------       -----------     ----------
                                                    755,809        40,940          54,645                --        851,394
                                                 ----------     ---------      ----------       -----------     ----------
MINORITY INTEREST                                        --            --           1,167                --          1,167
                                                 ----------     ---------      ----------       -----------     ----------
SHAREHOLDERS' EQUITY                                582,211       821,873         433,539        (1,255,412)       582,211
                                                 ----------     ---------      ----------       -----------     ----------
                                                 $1,389,507     $ 929,455      $  662,657       $(1,255,412)    $1,726,207
                                                 ==========     =========      ==========       ===========     ==========

                      Condensed Consolidating Balance Sheet
                                October 31, 2001


                                                                       Guarantor       Non-Guarantor
                                                           Parent     Subsidiaries     Subsidiaries    Eliminations    Consolidated
                                                         ----------   ------------     -------------   ------------    ------------
ASSETS
CURRENT ASSETS
      Cash and cash equivalents                          $    1,632    $   (6,516)      $   34,604      $        --     $   29,720
      Trade accounts receivable                              22,591       119,660          140,731               --        282,982
      Inventories                                            21,014        20,230           82,119               --        123,363
      Other current assets                                   26,402        12,347           29,382               --         68,131
                                                         ----------    ----------       ----------      -----------     ----------
                                                             71,639       145,721          286,836               --        504,196
                                                         ----------    ----------       ----------      -----------     ----------
LONG-TERM ASSETS
      Goodwill and other intangible assets                  116,999        23,775          129,028               --        269,802
      Investment in affiliates                              958,552       511,893            1,545       (1,327,919)       144,071
      Other long-term assets                                 41,692            --           20,488          (17,898)        44,282
                                                         ----------    ----------       ----------      -----------     ----------
                                                          1,117,243       535,668          151,061       (1,345,817)       458,155
                                                         ----------    ----------       ----------      -----------     ----------

PROPERTIES, PLANTS AND EQUIPMENT, net                       270,759       268,865          269,213               --        808,837
                                                         ----------    ----------       ----------      -----------     ----------
                                                         $1,459,641    $  950,254       $  707,110      $(1,345,817)    $1,771,188
                                                         ==========    ==========       ==========      ===========     ==========
LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
      Accounts payable                                   $   21,824    $   27,728       $   67,565      $        --     $  117,117
      Short-term borrowings                                      --            --           16,533               --         16,533
      Current portion of long-term debt                      43,140            --               --               --         43,140
      Other current liabilities                              10,943        30,093           75,693               --        116,729
                                                         ----------    ----------       ----------      -----------     ----------
                                                             75,907        57,821          159,791               --        293,519
                                                         ----------    ----------       ----------      -----------     ----------
LONG-TERM LIABILITIES
      Long-term debt                                        653,166            --            1,208               --        654,374
      Other long-term liabilities                           144,222        49,062           61,003          (17,898)       236,389
                                                         ----------    ----------       ----------      -----------     ----------
                                                            797,388        49,062           62,211          (17,898)       890,763
                                                         ----------    ----------       ----------      -----------     ----------
MINORITY INTEREST                                                --            --              560               --            560
                                                         ----------    ----------       ----------      -----------     ----------
SHAREHOLDERS' EQUITY                                        586,346       843,371          484,548       (1,327,919)       586,346
                                                         ----------    ----------       ----------      -----------     ----------
                                                         $1,459,641    $  950,254       $  707,110      $(1,345,817)    $1,771,188
                                                         ==========    ==========       ==========      ===========     ==========

                 Condensed Consolidating Statement of Operations
                     For the nine months ended July 31, 2002

                                                                       Guarantor       Non-Guarantor
                                                           Parent     Subsidiaries     Subsidiaries    Eliminations    Consolidated
                                                         ----------   ------------     -------------   ------------    ------------
Net sales                                                $ 501,178     $ 236,907        $ 572,576       $(113,410)     $ 1,197,251
Gain on sale of timberland                                      --         9,493              184              --            9,677
Other income (expense), net (1)                            (30,172)       33,040            1,828              --            4,696
                                                         ---------     ---------        ---------       ---------      -----------
                                                           471,006       279,440          574,588        (113,410)       1,211,624
                                                         ---------     ---------        ---------       ---------      -----------
Cost of products sold                                      410,786       187,069          473,020        (113,410)         957,465
Selling, general and administrative expenses                82,940        32,677           72,157              --          187,774
Debt extinguishment  charge                                  4,390            --               --              --            4,390
Interest expense (income), net                              36,554         1,936            2,459              --           40,949
                                                         ---------     ---------        ---------       ---------      -----------
                                                           534,670       221,682          547,636        (113,410        1,190,578
                                                         ---------     ---------        ---------       ---------      -----------
      Income (loss) before income taxes,
         minority interest in income of
         consolidated subsidiaries and
         equity in earnings of affiliates                  (63,664)       57,758           26,952              --           21,046
Income taxes                                               (22,920)       20,794            9,703              --            7,577
                                                         ---------     ---------        ---------       ---------      -----------
      Income (loss) before minority interest
         in income of consolidated subsidiaries
         and equity in earnings of affiliates              (40,744)       36,964           17,249              --           13,469
Minority interest in income of consolidated
         subsidiaries                                           --            --             (622)             --             (622)
Equity in earnings of affiliates                            59,417            --               --         (53,591)           5,826
                                                         ---------     ---------        ---------       ---------      -----------
      Net income (loss)                                  $  18,673     $  36,964        $  16,627       $ (53,591)     $    18,673
                                                         =========     =========        =========       =========      ===========

(1) Parent column other expense amount and a related amount of other income in the Guarantor Subsidiaries column, primarily relate to an intercompany royalty arrangement.

                 Condensed Consolidating Statement of Operations
                     For the nine months ended July 31, 2001

                                                            Guarantor  Non-Guarantor
                                                 Parent   Subsidiaries Subsidiaries  Eliminations Consolidated
                                                --------  ------------ ------------  ------------ ------------
Net sales                                       $566,287    $193,089       $354,395   $(102,524)  $1,011,247
Gain on sale of timberland                            --      78,401            273          --       78,674
Other income (expense), net (1)                  (34,040)     37,458            870          --        4,288
                                                --------    --------       --------   ---------   ----------
                                                 532,247     308,948        355,538    (102,524)   1,094,209
                                                --------     -------       --------    --------   ----------
Cost of products sold                            456,061     151,447        297,679    (102,524)     802,663
Selling, general and administrative expenses      77,762      29,607         34,326          --      141,695
Restructuring costs                               11,534          --             --          --       11,534
Interest expense (income), net                    12,714        (595         17,146          --       29,265
                                                --------    --------       --------    --------   ----------
                                                 558,071     180,459        349,151    (102,524)     985,157
                                                --------     -------       --------   ---------   ----------
      Income (loss) before income taxes,
         minority interest in income of
         consolidated subsidiaries and
         equity in earnings of affiliates        (25,824)    128,489          6,387          --      109,052
Income taxes                                      (9,788)     48,698          2,421          --       41,331
                                                --------    --------       --------   ---------   ----------
      Income (loss) before minority interest
         in income of consolidated
         subsidiaries and equity in earnings
         of affiliates                           (16,036)     79,791          3,966          --       67,721
Minority interest in income of consolidated
   subsidiaries                                       --          --           (358)         --         (358)
Equity in earnings of affiliates                  90,482          --            101     (83,500)       7,083
                                                ---------   --------       --------   ---------   ----------
      Net income (loss)                         $ 74,446    $ 79,791       $  3,709   $ (83,500)  $   74,446
                                                =========   ========       ========   =========   ==========

(1) Parent column other expense amount and a related amount of other income in the Guarantor Subsidiaries column, primarily relate to an intercompany royalty arrangement.

                 Condensed Consolidating Statement of Cash Flows
                     For the nine months ended July 31, 2002

                                                                   Guarantor  Non-Guarantor
                                                         Parent  Subsidiaries Subsidiaries   Eliminations  Consolidated
                                                         ------  ------------ ------------   ------------  ------------
Cash flows from operating activities:
   Net cash provided by operating activities             $ 58,352  $ 20,590     $   5,143     $   --        $  84,085
                                                         --------   -------     ---------     ------        ---------
Cash flow from investing activities:
   Purchase of properties, plants and
   equipment                                               (4,389)  (23,767)      (10,649)        --          (38,805)
   Proceeds on disposals of properties,                     6,459    10,504         1,535                      18,498
    plants and equipment                                 --------   -------     ---------     ------        ---------
   Net cash (used in) provided or investing activities      2,070   (13,263)       (9,114)        --          (20,307)
                                                         --------   -------     ---------     ------        ---------

Cash flows from financing activities:
   Proceeds from issuance of long-term debt               242,750        --            --         --          242,750
   Payments on long-term debt                            (291,584)       --       (14,145)        --         (305,729)
   Proceeds from short-term borrowings                        --         --         7,476         --            7,476
   Dividends paid                                         (11,740)       --            --         --          (11,740)
   Other, net                                                  42        --            --         --               42
                                                          -------  --------     ----------    ------        ---------
   Net cash provided by (used in) financing
    activities                                            (60,532)       --        (6,669)        --          (67,201)
                                                          -------  --------     ---------     ------        ---------
 Effect of exchange rate changes on cash                       --        --        (5,133)        --           (5,133)
                                                         --------  --------     ---------     ------        ---------
Net increase (decrease) in cash and cash
   equivalents                                               (110)    7,327       (15,773)        --           (8,556)
 Cash and cash equivalents at beginning of year             1,632    (6,516)       34,604         --           29,720
                                                         --------  --------     ---------     ------        ---------

Cash and cash equivalents at end of year                 $  1,522  $    811      $ 18,831     $   --        $  21,164
                                                         ========  ========     =========     ======        =========

                 Condensed Consolidating Statement of Cash Flows
                     For the nine months ended July 31, 2001

                                                                          Guarantor   Non-Guarantor
                                                                Parent  Subsidiaries   Subsidiaries  Eliminations   Consolidated
                                                                ------  ------------   ------------  ------------   ------------
Cash flows from operating activities:
   Net cash provided by operating activities                    $ 64,484   $ (2,440)     $ 25,348        $   --       $  87,392
                                                                --------   --------      --------        ------       ---------
Cash flow from investing activities:
   Acquisitions of business, net of cash
   acquired                                                     (595,225)   265,762        14,700                      (314,763)
   Purchase of properties, plants and equipment                  (11,681)  (111,192)       (1,562)           --        (124,435)
   Proceeds on disposals of properties, plants and equipment       3,439     82,245            --            --          85,684
                                                                --------  ---------      --------        ------       ---------
   Net cash (used in) provided or investing activities          (603,467)   236,815        13,138            --        (353,514)
                                                                --------  ---------      --------        ------       ---------

Cash flows from financing activities:
   Proceeds from issuance of long-term debt                      760,000         --            --            --         760,000
   Payments on long-term debt                                   (208,620)  (235,000)       10,424            --        (433,196)
   Proceeds from short-term borrowings                                --         --        (4,902)           --          (4,902)
   Dividends paid                                                (11,197)        --            --            --         (11,197)
   Other, net                                                        (48)        --            --            --             (48)
                                                                --------  ---------      --------        ------       ---------
   Net cash provided by (used in) financing activities           540,135   (235,000)        5,522            --         310,657
                                                                --------  ---------      --------        ------       ---------
 Effect of exchange rate changes on cash                              --         --        (1,622)           --          (1,622)
                                                                --------  ---------      --------        ------       ---------


Net increase (decrease) in cash and cash
   equivalents                                                    1,152        (625)       42,386            --          42,913
 Cash and cash equivalents at beginning of year                   2,956       3,669         6,763            --          13,388
                                                                -------   ---------      --------        ------       ---------
Cash and cash equivalents at end of year                        $ 4,108   $   3,044      $ 49,149        $   --       $  56,301
                                                                =======   =========      ========        ======       =========

NOTE 15--RECENT ACCOUNTING STANDARDS

Goodwill and Other Intangible Assets

      In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets," which requires that goodwill no longer be amortized, but instead be periodically reviewed for impairment. The provisions of SFAS No. 142 are required for fiscal years beginning after December 15, 2001. As such, the Company will adopt SFAS No. 142 at the beginning of its 2003 fiscal year.

     The application of the non-amortization provisions of SFAS No. 142 will increase net income of the Company upon adoption. Amortization expense related to the Company's goodwill and indefinite-lived assets was $8.4 million and $6.5 million for the nine month periods ended July 31, 2002 and 2001, respectively.

     At this time, the effect of the impairment provisions provided by SFAS No. 142 is not known.

Impairment or Disposal of Long-Lived Assets

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" and Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." SFAS No. 144 establishes a single accounting model for long-lived assets to be disposed of by sale and resolves implementation issues related to Statement No. 121.

     SFAS No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001, or November 1, 2002 for the Company. The Company does not expect the adoption of this Statement to have a material impact on its results of operations or financial position.

NOTE 16--SUBSEQUENT EVENTS

     On August 23, 2002, the Company, as U.S. borrower, and Greif Spain Holdings, S.L. Greif Bros. Canada Inc., Van Leer (UK) Ltd., Koninklijke Emballage Industrie Van Leer B.V. (dba Royal Packaging Industries Van Leer B.V.), and Van Leer Australia Pty. Limited, as foreign borrowers, entered into a $550 million Amended and Restated Senior Secured Credit Agreement with a syndicate of lenders. A portion of the proceeds from the Amended and Restated Senior Secured Credit Agreement was used to refinance amounts outstanding under the Company's then existing $900 million Senior Secured Credit Agreement. The Amended and Restated Senior Secured Credit Agreement provides for a $300 million term loan and a $250 million revolving multicurrency credit facility. The revolving multicurrency credit facility is available for working capital and general corporate purposes. The term loan periodically reduces through its maturity date of August 23, 2009, and the revolving multicurrency credit facility matures on February 28, 2006. In connection with the Amended and Restated Senior Secured Credit Agreement, the Company anticipates recognizing a debt extinguishment charge in the fourth quarter of 2002.

     The Amended and Restated Senior Secured Credit Agreement contains certain covenants, which include financial covenants that require the Company to maintain a certain leverage ratio, a minimum coverage of interest expense and fixed charges and a minimum net worth. In addition, the Company is limited with respect to the incurrence of additional debt. The repayment of this facility is secured by a first lien on substantially all of the personal property and certain of the real property of the Company and its U.S. subsidiaries and, in part, by the capital stock of the non-United States borrowers and any intercompany notes payable to them. Standard & Poor's and Moody's Investors Service have assigned a "BB" rating and a "Ba3" rating, respectively, to the loan obligations of the Company under the Amended and Restated Senior Secured Credit Agreement.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Royal Packaging Industries Van Leer N.V., Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc., and American Flange and Manufacturing Company Inc.:

     We have audited the accompanying combined balance sheets of the Industrial Packaging Division of Royal Packaging Industries Van Leer N.V., Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc., and American Flange and Manufacturing Company Inc. (`the Company') as of December 31, 2000 and 1999 and the related combined statements of operations and cash flows for each of the years in the two year period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in The Netherlands and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Industrial Packaging Division of Royal Packaging Industries Van Leer N.V., Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc., and American Flange and Manufacturing Company Inc. as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2000, in conformity with generally accepted accounting principles in The Netherlands.

     Generally accepted accounting principles in The Netherlands vary in certain significant respects from generally accepted accounting principles in the United States. Application of generally accepted accounting principles in the United States would have affected results of operations and shareholders' equity as of and for the years ended December 31, 2000 and 1999 to the extent summarized in
Note 18 to the combined financial statements.

Amsterdam, May 28, 2002

          /s/  ERNST & YOUNG
    ------------------------------
       Ernst & Young Accountants

           INDUSTRIAL PACKAGING DIVISION OF ROYAL PACKAGING INDUSTRIES
     VAN LEER N.V., HUHTAMAKI HOLDING LTDA., VAN LEER FRANCE HOLDING S.A.S.,
                VAN LEER CONTAINERS INC., AND AMERICAN FLANGE AND
                           MANUFACTURING COMPANY INC.


                             COMBINED BALANCE SHEETS

                                                               Notes       December 31, 2000        December 31, 1999
                                                               -----
                                                                          EUR'000      EUR'000     EUR'000     EUR'000
Assets employed:
Fixed assets
Tangible fixed assets ......................................
  At cost ..................................................               737,461                  721,259
  Accumulated depreciation .................................              (385,059)                (361,575)
                                                                          --------                 --------

Financial fixed assets .....................................     3                     352,402                 359,684
  Loans and securities .....................................     4          48,072                  657,855
                                                                          --------                 --------
Total fixed assets .........................................                           400,474               1,017,539
Current assets
Stocks .....................................................     5         130,314                  110,060
Debtors ....................................................     6         248,675                  234,013
Cash and banks .............................................                35,202                   24,530
                                                                          --------                 --------
Total current assets .......................................               414,191                  368,603
Current liabilities ........................................     7        (182,620)                (196,953)
Net working capital ........................................                           231,571                 171,650
                                                                                       -------               ---------
Net capital employed .......................................                           632,045               1,189,189
                                                                                       =======               =========
Financed by:
Long-term liabilities
Medium and long-term loans .................................     8         209,655                  477,640
Banks ......................................................                36,696                   47,058
                                                                          --------                 --------
                                                                                       246,351                 524,698
Provisions for liabilities and charges
Unfunded pension liabilities and similar obligations .......     9          33,630                   41,006
Deferred tax liabilities ...................................    10          36,669                   29,660
Other provisions ...........................................    11          36,997                   38,251
                                                                          --------                 --------
                                                                                       107,296                 108,917
Group equity ...............................................
Shareholders' equity .......................................               271,461                  545,425
Outside shareholders' interest .............................                 6,937                   10,149
                                                                          --------                 --------
Total group equity .........................................    12                     278,398                 555,574
                                                                                       -------               ---------
Financing capital ..........................................                           632,045               1,189,189
                                                                                       =======               =========

See accompanying notes.

           INDUSTRIAL PACKAGING DIVISION OF ROYAL PACKAGING INDUSTRIES
     VAN LEER N.V., HUHTAMAKI HOLDING LTDA., VAN LEER FRANCE HOLDING S.A.S.,
                VAN LEER CONTAINERS INC., AND AMERICAN FLANGE AND
                           MANUFACTURING COMPANY INC.

                        COMBINED STATEMENTS OF OPERATIONS

                                                                                       For the Years Ended,
                                                                                       --------------------
                                                                   Notes    December 31, 2000          December 31, 1999
                                                                              EUR'000       EUR'000      EUR'000      EUR'000
Net sales ...................................................        14      1,028,078                   921,854
Movements in stocks .........................................                    1,476                    (3,239)
                                                                             ---------                   -------
Proceeds of production ......................................                              1,029,554                   918,615
Direct materials ............................................                               (535,813)                 (440,254)
                                                                                           ---------                  --------
Value added .................................................                                493,741                   478,361
Operating costs .............................................        15                     (459,009)                 (425,673)
                                                                                           ---------                  --------
Operating profit before interest and taxation ...............                                 34,732                    52,688
Interest income/(expense) ...................................        16          7,401                    (1,647)
Foreign exchange result .....................................                   (1,542)                        1
                                                                             ---------                   -------
Operating profit before taxation ............................                                 40,591                    51,042
Tax on operating profit .....................................                                    230                   (12,301)
                                                                                           ---------                  --------
Net operating profit ........................................                                 40,821                    38,741
Net extraordinary expense ...................................        17                           --                    (1,644)
                                                                                           ---------
Profit after taxation .......................................                                 40,821                    37,097
Third party interest ........................................                                   (724)                   (1,540)
                                                                                           ---------                  --------
Net income ..................................................                                 40,097                    35,557
                                                                                           =========                  ========

See accompanying notes.

           INDUSTRIAL PACKAGING DIVISION OF ROYAL PACKAGING INDUSTRIES
     VAN LEER N.V., HUHTAMAKI HOLDING LTDA., VAN LEER FRANCE HOLDING S.A.S.,
                VAN LEER CONTAINERS INC., AND AMERICAN FLANGE AND
                           MANUFACTURING COMPANY INC.

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                                             For the Years Ended,
                                                                                             -------------------
                                                                               December 31, 2000       December 31, 1999
                                                                                EUR'000      EUR'000     EUR'000       EUR'000
Cash flow provided by operating activities
Net income for the year ...........................................               40,097                    35,557
Depreciation ......................................................               39,515                    33,956
                                                                                --------                  --------
Operating cash flow                                                                            79,612                   69,513
Movement in working capital .......................................              (49,249)                  (11,727)
Stock appreciation rights exercised ...............................                   --                   (30,399)
Movement in provisions ............................................               (1,621)                  (13,558)
                                                                                --------                  --------
Cash flow provided by operating activities                                                     28,742                   13,829
Net investments in tangible fixed assets ..........................              (42,874)                  (64,300)
Other .............................................................                6,294                    (6,064)
                                                                                --------                  --------
Cash flow used in investing activities                                                        (36,580)                 (70,364)
Loans and securities ..............................................               86,783                  (195,441)
Medium and long-term loans ........................................             (267,985)                  200,537
Banks .............................................................              (10,362)                   (2,849)
Net transfers from parent company .................................              210,074                    67,916
                                                                                --------                  --------
Cash flow used/provided by financing activities                                                18,510                   70,163
                                                                                            ---------                  -------
Cash flow .........................................................                            10,672                   13,628
                                                                                            =========                  =======

 See accompanying notes.

           INDUSTRIAL PACKAGING DIVISION OF ROYAL PACKAGING INDUSTRIES
     VAN LEER N.V., HUHTAMAKI HOLDING LTDA., VAN LEER FRANCE HOLDING S.A.S.,
                VAN LEER CONTAINERS INC., AND AMERICAN FLANGE AND
                           MANUFACTURING COMPANY INC.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

1  Basis of presentation of the combined financial statements

     The accompanying combined financial statements present the combined financial position, results of operations, and cash flows of the Industrial Packaging Division of Royal Packing Industries Van Leer N.V., Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc., and American Flange and Manufacturing Company Inc. (the 'Company'). Each of these legal entities was a wholly owned subsidiary of Huhtamaki Van Leer Oyj (the 'Parent Company'), which historically operated two principal divisions: the Industrial Packaging Division and the Consumer Packaging Division.

     On March 2, 2001, pursuant to the terms of a share purchase agreement between Greif Bros. Corporation (the 'Purchaser') and Huhtamaki Van Leer Oyj, a Finnish corporation (the 'Seller'), the Purchaser acquired all of the issued share capital of Royal Packaging Industries Van Leer N.V., a worldwide manufacturer of packaging products headquartered in the Netherlands. In addition, pursuant to the terms of the agreement, the Purchaser acquired all of the issued and outstanding share capital of Huhtamaki Holding Ltda., Van Leer France Holding S.A.S., Van Leer Containers Inc. and American Flange and Manufacturing Company Inc. Immediately prior to the acquisition by Greif Bros. Corporation, the Consumer Packaging Division of these entities was transferred to a subsidiary of the Parent Company. The Consumer Packaging Division was not acquired by Greif Bros. Corporation and, accordingly, these combined financial statements do not include financial information of the Consumer Packaging Division.

     The accompanying combined financial statements include the assets, liabilities, net sales, movements in stocks, direct materials and other operating expenses that relate directly to the Industrial Packaging Division. Certain costs have been allocated to the Company on a direct basis, based upon a specific identification of the expenses. Allocations of expenses to the Company on an indirect basis have been made primarily on a proportional cost allocation method based on net capital. Management believes the above allocations to be reasonable under the circumstances, however, there can be no assurances that such allocations will be indicative of future results of operations of the combined businesses nor reflective of historical results had the combined businesses been a separate, stand-alone entity during the periods covered.

     The combined financial statements have been prepared in accordance with generally accepted accounting principles in the Netherlands (`Dutch GAAP'). Note 18 includes a summary of differences between Dutch GAAP and generally accepted accounting principles in the United States that have an effect on net income and shareholders' equity. The accompanying Combined Financial Statements do not represent Dutch statutory financial statements as the combined businesses were not conducted as a separate single legal entity. The preparation of the combined financial statements requires management to make estimates and assumption that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

     The accompanying financial statements are reported in Euro for all periods presented. Prior year amounts were restated from Dutch guilders into Euro by dividing the amounts in Dutch guilders by the exchange rate of 2.20371, fixed on January 1, 1999.

2  Summary of significant accounting policies

Combination

     The combined financial statements include all companies in which the Company directly or indirectly holds more than fifty percent of the shares and/or on whose management and financial policy the Company exercises a decisive influence. The results of subsidiaries acquired are included from the date of acquisition and for subsidiaries sold, up to the date of disposal. All intercompany balances and transactions between the entities have been eliminated.

Related party transactions

     Amounts due from or payable to the Parent Company result primarily from intercompany charges. Loans to and loans from the Parent Company relate primarily to intercompany financing transactions.

Translation of foreign currencies

     The balance sheets of foreign entities are translated into Euros at the year-end exchange rates. The statements of operations are translated at the average exchange rates for the year. The resulting net translation adjustments are recorded directly to shareholders' equity.

     Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Tangible fixed assets

     Land, buildings, machinery, installations and other tangible fixed assets are carried at cost net of depreciation.

     Assets depreciation terms are as follows:

        Land ..................................................            --
        Buildings .............................................        40 years
        Machinery and installations ...........................      8-14 years
        Other operational assets ..............................      3-12 years

     Assets acquired under financing arrangements classified as capital leases are capitalized and depreciated in accordance with the above principles. The corresponding capital lease obligations are classified with long term loans due after more than one year. Other operational assets include primarily computer hardware and software and furniture and fixtures.

Goodwill

     Goodwill, representing the amount paid in excess of net asset value for companies acquired, is charged to shareholders' equity.

Impairment of long-lived assets

     Impairment of tangible fixed assets and other long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable. Measurement of the amount of impairment may be based on appraisal, market value of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

Loans and securities

     Loan and securities are valued at historical cost and represent the net realizable value.

Stocks

     Inventories are valued at the lower of cost or market principally by the first-in, first-out method. Work in progress and finished goods include the cost of direct materials, labour and overhead.

Pensions and similar obligations

     Pension schemes are established in various countries in conformity with local regulations. Current service costs of pension plans are charged to operations in the year in which they arise.

     The unfunded liability of pensions is determined by using the accrued benefit valuation method. Under this method the accrued liability represents the present value of benefits payable at retirement date, taking into account the applicable variables such as employee salaries, employee service years, and plan returns. Such variables do not take into account assumptions regarding future events.

     Certain subsidiaries maintain post retirement health care and life insurance benefits. Benefits accrue over the periods employees render service, are actuarially calculated based on current assumptions. These plans are not funded, however, the recorded provision is sufficient to cover the present value of the accumulated post-retirement benefit obligation. The cost for the year represents the increase in the obligation for post-retirement benefits granted to employees, and is adjusted for differences in this obligation due to changes in assumptions.

Taxation on the result

     The provision for income tax included in the accompanying combined financial statements has been determined as if the Company was a stand-alone entity during the periods covered. The provision for income taxes consists of current tax expense and deferred tax expense. In certain tax jurisdictions, the Company maintains deferred tax assets, which consist principally of net operating loss carry forwards. Management has assessed whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has established, to the extent that deferred tax assets are not offset by deferred tax liabilities within a tax jurisdiction, a full valuation allowance for deferred tax assets.

Other assets and liabilities

     All other assets and liabilities are stated at the amounts at which they were acquired or incurred. Assets are stated net of related provisions.

Income and expense

     The Company recognizes sales when there is evidence of a sales agreement, the delivery of goods has occurred, and the collectibility is reasonably assured. Other income, costs and expenses are allocated to the year to which they relate. Losses are accounted for in the year in which they are identified. Research and development expenditures are written off as incurred.

Stock appreciation rights

     Until October 1999, the Company sponsored a Stock Appreciation Rights ('SAR') Plan, which provided eligible employees with the right to receive cash equal to the appreciation of the Company's ordinary shares subsequent to the date of grant. The stock appreciation rights vest over a two to three year period and expire five years from the date of grant. Compensation in the form of cash payments to employees related to the SAR Plan are charged directly to equity. Subsequent to October 1999, no stock appreciation rights were granted and none were outstanding.

3  Tangible fixed assets

Tangible fixed assets for the year 2000

                                                                      Machinery        Other        Assets
                                                                         and        Operational      Under       Not in
                                              Land     Buildings    Installations     Assets      Construction     Use       Total
                                              ----     ---------    -------------     ------      ------------     ---       -----
                                            EUR'000     EUR'000       EUR'000         EUR'000       EUR'000      EUR'000    EUR'000
Book value at January 1, 2000 ...........    19,138      74,270        188,592        18,527         56,830        2,327    359,684
Additions ...............................        --       3,961         37,614         4,449         (5,646)       2,496     42,874
Depreciation ............................        --      (2,967)       (29,269)       (6,413)            --         (866)   (39,515)
Other movements .........................      (829)     (2,319)        (2,879)          419         (3,874)      (1,159)   (10,641)
                                            -------     -------        -------        ------        -------      -------   --------
Book value at December 31, 2000 .........    18,309      72,945        194,058        16,982         47,310        2,798    352,402
                                            =======     =======        =======        ======        =======      =======   ========
At cost at December 31, 2000 ............    18,309     113,286        479,087        71,863         47,310        7,606    737,461
Accumulated depreciation ................        --     (40,341)      (285,029)      (54,881)            --       (4,808)  (385,059)
                                            -------     -------       --------       -------        -------      -------   --------
Book value at December 31, 2000 .........    18,309      72,945        194,058        16,982         47,310        2,798    352,402
                                            =======     =======        =======       =======        =======      =======   ========

Tangible fixed assets for the year 1999

                                                                      Machinery        Other        Assets
                                                                         and        Operational      Under       Not in
                                              Land     Buildings    Installations     Assets      Construction     Use       Total
                                              ----     ---------    -------------     ------      ------------     ---       -----
                                            EUR'000     EUR'000       EUR'000         EUR'000       EUR'000      EUR'000    EUR'000
Book value at January 1, 1999 ...........    16,766      64,692        146,251        17,801         67,478          694    313,682
Additions ...............................       122      10,237         63,282         7,312        (19,335)       2,682     64,300
Depreciation ............................        --      (2,967)       (24,614)       (5,784)            --         (591)   (33,956)
Other movements .........................     2,250       2,308          3,673          (802)         8,687         (458)    15,658
                                            -------     -------       --------       -------        -------       ------   --------
Book value at December 31, 1999 .........    19,138      74,270        188,592        18,527         56,830        2,327    359,684
                                            =======     =======       ========       =======        =======       ======   ========
At cost at December 31, 1999 ............    19,138     115,125        452,494        70,937         56,830        6,735    721,259
Accumulated depreciation ................        --     (40,855)      (263,902)      (52,410)            --       (4,408)  (361,575)
                                            -------     -------       --------       -------        -------       ------   --------
Book value at December 31, 1999 .........    19,138      74,270        188,592        18,527         56,830        2,327    359,684
                                            =======     =======       ========       =======        =======       ======   ========

      Other movements primarily include exchange rate effects. Assets under construction include payments on account. Assets not in use represent land and buildings held for sale or machinery temporarily idled. Such assets are recorded at their net realizable value.

4    Loans and securities

                                                             2000        1999
                                                             ----        ----
                                                           EUR'000     EUR'000
Loans to third parties and securities ..................    33,920        2,198
Loans to Parent Company ................................     9,513      652,237
Other ..................................................     4,639        3,420
                                                           -------      -------
                                                            48,072      657,855
                                                           =======      =======

     In 2000, loans to the Parent Company were reduced by a dividend declared to the Parent Company in the amount of EUR 523,000. In February 2001, the transaction was settled in a non-cash transaction.

5    Stocks

                                                            2000          1999
                                                          EUR'000       EUR'000
                                                          -------       -------
Direct materials .......................................   87,688        74,459
Work in progress .......................................   11,141         7,826
Finished goods .........................................   31,485        27,775
                                                         --------       -------
                                                          130,314       110,060
                                                         ========       =======

     Provision is made for obsolete and slow-moving items.

6    Debtors

                                                            2000        1999
                                                            ----        ----
                                                          EUR'000     EUR'000
Trade debtors ..........................................  174,448       165,233
Miscellaneous debtors ..................................   16,310        17,519
Other debts from parent company ........................    6,716        15,621
Prepayments and accrued income .........................   44,277        29,211
Deferred tax assets ....................................    6,924         6,429
                                                          -------      --------
                                                          248,675       234,013
                                                          =======      ========

7    Current liabilities

                                                             2000        1999
                                                             ----        ----
                                                           EUR'000     EUR'000
Trade creditors ........................................      82,386     75,364
Taxes payable ..........................................       6,892     19,209
Accruals and deferred income ...........................      69,509     80,032
Other current liabilities ..............................      20,391     17,644
Other current liabilities to parent company ............       3,442      4,704
                                                           ---------   --------
                                                             182,620    196,953
                                                           =========   ========

8    Medium and long-term loans

                                                             2000                    1999
                                                             ----                    ----
                                                                Repayable               Repayable
                                                                  in One                 in One
                                                    Total          Year       Total       Year
                                                    -----          ----       -----       ----
                                                   EUR'000       EUR'000     EUR'000     EUR'000
Loans from parent company ...................        180,492          --       359,287        --
Bank loans ..................................         23,964           972     112,517       3,213
Other loans .................................          3,551           157       4,157         532
Finance lease liabilities ...................          1,648           154       1,679       1,679
                                                    --------         -----     -------       -----
                                                     209,655         1,283     477,640       5,424
                                                    ========         =====     =======       =====

     The average years to maturity and interest rate on medium and long-term debt is as follows:

                                                                 2000      1999
                                                                 ----      ----

Average years to maturity ..................................      2.1       2.1
Average interest rate on bank loans ........................      7.1%      7.0%

9    Unfunded pension liabilities and similar obligations

Unfunded pension liabilities and similar obligations consists of the following:

                                                                2000      1999
                                                                ----      ----
                                                              EUR'000    EUR'000
Unfunded Pension Liabilities ...............................   21,440     29,425
Post Retirement Benefits ...................................   12,190     11,581
                                                               ------     ------
                                                               33,630     41,006
                                                               ======     ======

     The unfunded pension and post retirement obligations are primarily long-term liabilities.


10   Deferred tax liabilities

                                                               2000       1999
                                                               ----       -----
                                                             EUR'000    EUR'000
Balance at January 1 .......................................  29,660     37,848
Uses .......................................................  (3,290)   (10,315)
Additional provision .......................................  10,299      2,127
                                                             -------    -------
Balance at December 31 .....................................  36,669     29,660
                                                             =======    =======

     The deferred tax on timing differences is a long-term liability and is calculated at year-end tax rates.

11   Other provisions

     Other provisions consist of the following:

                                                                2000    1999
                                                                ----    ----
                                                              EUR'000  EUR'000
Litigation .................................................   2,007      2,154
Reorganizations ............................................  17,343     16,219
Release pay ................................................   2,099      2,819
Environmental ..............................................   6,799      6,702
Sundry .....................................................   8,749     10,357
                                                              ------     ------
                                                              36,997     38,251
                                                              ======     ======

12   Total group equity

                                                               2000       1999
                                                               ----       ----
                                                              EUR'000   EUR'000
Beginning balance at January 1 .............................  555,574   472,906
Net income .................................................   40,097    35,557
Goodwill ...................................................   (3,157)   (1,205)
Stock appreciation rights exercised ........................      --    (30,399)
Dividend declared to the parent company .................... (523,000)      --
Net transfers (to) from parent company .....................  210,074    67,916
Other ......................................................   (1,190)   10,799
                                                              -------   -------
Balance at December 31 .....................................  278,398   555,574
                                                              =======   =======

     Other relates primarily to the effect of foreign currency translation adjustments.

13    Contingent liabilities and other commitments

                                                           2000           1999
                                                           ----           ----
                                                           EUR'000      EUR'000
Contingent liabilities (guarantees) .....................      6,927       7,760
Rentals under lease contracts ...........................     16,864      11,968
Prospective capital expenditure .........................     16,979       9,630

      The Company is involved in several legal proceedings relating to the nature of its business. It is not expected that any liabilities arising from these proceedings to have a material effect on the Company as a whole. The Company has provided for all probable liabilities, as considered necessary by management.

14    Net sales

      Net sales by geographical area are as follows:

                                                             2000         1999
                                                             ----         ----
                                                           EUR'000      EUR'000
Europe ..................................................     462,083    434,891
North America and Mexico ................................     261,447    225,368
Africa ..................................................      67,997     55,063
Australia and South East Asia ...........................     106,767     97,766
Central and South America ...............................     129,784    108,766
                                                            ---------    -------
                                                            1,028,078    921,854
                                                            =========    =======

15    Operating costs

      Operating costs consist of the following:

                                                                    2000        1999
                                                                    ----        ----
                                                                  EUR'000     EUR'000
Salaries and wages ............................................    158,084     148,737
Social charges ................................................     49,318      41,243
Pension costs .................................................      7,513       8,426
                                                                  --------     -------
Total salaries, wages, social charges and pension costs .......    214,915     198,406
Depreciation of tangible fixed assets .........................     39,515      33,956
Transport costs ...............................................     69,727      61,373
Other operating costs .........................................    134,852     131,938
                                                                   -------     -------
                                                                   459,009     425,673
                                                                   =======     =======

      Other operating costs include utilities, insurance, rentaeases, travel expenses and miscellaneous overhead expenses. Social charges include the cost of post-retirement benefits.

16    Interest income/(expense)

      Income/(expense) consists of the following:
                                                              2000       1999
                                                              ----       ----
                                                            EUR'000    EUR'000
Interest expense                                             (15,769)   (18,338)
Interest income                                               23,170     16,691
                                                            --------   --------
                                                               7,401     (1,647)
                                                            ========   ========

17  Net extraordinary expense

                                                               2000       1999
                                                               ----       ----
                                                              EUR'000   EUR'000
Extraordinary income .......................................       --        --
Extraordinary expense ......................................       --    (2,905
                                                              =======    ======
                                                                   --    (2,905)
Tax income/(expense) .......................................       --     1,261
                                                              =======    ======
                                                                   --    (1,644)
                                                              =======    ======

     Extraordinary expenses relate primarily to costs associated with the year 2000.

18 Net income and shareholders' equity under accounting principles generally accepted in the United States of America

     The combined financial statements have been prepared in accordance with generally accepted accounting principles in The Netherlands ('Dutch GAAP'), which differ in certain significant respects from generally accepted accounting principles in the United States of America ('U.S. GAAP').

     The table below reconciles the net income and shareholders' equity of the Company under Dutch GAAP to the net income and shareholders' equity under U.S.
GAAP:

                                                                2000      1999
                                                                ----      ----
                                                               EUR'000   EUR'000
Net income under Dutch GAAP ................................   40,097    35,557
Stock-appreciation rights ..................................       --   (13,798)
Pensions and post retirement benefit plans .................    2,965    (2,226)
Restructuring provisions ...................................      320    (1,791)
Year 2000 costs ............................................   (1,055)     (862)
Start-up costs .............................................    4,469    (2,451)
Goodwill amortization ......................................     (652)     (507)
Income tax effect of U.S. GAAP adjustments .................   (1,292)      786
                                                              -------   -------
Net income under U.S. GAAP .................................   44,852    14,708
                                                              =======   =======

                                                                2000      1999
                                                                ----      ----
                                                              EUR'000   EUR'000
Shareholders' equity under Dutch GAAP ......................  271,461   545,425
Pensions and post retirement benefit plans .................   30,766    28,585
Restructuring provisions ...................................    8,820     8,500
Year 2000 costs ............................................       --     1,055
Start-up costs .............................................    5,969     1,500
Goodwill ...................................................    9,817     7,313
Income tax effect of U.S. GAAP adjustments .................  (14,651)  (13,998)
                                                              -------   -------
Shareholders' equity under U.S. GAAP .......................  312,182   578,380
                                                              =======   =======

     The following accounting principles were followed by the Company pursuant to U.S. GAAP:

Stock-appreciation rights

     Until October 1999, the Company sponsored a Stock Appreciation Rights ('SAR') Plan, which provided eligible employees with the right to receive cash equal to the appreciation of the Company's ordinary shares subsequent to the date of grant. The stock appreciation rights vest over a two to three year period and expire five years from the date of grant. Under Dutch GAAP, compensation in the form of cash payments to employees related to the SAR Plan are charged directly to equity. Under U.S. GAAP, compensation expense or benefit on SAR is recorded each reporting period based on changes in the market price of the Company's ordinary shares.

Pensions and post retirement benefit plans

     Under Dutch GAAP, defined benefit pension and post retirement health care benefit expenses are based on premiums paid to certain pension and other post retirement benefit plan funds. The premiums are calculated using actuarial assumptions which, among other variables, do not take into account future salary increases or employee turnover due to resignations, dismissals or disability. Premiums are not reduced by credits relating to overfunding of the funds, which under Dutch GAAP is computed by valuing assets at fair market value less a prudence provision unless refunds are actually received from the fund.

     Under U.S. GAAP, pension costs are calculated in accordance with Financial Accounting Standards Board ('FASB') No. 87, 'Employers' Accounting for Pensions' and postretirement benefit obligations are calculated in accordance with FASB No. 106, 'Employers' Accounting for Postretirement Benefits Other than Pensions.' FASBs No. 87 and 106 are generally more prescriptive than Dutch GAAP. Under FASB 87, service costs are based on actuarial assumptions which, among other variables, include estimated future salary increases and estimated employee turnover related to resignations, dismissals and disability. Moreover, net periodic pension costs are reduced by credits representing amortization of overfunding of the fund, which is calculated by valuing plan assets at fair market value. Under FASB 106 the service costs is based on the expected amount and timing of future benefits, taking into consideration the expected future cost of providing the benefits.


Restructuring provisions

     Under Dutch GAAP, the Company provided reserves for anticipated costs associated with termination benefits and other costs associated with exit activities at the point when a general plan was approved by management and the costs were reasonably estimable.

      Under U.S. GAAP, certain criteria, as outlined by Emerging Issues Task Force ('EITF') Issue No. 94-3, 'Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity' and Securities and Exchange Commission ('SEC') Staff Accounting Bulletin ('SAB') No. 100, 'Restructuring and Impairment Charges', must be met prior to providing for these costs. For those accruals where the Company did not meet the criteria of EITF No. 94-3 and SAB 100, the Company expensed the restructuring costs, if any, in the year in which they were incurred.


Year 2000 costs

     Under Dutch GAAP, the Company accrued for anticipated costs related to Year 2000 preparation. Under U.S. GAAP, year 2000 costs were accounted for in accordance with EITF No. 96-14, 'Accounting for the Costs Associated with Modifying Computer Software for the Year 2000' and were expensed as incurred.


Start-up costs

      Under Dutch GAAP, the Company accrued for anticipated costs related to the start-up activities of some of its operations. Under U.S. GAAP, these costs were accounted for in accordance with Statement of Position ('SOP') No. 98-5, 'Reporting on the Costs of Start-up Activities' and, accordingly, were expensed as incurred.


Goodwill

     Under Dutch GAAP, the Company charged all goodwill directly to equity. Under U.S. GAAP, goodwill is amortized on a straight-line method over 15 years, the estimated useful life. The carrying amount of goodwill is reviewed on a quarterly basis for recoverability based on the undiscounted cash flows of the businesses acquired over the remaining amortization period. Should the review indicate that goodwill is not recoverable, the Company's carrying value of the goodwill would be reduced by the estimated shortfall of the discounted cash flows.

Income tax effect of U.S. GAAP adjustments

     For all U.S. GAAP adjustments noted above, the tax effect was computed using the statutory tax rates of the respective subsidiaries of the Company creating the U.S. GAAP adjustment. To the extent the U.S. GAAP adjustment created a temporary deductible difference and there was insufficient positive evidence to support valuing the related deferred tax asset, an effective tax rate of 0% was used.

-------------------------------------------------------------------------------------------------------------
                                                                                  LOGO

-------------------------------------------------------------------------------------------------------------

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                                                                              $250,000,000

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-------------------------------------------------------------------------------------------------------------
                                                               8 7/8% Senior Subordinated Notes due 2012

-------------------------------------------------------------------------------------------------------------
TABLE OF CONTENTS

-------------------------------------------------------------------------------------------------------------
Prospectus Summary                                                              ________

Risk Factors                                                                   PROSPECTUS

Use of Proceeds                                                              __________, 2002

Capitalization

Selected Historical Consolidated Financial Data

Management's Discussion and Analysis of Financial

Condition and Results of Operations

Business

Management

Executive Compensation

Certain Relationships and Related Party Transactions

Description of Senior Credit Facility

The Exchange Offer

Description of Notes

Book-Entry, Delivery and Forms

Certain United States Federal Tax Considerations

Plan of Distribution

Where You Can Find More Information

Legal Matters

Experts

Unaudited Pro Forma Condensed Combined Financial Data

Index to Financial Statements

-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware Business Corporation Act (the "Delaware Law") sets forth conditions and limitations governing the indemnification of officers, directors, and other persons. Indemnification is permitted in third party actions where the indemnified person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and in criminal actions where he had no reasonable cause to believe his conduct was unlawful. Indemnification is also permitted in lawsuits brought by or on behalf of the corporation if the standards of conduct described above are met, except that no indemnification is permitted in respect to any matter in which the person is adjudged to be liable to the corporation unless a court shall determine that indemnification is fair and reasonable in view of all the circumstances of the case. In cases where indemnification is permissive, a determination as to whether the person met the applicable standard of conduct must be made either by the court, by disinterested directors, by independent legal counsel, or by the stockholders. Indemnification against expenses (including attorneys' fees) actually and reasonably incurred by directors, officers, employees and agents is required under Section 145 of the Delaware Law in those cases where the person to be indemnified has been successful on the merits or otherwise in defense of a lawsuit of the type described above. Such indemnification rights are specifically not deemed to be exclusive of other rights of indemnification by agreement or otherwise and the corporation is authorized to advance expenses incurred prior to the final disposition of a matter upon receipt of an undertaking to repay such amounts on a determination that indemnification was not permitted in the circumstances of the case.

         Article 5 of the Amended and Restated By-Laws (the "By-Laws") of the Company, in effect as of the date hereof, contains certain indemnification provisions adopted pursuant to authority contained in Section 145 of the Delaware Law. The By-Laws provide that each director, officer, employee or agent of the Company is to be indemnified by the Company and saved harmless, whether or not then employed or in office (and his or her heirs, executors and administrators) against all losses, expenses and damages sustained or reasonably incurred by him or her in connection with any action, suit or proceeding commenced or threatened, to which he or she may be a party by reason of his or her being or having been a director, officer, employee or agent of the Company, except in relation to matters as to which he or she is finally adjudged in such action, suit or proceeding to be liable for willful misfeasance, bad faith or negligence in the performance of his or her duties as such director, officer, employee or agent. The foregoing indemnification is not exclusive as to any other rights to which a director, officer, employee or agent may be entitled as a matter of law or otherwise.

         Under Section 145 of the Delaware Law, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or who, while serving in such capacity, is or was at the request of the Company, a director, officer, employee or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against or incurred by such person in any such capacity whether or not the corporation would have the power to provide indemnity under
Section 145. The Company has purchased a liability policy to indemnify its officers and directors against losses arising from claims by reason of their legal liability for acts as officers and directors, subject to the limitations and conditions set forth in the policy.

         There is no litigation pending or, to the best of the Company's knowledge, threatened which might or could result in a claim for indemnification by a director or officer.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     21(a) Exhibits

         The following is a list of all exhibits filed as a part of this Registration Statement on Form S-4, including those incorporated by reference:

----------------------------------------------------------------------------------------------------------------
                                                                             If Incorporated by Reference,
 Exhibit                                                                   Document with which Exhibit was
  Number                   Description of Exhibit                              Previously Filed with SEC
----------------------------------------------------------------------------------------------------------------
3(a)        Amended and Restated Certificate of Incorporation of Greif     Annual Report on Form 10-K for the
            Bros. Corporation                                              fiscal year ended October 31, 1997,
                                                                           File No. 1-566 (see Exhibit 3(a)
                                                                           therein)
----------------------------------------------------------------------------------------------------------------
3(b)        Amended and Restated By-Laws of Greif Bros. Corporation        Annual Report on Form 10-K for the
                                                                           fiscal year ended October 31, 1997,
                                                                           File No. 1-566 (see Exhibit 3(b)
                                                                           therein)
----------------------------------------------------------------------------------------------------------------
3(c)        Amendment to Amended and Restated By-Laws of Greif Bros.       Annual Report on Form 10-K for the
            Corporation                                                    fiscal year ended October 31, 1998,
                                                                           File No. 1-566 (see Exhibit 3(c)
                                                                           therein)
----------------------------------------------------------------------------------------------------------------
4(a)        Indenture dated as of July 31, 2002, among Greif Bros.         Contained herein
            Corporation, as Issuer, the Subsidiary Guarantors named
            therein, and J.P. Morgan Trust Company, National
            Association, as Trustee.
----------------------------------------------------------------------------------------------------------------
4(b)        Form of Exchange Note                                          Contained herein
----------------------------------------------------------------------------------------------------------------
4(c)        Registration Rights Agreement by and among Greif Bros.         Contained herein
            Corporation and the Representatives of the Initial
            Purchasers dated July 31, 2002
----------------------------------------------------------------------------------------------------------------
5(a)        Opinion and consent of Baker & Hostetler LLP with respect to   Contained herein
            the validity of the exchange notes
----------------------------------------------------------------------------------------------------------------
10(a)       Greif Bros. Corporation 1996 Directors Stock Option Plan       Registration Statement on Form S-8,
                                                                           File No. 333-26977 (see Exhibit
                                                                           4(b) therein)
----------------------------------------------------------------------------------------------------------------
10(b)       Greif Bros. Corporation Incentive Stock Option Plan, as        Annual Report on Form 10-K for the
            amended and restated                                           fiscal year ended October 31, 1997,
                                                                           File No. 1-566 (see Exhibit 10(b)
                                                                           therein)
----------------------------------------------------------------------------------------------------------------
10(c)       Greif Bros. Corporation Directors Deferred Compensation Plan   Annual Report on Form 10-K for the
                                                                           fiscal year ended October 31, 1998,
                                                                           File No. 1-566 (see Exhibit 10(c)
                                                                           therein)
----------------------------------------------------------------------------------------------------------------
10(d)       Employment Agreement between Michael J. Gasser and Greif       Annual Report on Form 10-K for the
            Bros. Corporation                                              fiscal year ended October 31, 1998,
                                                                           File No. 1-566 (see Exhibit 10(d)
                                                                           therein)
----------------------------------------------------------------------------------------------------------------
10(e)       Employment Agreement between William B. Sparks, Jr. and        Annual Report on Form 10-K for the
            Greif Bros. Corporation                                        fiscal year ended October 31, 1998,
                                                                           File No. 1-566 (see Exhibit 10(e)
                                                                           therein)
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
10(f)     Employment Agreement between Charles R. Chandler and Greif            Annual Report on Form 10-K for the
          Bros. Corporation                                                     fiscal year ended October 31, 1998,
                                                                                File No. 1-566 (see Exhibit 10(f)
                                                                                therein)
---------------------------------------------------------------------------------------------------------------------
10(g)     Employment Agreement, as amended, between Joseph W. Reed and          Annual Report on Form 10-K for the
          Greif Bros. Corporation                                               fiscal year ended October 31, 1998,
                                                                                File No. 1-566 (see Exhibit 10(g)
                                                                                therein)
---------------------------------------------------------------------------------------------------------------------
10(h)     Supplemental Retirement Benefit Agreement                             Annual Report on Form 10-K for the
                                                                                fiscal year ended October 31, 1999,
                                                                                File No. 1-566 (see Exhibit 10(i)
                                                                                therein)
---------------------------------------------------------------------------------------------------------------------
10(i)     Share Purchase Agreement, dated October 27, 2000, as amended          Current Report on Form 8-K dated
          on January 5, 2001 and February 28, 2001 between Hutamaki             March 15, 2001, File No. 1-566 (see
          Van Leer Oyj, as seller and Greif Bros. Corporation as the            Exhibit 2 therein)
          buyer
---------------------------------------------------------------------------------------------------------------------
10(j)     Amended and Restated Senior Secured Credit Agreement, dated           Current Report on Form 8-K dated
          as of August 23, 2002, among Greif Bros. Corporation, Greif           August 28, 2002, File No. 1-566
          Spain Holdings, S.L., Greif Canada, Van Leer (UK) Ltd.,               (see Exhibit 99.1 therein)
          Royal Packaging Industries Van Leer NV, and Van Leer
          Australia PTY. Ltd., as borrowers, a syndicate of financial institutions, as lenders, Salomon Smith Barney Inc., as
          joint lead arranger and sole book-runner, CitiCorp North
          America, Inc., as administrative agent, Deutsche Bank Trust
          Company Americas and KeyBank National Bank Association, as
          co-syndication agents, Sun Trust Bank, as documentation
          agent, and Deutsche Bank Securities Inc, as joint lead
          arranger.

---------------------------------------------------------------------------------------------------------------------
10(k)     Greif Bros. Corporation 2001 Management Equity Incentive and          Definitive Proxy Statement on Form
          Compensation Plan                                                     14A dated January 26, 2001, File
                                                                                No. 1-566 (see Exhibit A therein)
---------------------------------------------------------------------------------------------------------------------
10(l)     Greif Bros. Corporation 2000 Nonstatutory Stock Option Plan           Registration Statement on Form S-8,
                                                                                File No. 333-61058 (see Exhibit
                                                                                4(c) therein)
---------------------------------------------------------------------------------------------------------------------
10(m)     Greif Bros. Corporation Long-Term Incentive Plan                      Definitive Proxy Statement on Form
                                                                                14A dated January 25, 2002, File
                                                                                No. 1-566 (see Exhibit A therein).
---------------------------------------------------------------------------------------------------------------------
10(n)     Greif Bros. Corporation Performance-Based Incentive                   Definitive Proxy Statement on Form
          Compensation Plan                                                     14A dated January 25, 2002, File
                                                                                No. 1-566 (see Exhibit B therein).
---------------------------------------------------------------------------------------------------------------------
12(a)     Computation of ratios                                                 Contained herein
---------------------------------------------------------------------------------------------------------------------
21        Subsidiaries                                                          Annual Report on Form 10-K for the
                                                                                fiscal year ended October 31, 2001,
                                                                                File No. 1-566 (see Exhibit 21
                                                                                therein).
---------------------------------------------------------------------------------------------------------------------
23(a)     Consent of Ernst & Young LLP (Columbus, Ohio)                         Contained herein
---------------------------------------------------------------------------------------------------------------------
23(b)     Consent of Ernst & Young Accountants (Amsterdam, The Netherlands)     Contained herein
---------------------------------------------------------------------------------------------------------------------
23(c)     Consent of Baker & Hostetler LLP                                      Contained in Exhibit 5.1, filed
                                                                                herewith
---------------------------------------------------------------------------------------------------------------------
24(a)     Powers of Attorney of certain officers and directors of the           Located on signature page hereto
          Company
---------------------------------------------------------------------------------------------------------------------
25        Form T-1 Statement of Eligibility and Qualification under             Contained herein
          the Trust Indenture Act of 1939 of J.P. Morgan Trust
          Company, National Association, to act as trustee under the indenture
---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
99(a)         Form of Letter of Transmittal                       Contained herein
-------------------------------------------------------------------------------------------------------
99(b)         Form of Notice of Guaranteed Delivery               Contained herein
-------------------------------------------------------------------------------------------------------
99(c)         Form of Letter to Clients                           Contained herein
-------------------------------------------------------------------------------------------------------
99(d)         Form of Letter to Institutional Lenders             Contained herein
-------------------------------------------------------------------------------------------------------

     21(b) Schedule II-Consolidation Valuation and Qualifying Accounts

ITEM 22. UNDERTAKINGS

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Each of the undersigned Registrants hereby also undertakes:

     (1) to file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement;

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)
                (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to
                Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the in initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Act of 1934, where interim financial information to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delaware, State of Ohio, on the 25th day of September, 2002.

                                   GREIF BROS. CORPORATION

                                   By: /s/ Michael J. Gasser
                                      -----------------------------------------
                                      Michael J. Gasser
                                      Chairman and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Donald S. Huml, Gary R. Martz and Joseph P. Boeckman or either one of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Michael J. Gasser                                   Date: September 25, 2002
---------------------------------------------------
Michael J. Gasser, Chairman of the Board
of Directors and Chief Executive Officer
(principal executive officer)


/s/ Donald S. Huml                                      Date: September 25, 2002
---------------------------------------------------
Donald S. Huml, Chief Financial
Officer and Secretary (principal financial officer)


/s/ John K. Dieker                                      Date: September 25, 2002
---------------------------------------------------
John K. Dieker, Vice President and
Corporate Controller (principal accounting officer)


/s/ Charles R. Chandler                                 Date: September 25, 2002
---------------------------------------------------
Charles R. Chandler, Director

/s/ Michael H. Dempsey                                  Date: September 25, 2002
---------------------------------------------------
Michael H. Dempsey, Director

                       [Signatures continued on next page]

/s/ Naomi C. Dempsey                                    Date: September 25, 2002
------------------------------------------
Naomi C. Dempsey, Director


/s/ Daniel J. Gunsett                                   Date: September 25, 2002
------------------------------------------
Daniel J. Gunsett, Director


/s/ John C. Kane                                        Date: September 25, 2002
------------------------------------------
John C. Kane, Director


/s/ Robert C. Macauley                                  Date: September 13, 2002
------------------------------------------
Robert C. Macauley, Director


/s/ David J. Olderman                                   Date: September 10, 2002
------------------------------------------
David J. Olderman, Director


/s/ William B. Sparks, Jr.                              Date: September 25, 2002
------------------------------------------
William B. Sparks, Jr., Director

                             ADDITIONAL REGISTRANTS

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, each of the Additional Registrants has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delaware, State of Ohio, on the 25th day of September, 2002.

                                      AMERICAN FLANGE & MANUFACTURING CO., INC.
                                      BARZON CORPORATION
                                      GREAT LAKES CORRUGATED CORP.
                                      GREIF BROS. CORP. OF OHIO, INC.
                                      GREIF BROS. SERVICE CORP.
                                      GREIF CONTAINERS, INC.
                                      GREIF U.S. HOLDINGS, INC.
                                      SIRCO SYSTEMS, LLC
                                      SOTERRA LLC
                                      TAINER TRANSPORT, INC.
                                      TREND-PAK, INC.

                                      By:  /s/ Michael J. Gasser
                                         --------------------------------------
                                            Michael J. Gasser, Chairman

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed on the 25th day of September, 2002, by the following persons in the capacities indicated:

/s/ Michael J. Gasser                                         Principal Executive Officer of each of the
--------------------------------------------                  Additional Registrants and a director of each of
                                                              the Additional Registrants other than Sirco
                                                              Systems, LLC and Soterra LLC


/s/ Donald S. Huml                                            Principal Financial and Accounting Officer of each
--------------------------------------------                  of the Additional Registrants


/s/ Gary R. Martz                                             Director of each of the Additional Registrants
--------------------------------------------                  other than Greif U.S. Holdings, Inc., Sirco
                                                              Systems, LLC and Soterra LLC


/s/ William B. Sparks, Jr.                                    Director of each of the Additional Registrants
--------------------------------------------                  other than Sirco Systems, LLC and Soterra LLC


GREIF CONTAINERS, INC.                                        Sole member (with no manager) of Sirco Systems,
                                                              LLC


By:  /s/ Michael J. Gasser
   -----------------------------------------
      Michael J. Gasser, Chairman and
        Chief Executive Officer

GREIF BROS. CORPORATION                                       Sole member (with no manager) of Soterra LLC


By:  /s/ Michael J. Gasser
   -----------------------------------------
      Michael J. Gasser, Chairman and
        Chief Executive Officer

                                   SCHEDULE II

                             GREIF BROS. CORPORATION
                            AND SUBSIDIARY COMPANIES
           CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                    (IN $000)


                                         Balance at    Charged to                       Accounts      Balance at
                                         Beginning      Costs and      Bad Debt         Written-        End of
  Description                            of Period      Expenses      Recoveries           off          Period
  -----------                            ---------      --------      ----------          -----        ------

  Year ended
   October 31, 1998:

     Reserves deducted from
     applicable assets:

     For doubtful items--
         trade accounts
         receivables                       $1,652 (A)     $1,489           $142            $365          $2,918
     For doubtful items--
         other notes and
         accounts receivable                  697           -0-             -0-             -0-             697
                                          --------        ------       --------         --------         ------
     Total reserves deducted
      from applicable assets               $2,349         $1,489          $142             $365          $3,615
                                           ======         ======       ========         ========         ======

  Year ended
   October 31, 1999:

     Reserves deducted from
     applicable assets:

     For doubtful items--
         trade accounts
         receivables                       $2,218  (B)      $898           $173             $833         $2,456
     For doubtful items--
         other notes and
         accounts receivable                  697            -0-            -0-              -0-            697
                                           ------           ----           ----             ----         ------
     Total reserves deducted
      from applicable assets               $2,915           $898           $173             $833         $3,153
                                           ======           ====           ====             ====         ======

  Year ended
   October 31, 2000:

     Reserves deducted from
     applicable assets:

     For doubtful items--
         trade accounts
         receivables                       $2,456         $2,223            -0-           $2,386         $2,293
     For doubtful items--
         other notes and
         accounts receivable                  697            -0-            -0-              697            -0-
                                           ------         -------           ---           ------         ------
     Total reserves deducted
      from applicable assets               $3,153         $2,223           $-0-           $3,083         $2,293
                                           ======         ======           ====           ======         ======

(A) Includes an $805,000 adjustment related to the industrial containers business acquired from Sonoco Products Company on March 30, 1998.

(B) Excludes a $700,000 adjustment related to an amount guaranteed by Sonoco Products Company.